Exhibit 10.2

EXECUTION COPY

TERM LOAN AGREEMENT
Dated as of July 9, 2012
among
COLDWATER CREEK U.S. INC.,
as the Lead Borrower,
and
THE OTHER BORROWERS PARTY HERETO
and
THE GUARANTORS PARTY HERETO
and
CC HOLDINGS AGENCY CORP.,
as Administrative Agent and Collateral Agent,
and
THE LENDERS PARTY HERETO

i

5.04	Binding Effect	50
5.05	Financial Statements; No Material Adverse Effect	50
5.06	Litigation	51
5.07	No Default	51
5.08	Ownership of Property; Liens	51
5.09	Environmental Compliance	52
5.10	Insurance	53
5.11	Taxes	53
5.12	ERISA Compliance	54
5.13	Subsidiaries; Equity Interests	54
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	55
5.15	Disclosure	55
5.16	Compliance with Laws	55
5.17	Intellectual Property; Licenses, Etc.	55
5.18	Labor Matters	56
5.19	Security Documents	56
5.20	Solvency	58
5.21	Deposit Accounts; Credit Card Arrangements	58
5.22	Brokers	58
5.23	Customer and Trade Relations	58
5.24	Material Contracts	58
5.25	Casualty	58
5.26	Anti-Terrorism Laws	59

ARTICLE VI AFFIRMATIVE COVENANTS		59
6.01	Financial Statements	60
6.02	Certificates; Other Information	61
6.03	Notices	63
6.04	Payment of Obligations	65
6.05	Preservation of Existence, Etc.	65
6.06	Maintenance of Properties	65
6.07	Maintenance of Insurance	66
6.08	Compliance with Laws	67
6.09	Books and Records; Accountants	67
6.10	Inspection Rights	68
6.11	Use of Proceeds	69
6.12	Additional Loan Parties	69
6.13	Cash Management	70
6.14	Information Regarding the Collateral	71
6.15	Physical Inventories	71
6.16	Environmental Laws	72
6.17	Further Assurances	73
6.18	Compliance with Terms of Leaseholds	73
6.19	Material Contracts	74
6.20	ERISA	74

6.21	[Intentionally Omitted]	75
6.22	Real Estate	75
6.23	Post-Closing	76

ARTICLE VII NEGATIVE COVENANTS		76
7.01	Liens	76
7.02	Investments	76
7.03	Indebtedness; Disqualified Stock	76
7.04	Fundamental Changes	76
7.05	Dispositions	77
7.06	Restricted Payments	77
7.07	Prepayments of Indebtedness	78
7.08	Change in Nature of Business	78
7.09	Transactions with Affiliates	78
7.10	Burdensome Agreements	78
7.11	Use of Proceeds	79
7.12	Amendment of Material Documents	79
7.13	Fiscal Year	79
7.14	Deposit Accounts; Blocked Accounts; Credit Card Processors	79
7.15	Consignments	80
7.16	Inventory Book Value	80
7.17	Minimum Availability	80
7.18	Capital Expenditures	80
7.19	Minimum Liquidity	80

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		81
8.01	Events of Default	81
8.02	Remedies Upon Event of Default	84
8.03	Application of Funds	84

ARTICLE IX AGENTS		85
9.01	Appointment and Authority	85
9.02	Rights as a Lender	85
9.03	Exculpatory Provisions	86
9.04	Reliance by Agents	87
9.05	Delegation of Duties	87
9.06	Resignation of Agents	87
9.07	Non-Reliance on Agents and Other Lenders	88
9.08	Administrative Agent May File Proofs of Claim	88
9.09	Collateral and Guaranty Matters	88
9.10	Notice of Transfer	89
9.11	Reports and Financial Statements	89
9.12	Agency for Perfection	90
9.13	Indemnification of Agents	90
9.14	Relation among Lenders	90
9.15	Defaulting Lender	90

ARTICLE X MISCELLANEOUS		91
10.01	Amendments, Etc.	91
10.02	Notices, Financial Statements and Other Documents; Effectiveness; Electronic Communications	93
10.03	No Waiver; Cumulative Remedies	94
10.04	Expenses; Indemnity; Damage Waiver	95
10.05	Payments Set Aside	96
10.06	Successors and Assigns	96
10.07	Treatment of Certain Information; Confidentiality	99
10.08	Right of Setoff	100
10.09	Interest Rate Limitation	100
10.10	Counterparts; Integration; Effectiveness	100
10.11	Survival	101
10.12	Severability	101
10.13	Replacement of Lenders	101
10.14	Governing Law; Jurisdiction; Etc.	102
10.15	Waiver of Jury Trial	103
10.16	No Advisory or Fiduciary Responsibility	103
10.17	USA PATRIOT Act Notice	103
10.18	Foreign Asset Control Regulations	104
10.19	Time of the Essence	104
10.20	Press Releases	104
10.21	Additional Waivers	104
10.22	No Strict Construction	106
10.23	Attachments	106
10.24	Intercreditor Agreement	106

v

SCHEDULES

1.01	Borrowers
1.02	Guarantors
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.17	Intellectual Property Matters
5.18	Labor Matters
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
6.23	Post-Closing
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Credit Card Notification
F	DDA Notification
G	Joinder Agreement
H	Payment Instructions
I	Borrowing Base Certificate

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (“Agreement”) is entered into as of July 9, 2012, by and among

(i)            COLDWATER CREEK U.S. INC., a Delaware corporation (the “Lead Borrower”), as agent for the Borrowers now or hereafter party hereto,

(ii)           the BORROWERS now or hereafter party hereto,

(iii)          the GUARANTORS now or hereafter party hereto,

(iv)          each lender from time to time party hereto (each individually, a “Lender” and collectively, the “Lenders”), and

(v)           CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent.

The Borrowers have requested that the Lenders provide a term loan facility, and the Lenders have indicated their willingness to lend on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” means Wells Fargo Bank, National Association, as administrative agent and collateral agent under the ABL Loan Documents or any future administrative agent or collateral agent under the ABL Loan Documents.

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 16, 2011, among the Loan Parties, the lenders party thereto, the ABL Agent and Wells Fargo Bank, National Association, as Swing Line Lender (as defined therein), as amended, amended and restated, supplemented or otherwise modified from time to time or refinanced in accordance with the provisions of the Intercreditor Agreement.

“ABL Inventory Control Provision” means if, at times when no Default or Event of Default exists, the ABL Agent undertakes or conducts an inventory appraisal or a commercial finance examination pursuant to Section 6.10(b) of the ABL Credit Agreement as in effect on the date hereof, whether on its own accord or pursuant to the request of either Agent, such inventory appraisal or commercial finance examination shall count towards the amount of inventory appraisals, commercial or finance examinations that the Agents may undertake or conduct at the Loan Parties’ expense pursuant to Sections 6.10(b) or 6.15(a) so long as the results of such inventory appraisal or commercial finance examination undertaken or conducted by the ABL Agent are delivered to the Agents promptly (or such later time as determined by the Administrative Agent in its sole discretion) following the receipt of such results by the ABL Agent or by any Loan Party.

“ABL Loan Documents” means the “Loan Documents” (as defined in the ABL Credit Agreement), as may be amended from time to time in accordance with the provisions in the Intercreditor Agreement.

“ABL Loans” means the “Loans” (as defined in the ABL Credit Agreement as in effect on the date hereof).

“ABL Maturity Date” means the maturity date of the ABL Loans or any Indebtedness incurred to refinance the ABL Loans.  As of the Closing Date, the ABL Maturity Date is May 16, 2016.

“ABL Obligations” means the “Revolving Credit Obligations” (as defined in the Intercreditor Agreement).

“ABL Priority Collateral” means “Revolving Credit Priority Collateral” (as defined in the Intercreditor Agreement).

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 10.21(d).

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any other Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.17.

“Administrative Agent” means CC Holdings Agency Corp., a Delaware corporation, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person; provided that no Lender as of the Closing Date shall be deemed to be an Affiliate of the Loan Parties.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Aggregate Commitments” means the Commitments of all the Lenders.  As of the Closing Date, the Aggregate Commitments are $65,000,000.

“Agreement” means this Term Loan Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Lenders” means the Required Lenders, the affected Lenders or all Lenders, as the context may require.

“Applicable Percentage” means, in each case as the context requires, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Loans represented by the outstanding principal balance of such Lender’s Loan at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended January 28, 2012, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.

“Availability” means “Availability” (as defined in the ABL Credit Agreement).  In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices or practices otherwise permitted hereunder.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Blocked Account” has the meaning provided in Section 6.13(a)(iii).

“Blocked Account Agreement” means with respect to a Blocked Account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees to comply with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrowers” means, collectively, the Lead Borrower, each Person listed on Schedule 1.01 annexed hereto, and each other Person who shall from time to time execute and deliver a Joinder Agreement as a Borrower or such other document as the Administrative Agent deems appropriate in accordance with Section 6.12.

“Borrowing” means the borrowing of the Loans on the Closing Date pursuant to Section 2.01(a).

“Borrowing Base” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof.

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit I.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Callable Make Whole Amount” means, on any date of prepayment of all or any portion of the Callable Portion of the Loan, an amount in cash equal to (a) the present value, as determined by the Lead Borrower and certified by the chief financial officer, treasurer, assistant treasurer or controller of the Lead Borrower to the Administrative Agent, of all required interest payments (including interest payments on interest paid-in-kind) due on the Callable Portion of the Loans that are prepaid from the date of prepayment through and including the second anniversary of the Closing Date (assuming that the interest rate applicable to all such interest is 13.00%) plus (b) the prepayment premium that would be due under Section 2.05(c) if such prepayment were made on the day after the second anniversary of the Closing Date, in each case, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.

“Callable Portion of the Loan” means the first $32,500,000 of the Loans prepaid hereunder (including following an Event of Default or after an acceleration).

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period; provided that Capital Expenditures shall not include any expenditures financed from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability in an amount equal to at least twenty five percent (25%) of the then applicable Loan Cap. For purposes of this Agreement, the occurrence of a Cash Dominion Event, at the Administrative Agent’s option, shall be deemed continuing (a) so long as such Event of Default has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to maintain Availability as described in clause (ii) hereunder, until the Borrowers maintain Availability in an amount equal to at least twenty five percent (25%) of the then applicable Loan Cap for forty-five (45) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for forty-five (45) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasion(s) after the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.  For purposes hereof, (y) the Dodd-Frank Act and any and all rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection therewith and (z) all rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to have been introduced and adopted after the Closing Date.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)           during any period of twelve (12) consecutive months, a majority of the members of the board of directors, or other equivalent governing body of the Parent, cease to be comprised of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           any Person or two or more Persons not constituting Permitted Holders acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing forty percent (40%) or more of the combined voting power of such securities; or

(d)           any “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party or in any Material Contract, or any document governing Material Indebtedness of any Loan Party; or

(e)           (i) the Parent fails at any time to own, directly or indirectly 100% of the Equity Interests of any Loan Party, in each case free and clear of all Liens (other than the Liens in favor of the Collateral Agent and those Liens specified in clauses (a), (e), (i), (l) and (s) in the definition of Permitted Encumbrances), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Coldwater Creek Side Letter” means the Coldwater Creek Side Letter, dated as of the date hereof, between Coldwater Creek Inc. and the Administrative Agent.

“Coldwater Equity” means the Convertible Series A Preferred Stock of the Parent, par value $.01.

“Coldwater Equity Documents” means the Certificate of Designation of Preferences of Convertible Series A Preferred Stock of the Parent, that certain Stock Purchase and Investor Rights Agreement, dated as of the date hereof, by and between the Parent and CC Holdings of Delaware, LLC - Series A, and that certain Registration Rights Agreement, dated as of the date hereof, by and between the Parent and CC Holdings of Delaware, LLC - Series A.

“Coldwater HK” means Coldwater Creek HK Limited, an entity formed under the laws of Hong Kong.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) a landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” means CC Holdings Agency Corp., a Delaware corporation, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties, or any successor collateral agent.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. As of the Closing Date, the aggregate amount of Commitments is $65,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power,

by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Extensions” mean a Borrowing.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) GGC Administration, L.L.C., (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents, (B) to the extent provided in Section 6.10 or Section 6.11 outside consultants for the Agents, appraisers, commercial finance examiners, and (C) all out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations and (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (C) any workout, restructuring or negotiations in respect of any Obligations, (b) all customary fees and charges (as adjusted from time to time) of the Agents with respect to the disbursement of funds (or the receipt of funds) to or for the account of Loan Parties (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (c) following the occurrence and during the continuance of an Event of Default, all out-of-pocket expenses incurred by the Agents and their respective Affiliates for the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, and (d) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among a Loan Party, a customs broker, freight forward or other carrier, and the Collateral Agent, in which the customs broker, freight forward or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties, including, without limitation, the Term Loan Priority Account. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(a)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Obligations, an interest rate equal to the Loan Interest Rate plus 2% per annum , which amount shall be payable in cash.

“Defaulting Lender” means any Lender that (a) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (b) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the Administrative Agent believes in good faith that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent by the Administrative Agent or become the subject of any proceeding under any Debtor Relief Law.

“Disbursement Letter” means an instructional letter executed and delivered by Borrowers to the Administrative Agent regarding the Loan to be made on the Closing Date, the form and substance of which is satisfactory to the Administrative Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, without limitation, any sale-leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable for cash, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (iii) if any class of Equity Interest of such Person by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EBITDA” means, with respect to any fiscal period, without duplication, the sum of (a) Net Income for that period, plus (b) any extraordinary loss, minus (c) any extraordinary gain, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (f) depreciation and amortization expense for that period, plus (g) all other non-cash expenses (less non-cash gains) for that period, in each case as determined in accordance with GAAP, consistently applied and, in the case of items (b), (c), (d), (e), (f) and (g), to the extent deducted in determining such Net Income for that period, minus (h) the aggregate amount of any income from interest for that period (whether or not payable during that period).

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities; and (e) any other Person (other than a natural person) approved by (y) the Administrative Agent, and (z) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Enforcement Action” means the exercise by the Collateral Agent in good faith of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Loan Documents, applicable Law or otherwise at any time upon the occurrence and during the continuance of an Event of Default (including, without limitation, the solicitation of bids from third parties to conduct the Liquidation of any Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting or selling any Collateral, the commencement of any action to foreclose on the security interests or Liens of the Collateral Agent in all or any material portion of the Collateral, notification of account debtors to make payments to the Collateral Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

“Environmental Indemnity Agreement” means the Hazardous Materials and Indemnification Agreement dated as of the Closing Date between Coldwater Creek Merchandising & Logistics Inc. and the Agent.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises,

licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, without limitation, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, interest, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental investigation, assessment, monitoring or remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or any building or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning provided in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on the date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

“Excess Availability” means, at any time, the result, if a positive number, of (i) the Borrowing Base at such time, minus (ii) the aggregate Outstanding Amount (as defined in the ABL Credit

Agreement as in effect on the date hereof) of all Credit Extensions (as defined in the ABL Credit Agreement as in effect on the date hereof) to, or for the account of, the Borrowers.

“Excluded FATCA Tax” means any tax, assessment or other governmental charge imposed under FATCA that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the requirements of FATCA.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a) and (d) Excluded FATCA Tax.

“Executive Order” has the meaning set forth in Section 10.18.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agents for the benefit of the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable), and any current or future regulations or official interpretations thereof.

“Family Group” means, with respect to any Person (i) such Person’s spouse, children, grandchildren, heirs, lineal descendants, executors and administrators, and (ii) any trust, family partnership or similar investment entity of which any of the foregoing Persons are trustee(s), managing member(s), managing partner(s) or similar officer(s) and/or that is for the benefit of any of the foregoing Persons as long as one or more of such Persons has the exclusive or joint right to control the voting and disposition of securities held by such trust, family partnership or similar investment entity.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank, National Association on such day on such transactions as determined by the Administrative Agent.

“Fiscal Month” means any fiscal month of any Fiscal Year, which months generally end on the last Saturday of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters generally end on the last Saturday of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means the fiscal year of the Lead Borrower and its Subsidiaries ending on the Saturday closest to each January 31 of any calendar year.

“Fixed Charge Coverage” shall mean the ratio of (a) EBITDA, to (b) the sum of (without duplication) (i) Interest Expense for such period, (ii) the sum of the scheduled current maturities (determined on a Consolidated basis in accordance with GAAP) of Total Funded Debt during the period in question, and (iii) all amount payable with respect to Capital Lease Obligations for the period in question.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), or (c) as an account party in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness or obligation. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, the Persons listed on Schedule 1.02 hereto, and each other Person who shall from time to time execute and deliver a Joinder Agreement as a Guarantor or such other document as may be required in accordance with Section 6.12.

“Hazardous Materials” means all toxic, reactive, hazardous, explosive or radioactive substances wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature listed, controlled or regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means, on any date of determination, a Domestic Subsidiary of a Loan Party (other than a Loan Party), which neither owns nor has any interest in any assets or other property that is included in the Borrowing Base, and which, at all times, (a) owns or has any interest in any assets or other property with an aggregate book value (as reflected on the financial statements of such Person) of less than $100,000 in the aggregate (when taken together with the aggregate book value of the assets of all other Immaterial Subsidiaries), and (b) has annual revenue of less than $100,000 in the aggregate (when taken together with the annual revenue of all other Immaterial Subsidiaries).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, whether payable directly or through a financial intermediary, so long as the trade accounts payable were accrued in the ordinary course of business and are not outstanding for more than (i) if payable through a financial intermediary, 45 days and (ii) in all other events, 30 days, past the due date therefor);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (including, for the avoidance of doubt, any Disqualified Stock); and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Cash Interest Rate” means 5.5% per annum.

“Initial PIK Interest Rate” means 7.5% per annum.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date (or after the Closing Date pursuant to Section 6.12) by and among the Loan Parties and the Collateral Agent, granting a Lien in the Intellectual Property and certain other assets of the Loan Parties, as amended and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and between the Agent and the ABL Agent, and acknowledged and agreed to by the Loan Parties, as amended from time to time in accordance with the terms of thereof.

“Intercreditor Provisions” has the meaning specified in Section 8.01(t).

“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a Consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the Synthetic Lease Interest component for such period, and (c) the net amounts payable (or minus the net amounts receivable) under any Swap Contract accrued during such period (whether or not actually paid or received during such period).

“Interest Payment Date” means the last Business Day of each Fiscal Quarter and the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s and/or its Subsidiaries’ internal controls over financial reporting as described in the Securities Laws and/or the collateral reporting obligations hereunder.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit G pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time, with the exception of any overflow storage facilities which do not contain any Collateral of the type included in the Borrowing Base, nor any other Collateral having a value in excess of $250,000 in the aggregate as to all such storage facilities.

“Lender” means each lender holding any Loans.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letters of Credit” shall have the meaning specified in the ABL Credit Agreement in effect as of the date hereof.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation or other title retention agreement, any easement, right of way, covenant, restriction or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing or any agreement to enter into or create any of the foregoing) on or affecting all or any portion of any personal property or real property or any interest therein, or any direct or indirect interest in any Loan Party) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, however, “Lien” shall not include (i) any Loan Party’s obligation to repurchase or exchange any Inventory sold in the ordinary course of business in accordance with such Loan Party’s prevailing return and exchange policies, or (ii) any reserves retained by a Loan Party’s credit card issuer or credit card processor in its ordinary course of business.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Liquidity” means (a) the sum of (i) Excess Availability under the ABL Credit Agreement (as calculated in accordance with Section 7.17 of this Agreement) and (ii) cash balances of the Loan Parties minus (b) the minimum amount of Excess Availability required to comply with Section 7.17 of this Agreement at any time of determination.

“Loan” and “Loans” have the meanings assigned to such terms in Section 2.01(a).

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Cap” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof.

“Loan Documents” means this Agreement, each Note, the Coldwater Creek Side Letter, the Side Letter, the Monitoring Agreement Letter, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, the Intercreditor Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time; provided that the Coldwater Equity Documents shall not constitute “Loan Documents” hereunder.

“Loan Interest Rate” means the interest rate per annum calculated in accordance with Section 2.08(c), Section 2.08(d) and 2.08(e), in each case, subject to adjustments as set forth therein.

“Loan Notice” means a notice of a Borrowing substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Make Whole Amount” means the Callable Make Whole Amount or Non-Callable Make Whole Amount, as applicable.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of (i) the Borrowers taken as a whole, or (ii) the Loan Parties taken as a whole; (b) a material impairment of the ability of (i) the Borrowers taken as a whole, or (ii) the Loan Parties taken as a whole, to perform their obligations under any Loan Document; (c) a material impairment of the rights and remedies of, or benefit to, the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse change in, or a material adverse effect upon, the Collateral. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events occurring on or after the Closing Date would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each agreement to which such Person is a party, the termination or breach of which could reasonably be expected to result in a Material Adverse Effect, including, without limitation, the ABL Loan Documents.

“Material Indebtedness” means (i) the ABL Obligations and other Indebtedness owed under the ABL Loan Documents (it being understood that the ABL Obligations and such other Indebtedness under the ABL Loan Documents shall be deemed to be “Material Indebtedness” so long as any ABL Obligations remain outstanding or any commitments thereunder remain in effect), and (ii) any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $2,500,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

“Material Owned Real Estate” has the meaning provided therefor in Section 6.22(a).

“Maturity Date” means the earlier to occur of (i) the ABL Maturity Date (it being understood that the ABL Maturity Date will be deemed to have occurred if all of the ABL Obligations are accelerated at any time an “Event of Default” (as defined in the ABL Credit Agreement) exists (or as a result of an “Event of Default” under the ABL Credit Agreement)) and (ii) July 9, 2017.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Monitoring Agreement Letter” means the letter agreement, dated as of the date hereof, among the Borrowers and GGC Administration, L.L.C.

“Mortgage” means each and every mortgage or deed of trust, security agreement and assignment given by a Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Collateral Agent.

“Mortgage Policies” has the meaning provided therefor in Section 6.22(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions, or otherwise has liability.

“Net Income” shall mean with respect to any fiscal period, the net income of the Loan Parties determined in accordance with GAAP, consistently applied.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and (C) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Callable Make Whole Amount” means, on any date of prepayment of all or any portion of the Non-Callable Portion of the Loan, an amount in cash equal to the present value, as determined by the Lead Borrower and certified by the chief financial officer, treasurer, assistant treasurer or controller of the Lead Borrower to the Administrative Agent, of all required interest payments (including interest payments on interest paid in kind) due on Loans that are prepaid from the date of prepayment through and including the fifth anniversary of the Closing Date (assuming that the interest rate applicable to all such interest is 13.00%), discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.

“Non-Callable Portion of the Loan” means the portion of the Loan other than the Callable Portion of the Loan.

“Non-Catalog Marketing Expenditures” means all expenditures and expenses of the Loan Parties in respect of marketing and advertising activities other than any expenditures or expenses related to the Loan Parties’ catalog marketing.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit B, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Leases” shall mean any lease of property (whether real, personal or mixed) for a period of longer than one year by a Person under which such Person is lessee, other than a Capital Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owned Real Estate” means any Real Estate owned by a Loan Party.

“Parent” means Coldwater Creek Inc., a Delaware corporation.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute or otherwise has any liability, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted ABL Refinancing” means any refinancing of the ABL Obligations in compliance with the Revolving Credit Refinancing Conditions (as defined in the Intercreditor Agreement as in effect on the Closing Date).

“Permitted Discretion” means the Administrative Agent’s good faith credit judgment based upon any factor or circumstance which it reasonably believes in good faith: (i) will or could reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent’s Liens thereon in favor of the Credit Parties or the amount which the Collateral Agent and the Credit Parties would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by or on behalf of the Loan Parties is incomplete, inaccurate or misleading in any material respect; (iii) could reasonably be expected to materially increase the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Administrative Agent may consider, without limitation, any of the following: (A) the financial and business climate and prospects of any Loan Party’s industry and general macroeconomic conditions; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect; (E) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (F) any other factors that change or could reasonably be expected to change the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Disposition” means any of the following:

(a)           bulk sales or other Dispositions of the Inventory of a Loan Party in the ordinary course of business, provided, that, at the time of any such bulk sales, and immediately after giving effect thereto, a Usage Event Period is not in effect, and the aggregate amount of all such bulk sales does not exceed $1,000,000 in any Fiscal Year;

(b)           bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business or other fixed assets located in the Store being closed that were placed in such Store in the ordinary course of business, made in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory and fixed asset Dispositions shall not exceed (i) 35 Stores on or after the Closing Date (the “Scheduled Store Closures”), plus (ii) after giving effect to the Scheduled Store Closures, an additional number of Stores not to exceed (A) in any Fiscal Year of the Parent and its Subsidiaries, five percent (5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) or (B) in the aggregate from and after the Closing Date, ten percent (10%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided, further, that all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the ABL Agent (or the Administrative Agent if the ABL Credit Agreement has been terminated); provided, further, that as long as a Cash Dominion Event shall have occurred and be continuing, all Net Proceeds received in connection therewith are applied to the Obligations in accordance with Section 2.05 hereof;

(c)           non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business (it being understood and agreed that any proceeds of such licenses (including royalty payments) shall be Term Loan Priority Collateral and shall be paid to the Term Loan Priority Account to the extent required by with Section 2.05 hereof);

(d)           licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Administrative Agent, the Administrative Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

(e)           Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(f)            sales, transfers and Dispositions (i) among the Loan Parties, (ii) by any Subsidiary to a Loan Party or (iii) to the extent constituting a Permitted Investment, by any Loan Party to any Subsidiary;

(g)           sales, transfers and Dispositions of or by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;

(h)           (y) leasing of one or both of the two smallest (by square footage) buildings (as determined on the Closing Date) located at One Coldwater Creek Drive, Sandpoint, Idaho 83864, which shall in no event be more than ten percent (10%) of the total square footage of all of the buildings on the Owned Real Estate located at One Coldwater Creek Drive, Sandpoint, Idaho 83864, and (z) subleasing, assigning or otherwise disposing of interests in any leased Stores or in the Real Estate located at 745 and/or 751 West Hanley Avenue, Coeur d’Alene, Idaho 83815; provided that, in each case, (i) no Default or Event of Default exists at the time of entering into such lease, sublease, assignment or other agreement and (ii) such lease or sublease is made on an arm’s length basis and the lessor receives fair market value for such lease; provided, further, for the avoidance of doubt, that any subleasing, assigning or disposing of any entire Store shall be treated as the closure of such Store for all purposes hereunder; and

(i)            Disposition of the Owned Real Estate located at 319 Schweitzer Mtn., Sandpoint, Idaho 83864.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04 and, if encumbering any Real Estate, such Liens are discharged or bonded in accordance with the terms of the applicable Mortgage;

(c)           pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA and (ii) in connection with an Acquisition or Permitted Disposition otherwise permitted hereunder, whether as an earnest money deposit or an escrow arrangement;

(d)           deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and, in the case of surety and performance bonds, customary liens pertaining to the obligations backed by such surety or performance bond;

(e)           Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)            easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that do not materially interfere with the current use of the real property;

(g)           Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) except as permitted pursuant to clause (a) of the definition of “Permitted Indebtedness,” the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

(h)           Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)            Liens in favor of the Collateral Agent;

(j)            Statutory Lien of landlords’ and lessors’ in respect of rent not in default;

(k)           possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens arising from (i) precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party, or (ii) UCC filings which (x) have lapsed or (y) relate to obligations that have been indefeasibly repaid in full and for which no rights to obtain further extensions of credit or other financial accommodations remain outstanding;

(n)           [intentionally omitted];

(o)           Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p)           Liens on cash collateral securing letters of credit which are permitted under clause (k) of the definition of Permitted Indebtedness;

(q)           [intentionally omitted];

(r)            with respect to the Real Estate located at One Coldwater Creek Drive, Sandpoint, Idaho 83864 only encumbrances referred to in Schedule B of the most recent Mortgage Policy in respect thereof received by the Collateral Agent prior to the Closing Date insuring the Mortgages (other than any first priority Lien in favor of the ABL Agent or any Lien in favor of the Term Loan Agent (as defined in the ABL Credit Agreement immediately prior to the effectiveness of this Agreement)); and

(s)           Liens in favor of the ABL Agent under the ABL Loan Documents and any refinancings thereof permitted by the Intercreditor Agreement;

provided, however, that, except as provided in any one or more of clauses (a) through (s) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means any one of the following: (i) Dennis Pence and (ii) Ann Pence, and any member of the Family Group of each such Person.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default has occurred and is continuing or would arise from the incurrence thereof:

(a)           Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended (any refinancing consummated in accordance with the requirements of this proviso, a “Permitted Refinancing”);

(b)           Indebtedness of any Loan Party to any other Loan Party; provided that such Indebtedness shall (i) be evidenced by such documentation as the Administrative Agent may reasonably require, (ii) constitute “Collateral” under this Agreement and the Security Documents, (iii) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent, and (iv) be otherwise permitted pursuant to Section 7.03;

(c)           without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof, provided, however, that, in addition to the Capital Lease Obligations outstanding on the Closing Date and listed on Schedule 7.03, the aggregate principal amount of all Indebtedness permitted by this clause (c) shall not exceed (i) $5,000,000 in any Fiscal Year, or (ii) $15,000,000 at any time on or after the Closing Date, and provided, further, that, if the ABL Agent receives a Collateral Access Agreement from the holder of any such Indebtedness, the Loan Parties shall cause the holders of any such Indebtedness to, at the same time, enter into a Collateral Access Agreement on substantially the same terms as those received by the ABL Agent;

(d)           obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $2,500,000 at any time outstanding;

(e)           contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(f)            [intentionally omitted];

(g)           [intentionally omitted];

(h)           [intentionally omitted];

(i)            the Obligations;

(j)            [intentionally omitted];

(k)           (i) unsecured Indebtedness, not otherwise permitted under subsections (a) through (j) above, or (ii) Indebtedness relating to cash collateralized Letters of Credit, provided, that, the aggregate principal amount of all Indebtedness specified in clauses (i) and (ii) hereto shall collectively not exceed $1,000,000 at any one time outstanding;

(l)            Guarantees of any Loan Party or other Subsidiary in respect of obligations of another Loan Party that are otherwise permitted to be incurred under this Agreement and the other Loan Documents;

(m)          [intentionally omitted];

(n)           Indebtedness (including for purposes of this clause (n) commitments to make ABL Loans) incurred under the ABL Credit Agreement in an aggregate principal amount not to exceed $70,000,000 minus any permanent reductions of the commitments thereunder (other than solely when a reduction of the commitments is made in connection with a Permitted ABL Refinancing, in which case the commitments under the Permitted ABL Refinancing are not more than the Indebtedness under this prong immediately before giving effect to any such reduction), and any Permitted ABL Refinancing thereof; and

(o)           solely in connection with the Permitted ABL Refinancing of all Indebtedness under clause (n) of this definition, letters of credit or cash collateral backing any outstanding Letters of Credit that is required as a condition precedent to any such Permitted ABL Refinancing.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) of this definition or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)           Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) of this definition;

(f)            Investments existing on the Closing Date and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)           (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on both the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) additional Investments by any Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party, and (iv) additional investments by any Loan Party in a Subsidiary that is not a Loan Party so long as, in the case of this clause (iv), the proceeds of any such Investment is used by each such Subsidiary to pay for its operating expenses incurred in the ordinary course of its business, and the aggregate amount of such Investments following the Closing Date (y) in all such Subsidiaries (other than Coldwater HK or any other Subsidiary that is not a Domestic Subsidiary), does not exceed $100,000 per Fiscal Year, and (z) in Coldwater HK or any other Subsidiary that is not a Domestic Subsidiary, does not exceed $5,000,000 per Fiscal Year, in the aggregate;

(h)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)            Guarantees constituting Permitted Indebtedness;

(j)            Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)            advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $300,000 to any individual at any time or in an aggregate amount not to exceed $300,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(m)          Investments not otherwise permitted hereunder in an aggregate amount not to exceed $1,500,000 in any Fiscal Year;

(n)           Capital contributions made by any Loan Party to another Loan Party;

(o)           to the extent constituting an Investment, all Capital Expenditures permitted hereunder;

provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) shall be permitted.

“Permitted Refinancing” has the meaning specified therefor in clause (a) of the definition of “Permitted Indebtedness”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning specified in Section 2.08(c)(ii).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, sponsored, maintained, or contributed to by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, or otherwise with respect to which any Borrower has liability.

“Pledge Agreement” means, collectively, the Pledge Agreements dated as of the Closing Date (or after the Closing Date pursuant to Section 6.12) by and among the Loan Parties party thereto and the Collateral Agent, as amended and in effect from time to time.

“Prepayment Event” means:

(a)           any Disposition (including, without limitation, pursuant to any sale-leaseback transaction) of any property or asset of a Loan Party (other than (i)(A) so long as the ABL Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) remain outstanding and the loan commitments under the ABL Credit Agreement have not been terminated, Dispositions of any ABL Priority Collateral, and (B) thereafter, Dispositions of ABL Priority Collateral pursuant to clauses (a) and (b) of the definition of “Permitted Dispositions”, (ii) Dispositions pursuant to clauses (h)(z) and (i) of the definition of “Permitted Dispositions” and (iii) up to $500,000 in Net Proceeds from the rental of customer lists in the ordinary course of business consistent with past practices pursuant to clause (c) of the definition of “Permitted Dispositions”) that, when combined with all other Dispositions in such Fiscal Year, the Net Proceeds thereof exceed $1,000,000;

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party (so long as the ABL Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) remain outstanding and the loan commitments under the ABL Credit Agreement have not been terminated, other than with respect to any ABL Priority Collateral), unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent;

(c)           [intentionally omitted]; or

(d)           the incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness.

“Prepayment Premium” means the amounts set forth in the first two sentences of Section 2.05(c), including, the Make Whole Amount.

“Real Estate” means all Leases, and all real property, together with the buildings, structures, parking areas, and other improvements thereon, and all fixtures affixed to such real property, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof, all rents arising therefrom, and all proceeds of any of the foregoing.

“Real Estate Appraised Value” means, with respect to the Owned Real Estate, the fair market value of the Owned Real Estate as set forth in an appraisal conducted at a time, and by an independent appraiser, reasonably acceptable to the Agents, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors, attorneys and representatives of such Person and of such Person’s Affiliates.  For the avoidance of doubt, for purposes of this Agreement, GGC Administration, L.L.C. shall be deemed a “Related Party”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.11.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the then aggregate outstanding principal balance of the Loans.

“Responsible Officer” means the chief executive officer, president, chief financial officer, controller, chief accounting officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Store Closures” has the meaning specified therefor in the definition of Permitted Disposition.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date by and among the Loan Parties and the Collateral Agent, as amended and in effect from time to time.

“Security Documents” means the Security Agreement, the Environmental Indemnity Agreement, the Pledge Agreements, the Intellectual Property Security Agreements, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Short-Term Borrowings” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof.

“Side Letter” means the side letter agreement, dated as of the date hereof, among the Borrowers and a Lender.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Store” means any retail store (which may include any real property, fixtures, Equipment, Inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.  For the avoidance of doubt, Subordinated Indebtedness shall not include any ABL Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.  Notwithstanding anything to the contrary, no Loan Party shall be deemed to be a Subsidiary of any Lender as of the Closing Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” shall mean each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a Capital Lease and accounts for its interest in the property covered thereby for Federal income tax purposes to the owner.

“Synthetic Lease Interest Component” shall mean, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale-leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Priority Account” means a non-interest bearing account in the name of the Term Lenders established with a financial institution as the Term Lenders may request, into which solely proceeds of the Term Loan Priority Collateral shall be deposited, which shall be subject to a Blocked Account Agreement.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Termination Date” means the earliest to occur of (i) the Maturity Date and (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VIII.

“Total Funded Debt” shall mean all Indebtedness (to the extent included as Indebtedness in accordance with GAAP) of the Loan Parties on a Consolidated basis.

“Total Revolver Outstandings” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof for the term “Total Outstandings”.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“Treasury Rate” means (x) with respect to the Callable Make Whole Amount, a rate equal to the then current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the second anniversary of the Closing Date and (y) with respect to the Non-Callable Make Whole Amount, a rate equal to the then current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the fifth anniversary of the Closing Date.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Usage Event Period” means, any period during which any of the following conditions exists: (i) a Default or Event of Default has occurred and is continuing, (ii) Availability is less than or equal to 50% of the Loan Cap, (iii) the Loan Parties maintain (a) on a 30 day average basis, less than $30,000,000 of cash and cash equivalents of the type described in clauses (a) through (e) of the definition of Permitted Investments, or (b) at any time, less than $20,000,000 of cash and cash equivalents of the type described in clauses (a) through (e) of the definition of Permitted Investments, or (iv) Total Revolver Outstandings (other than the undrawn amount available to be drawn under outstanding Letters of Credit and Short-Term Borrowings) is greater than zero. The “Usage Event Period” shall commence with and include the Fiscal Month during which any such condition first occurred and continue until the expiration of 30 consecutive Business Days after the date on which no such conditions exist.

1.02            Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Obligations (including the payment of any termination amount or prepayment premium (including, without limitation, any Prepayment Premium) then applicable (other than unasserted contingent indemnification Obligations)).

1.03            Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder or pursuant to any other Loan Document shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159  (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04            Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05            Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06            [intentionally omitted].

1.07            Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01            Loan. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans (such term loans, the aggregate principal amount of which as so increased by any PIK Interest in respect thereof, the “Loan” or the “Loans”) to the Borrowers in a single borrowing on the Closing Date, in an aggregate amount not to exceed the amount of such Lender’s Commitment; provided that the amount funded on the Closing Date shall be net of the amounts set forth in the Side Letter (it being understood and agreed that the aggregate principal amount of the Loans, as of the Closing Date, shall be $65,000,000).

2.02            Borrowings.

(a)           The Loans shall be made subject to and in accordance with this Section 2.02.

(b)           The Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which notice must be received by the Administrative Agent not later than 12:00 p.m. one Business Day prior to the requested date of the Borrowing (or such later time or date as agreed by the Administrative Agent in its sole discretion).  The Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the principal amount of Loans to be borrowed.

(c)           Following receipt of a Loan Notice by the Administrative Agent, each Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.01, use reasonable efforts to make all such funds available to the Borrowers by no later than 4:00 p.m. on the requested date of the Borrowing by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lenders by the Lead Borrower.

2.03            [intentionally omitted].

2.04            [intentionally omitted].

2.05            Prepayments.

(a)           The Borrowers may, upon irrevocable notice (unless the notice is conditioned on a refinancing, a Change of Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date) from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part subject to the payment of the amounts set forth in Section 2.05(c) below; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. three (3) Business Days prior to the date of prepayment; and (ii) any prepayment of the Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (unless the notice is conditioned on a refinancing, a Change of Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date).  Any such prepayment shall be accompanied by all accrued interest on the amount prepaid plus any amount owing pursuant to Section 2.05(c).  Each such prepayment shall, together with any additional amount required pursuant to Section 2.05(c), be applied ratably (except as set forth on Exhibit H) to the outstanding Loans in accordance with the Applicable Percentages of the Lenders.

(b)           Except as set forth on Exhibit H, prepayments made pursuant to Section 2.05(e) below shall be applied ratably to the outstanding Loans in accordance with the Applicable Percentages of the Lenders.  Any prepayments (including voluntary and mandatory) up to $32,500,000 in the aggregate shall be first deemed to be applied to the Callable Portion of the Loan and any additional prepayments in excess of $32,500,000 shall thereafter be deemed to be applied to the Non-Callable Portion of the Loans.

(c)           Notwithstanding anything herein to the contrary, in the event all or any portion of the Callable Portion of the Loans are prepaid or repaid for any reason (including, without limitation, prepayment or repayment following the Borrower’s exercise of its rights under Section 10.13, an acceleration of the Loans, upon the occurrence of an Event of Default, an early acceleration due to the maturity of the ABL Loans or a Change of Control, but excluding any mandatory prepayments on account of a Prepayment Event described in clause (b) of the definition of Prepayment Event) after the second anniversary but on or prior to the fourth anniversary following the Closing Date, such prepayments or repayments shall be accompanied by a repayment/prepayment fee equal to (i) 3.0% of the aggregate principal amount of the Callable Portion of the Loans so prepaid or repaid if such prepayment or repayment occurs at any time during the period commencing after the second anniversary following the Closing Date and ending on (and including) the third anniversary following the Closing Date and (ii) 1.0% of the aggregate principal amount of the Callable Portion of the Loans so prepaid or repaid if such prepayment or repayment occurs at any time during the period commencing after the third anniversary following the Closing Date and ending on (and including) the fourth anniversary following the Closing Date.  Furthermore, notwithstanding anything herein to the contrary, (y) in the event all or any portion of the Callable Portion of the Loans are prepaid or repaid for any reason (including, without limitation, prepayment or repayment following an acceleration of the Loans, upon the occurrence of an Event of Default, an early acceleration due to the maturity of the ABL Loans or a Change of Control) on or prior the second anniversary following the Closing Date, such prepayments or repayments shall be accompanied by the Callable Make Whole Amount and (z) in the event all or any portion of the Non-Callable Portion of the Loans are prepaid or repaid for any reason (including, without limitation, prepayment or repayment following the Borrower’s exercise of its rights under Section 10.13, an acceleration of the Loans, upon the occurrence of an Event of Default, an early acceleration due to the maturity of the ABL Loans or a Change of Control, but excluding any mandatory prepayments on account of a Prepayment Event described in clause (b) of the definition of Prepayment Event) on or prior the fifth anniversary following the Closing Date, such prepayments or repayments shall be accompanied by the Non-Callable Make Whole Amount.  The prepayment/repayment fee referred to in the first sentence of this clause (c) and Make-Whole Amount shall be paid by the Borrower to the Administrative Agent (ratably for the account of the Lenders, but in any event subject to Exhibit H) on the date of such prepayment or repayment, and promptly thereafter, the Administrative Agent shall disburse such amount to such Lenders in accordance with their respective Applicable Percentage.  The parties hereto acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the repayment/prepayment fees referred to in the first sentence of this clause (c) and Make Whole Amounts set forth above are intended to be a reasonable calculation of the actual damages that would be suffered by the Lenders as a result of any such repayment/prepayment. The parties hereto further acknowledge and agree that the repayment/prepayment fees referred to in the first sentence of this clause (c) and the Make Whole Amounts are not intended to act as a penalty or to punish the Borrower for any such repayment/prepayment.

(d)           [intentionally omitted].

(e)           Subject to the terms of the Intercreditor Agreement, the Borrowers shall prepay the Loans in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event (plus any amount due pursuant to Section 2.05(c)), as directed by Section 2.05(f) below, (i) on the date the Net Proceeds are received, if such Net Proceeds were received not later than 2:00 p.m. on such date or (ii) one day after the Net Proceeds are received, if such Net Proceeds were received after 2:00 p.m., in either case in the order of priority set forth in Section 2.05(f); provided, however, that, so long as no Event of Default shall have occurred and be continuing, Net Proceeds on account of a Prepayment Event described in clauses (a) and (b) of the definition of Prepayment Event shall not be required to be so applied to the extent a Loan Party uses such Net Proceeds to acquire or repair assets consisting of Term Loan Priority Collateral (to the extent such Net Proceeds arose from the Disposition of Term Loan Priority Collateral) within 180 days of the receipt of such Net Proceeds, it being expressly agreed that (A) any such Net Proceeds not reinvested within the initial 180 day period shall be paid to the Lenders and applied to repay the Loans within five Business Days following the expiration of such 180 day period and (B) if at any time during such period a Cash Dominion Event shall exist, such Net Proceeds shall be held in the Term Loan Priority Account until such Net Proceeds are used for the purposes permitted hereunder.

(f)            Prepayments made pursuant to Section 2.05(e) shall be applied to the Obligations until all Obligations are paid in full, with each such prepayment allocated in accordance with the Applicable Percentages of each Lender (except as set forth on Exhibit H).

2.06            [intentionally omitted].

2.07            Repayment of Loans.   The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Loans outstanding on such date.

2.08            Interest.

(a)           Subject to the provisions of Section 2.08(b) below, the Loans shall bear interest at a rate per annum equal to the Loan Interest Rate.

(b)           (i)            If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any other Event of Default has occurred and is continuing, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter, until such Event of Default has been duly waived as provided in Section 10.01 hereof, such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)       Interest shall be paid as follows:

(i)            On each Interest Payment Date and at such other times as may be specified herein, interest shall be paid on the outstanding principal amount of the Loans in cash at the Initial Cash Interest Rate, subject to a downward adjustment in accordance with Section 2.08(d) below;

(ii)           On each Interest Payment Date, interest shall be paid in-kind, by capitalizing and adding such interest to the unpaid principal amount of the Loans (such capitalized interest, “PIK Interest”), at the Initial PIK Interest Rate, subject to an upward adjustment in accordance with Section 2.08(e) below.

(iii)          All PIK Interest will be payable quarterly in arrears on the Interest Payment Date by increasing the principal amount of the Loans and will be compounded quarterly.  All PIK Interest so added shall be treated as principal amount of the Loans for all purposes of this Agreement.  Following any such increase in the principal amount of the Loans, interest will accrue on such increased amount.  Interest shall accrue from and including the date of the Borrowing (or the payment of any PIK Interest) to but excluding the date of any prepayment or repayment thereof.

(d)       The cash interest portion of the Loan Interest Rate will be the Initial Cash Interest Rate less the product of the Initial Cash Interest Rate multiplied by the number which results from dividing (x) the Aggregate Commitments as of the Closing Date minus the outstanding principal amount of the Loans immediately after any prepayment of principal on the Loans by (y) the outstanding principal amount of the Loans immediately after any prepayment of principal on the Loans.  The cash interest portion of the Loan Interest Rate will be adjusted following any prepayment of principal through and including the time when the Callable Portion of the Loan is $0.  When the Callable Portion of the Loan outstanding is $0, the cash interest portion of the Loan Interest Rate will be zero and all interest shall thereafter be PIK Interest.

(e)       The PIK Interest portion of the Loan Interest Rate will be the Initial PIK Interest Rate plus the product of the Initial PIK Interest Rate multiplied by the number which results from dividing (x) the Aggregate Commitments as of the Closing Date minus the outstanding principal amount of the Loans immediately after any prepayment of principal on the Loans by (y) the outstanding principal amount of the Loans immediately after any prepayment of principal on the Loans.  The PIK Interest portion of the Loan Interest Rate will be adjusted following any prepayment of principal through and including the time when the Callable Portion of the Loan is $0.  When the Callable Portion of the Loan outstanding is $0, the PIK Interest portion of the Loan Interest Rate will be 13.00% per annum, all interest shall thereafter be PIK Interest and the PIK Interest rate will be set at 13.00% per annum.

2.09            Payable Amounts. The Borrowers shall pay the amounts set forth in the Side Letter and the Monitoring Agreement Letter on the dates specified for payment therein to the Persons specified therein.  Such amounts shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10            Computation of Interest and Fees. All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11            Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

2.12            Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, in accordance with Exhibit H, in Dollars and in immediately available funds not later than 2:00

p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            [intentionally omitted].

(ii)           Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make the Loan and to make payments pursuant to Section 10.04(c), are several and not joint. The failure of any Lender to fund its portion of the Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its portion of the Loan or to make its payment under Section 10.04(c).

(e)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13            Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

3.01            Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.

(b)           Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)           Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest, fees, and reasonable costs and expenses, arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments. If requested by the Administrative Agent, the Lead Borrower shall deliver to the Administrative Agent, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3) (C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f)            Treatment of Certain Refunds. If the Administrative Agent or any Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(g)           FATCA. Without limitation of Section 3.01(e), if a payment made to a Lender or a Participant under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting and document provision requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent , at the time or times prescribed by law and at such time or times reasonably requested by either, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and/or the Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or Participant has or has not complied with such Lender or Participant’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

3.02            [intentionally omitted].

3.03            [intentionally omitted].

3.04            Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)          impose on any Lender any other condition, cost or expense affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, as well as the basis for determining such amount or amounts, and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05            [intentionally omitted].

3.06            Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as reasonably determined by such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. Notwithstanding subsection (a) above, if any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07            Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations hereunder.

3.08            Designation of Lead Borrower as Borrowers’ Agent.

(a)           Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)           Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)           The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

3.09            Allocation of Purchase Price.  The Loan Parties hereby agree that the Loan and Coldwater Equity purchased by each Lender pursuant to this Agreement and the Coldwater Equity Documents constitutes an “investment unit” for purposes of Section 1273(c)(2) of the Code and Treasury Regulations Section 1.1273-2(h), and that the aggregate “issue price” of each such investment unit shall be the amount set forth opposite each Lender’s name on Schedule 2.01.  The Loan Parties mutually agree that the allocation of the issue price of each such investment unit pursuant to Section 1273(c)(2) of the Code and Treasury Regulations Section 1.1273-2(h) between the Loan and the Coldwater Equity will be determined after the Closing Date by the Administrative Agent in good faith following a third party analysis and the Loan Parties agree to use such allocation for U.S. federal income tax purposes with respect to this transaction and further agree that none of the Loan Parties will take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01            Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif “ via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lenders:

(i)            executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii)           a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)          copies of each Loan Party’s Organization Documents from the applicable office of the state of organization of such Loan Party and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case, certified by a Responsible Officer of such Loan Party as to the truthfulness, correctness and completeness of such documents;

(v)           the Coldwater Equity Documents and certificates evidencing the Coldwater Equity being issued thereunder, each duly executed by the Borrower;

(vi)          one or more favorable opinions of counsel to the Loan Parties, addressed to the Agents and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, including with respect to the Coldwater Equity and shares of common stock issuable upon conversion thereof (it being understood and agreed that the opinions concerning the Coldwater Equity and shares of common stock issuable upon conversion thereof may be in a separate opinion letter and from separate counsel than the opinions concerning the Loan Documents);

(vii)         a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Section 4.01 have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect, and (D) to the Solvency of the Loan Parties on a Consolidated basis as of the Closing Date after giving effect to the transactions contemplated hereby;

(viii)        a duly completed Compliance Certificate as of the last day of the Fiscal Month of the Parent and its Subsidiaries most recently ended prior to the Closing Date, signed by a Responsible Officer of the Lead Borrower;

(ix)           evidence that all insurance required to be maintained pursuant to the Loan Documents and all certificates and endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(x)            a certificate from the chief financial officer of the Lead Borrower, satisfactory in form and substance to the Administrative Agent, attesting to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby;

(xi)           the Mortgage, duly executed by the applicable Loan Parties;

(xii)          the Security Agreement, duly executed by the parties thereto;

(xiii)                         the Environmental Indemnity Agreement, duly executed by the parties thereto;

(xiv)                         the Pledge Agreements, each duly executed by the parties thereto;

(xv)                            the Intellectual Property Security Agreements, each duly executed by the parties thereto;

(xvi)                         the Disbursement Letter, duly executed by each of the parties thereto;

(xvii)                     the Facility Guaranty, duly executed by each of the parties thereto;

(xviii)                  the Side Letter, duly executed by each of the parties thereto;

(xix)                          the Coldwater Creek Side Letter, duly executed by each of the parties thereto;

(xx)                              an Intercreditor Agreement in form and substance satisfactory to the Agents and duly executed by the parties thereto;

(xxi)                         the Monitoring Agreement Letter, duly executed by each of the parties thereto;

(xxii)                      all other Loan Documents, each duly executed by the applicable Loan Parties;

(xxiii)                   evidence that all other actions that the Agents may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken and the Loan Parties shall have complied with the requirements of Section 6.22 applicable on the Closing Date with respect to any Material Owned Real Estate;

(xxiv)                    results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such Credit Extensions or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xxv)        all documents and instruments, including Uniform Commercial Code financing statements, required by law or requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent;

(xxvi)       Collateral Access Agreement for the location at 100 Coldwater Creek Drive, Mineral Wells, Wood County, West Virginia 26120-3003; and

(xxvii)      such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

(b)           (1) (i) the ABL Credit Agreement shall have been amended or amended and restated in form and substance satisfactory to the Lenders, which amendment shall, among other things, consent to the transactions contemplated by the Loan Documents and make certain related changes which shall be in form and substance satisfactory to the Lenders, and (ii) a Responsible Officer of the Lead Borrower shall have delivered a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, which certificate shall attach  such amendment, any related documents and all other ABL Loan Documents and certify that such documents are true, correct and complete copies of all ABL Loan Documents; (2) the Loan Parties shall have paid in full the Term Loans (as defined in the ABL Credit Agreement as in existence immediately prior to the effectiveness of this Agreement) and documents in form and substance satisfactory to the Administrative Agent evidencing such payoff (and related lien release) shall have been delivered to the Administrative Agent; and (3) the ABL Credit Agreement shall be in full force and effect and no default or event of default shall exist under the ABL Credit Agreement, or would result from the making of the Loans or the consummation of the other transactions contemplated to be made on the Closing Date hereunder or from the application of the proceeds thereof.

(c)           The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(d)           The Administrative Agent shall have received and be satisfied with (i) a detailed business plan and forecast for the period commencing on the Closing Date and ending with the end of such Fiscal Year, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by quarter, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices, (ii) the most recent inventory appraisal and field examination conducted under the ABL Credit Agreement, (iii) the Loan Parties’ financial statements for the month of May and (iii) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(e)           There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or governmental authority that, singly or in the aggregate, materially impairs the making of the Loans or the issuance of the Equity Interests under the Coldwater Equity Documents, or any of the other transactions contemplated by the Loan Documents, or that could have a Material Adverse Effect.

(f)            There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(g)           The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(h)           All fees, expenses and other amounts required to be paid to the Credit Parties on or before the Closing Date shall have been paid in full.

(i)            The Borrowers shall have paid all fees, charges and disbursements of counsel to the Agents and the Lenders to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute the Agents’ and the Lenders’ reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts among the Borrowers, the Agents and the Lenders).

(j)            The Agents and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and shall be satisfied that the Loan Parties are in compliance with all Laws.

(k)           No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(l)            The Agents shall have completed, and be satisfied with, the results of due diligence investigation of the Loan Parties (including management conversations and any background checks for the Loan Parties’ senior management and key principals).

(m)          The representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) for purposes of this Section 4.01, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(n)           No Default or Event of Default shall exist, or would result from the making of the Loans or the consummation of the other transactions contemplated to be made on the Closing Date hereunder or from the application of the proceeds thereof.

(o)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, any Agent, any Lender or any of their Affiliate.

(p)           No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(q)           The Loan Parties shall have Liquidity, after giving effect to the transactions contemplated by this Agreement (including, without limitation, the payment in full of the Term Loans (as defined in the ABL Credit Agreement) and the payment of any overdue accounts payable), is at least $85,000,000.  Notwithstanding anything herein to the contrary, for purposes of calculating Liquidity for this Section 4.01(q) only, (i) Liquidity shall be calculated using the Borrowing Base from the Borrowing Base Certificate delivered pursuant to Section 4.01(t), relating to the month ended on June 30, 2012, and (ii) the Borrowing Base shall be calculated (A) as though all In-Transit Inventory (as defined in the ABL Credit Agreement as in effect as of the Closing Date) were Eligible In-Transit Inventory (as defined in the ABL Credit Agreement as in effect as of the Closing Date) notwithstanding whether such In-Transit Inventory constitutes Eligible In-Transit Inventory under the ABL Credit Agreement as of June 30, 2012 or the Closing Date, and (B) without giving effect to the cap on the amount of In-Transit Inventory that is permitted to be Eligible In-Transit Inventory pursuant to the ABL Credit Agreement.

(r)            The Administrative Agent shall have received evidence that MPH Corp., a Delaware corporation, has been dissolved in a manner that is satisfactory to the Administrative Agent.

(s)           The Collateral Agent for the benefit of the Credit Parties shall have (i) a first-priority, perfected Lien (subject in priority only to Permitted Encumbrances) on all of the Term Loan

Priority Collateral and the Loan Parties shall have taken all necessary actions in connection therewith, including, among other things, the Loan Parties (or the ABL Agent, if currently in its possession) shall have delivered to the Collateral Agent (A) to the extent such Equity Interests are “securities” pursuant to Article 8 of the UCC, the originals of the executed Equity Interest Certificates evidencing the Equity Interest of each Person pledged pursuant to the Pledge Agreement or the Security Agreement and the corresponding Equity Interest powers executed in blank and (B) to the extent required to be delivered pursuant to the Security Agreement, the originals of any executed promissory notes evidencing Term Loan Priority Collateral and corresponding allonges executed in blank and (ii) a security interest in all of the ABL Priority Collateral superior in priority to all other Persons other than Persons with Permitted Encumbrances, and the Loan Parties shall have taken all necessary actions in connection therewith.

(t)            The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on June 30, 2012, and executed by a Responsible Officer of the Lead Borrower.   Notwithstanding anything herein to the contrary, for purposes of this Section 4.01(t) only, the Borrowing Base in such Borrowing Base Certificate shall be calculated (i) as though all In-Transit Inventory (as defined in the ABL Credit Agreement as in effect as of the Closing Date) were Eligible In-Transit Inventory (as defined in the ABL Credit Agreement as in effect as of the Closing Date) notwithstanding whether such In-Transit Inventory constitutes Eligible In-Transit Inventory under the ABL Credit Agreement as of June 30, 2012 or the Closing Date, and (ii) without giving effect to the cap on the amount of In-Transit Inventory that is permitted to be Eligible In-Transit Inventory pursuant to the ABL Credit Agreement.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The conditions set forth in this Section 4.01 are for the sole benefit of the Credit Parties.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01            Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to

(i)            own or lease its assets and carry on its business as currently conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization and the name under which each Loan Party currently conducts its business (if different), its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, its federal employer identification number, and the address of its chief executive office and principal place of business.

5.02            Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents;

(a)           conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) any governmental licenses, permits, authorizations, consents and approvals; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03            Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof), or as otherwise expressly contemplated hereby in respect of the protection and enforcement of such Liens or, (b) such as have been obtained or made and are in full force and effect or (c) filings with the SEC in connection with the entry into a material agreement.

5.04            Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05            Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries on a Consolidated basis as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, in accordance with GAAP consistently applied through the covered period.

(b)           The (y) unaudited Consolidated balance sheet of the Parent and its Subsidiaries dated April 28, 2012, and the related Consolidated and consolidating statements of comprehensive income or operations, and cash flows for the Fiscal Quarter ended on that date and (z) the unaudited Consolidated balance sheet of the Parent and its Subsidiaries, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Month ended on May 31, 2012, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), with respect to the financial statements and deliverables referred to in clause (y), to the absence of footnotes and to normal year-end audit adjustments and, with respect to the financial statements and deliverables referred to in clause (z), to the absence of footnotes and quarter-end adjustments. As of the Closing Date, the financial statements and deliverables referred to in clause (y) (including the footnotes) sets forth all Material Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries on a Consolidated basis as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness, in each case, in accordance with GAAP consistently applied through the covered period.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)           To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries on a Consolidated basis.

(e)           The Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of future financial performance.

5.06            Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed on Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or Subsidiary thereof, of the matters described on Schedule 5.06.

5.07            No Default.  No Loan Party or any Subsidiary is in default under or with respect to any Material Indebtedness which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08            Ownership of Property; Liens.  (a)  Each of the Loan Parties thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, including, without limitation, the Real Estate, in each case free and clear of all Liens, other than Permitted Encumbrances. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property (including Intellectual

Property) and assets material to the ordinary conduct of its business as currently conducted, free and clear of all Liens, other than Permitted Encumbrances.

(b)           Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Owned Real Estate, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party has good, marketable and insurable fee simple title to such Loan Party’s or such Subsidiary’s Owned Real Estate, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with the name of the lessor as of the Closing Date. Promptly, upon request by the Administrative Agent, the Loan Parties shall provide contact information for the lessor with respect to each such Lease noted on Schedule 5.08(b)(2). Each of such Leases is in full force and effect as of the Closing Date and the Loan Parties are in compliance with the terms thereof to the extent required by Section 6.18.

(c)           The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d)           Schedule 7.02 sets forth a complete and accurate list of all Investments other than Equity Interests disclosed pursuant to Schedule 5.13 held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

(e)           Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party and any Subsidiary of each Loan Party as of the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09            Environmental Compliance.

(a)           Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except as otherwise set forth in Schedule 5.09:

(i)            none of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(ii)           except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Loan Parties, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any Real Estate currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, on any Real Estate formerly owned or operated by any Loan Party or Subsidiary thereof;

(iii)          except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and

(iv)          except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c)           Except as otherwise set forth in Schedule 5.09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation, assessment, monitoring, remedial or other response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Real Estate currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

(d)           No Lien in favor of any Governmental Authority securing, in whole or in part, any Environmental Liability has attached to any property owned or operated by any Loan Party or any Subsidiary thereof and to the knowledge of the Loan Parties, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien, or any Environmental Liability that could reasonably be expected to have a Material Adverse Effect.

(e)           The Loan Parties have provided copies of all environmental audits, reports and other documents bearing on any potential material Environmental Liability relating to the current or former operations or facilities of the Loan Parties or any of their Subsidiaries which are in their possession or control as of the Closing Date.

5.10            Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11            Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12            ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or would reasonably be expected to arise on account of any Plan.

(b)           There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13            Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary, listed by class, and setting forth the number and percentage of the outstanding Equity Interests of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding Equity Interests in the Loan Parties and such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13, free and clear of all Liens except for those created under the Security Documents and those in favor of the ABL Agent pursuant to the ABL Loan Documents. Except as specifically disclosed in Schedule 5.13, no Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party’s Subsidiaries’ Equity Interests or any security convertible into or exchangeable for any such Equity Interests. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Part (c) of Schedule 5.13 is a complete and accurate description of the authorized Equity Interests of each Loan Party as of the Closing Date, by class, and a description of the number of shares of each such class that are issued and outstanding. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and, other than with respect to the Parent, are owned in the amounts specified on Part (c) of Schedule 5.13, free and clear of all Liens except for those created under the Security Documents. Except as set forth in Schedule 5.13, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. The copies of the

Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14            Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)           No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)           None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each term is defined and used in the Public Utility Holding Company Act of 2005.

5.15            Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the time when made or delivered; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16            Compliance with Laws.  Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17            Intellectual Property; Licenses, Etc. Each Loan Party owns, or holds licenses in, all Intellectual Property, trade names, patent rights and other authorizations that are necessary to the conduct of its business as currently conducted and as proposed to be conducted, and attached hereto as Schedule 5.17 is a true, correct, and complete listing as of the Closing Date of all patents, patent applications, trademark registrations, trademark applications, material copyright applications and material copyright registrations as to which a Loan Party is the owner or is an exclusive licensee. There is no action, proceeding, claim or complaint pending or, threatened in writing to be brought against any Loan Party which might jeopardize any of such Person’s interest in any of the foregoing licenses or Intellectual Property used in the operation of the business of any Loan Party or any of its Subsidiaries as currently conducted and as proposed to be conducted, except those which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes, misappropriates, deletes or otherwise relates upon any Intellectual Property or other rights held by any other Person.

5.18            Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply in all material respects with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party, except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.18, as of the Closing Date, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. As of the Closing Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition in any case, and at all times after the Closing Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition in any case which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound. Each Loan Party and its Subsidiaries are in material compliance with all requirements pursuant to employment standards, labor relations, health and safety, workers compensation and human rights laws, immigration laws and other applicable employment legislation, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, no officer or director of any Loan Party who is party to an employment agreement with such Loan Party is in violation of any term of any employment contract or proprietary information agreement with such Loan Party, which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Loan Parties, the execution of the employment agreements and the continued employment by the Loan Parties of the such persons, will not result in any such violation, which could reasonably be expected to have a Material Adverse Effect.

5.19            Security Documents.

(a)           The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to the Collateral Agent (together with stock powers or other appropriate instruments of transfer executed in blank form). The Collateral Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person, subject only to Permitted Encumbrances.

(b)           The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of the financing statements approved by the Lead Borrower and/or the obtaining of “control” of such deposit accounts in respect of which Blocked Account Agreements are required hereunder the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC), in each case, to the extent required by the Security Agreement or (in the case of such deposit accounts) by obtaining control, under the UCC (in effect on the date this representation is made) in each case, subject to the Intercreditor Agreement, prior and superior in right to any other Person, subject only to Permitted Encumbrances.

(c)           When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings referenced in Section 5.19(c) are filed, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, subject only to Permitted Encumbrances (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

(d)           The Mortgages create in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of the Mortgages with the appropriate Governmental Authorities, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property), in each case prior and superior in right to any other Person.

(e)           Notwithstanding anything to the contrary in this Section 5.19, in the case of any Loan Parties not organized in a jurisdiction of the United States, no representation is made in this Section 5.19 as to any security interest creation or perfection actions that may be required under the laws of jurisdictions outside of the United States.

5.20            Solvency.

After giving effect to the transactions contemplated by this Agreement and the ABL Loan Documents, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21            Deposit Accounts; Credit Card Arrangements.

(a)           Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)           Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22            Brokers. Other than as disclosed to the Administrative Agent, no broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith. Each Loan Party hereby jointly and severally indemnifies each Credit Party against, and agrees that such Person will hold each such Credit Party harmless from, any claim, demand or liability, including reasonable attorneys’ fees, for any broker’s, finder’s or placement fee or commission incurred by such indemnifying party or the Lead Borrower or its Affiliates or a representative of such Person.

5.23            Customer and Trade Relations. There exists no actual termination or cancellation of, or any material adverse modification or change in, the business relationship of any Loan Party with any supplier material to its operations, unless the Administrative Agent has received evidence, in form and substance reasonably satisfactory to it, that the applicable Loan Party has replaced (or is replacing) any such supplier, and the terms governing such business relationship are either

(i)            not be less favorable to such Loan Party, in any material respect than those which governed the business relationship with the replaced supplier prior to its threatened termination or cancellation, or modification or change, as the case may be, or

(ii)           reasonably acceptable to the Administrative Agent.

5.24            Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are in compliance with the obligations specified in Section 6.19 in respect of their Material Contacts. The Loan Parties have not received any notice of the intention of any Person to terminate any Material Contract, which could reasonably be expected to result in the termination of a Material Contract.

5.25            Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.26            Anti-Terrorism Laws.

(a)           General. To the knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor any direct or indirect investor in any Loan Party (other than the Lenders or any direct or indirect investors in the Lenders), is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224. To the knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor any direct or indirect investor in any Loan Party (other than the Lenders or any direct or indirect investors in the Lenders), or their respective agents acting or benefiting in any capacity in connection with the transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(c)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(i)            a Person or entity who is affiliated or associated with a person or entity listed above.

(d)           To the best knowledge of the Loan Parties, after reasonable inquiry, none of the Loan Parties nor, to the knowledge of the Loan Parties, any of its or their agents acting in any capacity in connection with the transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01            Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)           as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Parent (commencing with the Fiscal Year ended January 2012), a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 5, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object;

(b)           as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent (commencing with the fiscal quarter ended July 28, 2012), a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)           as soon as available, but in any event within 30 days after the end of each of the Fiscal Months of each fiscal year of the Parent (i) a statement as to the book value of the Inventory held by the Loan Parties as of the end of such Fiscal Month for purposes of Section 7.16 hereof, and (ii) a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as having been prepared in good faith and consistent with prior practices as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal quarter-end adjustments and the absence of footnotes;

(d)           the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(e)           (A) as soon as available, but in any event no later January 31 of each year, commencing January 31, 2013, a forecast (including projected Store closings and new Store openings, projected Capital Expenditures and projected Non-Catalog Marketing Expenditures) prepared by management of the Lead Borrower, for the then current Fiscal Year, of (i) Consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a monthly basis (provided, that, with respect to the projected Capital Expenditures set forth therein, such forecast shall be reasonably satisfactory to the Administrative Agent, and in all other respects shall be in form substantially similar to the forecast provided in connection with this Agreement prior to the Closing Date), and (ii) Consolidated working capital details (including, but not limited to, cash balance, Inventory balance by month, accounts payable balance and Loan balances), and summary income statements of the Parent and its Subsidiaries on a monthly basis (in form substantially similar to the forecast provided in connection with this Agreement prior to the Closing Date), and (B) a copy of any and all significant revisions made to such forecast with respect to such Fiscal Year, promptly upon request from the Administrative Agent.

6.02            Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)           [intentionally omitted];

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c)(ii), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, which shall include (A) a certification as to the amount, if any, of rent under any Leases, and any obligations and liabilities with respect to Taxes, that have not been timely paid, (B) a certification as to the receipt of notice, if any, as to any material obligations or liabilities with respect to utilities that have not been timely paid, (C) a certification as to the receipt of notice, if any, as to any obligations or liabilities with respect to insurance premiums that have not been timely paid, (D) a certification as to the acquisition, if any, of any patents, patent applications, trademark registrations, trademark applications, material copyright registrations and material copyright applications or other material Intellectual Property acquired since the date of the last similar certification, and (E) a report of any new Store openings or closings of any Store since the date of the last similar certification and (ii) in the case of any quarterly or annual financial statements, a copy of management’s discussion and analysis with respect to such financial statements. In the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(c)           (i) on the tenth (10th) Business Day of each Fiscal Month, a Borrowing Base Certificate (together with supporting source documents) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that upon the occurrence and continuation of a Cash Dominion Event, such Borrowing Base Certificate (together with supporting source documents) shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday (a “Weekly Borrowing Base Delivery Event”) and (ii) simultaneously with the delivery of each Borrowing Base Certificate pursuant to clause (i) above, a reconciliation showing a calculation of the Borrowing Base as in effect under the ABL Credit Agreement on the Closing Date; and provided further that that at any time that a Weekly Borrowing Base Delivery Event has occurred and is continuing, Borrower shall, not later than Friday of each week (or, if Friday is not a Business Day, on the next succeeding Business Day)  deliver (x) a cash flow forecast for the following 13 weeks, and (y) with respect to the 12 weeks of such forecast that were included in the most recently delivered 13 week forecast, a comparison of such prior forecast for such weeks with the updated forecast for such weeks, together with management’s discussion of any material variances reflected in such comparison.

(d)           upon the request of the Administrative Agent or its auditors, appraisers, accountants, consultants or other representatives, copies of each Loan Party’s federal income tax returns, and any amendments thereto;

(e)           promptly following the submission to the board of directors (but in no event later than five (5) Business Days thereafter), copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event (as it relates only to financial reporting);

(f)            promptly after the same are available, and in no event later than ten (10) Business Days after they are sent, made available, or publicly filed, notice of (and, at the request of the Administrative Agent, copies of) annual report, proxy or financial statement or other documents, report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)           [intentionally omitted];

(h)           promptly and in no event later than five (5) Business Days after they are sent, notice and copies of any notice of default or other material notice, statement, report or other communication (other than periodic information and reports in the ordinary course) furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement, in each case not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(i)            as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of any Loan Party (or upon the request of the Administrative Agent or its auditors, appraisers, accountants, consultants or other representatives), (i) a certificate executed by an authorized officer of the Lead Borrower certifying the existence and adequacy of the property and casualty insurance program carried by the Loan Parties and their Subsidiaries, and (ii) a written summary of said program identifying the name of each insurer, the number of each policy and expiration date of each policy, the amounts and types of each coverage, and a list of exclusions and deductibles for each policy, and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(j)            promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry (other than routine and periodic inquiries received in the ordinary course) by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)           within fifteen (15) Business Days following the Closing Date, a forecast showing the projected Capital Expenditures (excluding previously committed projects and internal capitalized labor costs) and Non-Catalog Marketing Expenditures for the remainder of the Fiscal Year, which forecast shall be reasonably satisfactory to the Administrative Agent; and

(l)            promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, the income level for each individual Store.

Financial statements and other documents required to be delivered pursuant to Sections 6.01 and Section 6.02 shall be delivered in accordance with Section 10.02(a). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties and their Subsidiaries hereby agree that, if requested by the Administrative Agent, they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03            Notices. Promptly notify the Administrative Agent:

(a)           any officer of a Loan Party or any of its Subsidiaries becomes aware of the occurrence of any Default or Event of Default;

(b)           any officer of a Loan Party or any of its Subsidiaries becomes aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           any officer of a Loan Party or any of its Subsidiaries becomes aware of any breach or non-performance of, any default under, or termination of, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (including, but not limited to, notice of any “Default” or “Event of Default” under (and as defined in) the ABL Loan Documents);

(d)           any officer of a Loan Party or any of its Subsidiaries becomes aware of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority;

(e)           any officer of a Loan Party or any of its Subsidiaries becomes aware of the commencement of, or any material development in, any litigation or any administrative or arbitration proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(f)            any officer of a Loan Party or any of its Subsidiaries becomes aware of any undischarged or unpaid judgments or decrees;

(g)           of the occurrence of any ERISA Event;

(h)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(i)            of any change in any Loan Party’s chief executive officer, chief financial officer or chairman of the board of directors;

(j)            of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(k)           of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent, or any strike, lockout, slowdown or other material labor dispute against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened;

(l)            any officer of a Loan Party or any of its Subsidiaries becomes aware of the filing of any Lien for unpaid Taxes against any Loan Party;

(m)          any officer of a Loan Party or any of its Subsidiaries becomes aware of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(n)           (i) notice of any amendment, supplement, modification, waiver or consent to the ABL Loan Documents (including any reduction of the commitments thereunder) and (ii) any notice or other writing with similar effect that relates to non-compliance or potential non-compliance of any obligation thereunder, in each case, received from or delivered to any party to the ABL Loan Documents and copies thereof;

(o)           upon the sale of any Term Loan Priority Collateral constituting a Prepayment Event;

(p)           of any failure by any Loan Party to pay rent (other than rent which is withheld in connection with a good faith dispute arising in the ordinary course or business and for which appropriate reserves in conformity with GAAP have been established on the books of the applicable Loan Party) at any one or more of such Loan Party’s locations, if such failure continues for more than ten (10) days following the day on which such rent first came due;

(q)           of the occurrence of any Cash Dominion Event; and

(r)            of any Subsidiary that was an Immaterial Subsidiary ceasing to be an Immaterial Subsidiary.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. If applicable, each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04            Payment of Obligations. Pay and discharge in full as the same shall become due and payable (subject to any applicable grace period, and ordinary and customary trade terms), all its obligations and liabilities, including (a) all Federal, state and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims (including, without limitation, claims for labor, materials, supplies and claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property, except, in each case, where (i) the validity or amount thereof (other than payroll taxes or taxes that are the subject of a United States federal tax lien) is being contested in good faith by appropriate proceedings diligently conducted, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto (other than any Lien being contested in good faith with respect to labor, materials or supplies associated with any Real Estate of the Loan Parties ), and (v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. The Lead Borrower will, upon request, furnish the Collateral Agent with proof satisfactory to the Collateral Agent indicating that the Loan Parties and their Subsidiaries have made the payments described in clause (a) above. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay in full as the same shall become due and payable (subject to any applicable grace period, and ordinary and customary trade terms) all undisputed material accounts payable incident to the operations of such Person not referred to in this Section 6.04, above.

6.05            Preservation of Existence, Etc..

(a)           Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) maintain its good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; and (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06            Maintenance of Properties.

(a)           Keep its properties, including, without limitation, the Real Estate, in such repair, working order and condition and substantially in the condition as of the date hereof (ordinary wear and tear and casualty events excepted), and shall from time to time make such repairs, replacements, additions and improvements thereto, as are reasonably necessary for the efficient operation of its business and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Take all reasonable actions to possess and maintain all Intellectual Property material to the conduct of their respective businesses (including paying all fees thereon when due) and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property. No Loan Party nor any of its Subsidiaries shall take any action, or fail to take any action, that could reasonably be expected to (i) result in the invalidity, abandonment, misuse, lapse, or unenforceability of Intellectual Property which is material to the conduct of the business of the Loan Parties, taken as a whole, or (ii) knowingly infringe, misappropriate, dilute or otherwise violate any Intellectual Property or other rights of other Persons.

(c)           Do all things reasonably necessary in order to comply with all Environmental Laws at any Real Property or otherwise in connection with their operations except where the noncompliance with which could not reasonably be expected to cause a Material Adverse Effect, and obtain all permits and other governmental authorizations for their operations under applicable Environmental Laws other than such permits and other authorizations the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

6.07            Maintenance of Insurance.

(a)           Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agents.

(b)           Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, and (ii) such other provisions as Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(b) shall also provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to Collateral Agent of payment of the premium therefor.

(c)           None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(d)           Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by Administrative Agent furnish the Agents certificates evidencing renewal of each such policy.

(e)           Permit any representatives that are designated by any Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by either Agent (but not both, unless the representatives are the same) to conduct any such inspection.

(f)            If at any time the area in which any Real Estate is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in businesses similar to that of the Borrowers, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

6.08            Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, such contest effectively suspends enforcement of the contested Laws, and adequate reserves have been set aside and maintained by the Loan Parties in connection therewith and in accordance with GAAP, and (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09            Books and Records; Accountants.  (a)  (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)           At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent. The Lead Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to the Administrative Agent, at the Borrowers’ expense, copies of the Borrowers’ financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Administrative Agent any information they may have regarding the Collateral or the financial condition of the Borrowers.   The Required Lenders hereby approve Deloitte & Touche as a satisfactory Registered Public Accounting Firm.

6.10            Inspection Rights.  (a)  Permit representatives and independent contractors of any Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties (such expenses to be reasonable) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that (i) so long as no Event of Default shall have occurred and be continuing, the Loan Parties shall not be obligated for expenses in connection with more than one (1) visit per Fiscal Year and (ii) when an Event of Default has occurred and is continuing, the Agents (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. At any time that a Default exists or during the continuance of any Cash Dominion Event, permit the Agents or their professionals (including investment bankers, consultants, accountants, and lawyers) retained by them to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows.

(b)           Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals (including, without limitation, real estate appraisals), commercial finance examinations and other evaluations. Subject to the following sentences, the Loan Parties shall pay the fees and expenses of the Agents and/or such professionals with respect to such evaluations and appraisals. Subject to the ABL Inventory Control Provision, the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake up to one (1) inventory appraisal and one (1) commercial finance examination each Fiscal Year at the Loan Parties’ expense. Subject to the ABL Inventory Control Provision, notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, (A) at any time required by applicable Law, (B) up to two (2) inventory appraisals and two (2) commercial finance examinations each Fiscal Year, in any Fiscal Year when Excess Availability is at any time during such Fiscal Year greater than or equal an amount equal to 20% of the then applicable Borrowing Base and less than an amount equal to 50% of the then applicable Borrowing Base, and (C) up to three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year, in any Fiscal Year when Excess Availability is at any time during such Fiscal Year less than an amount equal to 20% of the then applicable Borrowing Base, or an Event of Default shall have occurred.  Without limiting the foregoing, the Loan Parties acknowledge and agree that the Administrative Agent may, in its sole discretion, at the Loan Parties’ expense, undertake, with respect to any Material Owned Real Estate, up to one (1) real estate appraisal each eighteen (18) month period and undertake additional real estate appraisals at any time and from time to time following the occurrence and during the continuance of an Event of Default.  Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent may cause additional real estate appraisals to be undertaken (y) at its discretion at its own expense or (z) at the expense of the Loan Parties at any time required by applicable Law.

(c)           [intentionally omitted].

(d)           Permit Administrative Agent, from time to time, to engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to Administrative Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Material Owned Real Estate, provided that such assessments may only be undertaken (i) during the continuance of an Event of Default, (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Material Owned Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Material Owned Real Estate from any Person (including, without limitation, the Environmental Protection Agency). Environmental assessments may include detailed visual inspections of the Material Owned Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Material Owned Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to Administrative Agent.

6.11            Use of Proceeds.  Use the proceeds of the Credit Extensions (a) to repay the outstanding amount of the Term Loan (as defined in the ABL Credit Agreement as in effect immediately prior to the effectiveness of this Agreement), (b) to finance transaction fees and expenses related hereto and the other Loan Documents, (c) to finance the working capital needs of the Loan Parties, including the purchase of Inventory, in each case in the ordinary course of business, (d) to finance Capital Expenditures of the Loan Parties, and (e) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under applicable Law and the Loan Documents.

6.12            Additional Loan Parties.  Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event (y) within fifteen (15) days for any Subsidiary other than an Immaterial Subsidiary and (z) with respect to any Immaterial Subsidiary, not later than the next date on which the financial statements referred to in Sections 6.01(a) and 6.01(b) are required to be delivered), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall reasonably request for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Administrative Agent in connection with a Subsidiary other than an Immaterial Subsidiary, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to Administrative Agent (it being understood that, if requested by the Administrative Agent, Lead Borrower shall promptly deliver customary favorable legal opinions in respect of any Subsidiary that was an Immaterial Subsidiary that ceases to be an Immaterial Subsidiary to the extent not previously delivered hereunder). In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section

6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13            Cash Management.

(a)           (i)            Within five (5) days after any request of the Administrative Agent, so long as (A) the Administrative Agent has received notification from the ABL Agent that it intends to terminate the ABL Agent’s DDA Notifications (as defined in the ABL Credit Agreement) and no holder (or agent for such holders) of any Permitted ABL Refinancing of the ABL Obligations permitted pursuant to Section 7.03 has received an executed DDA Notification in its favor in form and substance reasonably satisfactory to the Administrative Agent (it being understood that DDA Notifications in substance substantially similar to the DDA Notifications existing on the Closing Date shall be deemed satisfactory) within 90 days after the closing date of any Permitted ABL Refinancing or (B) the Revolving Credit Termination Date (as defined in the Intercreditor Agreement) has occurred (and, to the extent the ABL Obligations are replaced with Permitted ABL Refinancing permitted pursuant to Section 7.03, the maturity date or commitment termination date of any such Permitted ABL Refinancing has occurred), deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a);

(ii)           Within five (5) days after any request of the Administrative Agent, so long as (A) the Administrative Agent has received notification from the ABL Agent that it intends to terminate the ABL Agent’s Credit Card Notifications (as defined in the ABL Credit Agreement) and no holder (or agent for such holders) of any Permitted ABL Refinancing of the ABL Obligations permitted pursuant to Section 7.03 has received an executed Credit Card Notification in its favor in form and substance reasonably satisfactory to the Administrative Agent (it being understood that Credit Card Notifications in substance substantially similar to the Credit Card Notifications existing on the Closing Date shall be deemed satisfactory) within 90 days after the closing date of any such Permitted ABL Refinancing or (B) the Revolving Credit Termination Date (as defined in the Intercreditor Agreement) has occurred (and, to the extent the ABL Obligations are replaced with Permitted ABL Refinancing permitted pursuant to Section 7.03, the maturity date or commitment termination date of any such Permitted ABL Refinancing has occurred), deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”), substantially in the form attached hereto as Exhibit E which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(iii)          Within 60 days after the Closing Date (or later date as agreed by the Administrative Agent), enter into a Blocked Account Agreement satisfactory in form and substance to the Collateral Agent with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)           (i) Each Credit Card Notification and DDA Notification shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account of all payments due from credit card processors, and (ii) the Borrowers shall cause each depository institution listed on Schedule 5.21(a) to cause the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account of all amounts on deposit in each DDA that is not a Blocked Account in excess of $2,500 with respect to any DDA.

(c)           [Intentionally omitted].

(d)           All Net Proceeds received that give rise to a Prepayment Event that requires the Obligations to be prepaid pursuant to Section 2.05 shall be deposited into the Term Loan Priority Account upon receipt thereof on the date received in accordance with Section 2.05.

(e)           Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14            Information Regarding the Collateral.

(a)           Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name as it appears in official filings in the state of incorporation or other organization; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or distribution center at which Collateral owned by it is located (including the establishment of any such new office or distribution center); (iii) any Loan Party’s type of entity or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b)           From time to time as may be reasonably requested by any Agent, the Lead Borrower shall supplement each Schedule to this Agreement and the other Loan Documents, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.15            Physical Inventories.

(a)           Cause not less than one (1) physical inventory of all the Stores to be undertaken in each twelve (12) month period and cause periodic cycle counts to be taken at each distribution center, in each case at the expense of the Loan Parties and consistent with past practices and following such methodology as is consistent with the methodology used in the immediately preceding inventory or cycle count, as the case may be, provided, however, upon the occurrence and during the continuation of a Cash Dominion Event (i) at the request of the Collateral Agent, cause one (1) physical inventory to be taken at each distribution center, at the expense of the Loan Parties, to be completed (with final results) within 30 days following the end of the Fiscal Month in which the Collateral Agent provided such request, or (ii) if the Collateral Agent does not request a physical inventory of each distribution center pursuant to the immediately preceding clause (i), cause a physical inventory of each distribution center, at the expense of the Loan Parties, to be performed concurrently with the next physical inventory taken of the Stores provided, further, however, if the Collateral Agent should have a good faith belief that the accuracy or completeness of the inventory or cycle count practices or methodology is unreliable, all such inventory and cycle count shall be subsequently conducted by such inventory takers and in accordance with such practices and methodology, as are reasonably satisfactory to the Collateral Agent, in each case at the expense of the Loan Parties. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within fifteen (15) Business Days following the completion of each such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)           The Collateral Agent, in its Permitted Discretion, if any Default or Event of Default shall have occurred and be continuing, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16            Environmental Laws.

Except as could not reasonably be expected to have a Material Adverse Effect (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; (b) obtain and renew all environmental permits appropriate or necessary for its operations and properties; and (c) implement any and all investigation, assessment, monitoring, remediation, removal and other response actions that are (i) necessary to maintain the value and marketability of the Real Estate, or (ii) necessary to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings diligently prosecuted and reserves acceptable to the Collateral Agent in its Permitted Discretion have been reserved and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP. In the event any response actions are conducted at any Real Estate to address any release or threatened Release of Hazardous Materials, the Loan Party or any of its Subsidiaries shall not permit the recording of any activity and use limitation or similar instruments restricting or prohibiting the use of any Real Estate or limiting the exposure of occupants on the Real Estate to any Hazardous Substances at such Real Estate without the prior written consent of the Collateral Agent, which may be granted, conditioned, delayed, or withheld in its Permitted Discretion. Notwithstanding the foregoing, no consent of the Collateral Agent shall be required to restrict any Real Estate from a future residential use that is not permissible under the zoning in effect at the time such restriction is proposed or from restricting the use of groundwater at any Real Estate where groundwater is not used at the time any such restriction is proposed for such restricted use.

6.17            Further Assurances.

(a)           Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)           If any material personal property assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c)           [intentionally omitted].

(d)           To the extent that ABL Agent receives an agreement from customers brokers, freight forwarders or other carriers (including, without limitation, a Customs Broker Agreement), cause such customs brokers, freight forwarders and other carriers to deliver a substantially similar agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering the same matters as in the agreement delivered to the ABL Agent and in such form as the Collateral Agent may reasonably require.

(e)           (i) Upon the request of the Collateral Agent, made in its Permitted Discretion, the Loan Parties shall use commercially reasonable efforts to cause the landlord of any leased property that is (x) a distribution center or (y) other location (other than any Store that contains a normal amount of Collateral consistent with past practices) where Collateral with a fair market value (as determined by the Collateral Agent in its reasonable discretion in consultation with the Lead Borrower) of at least $2,000,000 is stored at such location at the time such request is made to deliver a Collateral Access Agreement to the Collateral Agent in such form as the Collateral Agent may reasonably require in respect of such leased property and (ii) shall, simultaneously with the delivery to the ABL Agent (or, to the extent a Collateral Access Agreement has already been delivered to the ABL Agent, use commercially reasonable efforts to deliver within 30 days of the Closing Date), deliver to the Collateral Agent a Collateral Access Agreement for any location or Store for which a Collateral Access Agreement has been provided to the ABL Agent.

6.18            Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder (including, without limitation, in connection with Store closings permitted pursuant to clause (b) of the definition of Permitted Dispositions), make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, notify the Administrative

Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.19            Material Contracts. Perform and observe all of the terms and provisions of each Material Contract (other than with respect to the ABL Loan Documents (it being understood that the ABL Loan Documents shall be subject to the provisions of Section 8.01(g))) to be performed or observed by any Loan Party or any of its Subsidiaries, take all such action required on the part of any Loan Party or any of its Subsidiaries to maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.20            ERISA.

(a)           Comply in all material respects with the applicable provisions of ERISA or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where the failure to comply could reasonably be expected to result in a claim or liability against any Loan Party or its Affiliates of $1,000,000 or less.

(b)           Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither any Loan Party nor any ERISA Affiliate or any other Subsidiary of the Loan Parties shall be required to pay any such liability if (i) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (ii) such Person shall have set aside on its books reserves, in the opinion of the independent certified public accountants of such Person, adequate with respect thereto.

(c)           Deliver to the Collateral Agent, promptly, and in any event within 20 days, after (i) the occurrence of any Reportable Event in respect of a Pension Plan, a copy of the materials that are filed with the PBGC, (ii) any Loan Party or any ERISA Affiliate or an administrator of any Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Loan Party or any ERISA Affiliate or an administrator of any Plan from the PBGC of the PBGC’s intention to terminate any Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the request by any Lender of copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements to such Form 5500, (v) any Loan Party or any ERISA Affiliate knows or has reason to know of any event or condition which could reasonably be expected to constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Plan, an explanation of such event or condition, (vi) the receipt by any Loan Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Loan Party or any ERISA Affiliate knows or has reason to know of any event or condition which would reasonably be expected to cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 430(k) or 4971 of the Code, an explanation of such event or condition, or (viii) any Loan Party or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii)

together with a statement signed by an officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Loan Party and any ERISA Affiliate proposes to take with respect thereto.

6.21            [Intentionally Omitted]

6.22            Real Estate.

(a)           The applicable Loan Party shall (i) in the case of any Owned Real Estate with a fair market value in excess of $750,000 individually and $1,500,000 in the aggregate (“Material Owned Real Estate”) in existence as of the Closing Date, execute and deliver to the Administrative Agent on the Closing Date a Mortgage with respect to such Owned Real Estate and (ii) in the case of any Owned Real Estate acquired after the Closing Date, execute and deliver to the Collateral Agent on the date such Material Owned Real Estate is acquired, a Mortgage with respect to such Material Owned Real Estate;

(b)           At the Collateral Agent’s request, the Borrowers shall deliver contemporaneously with the Mortgage required in respect of such Owned Real Estate, a fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agents and in amounts reasonably acceptable to the Agents (provided that such amounts shall not exceed the Real Estate Appraised Value of the applicable Mortgaged Property) and subject to the reasonable local customs and requirements of law in the jurisdiction in which such Real Estate exists, issued, coinsured and reinsured (to the extent required by the Agents) by title insurers reasonably acceptable to the Agents, insuring the Mortgages to be valid first priority Liens on the property, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances;

(c)           In the case of any Material Owned Real Estate (other than the Owned Real Estate located at One Coldwater Creek Drive, Sandpoint, Idaho 83864), at Collateral Agent’s request, the Borrowers shall, contemporaneously with the delivery of the Mortgage, deliver with respect to any Owned Real Estate identified by Collateral Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys, which shall be made in accordance with the 2011 Minimum Standard Detailed Requirements for such surveys, shall include items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 11(a), 13, 14, 16 and 18 of Table A with all necessary fees (where applicable) having been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and other requirements reasonably requested by Collateral Agent and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent;

(d)           At Collateral Agent’s request, the Borrowers shall, within a reasonable amount of time following the acquisition after the Closing Date of any Material Owned Real Estate, deliver with respect to any Material Owned Real Estate identified by Collateral Agent, Phase I Environmental Site Assessment in accordance with 40 CFR Part 312, ASTM Standard E1527-05 or their successors, in form and substance reasonably satisfactory to the Agents, from an environmental consulting firm reasonably acceptable to the Agents, which report shall evaluate the Real Estate for the presence of current or historic recognized environmental conditions and, if recognized environmental conditions are identified, shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the

Collateral Agent shall be satisfied with the nature and amount of any such matters, and (ii) if reasonably requested by the Collateral Agent after receipt of a Phase I Environmental Site Assessment that identifies a recognized environmental condition, such further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment or are otherwise required by Environmental Laws;

(e)           The applicable Loan Party shall deliver to the Collateral Agent contemporaneously with the Mortgage required in respect of such Material Owned Real Estate evidence of flood insurance naming the Collateral Agent as mortgagee to the extent required by Section 6.07(f); and

(f)            The applicable Loan Party shall deliver contemporaneously with the Mortgage required in respect of such Material Owned Real Estate such other information and documents as may be reasonably requested by the Collateral Agent, including, without limitation, such as may be necessary to comply with FIRREA.

6.23                        Post-Closing.  Execute and deliver the documents and complete the tasks set forth on Schedule 6.23, in each case within the time limits specified on such schedule (with any such time frame permitted to be extended by the Administrative Agent in its sole discretion).

ARTICLE VII
NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01       Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02       Investments.  Have outstanding, make, acquire or hold any Investment (or become contractually committed to do so), directly or indirectly, or incur any liabilities (including contingent obligations) for or in connection with any Investment, except Permitted Investments.

7.03       Indebtedness; Disqualified Stock.  (i) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (except Permitted Indebtedness) or issue Disqualified Stock or (ii) increase the commitments under the ABL Credit Agreement (including in connection with a Commitment Increase (as defined in the ABL Credit Agreement as in effect as of the date hereof)).

7.04       Fundamental Changes. Merge, dissolve, liquidate, wind up, consolidate with or into another Person, reorganize, enter into a plan of reorganization, recapitalization or reclassify its Equity Interests (or agree to do any of the foregoing, unless such agreement provides as a condition to the consummation of the transaction that either (y) the Required Lenders have consented in writing, or (z) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash or will be indefeasibly paid in full in cash concurrently with such effectiveness), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)           any Subsidiary that is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person (or the surviving Person shall become a Loan Party hereunder and otherwise satisfy the requirements of Section 6.12 upon the consummation of such merger) and if a Borrower is party to such merger, such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries other than a Loan Party, provided that in each case, to the extent that any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)           any Loan Party may merge into any other Loan Party (other than Parent); provided that in the case of any merger involving a Borrower, such Borrower shall be the continuing or surviving Person;

(c)           any Borrower may merge into any other Borrower;

(d)           [intentionally omitted];

(e)           any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party; and

(f)            any Subsidiary or any Loan Party (other than a Borrower) constituting an Immaterial Subsidiary may be dissolved.

7.05       Dispositions.  Make any Disposition or enter into any agreement to make any Disposition (unless such agreement provides as a condition to the consummation of the transaction that either (y) the Required Lenders have consented in writing, or (z) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash or will be indefeasibly paid in full in cash concurrently with such effectiveness), except Permitted Dispositions.

7.06       Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)           each (i) Loan Party may make Restricted Payments to any other Loan Party, and (ii) Subsidiary of a Loan Party may make Restricted Payments to any other Loan Party;

(b)           the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)           [intentionally omitted];

(d)           [intentionally omitted];

(e)           [intentionally omitted];

(f)            the Parent may declare and make dividend payments or other Distributions in preferred Equity Interests that is not redeemable for cash in connection with a “poison pill” so long as no Change of Control could reasonably be expected to occur as a result of the issuance of any such preferred Equity Interests or the conversion of any thereof; and

(g)           in connection with any stock split transaction consummated by the Parent, the Parent may make cash payments for the retirement of any fractional Equity Interests resulting therefrom; provided, however that such cash payments shall not exceed $25,000 in the aggregate following the Closing Date.

The Loan Parties shall provide the Administrative Agent with written notice of any Restricted Payment permitted pursuant to Section 7.06(f) no less than five (5) Business Days prior to the making thereof.

7.07       Prepayments of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Event of Default then exists or would result therefrom, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness, (b) refinancings and refundings of Permitted Indebtedness in compliance with Section 7.03, (c) prepayment of the ABL Obligations and the Obligations and (d) voluntary prepayments, repurchases, redemptions or defeasances of Capital Leases that constitute Permitted Indebtedness in connection with the termination of the usage of the subject premises by any Loan Party or its Subsidiaries.

7.08       Change in Nature of Business.  Engage in any line of business different from the business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.09       Transactions with Affiliates.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms that are fully disclosed to the Administrative Agent, and that are no less favorable to the Loan Parties or such Subsidiary than would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) a transaction between or among the Loan Parties. (ii) transactions between or among any Subsidiaries that are not Loan Parties, (iii) Permitted Investments of the type described in clause (l) of the definition thereof, (iv) Restricted Payments permitted pursuant to Section 7.06, (v) the payment of director and officer compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case under this clause (v), made in the ordinary course of business and consistent with industry practice, (vi) Permitted Investments of the type described in clause (g) of the definition thereof, (vii) the transactions pursuant to the Coldwater Equity Documents, (viii) the transactions pursuant to the Loan Documents and (ix) the loan transactions set forth in 1 on Schedule 7.02.

7.10       Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or the ABL Loan Documents) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit (I) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clause (c) of the definition of

Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (II) the existence of or entry into of licenses, leases or other contracts entered into in the ordinary course of business containing customary restrictions on the assignment of such license, lease or contract; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11       Use of Proceeds.  Use the proceeds of the Credit Extensions, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12       Amendment of Material Documents.  Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder) other than the ABL Loan Documents in accordance with the Intercreditor Agreement, in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.  The Loan Parties shall not amend or modify (y) the ABL Loan Documents or any documents executed in connection therewith, or waive any of the Loan Parties’ rights thereunder, in each case, except as permitted by the Intercreditor Agreement or (z) the definition of “Availability”, “Excess Availability”, “Borrowing Base”, “Cost”, “Credit Card Advance Rate”, “Eligible Credit Card Receivables”, “Eligible Inventory”, “Eligible In-Transit Inventory”, “Eligible Trade Receivables”, “Trade Receivables Advance Rate”, “Appraisal Percentage”, “Appraised Value”, “Inventory Advance Rate”, “Availability Reserves”,  “Overadvance” or “Permitted Overadvance”  under the ABL Credit Agreement or any other component definition thereof, in each case of this clause (z), if such change (1) would result in an increase in the amount permitted to be borrowed under the ABL Credit Agreement or (2) reduce the minimum amount of Excess Availability (as defined in the ABL Credit Agreement as in effect on the date hereof) that is required to be maintained in Section 7.17 of the ABL Credit Agreement as in effect on the date hereof, in each case, without the consent of the Required Lenders hereunder.

7.13       Fiscal Year.  Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14       Deposit Accounts; Blocked Accounts; Credit Card Processors.

(a)           Permit any funds to be deposited to new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13.

(b)           Enter into new agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof unless the Loan Parties shall have delivered to the Collateral Agent appropriate Credit Card Notifications consistent with the provisions of Section 6.13.

(c)           [Intentionally omitted].

(d)           So long as any ABL Loans are outstanding, prior to the occurrence of a Cash Dominion Event, the Loan Parties shall not permit cash or cash equivalents of the Loan Parties in an aggregate amount in excess of $20,000,000 before and after giving effect to any requested borrowings under the ABL Credit Agreement (other than (i) “store” cash, cash held in local, non-concentration deposit accounts, cash in transit between stores and deposit accounts and cash receipts from sales in the process of inter-account transfers, in each case as a result of the ordinary course operations of the Loan Parties, and (ii) to the extent necessary for the Loan Parties to satisfy in the ordinary course of their business, the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities) to accumulate and be maintained in deposit accounts or investment accounts of the Loan Parties.  After the occurrence and during the continuance of a Cash Dominion Event, the Loan Parties shall comply with the provisions of Sections 2.05(e) and 6.13 hereof and the provisions of the ABL Credit Agreement, and maintain only such amounts, if any, in deposit accounts or investment accounts as may be expressly permitted thereunder.

7.15       Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (it being understood that customer return and exchange policies relating to the sale of Inventory in the ordinary course of business shall not be prohibited by this Section 7.15).

7.16       Inventory Book Value. Permit the book value of the Borrowers’ Inventory, as reported pursuant to Section 6.01(c), at any time to be less than or equal to $95,000,000.

7.17       Minimum Availability.  Permit Excess Availability (as calculated under the ABL Credit Agreement without giving effect to (x) any increase in the commitment to make ABL Loans, (y) any amendments, supplements, waivers, changes or modifications to the definition of Excess Availability or the Borrowing Base or any components thereof or any advance rates in respect of the same (unless consented to by the Administrative Agent) and (z) any elimination of Reserves (as defined in the ABL Credit Agreement as in effect on the date hereof) existing as of the date hereof or any change in the methodology for the calculation of such Reserves that are not consented to by the Administrative Agent (except for any reserves imposed as a result of a condition or circumstance (including, without limitation, rent reserves) where the application condition or circumstance ceases to exist), at any time to be less than an amount equal to 15% of the then applicable Loan Cap.

7.18       Capital Expenditures. Make Capital Expenditures or Non-Catalog Marketing Expenditures in any Fiscal Year (other than the Fiscal Year ending on or about January 31, 2013) in excess of an amount which is, in each case, equal to 120% of the projected Capital Expenditures or 120% of the projected Non-Catalog Marketing Expenditures (it being understood that Capital Expenditures and Non-Catalog Marketing Expenditures will be separately projected and reported by the Loan Parties), as applicable, for such Fiscal Year, as set forth in the applicable forecast for such Fiscal Year delivered in accordance with Section 6.01(e), and as such projected Capital Expenditures or Non-Catalog Marketing Expenditures, as applicable, are reasonably satisfactory to the Administrative Agent; provided, however, the Loan Parties shall not be subject to the restrictions of this Section 7.18 if the Loan Parties maintain a Fixed Charge Coverage, calculated as of the last day of each quarter on a trailing twelve (12) month Consolidated basis, during the Fiscal Years set forth above, of greater than 1.00:1.00.  In addition, for the remaining portion of the Fiscal Year ending on or about January 31, 2013 (the “Remaining 2012 Fiscal Year”), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make Capital Expenditures or Non-Catalog Marketing Expenditures in excess of an amount which is, in each case, equal to 120% of the projected Capital Expenditures or 120% of the projected Non-Catalog Marketing Expenditures (it being understood that Capital Expenditures and Non-Catalog Marketing Expenditures will be separately projected and reported by the Loan Parties), as applicable, for the Remaining 2012 Fiscal Year, as set forth in the applicable forecast for the Remaining 2012 Fiscal Year delivered in accordance with Section 6.02(k).

7.19       Minimum Liquidity. Permit Liquidity of the Loan Parties to be less than $15,000,000 at any time.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01            Events of Default. Any of the following shall constitute an Event of Default:

(a)           Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan, or (ii) any interest on any Loan, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(b), 6.02(c), 6.02(k), 6.03, 6.05(a), 6.07 (other than in connection with the last sentence of clause (b) thereof), 6.10, 6.11, 6.12, 6.13, 6.23 or Article VII of this Agreement; or (ii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Sections 4.04, 4.10(a) and 5.01 of the Security Agreement to which it is a party; or

(c)           Additional Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Sections 6.02 or 6.05 (not specified in subsection (b) above) contained in this Agreement and such failure continues for fifteen (15) days; or

(d)           Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(e)           Material Impairment. Any material impairment of the priority of the Credit Parties’ security interests in the Collateral; or

(f)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made (or, with respect to any representation, warranty, certification, or statement of fact qualified by materiality, incorrect or misleading in any respect); or

(g)           Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Material Indebtedness (including, but not limited to, the ABL Obligations), or (y) other Indebtedness, to the extent that such failure could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (other than Indebtedness hereunder and Indebtedness under Swap Contracts), including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) (including, but not limited to, the ABL Loan Documents) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap

Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined); or

(h)           Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 30 calendar days (provided, however, that during the pendency of such period, the Credit Parties shall be relieved of their obligation to extend credit hereunder) or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Laws relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 30 calendar days (provided, however, that, during the pendency of such period, the Credit Parties shall be relieved of their obligation to extend credit hereunder), or an order for relief is entered in any such proceeding; or

(i)            Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person; or

(j)            Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $3,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(k)           [Intentionally Omitted]; or

(l)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000 or which would reasonably likely result in a Material Adverse Effect; or

(m)          Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan

Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral to the extent required by the applicable Security Document, with the priority required by the applicable Security Document; or

(n)           Change of Control. There occurs any Change of Control; or

(o)           Cessation of Business. Except as otherwise expressly permitted hereunder, the Loan Parties, taken as a whole, shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(p)           Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or

(q)           Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any undisputed payment when due in respect of any Material Contract or fails to observe or perform any other material agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the counterparty to such Material Contract to terminate such Material Contract in accordance with its terms; or

(r)            Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state or municipal criminal statute, rule, regulation, order, or other requirement having the force of law for a felony;

(s)           Guaranty. The termination or attempted termination of any Facility Guaranty other than in accordance with the terms of the Loan Documents;

(t)            Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; (ii) any Borrower or any other Loan Party shall, directly or indirectly, (A) make any payment on account of any Subordinated Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the Subordinated Provisions applicable to such Subordinated Indebtedness or (B) disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of the Subordination Provisions, (y) that the Subordination Provisions and the Intercreditor Provisions (as defined below) exist for the benefit of the Credit Parties, or (z) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions or the Intercreditor Provisions, as applicable; or (iii) any subordination provision set forth in the Intercreditor Agreement (the “Intercreditor Provisions”) shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any Loan Party, the ABL Agent or any holder of the ABL Obligations (or any Loan Party, the ABL Agent or any such holder shall so state in writing);

(u)           Material Coldwater Equity Documents Defaults.  At any time that CC Holdings of Delaware, LLC — Series A or any of its Affiliates owns or holds (i) a majority of the aggregate principal amount of the Loans and (ii) a majority of the issued and outstanding Coldwater Equity (or a majority of the shares of common stock issuable upon conversion thereof) issued on the Closing Date, any Loan Party fails to perform or observe any material covenant or agreement contained in any Coldwater Equity Documents on its part to be performed or observed and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of a Loan Party or (ii) the date on which notice thereof is given to the Lead Borrower by a Credit Party or an Affiliate of a Credit Party; or

(v)           Invalidity of the Intercreditor Agreement.  Any provision of the Intercreditor Agreement shall, at any time after the delivery of such Intercreditor Agreement, fail to be valid and binding, or enforceable.

8.02            Remedies Upon Event of Default. If any Event of Default occurs and is continuing:

(a)           The Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(i)            [intentionally omitted];

(ii)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including any Prepayment Premium) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(iii)          whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon either (A) the occurrence of any Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 8.01(h) or (B) the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code, in each case, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03            Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), subject to the Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, in each case whether or not such Obligations are allowed or allowable in any bankruptcy or insolvency proceeding or under any Debtor Relief Law:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to the Agents;

Second, to payment of that portion of the Obligations constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations (other than unpaid principal of the Loans) and fees (including the Prepayment Premium), ratably among the Lenders and in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations for which a claim has been made), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

ARTICLE IX
AGENTS

9.01            Appointment and Authority.

(a)           Each of the Lenders hereby irrevocably appoints CC Holdings Agency Corp. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b)           Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints CC Holdings Agency Corp. as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, subagents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, subagents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02            Rights as a Lender.  The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the terms “Lender” or “Lenders”

shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent, as applicable, hereunder and without any duty to account therefor to the Lenders.

9.03            Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Applicable Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agents shall not be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

The Agents shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties or a Lender. In the event that the Agents obtains such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence and during the continuance of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04            Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05            Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06            Resignation of Agents.  Either Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Lead Borrower (absent the existence of a Default or an Event of Default), which consent shall not be unreasonably withheld or delayed, to appoint a successor Administrative Agent or Collateral Agent, in each case, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

9.07            Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

9.08            Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and such Credit Parties under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.09            Collateral and Guaranty Matters.  The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a)           to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01 or (iv) as otherwise required pursuant to the Intercreditor Agreement;

(b)           to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien, or to release any Lien, on such property that is permitted by the definition of Permitted Encumbrances; and

(c)           to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09. Notwithstanding the foregoing, in each case as specified above in clauses (a)-(c) of this Section 9.09, the Agents will without further confirmation from the Required Lenders, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

Anything contained in any of the Loan Documents to the contrary notwithstanding, Loan Parties, Administrative Agent, Collateral Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Facility Guaranty, it being understood and agreed that all powers, rights and remedies under the Security Documents and the Facility Guaranty may be exercised solely by Administrative Agent and/or Collateral Agent acting as agent for and representative of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent and/or Collateral Agent on any of the Collateral pursuant to a public or private sale or a sale under §363 of the Bankruptcy Code, Administrative Agent, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (at the direction of the Requisite Lenders), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent and/or Collateral Agent at such sale.

9.10            Notice of Transfer.  The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.11            Reports and Financial Statements. By signing this Agreement, each Lender:

(a)           [intentionally omitted];

(b)           is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c)           expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)           agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.12            Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.13            Indemnification of Agents.  Without limiting the obligations of the Loan Parties hereunder, the Lenders hereby agree to indemnify the Agents and any Related Party, as the case may be, ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.14            Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.15            Defaulting Lender.

(a)           If for any reason any Lender shall become a Defaulting Lender or shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff and such failure is not cured within two (2) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting

Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i), (ii) and (iii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate.

ARTICLE X
MISCELLANEOUS

10.01          Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or Consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), without the written Consent of such Lender;

(b)           as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment or mandatory prepayment (including the Maturity Date) of principal, interest, fees or other amounts due to such Lender hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction or termination of the Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c)           as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan held by such Lender, or any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of each Lender entitled to such amount; provided, however, that (i) only the Consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) and (ii) only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” as it applies to the Loan or to waive any obligation of the Borrowers to pay interest on the Loan at the Default Rate;

(d)           as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e)           change any provision of this Section or the definition of “Applicable Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender included in any such definition;

(f)            except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g)           except as provided in Section 9.09(a)(i), (ii) or (iv), release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h)           without the written Consent of each Lender, increase the amount of the Loan; and

(i)            except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, (iii) the Side Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iv) the Coldwater Creek Side Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) the Monitoring Agreement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (vi) except to the extent provided in the Intercreditor Agreement, the Intercreditor Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the ABL Agent and the Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, at the request of the Administrative Agent and at the expense of the Lenders (including without limitation all Credit Party Expenses in connection therewith and all of the reasonable out-of-pocket expenses incurred by the Loan Parties, including without limitation the reasonable fees, charges and disbursements of counsel and outside consultants for the Loan Parties), the Loan Parties hereby agree to reasonably cooperate with the Credit Parties (a) to restructure the Loans hereunder, after taking into consideration the Issue Price, so long as the terms contemplated under this Agreement as of the date hereof (including without limitation, the economic terms, the Loan Interest Rate, the percentage of required cash interest and PIK Interest, the Maturity Date, any prepayment fee or premium (including the Prepayment Premium), all representations, covenants and events of defaults, and all rights to amend, modify or supplement this Agreement) are preserved and in the Lead Borrower’s reasonable judgment are no less favorable to the Loan Parties than such terms as in effect on the Closing Date (it being understood and agreed that dividing the Loans into tranches or allocating the economic benefit of the Loans amongst the Lenders that does not afford the holders of such tranches greater rights than those specified in Section 10.06(d) is not less favorable to the Loan Parties), and (b) to effect such restructuring including, without limitation, by amending this Agreement and the other Loan Documents (and any schedules or exhibits thereto), and executing additional documents in connection with the restructuring so long as any such amendment or additional documentation would not conflict with the provisions set forth in this paragraph.  For purposes of clarity, nothing in the foregoing sentence shall require any Loan Party to agree to any such restructuring or enter into any such amendment or additional documentation that, in its reasonable judgment, is adverse to its interest.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02          Notices, Financial Statements and Other Documents; Effectiveness; Electronic Communications.

(a)           Notices, Financial Statements and Other Documents Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices, financial statements and other documents and communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Loan Parties or the Agents, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices, financial statements and other documents sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices, financial statements and other documents sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices, financial statements and other documents delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices, financial statements and other documents and communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc. Each of the Loan Parties and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower and the Agents. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)           Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

(e)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall an Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

10.03          No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

10.04          Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b)           Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           Reimbursement by Lenders. Without limiting their obligations under Section 9.13 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments. All amounts due under this Section shall be payable on demand therefor.

(f)            Survival. The agreements in this Section shall survive the resignation of any Agent, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the repayment, satisfaction or discharge of all the other Obligations.

10.05          Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be automatically revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06          Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Effective Date” is specified in the Assignment and Assumption, as of the “Effective Date”, shall not be less than $2,500,000 with respect to the Loan, unless either (1) such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund or (ii) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition, (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment (2) such assignment is in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender, or (3) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and (B) the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.   Each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time (each a “Participation Register”).  The entries in each Participation Register shall be conclusive absent manifest error and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under Section 3.01, Section 3.04 and Section 10.08).  The Participation Register shall be available for inspection by the Lead Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead

Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07          Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the same terms as provided herein), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties; provided, however, that in the case of any disclosure pursuant to clause (c) above, the applicable Credit Party which is required to disclose confidential Information agrees to give the Lead Borrower, to the extent practicable and not otherwise prohibited by any such Law, regulation, subpoena, order or decree of a court or similar legal process, prior notice of such disclosure (provided, however, no Credit Party shall incur any liability to any Loan Party or other Person for failing to provide the Lead Borrower with any such prior notice); provided, further, however, that the Administrative Agent and such Lender shall disclose only that portion of the confidential Information as is required to be disclosed, in its sole judgment, pursuant to any such Law, regulation, subpoena, order or decree of a court or similar legal process. Any such required disclosure shall not, in and of itself, change the status of the disclosed information as Information under the terms of this Agreement.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08          Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender (through the Administrative Agent) agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09          Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11          Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Further, the provisions of Sections 3.01, 3.04 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (y) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked and (z) any Obligations that may thereafter arise under Section 10.04.

10.12          Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14          Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16          No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17          USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18          Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19          Time of the Essence. Time is of the essence of the Loan Documents.

10.20          Press Releases.

(a)           Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure.

(b)           Each Loan Party consents to the publication by the Agent or any Lender of advertising material, including any “tombstone” or comparable advertising, on its website or in other marketing materials of Agent, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia.  The Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  The Agent reserves the right to provide to industry trade organizations and loan syndication and pricing reporting services information necessary and customary for inclusion in league table measurements.

10.21          Additional Waivers.

(a)           The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)           The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(c)           To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)           Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that a Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the Borrowers hereunder or other Obligations incurred directly and primarily by any Loan Party (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the Borrower in an amount, for each of such other Loan Party, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or

Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e)           Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

10.22          No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23          Attachments.  The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24          Intercreditor Agreement.  The Loan Parties, the Agents and the Lenders acknowledge that the exercise of certain of the Agents’ and Lenders’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any requirement or shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, among the Loan Parties, the Agent and the Lenders shall remain in full force and effect.  In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control except with respect to any terms not consented to by the Lead Borrower that, pursuant to Section 8.7 of the Intercreditor Agreement, require the consent of the Lead Borrower.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation,
as Lead Borrower and a Borrower

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation, a Borrower

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation, a Borrower

By:
Name:
Title:

- Term Loan Agreement Signature Page -

Guarantors:

COLDWATER CREEK INC.,
a Delaware corporation,
as Parent and as a Guarantor

By:
Name:
Title:

C SQUARED, LLC,
a Delaware limited liability company,
as a Guarantor

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation,
as a Guarantor

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation,
as a Guarantor

By:
Name:
Title:

COLDWATER CREEK SOURCING INC.,
an Idaho corporation,
as a Guarantor

By:
Name:
Title:

- Term Loan Agreement Signature Page -

CWC SOURCING LLC,
an Idaho limited liability company,
as a Guarantor

By:
Name:
Title:

CWC REWARDS INC.,
an Arizona corporation,
as a Guarantor

By:
Name:
Title:

- Term Loan Agreement Signature Page -

Agents:

CC HOLDINGS AGENCY CORP.,
a Delaware corporation,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

- Term Loan Agreement Signature Page -

Lenders:

CC HOLDINGS OF DELAWARE, LLC — SERIES A, as a Lender

By:
Name:
Title:

- Term Loan Agreement Signature Page -

CC HOLDINGS OF DELAWARE, LLC — SERIES B, as a Lender

By:
Name:
Title:

- Term Loan Agreement Signature Page -

EXHIBIT A

Form of Loan Notice

LOAN NOTICE

Date:  July 9, 2012

To:                              CC Holdings Agency Corp., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of July 9, 2012 (the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

The Lead Borrower hereby irrevocably requests a Loan:

1.             On July 9, 2012, which is a Business Day.

2.             In the amount of $65,000,000.

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Loan requested herein complies with the provisions of Section 2.02 of the Loan Agreement (other than any provision addressing the responsibilities or duties of the Administrative Agent or the Lenders), and (b) all of the conditions specified in Article IV of the Loan Agreement have been satisfied (other than those conditions in Article IV that have been waived in accordance with Section 10.01 of the Loan Agreement) on and as of the date of the Borrowing.

[signature page follows]

COLDWATER CREEK U.S. INC.,
a Delaware corporation, as Lead Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO LOAN NOTICE]

EXHIBIT B

Form of Note

NOTE

$[ ]	, 20

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to [                      ] (hereinafter, with any subsequent holders, the “Lender”), at [ADDRESS], the principal sum of [                              ] DOLLARS ($[                      ]), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of any Borrower pursuant to the Term Loan Agreement dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Loan Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent, the Lender or any other Credit Party in exercising or enforcing any of such Agent’s, the Lender’s or any other Credit Party’s powers, rights, privileges, remedies, or discretions hereunder or under the other Loan Documents shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default, nor as a continuing waiver of any such Default or Event of Default.  This Note is a Loan Document.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent, the Lender and/or any other Credit Party with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower, any other Loan Party or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent, the Lender or any other Credit Party of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been indefeasibly paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE

2

OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents, the Lender and each other Credit Party, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE LOAN AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[signature page follows]

3

IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

[signature page TO NOTE]

EXHIBIT C

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:          CC Holdings Agency Corp., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies on behalf of the Lead Borrower and each of the other Loan Parties as of the date hereof the following:

1.                                       No Defaults or Events of Default.

(a)                                  Since                      (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b)                                 If a Default or Event of Default has occurred since                      (the date of the last similar certification), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.                                       Inventory Book Value Calculation. Attached hereto as Appendix II are reasonably detailed calculations demonstrating compliance with the “Inventory Book Value” covenant contained in Section 7.16 of the Loan Agreement.

3.                                       Minimum Availability.  Since                      (the date of the last similar certification), and except as set forth in Appendix III, Excess Availability (as calculated under the ABL Credit Agreement without giving effect to (x) any increase in the commitment to make ABL Loans, (y) any amendments, supplements, waivers, changes or modifications to the definition of Excess Availability or the Borrowing Base or any components thereof or any advance rates in respect of the same (unless consented to by the Administrative Agent) and (z) any elimination of Reserves

1

(as defined in the ABL Credit Agreement as in effect on the date of the Loan Agreement) existing as of the date of the Loan Agreement or any change in the methodology for the calculation of such Reserves that are not consented to by the Administrative Agent (except for any reserves imposed as a result of a condition or circumstance (including, without limitation, rent reserves) where the application condition or circumstance ceases to exist) has not been less than an amount equal to 15% of the then applicable Loan Cap.

4.                                       Capital Expenditures Calculation.  Unless the Loan Parties maintained a Fixed Charge Coverage, calculated as of the last day of each quarter on a trailing twelve (12) month Consolidated basis, during the most recently-ended Fiscal Year, of greater than 1.00:1.00 (which if satisfied evidence thereof is set forth in reasonable detail on Appendix IV), attached hereto as Appendix IV are reasonably detailed calculations demonstrating compliance with the “Capital Expenditures” covenant contained in Section 7.18 of the Loan Agreement (including reasonably detailed calculations of Fixed Charge Coverage).

5.                                       Minimum Liquidity.  Since                      (the date of the last similar certification), and except as set forth in Appendix V, the Liquidity of the Loan Parties has not been less than $15,000,000.

6.                                       Rent, Taxes and Insurance.

(a)                                  Except as set forth on Appendix VI, (i) all rent owing under any Leases (unless not required to be reported pursuant to Section 6.03(p) of the Loan Agreement), and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis, and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums that have not been timely paid. Appendix VI describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.  Copies of any related default, cure or late notices concerning any obligations have been enclosed herewith.

(b)                                 Appendix VI describes the details of any new Store openings, or closings of any Store, since the date of the last similar certification.

7.                                       Intellectual Property.  Since                      (the date of the last similar certification), and except as set forth in Appendix VII or except as reported with respect to Material Copyrights (as defined in the Security Agreement) pursuant to Section 4.16(e) of the Security Agreement, no Loan Party has acquired any patents, patent applications, trademark registrations, trademark applications, material copyright registrations or material copyright applications or other material Intellectual Property (including, without limitation, all Intellectual Property Licenses that are material to the conduct of such Grantor’s business) or applied for or registered any such Intellectual Property with the United States Copyright Office or the United States Patent and Trademark Office or any statement of use or amendment to allege use with respect to intent-to-use trademark applications were applied for with the United States Patent and Trademark Office.  If any Loan Party has acquired any such Intellectual Property or applied for or registered

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any such Intellectual Property with the United States Copyright Office or the United States Patent and Trademark Office or any statement of use or amendment to allege use with respect to intent-to-use trademark applications were applied for with the United States Patent and Trademark Office since                      (the date of the last similar certification), such Loan Party shall deliver to the Collateral Agent an updated Exhibit A, B and/or C (as applicable) to the Intellectual Property Security Agreement as required pursuant to Section 5(a) thereof.

8.                                       Financial Statements.  Attached hereto as Appendix VIII is [a Consolidated balance sheet of Coldwater Creek Inc., a Delaware corporation (the “Parent”), and its Subsidiaries as at the end of the most recently-ended Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements have been audited and are accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 5, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls except as expressly set forth in detail on Appendix VIII-A](1)[a Consolidated balance sheet of Coldwater Creek Inc., a Delaware corporation (the “Parent”), and its Subsidiaries as at the end of the most recently-ended Fiscal Quarter, and the related Consolidated statements of income or operations, and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) of the Loan Agreement, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, and such Consolidated statements fairly present in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes](2)[(i) a statement as to the book value of the Inventory held by the Loan Parties as of the end of the most recently-ended Fiscal Month for purposes of Section 7.16 of the Loan Agreement, and (ii) a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(e) of the Loan Agreement, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, and such Consolidated statements have been prepared in good faith and consistent with prior practices as fairly presenting in all material

(1) The foregoing bracketed language is to be included with the delivery of annual financials pursuant to Section 6.01(a) of the Loan Agreement.

(2) The foregoing bracketed language is to be included with the delivery of quarterly financials pursuant to Section 6.01(b) of the Loan Agreement.

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respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal quarter-end adjustments and the absence of footnotes](3).

9.                                       No Material Accounting Changes, Etc.

(a)                                  [The Consolidated statements mentioned in paragraph 8 fairly present in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.](4)

[The Consolidated statements mentioned in paragraph 8 above have been prepared in good faith and consistent with prior practices as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal quarter-end adjustments and the absence of footnotes.](5)

(b)                                 Except as set forth in Appendix IX, there has been no change in GAAP used in the preparation of the financial statements furnished to the Administrative Agent for the most recently-ended [Fiscal Year/Fiscal Quarter/Fiscal Month].  If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix IX.

10.                                 [Management Analysis.  Attached hereto as Appendix X is a copy of the discussion and analysis prepared by the management of the Lead Borrower with respect to the financial statements delivered herewith.](6)

(3) The foregoing bracketed language is to be included with the delivery of monthly financials pursuant to Section 6.01(c) of the Loan Agreement.

(4) The foregoing bracketed language is to be included with the delivery of quarterly financials pursuant to Section 6.01(b) of the Loan Agreement.

(5) The foregoing bracketed language is to be included with the delivery of monthly financials pursuant to Section 6.01(c) of the Loan Agreement.

(6) To be included with Fiscal Year end and Fiscal Quarter end deliveries.

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IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of the date first written above.

By:
Name:
Title:	of Coldwater Creek U.S., Inc., a Delaware corporation, as Lead Borrower

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

APPENDIX II

[Inventory Book Value]

APPENDIX III

[Minimum Availability — describe any noncompliance]

APPENDIX IV

[Capital Expenditures Calculation,

including Fixed Charge Coverage Calculation]

Are restrictions in Section 7.18 of the Loan Agreement applicable?           Yes  ☐              No  ☐

APPENDIX V

[Minimum Liquidity — list any noncompliance]

APPENDIX VI

Except as set forth below, (i) all rent owing under any Leases (unless not required to be reported pursuant to Section 6.03(l)  of the Loan Agreement), and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums that have not been timely paid.  [If any obligations and liabilities of the Loan Parties in respect of rent, utilities, Taxes and/or insurance premiums are not current, the following describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.]

Details of any new Store openings, or closings of any Store.

APPENDIX VII

[Intellectual Property]

APPENDIX VIII

[Financial Statements]

APPENDIX IX

[GAAP Changes]

APPENDIX X

[Management Analysis]

EXHIBIT D

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

Reference is made to the Term Loan Agreement, dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                                                               (the “Assignor”) and                                        (the “Assignee”) agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Loan Agreement as of the Effective Date (as defined below) (including, without limitation, such interest in the Assignor’s Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto.  After giving effect to such sale and assignment, the amount of the Loans owing to the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.                                       The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $2,500,000, or, if less, the entire remaining amount of the Assignor’s Loans owing to it, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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3.                                       The Assignee: (a) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon any Agent, the Assignor, any other Lender or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Documents; (c) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Loan Agreement and the other Loan Documents, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, the Assignee shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

4.                                       Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount, if any, required as set forth in Section 10.06(b)(iv) to the Loan Agreement, to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.                                       Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 10.06(b)(i)(B) and (b)(iii) of the Loan Agreement, consent by the Administrative Agent, the Required Lenders and/or the Lead Borrower, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Loan Agreement and the Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Loan Agreement and the other Loan Documents.

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6.                                       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

7.                                       This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof, but including Section 5-1401 of the New York General Obligations Law.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of , :

CC HOLDINGS AGENCY CORP.,
a Delaware corporation,
as Administrative Agent

By:
Name:
Title:

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Acknowledged and, to the extent required by Section 10.06(b)(i)(B) of the Loan Agreement, consented to, this           day of                    ,           :

ADMINISTRATIVE AGENT:

CC HOLDINGS AGENCY CORP.,

a Delaware corporation

By:
Name:
Title:

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Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Loan Agreement, consented to, this            day of                          ,                :

LEAD BORROWER:

COLDWATER CREEK U.S. INC.,

a Delaware corporation

By:
Name:
Title:

6

[To the extent required by Section 10.06(b)(iii) of the Loan Agreement, consented to, this              day of                             ,            :

REQUIRED LENDERS:

[                                             ]

By:
Name:
Title:]

7

Schedule I

to

Assignment and Assumption

Section 1. Percentage/Amount of Loans Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$

Section 2. Percentage/Amount of Loans Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage of Loans:		%

Assignee’s Applicable Percentage Loans:		%

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Section 3.

Effective Date:	,

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EXHIBIT E

Form of Credit Card Notification

PREPARE ON BORROWER/LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR

                       , 20

To:                              [Name and Address of Credit Card Processor]

(the “Processor”)

Re:          [                                                    ]

Security Agreement - Assignment of Credit Card Receivables

Dear Sir/Madam:

Under various agreements by and between, among others, the Company and CC Holdings Agency Corp., a Delaware Corporation, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the lenders and certain other credit parties party thereto from time to time (collectively, the “Credit Parties”), the Company and certain of its affiliates granted to the Collateral Agent (for its own benefit and the benefit of the Credit Parties) a security interest in, among other things, substantially all of the Company’s and such affiliates’ now owned or hereafter acquired personal property, including, without limitation, all rights of the Company to receive payments in respect of credit or charge card sales (“Card Sales”) processed or otherwise paid by [Name of Credit Card Processor] (the “Processor”) to the Company pursuant to that certain [Title of Credit Card Processing Agreement] between the Processor and the Company in effect as of the date hereof (the “Agreement”).

Pursuant to the facility and in connection with the security interest granted to the Collateral Agent in the Company’s rights to receive payments in respect of the Card Sales, the Company has agreed that the Collateral Agent shall have the right to directly collect all amounts due to the Company from the Processor.  In furtherance thereof, the Company is obligated to arrange for the proceeds of Card Sales to be routed by the Processor to a deposit account under the control of the Collateral Agent, regardless of the account routing instructions that are presently in place.  Accordingly, by this letter the Company and the Collateral Agent instruct the Processor, until the Processor receives written notification from an officer of the Collateral Agent to the contrary, to route, no less frequently than daily, all proceeds of Card Sales and any other amounts due to the Company from the Processor as follows:

(a)                                  to the following deposit account (the “Account”):

[Name of Bank]

ABA #

Account No.

For Credit to the Account of:

(b)                                 As the Processor may be instructed from time to time in writing by an officer of the Collateral Agent.

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Upon request of the Collateral Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Collateral Agent):

If to the Collateral Agent:

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:  Josh Olshansky

Re:  Coldwater Creek

Telephone:  415-983-2700

Facsimile:  415-983-2828

E-mail:  jolshansky@goldengatecap.com

The Company acknowledges and agrees that, except as expressly set forth herein, all of the terms of the Agreement continue to be in full force and effect.

The Company will indemnify and hold harmless Processor from any and all liabilities, claims, demands, actions or judgments, including but not limited to attorneys’ fees, arising out of or resulting from the acts or omissions of the Processor, its employees, officers or agents in complying with the terms of this letter agreement.

The Company and the Collateral Agent appreciate the Processor’s anticipated cooperation and assistance in effectuating this change.  Should you have any questions concerning this matter, please do not hesitate to contact the Company or the Collateral Agent at:

Coldwater Creek U.S. Inc.

One Coldwater Creek Drive

Sandpoint, ID 83864

Attention:  Chief Financial Officer

Telephone:  208-265-3450

Facsimile:  208-265-7108

E-mail: jim.bell@thecreek.com

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:  Josh Olshansky

Re:  Coldwater Creek

Telephone:  415-983-2700

Facsimile:  415-983-2828

E-mail:  jolshansky@goldengatecap.com

This letter may be amended only by the written agreement of the Processor, the Company and the Collateral Agent, and may be terminated solely by written notice signed by the Collateral Agent.

[signature page follows]

2

Very truly yours,

[ ],
a [ ], as the Company

By:
Name:
Title:

cc:           CC Holdings Agency Corp., as the Collateral Agent

[Signature Page to Credit Card Notification]

EXHIBIT F

Form of DDA Notification

PREPARE ON OBLIGOR LETTERHEAD - ONE FOR EACH DEPOSITORY

                           , 20

To:                              [Name and Address of Bank]

Re:          [                                                    ]

The Account Numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the Account Numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [                                          ], a [                                    ] with offices at [                                          ] (the “Obligor”), now or hereafter maintains with you.  The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Obligor.

Under various agreements by and between, among others, the Obligor and [                            ], as collateral agent (in such capacity, together with its successors and assigns in such capacity, herein the “Collateral Agent”) for its own benefit and the benefit of the lenders and certain other credit parties party thereto from time to time (collectively, the “Credit Parties”), the Obligor has granted to the Collateral Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Obligor’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby.  Consequently, the present and all future contents of the Account constitute the Collateral Agent’s collateral.

Until you receive written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance not to exceed $2,500.00 as may be required by you to be maintained in each of the Accounts, shall be transferred no less frequently than daily only as follows:

(a)           By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

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[Name of Bank]

ABA #

Account No.

Re:

or

(b)           As you may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

Upon request of the Collateral Agent, a copy of each statement issued with respect to the Account should be provided to the Collateral Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Collateral Agent):

If to the Collateral Agent:

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:  Josh Olshansky

Re:  Coldwater Creek

Telephone:  415-983-2700

Facsimile:  415-983-2828

E-mail:  jolshansky@goldengatecap.com

You shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Accounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.  Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Obligor and the Collateral Agent under the terms of the loan arrangements and the loan documents executed in connection therewith between, among others, the Obligor and the Collateral Agent.

This letter may be amended only by notice in writing signed by the Obligor, an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

[signature page follows]

2

Very truly yours,

[ ],
a [ ], as Obligor

By:
Name:
Title:

cc:           CC Holdings Agency Corp., as Collateral Agent

[Signature Page to DDA Notification]

Exhibit A

Accounts

[See attached]

[Exhibit A to DDA Notification]

EXHIBIT G

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of [                                  ], by and among:

[                                                  ], a [                                                  ] (the “New [Borrower/Guarantor]”), with its principal executive offices at [                                                ]; and

CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A.            Reference is made to a certain Term Loan Agreement dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto, (ii) the other Borrowers from time to time party thereto (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (iii) the Guarantors from time to time party thereto (the “Existing Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

B.            The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Loan Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Guarantors] thereunder.

C.            Pursuant to the terms of the Loan Agreement, in order for the New [Borrower/Guarantor] to become party to the Loan Agreement and the other Loan Documents as provided herein, the New [Borrower/Guarantor] and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

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NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Loan Agreement and the other Loan Documents, and hereby:

(a)                                  joins in the execution of, and becomes a party to, the Loan Agreement and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)                                 covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Loan Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if the New [Borrower/Guarantor] was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(c)                                  makes all representations, warranties, and other statements of a [Borrower/Guarantor] under the Loan Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if the New [Borrower/Guarantor] was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(d)                                 assumes and agrees to perform all applicable duties and Obligations of the Existing [Borrowers/Guarantors] under the Loan Agreement and the other Loan Documents;

(e)                                  acknowledges that is has received and reviewed the Intercreditor Agreement and acknowledges and consents to the terms and provisions set forth therein;

(f)                                    represents and warrants to the Agents and the other Credit Parties that this Joinder has been duly executed and delivered by the New [Borrower/Guarantor] and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other laws affecting creditors’ rights generally and general principles of equity

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(regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.                                       Supplemental Schedules.  To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Loan Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

3.                                       Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Loan Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

4.                                       Conditions Precedent to Effectiveness.  This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)                                 All action on the part of the New [Borrower/Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  The New [Borrower/Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     Certificate of Legal Existence and Good Standing, if applicable, issued by the Secretary of the State of its incorporation or organization and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(ii)                                  Such executed certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New

3

[Borrower/Guarantor] as the Administrative Agent may require evidencing (A) the authority of the New [Borrower/Guarantor] to enter into this Joinder and the other Loan Documents to which the New [Borrower/Guarantor] is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which the New [Borrower/Guarantor] is a party or is to be a party.

(iii)                               Copies of the New [Borrower/Guarantor]’s Organization Documents from the applicable office of the state of organization of the New [Borrower/Guarantor] and such other documents and certifications as the Administrative Agent may reasonably require to evidence that the New [Borrower/Guarantor] is duly organized or formed, and that the New [Borrower/Guarantor] is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case, certified by a Responsible Officer of the New [Borrower/Guarantor] as to the truthfulness, correctness and completeness of such documents

(iv)                              Execution and delivery to the Agents by the New [Borrower/Guarantor] of the following Loan Documents:

a)                                      [Joinders to the Notes, as applicable;]

b)                                     [Joinder to the Security Documents, as applicable;]

c)                                      [Joinder to the Facility Guaranty, as applicable;]

d)                                     [Pledge Agreements, as applicable;]

e)                                      [Joinder of the Intellectual Property Security Agreement, as applicable];

f)                                        [Mortgage for the Material Owned Real Estate located at                             , as applicable;]

g)                                     [Blocked Account Agreement with                               , as applicable;]

4

h)                                     [Collateral Access Agreement for the Real Estate located at                                 , as applicable;]

i)                                         [Credit Card Notification, as applicable;]

j)                                         [DDA Notification, as applicable;]

k)                                      Such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require.

(d)                                 Upon the request of the Administrative Agent in its sole discretion, other than with respect to any Immaterial Subsidiary, the Administrative Agent shall have received a written legal opinion of the New [Borrower’s/Guarantor’s] counsel, addressed to the Administrative Agent, the Collateral Agent and the other Credit Parties, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

(e)                                  The Collateral Agent shall have received all documents and instruments, including UCC financing statements, Intellectual Property Security Agreements[, Mortgages] and Blocked Account Agreements, required by Law or the Loan Documents or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(f)                                    All reasonable fees and Credit Party Expenses incurred by the Agents and the other Credit Parties in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full by the New [Borrower/Guarantor] and the other Loan Parties.

(g)                                 The Collateral Agent for the benefit of the Credit Parties shall have (i) a first-priority, perfected Lien (subject only to Permitted Encumbrances) on all of the assets of the New [Borrower/Guarantor] that are Term Loan Priority Collateral and the New [Borrower/Guarantor] and the other Loan Parties shall have taken all necessary actions in connection therewith, including, among other things, the New [Borrower/Guarantor] and the other Loan Parties shall have delivered to the Collateral Agent (A) to the extent such Equity Interests are “securities” pursuant to Article 8 of the UCC, the originals of the executed Equity Interest Certificates evidencing the Equity Interest of the New [Borrower/Guarantor] and the Equity Interests of any Person owned by the New [Borrower/Guarantor] that are pledged

5

pursuant to the Pledge Agreement or the Security Agreement and the corresponding Equity Interest powers executed in blank and (B) to the extent required to be delivered pursuant to the Security Agreement, the originals of any executed promissory notes evidencing Term Loan Priority Collateral and corresponding allonges executed in blank and (ii) a security interest in all of the ABL Priority Collateral superior in priority to all other Persons other than the ABL Agent and the other holders of Permitted Encumbrances, and the Loan Parties shall have taken all necessary actions in connection therewith.

(h)                                 The Agents shall have received evidence that all insurance required to be maintained for the New [Borrower/Guarantor] pursuant to the Loan Documents and all certificates and endorsements with respect to the New [Borrower/Guarantor] in favor of the Agents required under the Loan Documents have been obtained and are in effect.

(i)                                     The direct parent of the New [Borrower/Guarantor] shall have executed and delivered to the Collateral Agent a Pledged Collateral Addendum evidencing the Equity Interests owned by such direct parent in the New [Borrower/Guarantor] and pledged as security for the Obligations to the Collateral Agent.

(j)                                     The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Administrative Agent or the Collateral Agent may reasonably request.

5.                                       Miscellaneous.

(a)                                  This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Joinder by telecopy shall be as effective as delivery of a manually executed counterpart of this Joinder.

(b)                                 This Joinder (together with the other Loan Documents) expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

6

(d)                                 To the extent not paid by the New [Borrower/Guarantor] pursuant to Section 4(f) above, the Existing Borrowers and Existing Guarantors shall, within ten (10) Business Days after demand therefor, pay all reasonable fees and other Credit Party Expenses of the Agents and the other Credit Parties, including, without limitation, all reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Joinder and the other documents, instruments and agreements required pursuant to Section 4 of this Joinder.

(e)                                  The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(f)                                    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(g)                                 AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE LOAN AGREEMENT.

(h)                                 This Joinder is a Loan Document.

(i)                                     Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent”, “Administrative Agent” or “Agent” shall be a reference to the Collateral Agent, Administrative Agent or Agent, respectively, in each case, for the benefit of itself and each other Credit Party.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

New [Borrower/Guarantor]:

[ ]
a [ ]

By:
Name:
Title:

Administrative Agent:

CC HOLDINGS AGENCY CORP.

By:
Name:
Title:

Collateral Agent:

CC HOLDINGS AGENCY CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Acknowledged and Agreed:

Existing Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

Existing Guarantors:

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

C SQUARED, LLC,
a Delaware limited liability company,

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation,

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation,

By:
Name:
Title:

COLDWATER CREEK SOURCING INC.,
an Idaho corporation,

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

CWC SOURCING LLC,
an Idaho limited liability company,

By:
Name:
Title:

CWC REWARDS INC.,
an Arizona corporation,

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Exhibit H

Payments under the Credit Agreement shall be allocated between CC Holdings of Delaware, LLC - Series A and CC Holdings of Delaware, LLC - Series B in accordance with the grid below:

Category	Payments	CC Holdings of Delaware, LLC - Series A	CC Holdings of Delaware, LLC - Series B

1	Principal Payments (up to the first $32,500,000 of original principal amount) and Prepayment Premium on the Callable Portion of the Term Loan		X

2	Principal Payments (of any remaining principal amount after giving effect to the payments in Category 1) and Prepayment Premium on the Non-Callable Portion of the Term Loan	X

3	Payments of Cash Interest on all principal amount (except for principal amount resulting from PIK Interest)		X

4	Payments of Cash Interest on all principal amount resulting from PIK Interest	X

5	Payments of PIK Interest (including PIK Interest that has accrued on the principal amount of the Loans)	X

SCHEDULE 1.01

Borrowers

1.               Coldwater Creek U.S. Inc., a Delaware corporation

2.               Coldwater Creek The Spa Inc., an Idaho corporation

3.               Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

1

SCHEDULE 1.02

Guarantors

1.               Coldwater Creek Inc., a Delaware corporation

2.               C Squared LLC, a Delaware limited liability company

3.               Aspenwood Advertising, Inc., a Delaware corporation

4.               Coldwater Creek Sourcing Inc., an Idaho corporation

5.               CWC Sourcing LLC, an Idaho limited liability company

6.               CWC Worldwide Services Inc., an Idaho corporation

7.               CWC Rewards Inc., an Arizona corporation

2

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
CC Holdings of Delaware, LLC - Series A	$32,500,000.00	50.00%
CC Holdings of Delaware, LLC - Series B	$32,500,000.00	50.00%
Total	$65,000,000	100.00%

3

SCHEDULE 5.01

Loan Parties Organizational Information

Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office / Principal Place of Business	Organizational ID Number	Federal Employer Identification Number

Coldwater Creek U.S. Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	4389730	20-8028831

Coldwater Creek Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	2585264	82-0419266

Coldwater Creek The Spa Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C-162369	20-3747592

C Squared LLC	Limited Liability Company	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	3932368	None

Aspenwood Advertising, Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	3431538	14-1877427

Coldwater Creek Sourcing Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C-155353	02-0738530

CWC Sourcing LLC	Limited Liability Company	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	W-38677	None

CWC Worldwide Services Inc.	Corporation	Idaho	One Coldwater Creek Drive Sandpoint, ID 83864	C-170297	02-8028844

Coldwater Creek Merchandising & Logistics Inc.	Corporation	Delaware	One Coldwater Creek Drive Sandpoint, ID 83864	4552634	26-2483904

CWC Rewards Inc.	Corporation	Arizona	One Coldwater Creek Drive Sandpoint, ID 83864	1716273-2	45-3715382

4

SCHEDULE 5.06

Litigation

None.

5

SCHEDULE 5.08(b)(1)

Owned Real Estate

Owner	Owned Real Estate	Holder of Mortgage or Other Lien
Coldwater Creek Inc.	Schweitzer Duplex 319 Schweitzer Mtn Sandpoint, ID 83864 Bonner County	None.

Coldwater Creek Merchandising & Logistics Inc.	Corporate Headquarters Office One Coldwater Creek Drive Sandpoint, ID 83864 Bonner County	ABL Agent.

6

SCHEDULE 5.08(b)(2)

Leased Real Estate

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	CENTRAL AVENUE 126 CENTRAL AVE. WESTFIELD, NJ 07090	UNION	126 CENTRAL AVENUE, LLC
COLDWATER CREEK U.S. INC	VILLAGE POINTE 17151 DAVENPORT ST., #M109 OMAHA, NE 68118	DOUGLAS	168TH AND DODGE, LP
COLDWATER CREEK U.S. INC	THE FORUM AT SONCY 3350 S. SONCY RD., #100 AMARILLO, TX79124	RANDALL	34TH & SONCY, LTD. GRACO REAL ESTATE
COLDWATER CREEK U.S. INC	BROOK 35 WEST 2157 HWY 35, #1 SEA GIRT, NJ 08750	MONMOUTH	35 WEST, LLC METROVATION
COLDWATER CREEK U.S. INC	THIRD AVE. (3RD & 68TH) 1172 THIRD AVE. NEW YORK, NY10065	NEW YORK	69TH TENANTS CORP.
COLDWATER CREEK U.S. INC	ABERCORN WALK 5525 ABERCORN ST., #70 SAVANNAH, GA31405	CHATHAM	ABERCORN (E&A), LLC
COLDWATER CREEK U.S. INC	ABERCORN WALK — STORAGE 5525 ABERCORN ST. SAVANNAH, GA31405	CHATHAM	ABERCORN (E&A), LLC
COLDWATER CREEK THE SPA INC.	THE SHOPSAT PEMBROKE GARDENS 322 SW 145TH TERRACE PEMBROKE PINES, FL33027	BROWARD	AD PEMBROKE LAND COMPANY, LLC
COLDWATER CREEK U.S. INC	THE SHOPS AT PEMBROKE GARDENS 330 SW 145TH TERRACE PEMBROKE PINES, FL33027	BROWARD	AD PEMBROKE LAND COMPANY, LLC
COLDWATER CREEK U.S. INC	ALDERWOOD 3000 184TH ST. S.W., #940 LYNNWOOD, WA98037	SNOHOMISH	ALDERWOOD MALL LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	ALGONQUIN COMMONS 2004 S. RANDALL RD. ALGONQUIN, IL60102	KANE	ALGONQUIN COMMONS, LLC
COLDWATER CREEK U.S. INC	ANNAPOLIS TOWNE CENTRE AT PAROLE 1915 TOWNE CENTER BLVD. ANNAPOLIS, MD21401	ANNE ARUNDEL	ANNAPOLIS TOWNE CENTRE AT PAROLE, LLC
COLDWATER CREEK U.S. INC	APACHE MALL 505 APACHE MALL ROCHESTER, MN55902	OLMSTED	APACHE MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE ARBORETUM AT SOUTH BARRINGTON 100 WEST HIGGINS RD., STE. R-11 SOUTH BARRINGTON, IL60010	COOK	ARBORETUM OF SOUTH BARRINGTON, LLC
COLDWATER CREEK U.S. INC	DEL MONTE SHOPPING CENTER 250 DEL MONTE CENTER, SUITE #4	MONTEREY	AMERICAN ASSETS TRUST, LP

7

Lessee	Address of Real Property	County	Lessor
	MONTEREY, CA 93940		MACERICH
COLDWATER CREEK U.S. INC	ARLINGTON HIGHLANDS 4000 ARLINGTON HIGHLANDS BLVD., #149 ARLINGTON, TX 76018	TARRANT	ARLINGTON HIGHLANDS LTD.
COLDWATER CREEK U.S. INC	PAVILIONS 561 PAVILIONS LANE, SACRAMENTO, CA 95825	SACRAMENTO	DONAHUE SCHRIBER REALTY GROUP LP DONAHUE SCHRIBER
COLDWATER CREEK U.S. INC	AUGUSTA MALL 3450 WRIGHTSBORO RD., # B210 AUGUSTA, GA 30909	RICHMOND	AUGUSTA MALL LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE AVENUE - FORSYTH 410 PEACHTREE PKWY, #242 CUMMING, GA 30041	FORSYTH	AVENUE FORSYTH LLC
COLDWATER CREEK U.S. INC	THE AVENUE - WEBB GIN 1350 SCENIC HWY., #300 SNELLVILLE, GA 30078	GWINNETT	AVENUE WEBB GIN, LLC
COLDWATER CREEK U.S. INC	MAGIC VALLEY MALL 1239 POLE LINE ROAD E. #301 TWIN FALLS, ID 83301	TWIN FALLS	MAGIC VALLEY MALL, L.L.C.
COLDWATER CREEK U.S. INC	BATTLEFIELD MALL 2825 S. GLENSTONE AVE., #F-18 SPRINGFIELD, MO65804	GREENE	BATTLEFIELD MALL, LLC
COLDWATER CREEK U.S. INC	BAYBROOK MALL 1040 BAYBROOK MALL FRIENDSWOOD, TX 77546	HARRIS	BAYBROOK MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE SUMMIT - BIRMINGHAM 200 SUMMIT BLVD., #100 BIRMINGHAM, AL 35243	JEFFERSON	BAYER RETAIL COMPANY LLC BAYER PROPERTIES
COLDWATER CREEK U.S. INC	BAYSHORE 525 W. NORTHSHORE GLENDALE, WI53217	MILWAUKEE	BAYSHORE TOWN CENTER LLC STEINER
COLDWATER CREEK U.S. INC	GRAND BOULEVARD AT SANDESTIN 560 GRAND BLVD., #101 SANDESTIN, FL32550	WALTON	BAYTOWNE COMMERCIAL JOINT VENTURE PARTNERS
COLDWATER CREEK U.S. INC	BELLEVUE SQUARE 1070 BELLEVUE SQUARE BELLEVUE, WA98004	KING	BELLEVUE SQUARE MANAGERS, INC. KEMPER DEVELOPMENT
COLDWATER CREEK U.S. INC	WESTFIELD COUNTYSIDE 27001 US HWY 19 N. #2017 CLEARWATER, FL33761	PINELLAS	BELLWETHER PROPERTIES OF FLORIDA (LIMITED) WESTFIELD
COLDWATER CREEK THE SPA INC.	BELMAR 329 S. TELLER ST. LAKEWOOD, CO80226	JEFFERSON	BELMAR MAINSTREET HOLDINGS I, LLC
COLDWATER CREEK U.S. INC	BELMAR 340 S. TELLER ST. LAKEWOOD, CO80226	JEFFERSON	BELMAR MAINSTREET HOLDINGS I, LLC

8

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	THE ORCHARD (ORCHARD PARK) 4005 N. BUFFALO RD., #200 ORCHARD PARK, NY 14127	ERIE	BENDERSON DEVELOPMENT COMPANY, INC.
COLDWATER CREEK U.S. INC	BRADLEY FAIR 1900 N. ROCK RD., #136 WICHITA, KS67206	SEDGWICK	BF OWNER, L.L.C.
COLDWATER CREEK U.S. INC	FIRST AVENUE (SANDPOINT) STORE 311 N. FIRST AVE. SANDPOINT, ID83864	BONNER	BIG BLUE LAKE LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT PIERCE HILL 1308 VESTAL PKWY. E., #5 VESTAL, NY 13850	BROOME	BINGHAMTON JOINT VENTURE, LC STANBERRY
COLDWATER CREEK U.S. INC	BIRCH RUN PREMIMUM OUTLETS 8825 MARKETPLACE DR., #F410 BIRCH RUN, MI48415	SAGINAW	BIRCH RUN OUTLETS II, LLC
COLDWATER CREEK U.S. INC	BLAKENEY 9830 REA RD., #D CHARLOTTE, NC28277	MECKLENBURG	BLAKENEY RETAIL, LLC CROSLAND
COLDWATER CREEK U.S. INC	MAIN STREET PROMENADE 55 S. MAIN ST., #103 NAPERVILLE, IL60540	DU PAGE	BLOCK 418, LLC
COLDWATER CREEK THE SPA INC	MAIN STREET PROMENADE 55 S. MAIN ST., #200 NAPERVILLE, IL60540	DU PAGE	BLOCK 418, LLC
COLDWATER CREEK U.S. INC	HILLSDALE SHOPPING CENTER 336 HILLSDALE SHOPPING CENTER SAN MATEO, CA 94403	SAN MATEO	BOHANNON DEVELOPMENT COMPANY
COLDWATER CREEK U.S. INC	WESTFIELD BRANDON 856 BRANDON TOWN CENTER BRANDON, FL33511	HILLSBOROUGH	BRANDON SHOPPING CENTER PARTNERS, LTD WESTFIELD
COLDWATER CREEK U.S. INC	THE STREETS OF BRENTWOOD 2565 SAND CREEK RD. #116 BRENTWOOD, CA 94513	CONTRA COSTA	BRENTWOOD SPECIALTY CENTER, LLC
COLDWATER CREEK U.S. INC	BURLINGTON TOWN CENTER 49 CHURCH ST., #1034 BURLINGTON, VT05401	CHITTENDEN	BURLINGTON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	BURLINGTON TOWN CENTER — STORAGE 49 CHURCH ST. BURLINGTON, VT05401	CHITTENDEN	BURLINGTON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	BRIDGEPORT VILLAGE 7233 BRIDGEPORT RD. TIGARD, OR97224	WASHINGTON	BV CENTERCAL, LLC CHARTER OAK
COLDWATER CREEK THE SPA INC.	BRIDGEPORT VILLAGE 7449 S.W. BRIDGEPORT RD. TIGARD, OR97224	WASHINGTON	BV CENTERCAL, LLC
COLDWATER CREEK THE SPA INC.	BRIDGEPORT VILLAGE — STORAGE 7449 S.W. BRIDGEPORT RD. TIGARD, OR97224	WASHINGTON	BV CENTERCAL, LLC

9

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	MILLCREEK MALL 600 MILLCREEK MALL ERIE, PA16565	ERIE	CAFARO MANAGEMENT COMPANY
COLDWATER CREEK U.S. INC	WESTFIELD CAPITAL PROMENADE 2511 4TH AVE., #106 OLYMPIA, WA98502	THURSTON	CAPITAL MALL LAND, LLC WESTFIELD
COLDWATER CREEK U.S. INC	VILLAGE AT LEESBURG 1603 VILLAGE MARKET BLVD SE, #116 LEESBURG, VA 20175	LOUDEN	CARLYLE/CYPRESS LEESBURG I, LLC CARLYLE-CYPRESS
COLDWATER CREEK U.S. INC	MIDTOWN VILLAGE 1800 MCFARLAND BLVD. EAST, #100 TUSCALOOSA, AL 35404	TUSCALOOSA	CARLYLE-CYPRESS TUSCALOOSA I, LLC CYPRESS EQUITIES
COLDWATER CREEK U.S. INC	LAKESIDE VILLAGE 1429 TOWNE CENTER DR. LAKELAND, FL33803	POLK	CASTO-OAKBRIDGE VENTURE, LTD
COLDWATER CREEK U.S. INC	THE MALL OF ACADIANA 5725 JOHNSTON ST., #E-212 LAFAYETTE, LA70503	LAFAYETTE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	ALAMANCE CROSSING 3173 WALTHAM BLVD. BURLINGTON, NC27215	ALAMANCE	CBL & ASSOCIATES LTD. PARTNERSHIP
COLDWATER CREEK U.S. INC	CARY TOWNE CENTER 1105 WALNUT ST., #H157A CARY, NC27511	WAKE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	MILFORD MARKETPLACE 1660 BOSTON POST RD. MILFORD, CT06460	NEW HAVEN	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	PEARLAND TOWN CENTER 11200 BROADWAY ST #740 PEARLAND, TX 77584	BRAZORIA	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	THE DISTRICT AT CHERRYVALE 7180 HARRISON AVE., #1 ROCKFORD, IL61112	WINNEBAGO	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	TRIANGLE TOWN CENTER 5959 TRIANGLE TOWN BLVD., #EU2155 RALEIGH, NC27616	WAKE	CBL & ASSOCIATES MANAGEMENT, INC.
COLDWATER CREEK U.S. INC	WEST COUNTY CENTER 122 WEST COUNTY CENTER DES PERES, MO63131	SAINT LOUIS	CBL & ASSOCIATES MANAGEMENT, INC. WESTFIELD
COLDWATER CREEK U.S. INC	THE DISTRICT AT MONROEVILLE MALL 706 MALL CIRCLE DR. MONROEVILLE, PA15146	ALLEGHENY	CBL/MONROEVILLE EXPANSION, L.P.
COLDWATER CREEK U.S. INC	PARK PLAZA MALL 6000 W. MARKHAM ST., #2042 LITTLE ROCK, AR72205	PULASKI	CBL/PARK PLAZA MALL, LLC
COLDWATER CREEK U.S. INC	THE SHOPS AT FRIENDLY CENTER 3326 W. FRIENDLY AVE., #101 GREENSBORO, NC 27410	GUILFORD	CBL-SHOPS AT FRIENDLY, LLC
COLDWATER CREEK INC	CEDAR HILLS OFF-SITE STORAGE SPACE 4100 MCGHEE ROAD, SUITE M KOOTENAI, ID83840	BONNER	CEDAR HILLS CHURCH

10

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	THE PROMENADE SHOPS AT CENTERRA 5855 SKY POND DR., #F154 LOVELAND, CO80538	LARIMER	CENTERRA LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK U.S. INC	THE AVENUE MURFREESBORO 2615 MEDICAL CENTER PKWY., #2055 MURFREESBORO, TN37129	RUTHERFORD	CF MURFREESBORO ASSOCIATES
COLDWATER CREEK U.S. INC	CHARLESTON TOWN CENTER 1095 CHARLESTON TOWN CENTER CHARLESTON, WV25389	KANAWHA	CHARLESTON TOWN CENTER COMPANY L.P. FOREST CITY
COLDWATER CREEK U.S. INC	PREMIER CENTRE 3410 HIGHWAY 190 MANDEVILLE, LA 70471	ST. TAMMANY PARISH	PREMIER MANDEVILLE, LLC
COLDWATER CREEK U.S. INC	THE CROSSINGS PREMIUM OUTLETS 1000 RTE. 611, # I-01 TANNERSVILLE, PA18372	MONROE	CHELSEA POCONO FINANCE, LLC
COLDWATER CREEK U.S. INC	OSAGE BEACH PREMIUM OUTLETS 4540 HWY. 54, #H-3 OSAGE BEACH, MO65065	CAMDEN	CHELSEA PROPERTY GROUP
COLDWATER CREEK U.S. INC	TOWNE PLACE AT GARDEN STATE PARK 957 HADDONFIELD RD., #K120 CHERRY HILL, NJ 08002	CAMDEN	CHERRY HILL TOWNE CENTER PARTNERS, LLC
COLDWATER CREEK U.S. INC	CLACKAMAS TOWN CENTER 12000 SE 82ND AVE., #K117 PORTLAND, OR97086	CLACKAMAS	CLACKAMAS TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE PROMENADE SHOPS AT CLIFTON 852 ROUTE 3 #100 CLIFTON, NJ 07012	PASSAIC	CLIFTON LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK U.S. INC	ROOKWOOD COMMONS 2647 EDMONDSON RD. CINCINNATI, OH45209	HAMILTON	JEFFREY R. ANDERSON
COLDWATER CREEK U.S. INC	THE PROMENADE AT COCONUT CREEK 4449 LYONS RD. #J-101 COCONUT CREEK, FL 33073	BROWARD	COCONUT CREEK DEVELOPMENT, LLC STANBERY
COLDWATER CREEK U.S. INC	COCONUT POINT 23190 FASHION DR. #105 ESTERO, FL 33928	LEE	COCONUT POINT DEVELOPERS, LLC SIMON
COLDWATER CREEK U.S. INC	WINTER GARDEN VILLAGE AT FOWLER GROVE 3267 DANIELS RD., STE. 102 WINTER GARDEN, FL 34787	ORANGE	COLE MT WINTER GARDEN FL, LLC
COLDWATER CREEK U.S. INC	COLUMBIA CENTER 1321 N. COLUMBIA CENTER BLVD., #801 KENNEWICK, WA99336	BENTON	COLUMBIA MALL PARTNERSHIP SIMON
COLDWATER CREEK U.S. INC	COLUMBIA MALL 2300 BERNADETTE DR., #103 COLUMBIA, MO65203	BOONE	COLUMBIA MALL, L.LC GENERAL GROWTH PROPERTIES

11

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	THE STREETS OF CHESTER 270 S.O.C. ST. ROUTE 206 SOUTH CHESTER, NJ 07930	MORRIS	CONTINENTAL RETAIL PROPERTY SERVICES
COLDWATER CREEK U.S. INC	THE STREETS OF TANASBOURNE 2100 NW ALLIE AVE., #450 HILLSBORO, OR97124	WASHINGTON	CONTINENTAL TANASBOURNE, LLC
COLDWATER CREEK U.S. INC	GALLERIA OF MT. LEBANON 1500 WASHINGTON BLVD. MT. LEBANON, PA15228	ALLEGHENY	CONTINENTAL/GALLERIA, LP
COLDWATER CREEK U.S. INC	CORAL RIDGE MALL 1451 CORAL RIDGE AVE., #118 CORALVILLE, IA52241	JOHNSON	CORAL RIDGE
COLDWATER CREEK U.S. INC	FACTORY STORES AT LINCOLN CITY 1500 S.E. DEVILS LAKE RD., #407 LINCOLN CITY, OR97367	LINCOLN	COROC/LINCOLN CITY L.L.C.
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER -PARK CITY 6699 N. LANDMARK DR., #E100 PARK CITY, UT84098	SUMMIT	COROC/PARK CITY L.L.C. TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER BAYSIDE 36725 BAYSIDE OUTLET DR., STE. 720 REHOBOTH BEACH, DE19971	SUSSEX	COROC/REHOBOTH II L.L.C.
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - FOLEY 2601 S. MCKENZIE ST., #P5 FOLEY, AL36535	BALDWIN	COROC/RIVIERA L.L.C. TANGER PROPERTIES LP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - TUSCOLA A200 TUSCOLA BLVD., #4002 TUSCOLA, IL 61953	DOUGLAS	COROC/TUSCOLA L.L.C.
COLDWATER CREEK U.S. INC	THE AVENUE - VIERA 2261 TOWN CENTER AVE., #102 MELBOURNE, FL 32940	BREVARD	CP VENTURE FIVE - AV LLC
COLDWATER CREEK U.S. INC	THE AVENUE - WEST COBB 3625 DALLAS HWY., #560 MARIETTA, GA 30064	COBB	CP VENTURE FIVE - AWC LLC COUSINS PROPERTIES
COLDWATER CREEK U.S. INC	THE AVENUE - EAST COBB 4475 ROSWELL RD., #1410 MARRIETTA, GA 30062	COBB	CP VENTURE FIVE-AEC, LLC
COLDWATER CREEK U.S. INC	THE AVENUE - PEACHTREE CITY 508 CIRCLE GATE PEACHTREE CITY, GA 30269	FAYETTE	CP VENTURE FIVE-APC, LLC
COLDWATER CREEK U.S. INC	SHOPS AT BRINTON LAKE 923 BALTIMORE PIKE GLEN MILLS, PA19342	DELAWARE	CPBP-VII ASSOCIATES, L.P. BRINTON LAND DEVELOPMENT
COLDWATER CREEK U.S. INC	VACAVILLE PREMIUM OUTLETS 111-A NUT TREE RD. VACAVILLE, CA 95687	SOLANO	CPG FINANCE II LLC
COLDWATER CREEK U.S. INC	HOUSTON PREM OUTLETS 29300 HEMPSTEAD RD. #301 CYPRESS, TX 77433	HARRIS	CPG HOUSTON HOLDINGS, L.P.
COLDWATER CREEK U.S. INC	ALBERTVILLE PREM OUTLETS 6415 LABEAUX AVE. NE #B050 ALBERTVILLE, MN55301	WRIGHT	CPG PARTNERS, L.P.

12

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	DESERT HILLS PREMIUM OUTLETS 48400 SEMINOLE DR., #520 CABAZON, CA 92230	RIVERSIDE	CPG PARTNERS, L.P.
COLDWATER CREEK U.S. INC	NORTH GEORGIA PREMIUM OUTLETS 800 HIGHWAY 400 SOUTH DAWSONVILLE, GA 30534	DAWSON	CPG PARTNERS, L.P.
COLDWATER CREEK U.S. INC	SEATTLE PREMIUM OUTLETS 10600 QUIL CEDA BLVD. #100 TULALIP, WA98271	SNOHOMISH	CPG PARTNERS, L.P.
COLDWATER CREEK U.S. INC	PHIPPS PLAZA 3500 PEACHTREE RD., #2084 ATLANTA, GA 30326	FULTON	CPI-PHIPPS LIMITED LIABILITY COMPANY
COLDWATER CREEK U.S. INC	SILVERTHORNE FACTORY STORES 227-M BLUE RIVER PKWY. SILVERTHORNE, CO80498	SUMMIT	CRAIG REALTY GROUP
COLDWATER CREEK U.S. INC	TOWNE CENTER AT CEDAR LODGE 7455 CORPORATE BLVD., #425 BATON ROUGE, LA70809	EAST BATON ROUGE	CREEKSTONE CEDAR LODGE I, LLC MOODY RAMBIN
COLDWATER CREEK U.S. INC	CRESTVIEW HILLS TOWN CENTER 2849 TOWN CENTER BLVD. CRESTVIEW HILLS, KY41017	KENTON	CRESTVIEW HILLS TOWN CENTER, LLC
COLDWATER CREEK U.S. INC	CROCKER PARK 124 MAIN ST. WESTLAKE, OH44145	CUYAHOGA	CROCKER PARK, LLC
COLDWATER CREEK U.S. INC	CROSSROADS CENTER 4101 W. DIVISION ST. #A22 ST. CLOUD, MN56301	STEARNS	CROSSROADS CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE SHOPS AT BRIARGATE 1845 BRIARGATE PKWY., #439 COLORADO SPRINGS, CO80920	EL PASO	CS LIFESTYLE CENTER, LLC PAG & MCEWEN
COLDWATER CREEK U.S. INC	DANBURY FAIR MALL 7 BACKUS AVE. #G-106 DANBURY, CT06810	FAIRFIELD	DANBURY MALL, LLC
COLDWATER CREEK U.S. INC	ORLAND PARK CROSSING 9500 143RD ST., #200 ORLAND PARK, IL 60462	COOK	DAVIS STREET LAND COMPANY
COLDWATER CREEK U.S. INC	THE MEADOWS AT LAKE ST. LOUIS 11 MEADOWS CIR. DR., #422 LAKE SAINT LOUIS, MO63367	SAINT LOUIS CITY	DAVIS STREET LAND COMPANY OF MISSOURI III, LLC
COLDWATER CREEK U.S. INC	THE MALL AT GREEN HILLS 2126 ABBOTT MARTIN RD., #315 NASHVILLE, TN37215	DAVIDSON	DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C
COLDWATER CREEK U.S. INC	VILLAGE AT STONE OAK 22702 US HWY 281 N., #114 SAN ANTONIO, TX 78259	BEXAR	DDR DB STONE OAK LP REATA
COLDWATER CREEK U.S. INC	DEERFIELD TOWNE CENTER 5585 DEERFIELD BLVD. MASON, OH45040	WARREN	DEERFIELD TOWNE CENTER HOLDING COMPANY JEFFREY R. ANDERSON
COLDWATER CREEK U.S. INC	ASPEN GROVE 7301 S. SANTA FE DR., #240	ARAPAHOE	DEVELOPERS DIVERSIFIED REALTY CORP.

13

Lessee	Address of Real Property	County	Lessor
LITTLETON, CO80120
COLDWATER CREEK U.S. INC	TOWN CENTER PLAZA 5056 W. 119TH ST. LEAWOOD, KS66209	JOHNSON	DEVELOPERS DIVERSIFIED REALTY CORP.
COLDWATER CREEK U.S. INC	TOWN CENTER PLAZA — STORAGE 5056 W. 119TH ST. LEAWOOD, KS66209	JOHNSON	DEVELOPERS DIVERSIFIED REALTY CORP.
COLDWATER CREEK U.S. INC	DEER PARK TOWN CENTER 20530 N. RAND RD., #310 DEER PARK, IL 60010	LAKE	DEVELOPERS DIVERSIFIED REALTY CORPORATION
COLDWATER CREEK U.S. INC	FIG GARDEN VILLAGE 746 W. SHAW AVE. FRESNO, CA 93704	FRESNO	DONAHUE SCHRIBER REALTY GROUP, L.P.
COLDWATER CREEK U.S. INC	WOODBURY COMMON SHOPPING CENTER 8285 JERICHO TURNPIKE WOODBURY, NY 11797	NASSAU	KABRO ASSOCIATES OF WOODBURY LLC
COLDWATER CREEK U.S. INC	EASTERN SHORE CENTRE 30500 STATE HWY. 181, #132 SPANISH FORT, AL 36527	BALDWIN	EASTERN SHORE CENTRE LC, LLC JIM WILSON & ASSOC.
COLDWATER CREEK U.S. INC	EASTVIEW MALL 802 EASTVIEW MALL VICTOR, NY 14564	ONTARIO	EASTVIEW MALL, LLC MACERICH
COLDWATER CREEK U.S. INC	EDEN PRAIRIE CENTER 8251 FLYING CLOUD DR., #1020 EDEN PRAIRIE, MN55344	HENNEPIN	EDEN PRAIRIE CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	EDINBURGH PREMIUM OUTLETS 11825 N.E. EXECUTIVE DR. EDINBURGH, IN46124	JOHNSON	EDINBURG PREMIUM OUTLET
COLDWATER CREEK U.S. INC	EL PASEO COLLECTION PROMENADE 73-199 EL PASEO, #A PALM DESERT, CA 92260	RIVERSIDE	EL PASEO COLLECTION PROMENADE LLC
COLDWATER CREEK U.S. INC	THE SHOPS AT LONG WHARF 49 LONG WARF MALL #G NEWPORT, RI02840	NEWPORT	ELMWAL ASSOCIATES, LLC
COLDWATER CREEK U.S. INC	EQUINOX SQUARE 365 DEPOT RD., STE. 1 MANCHESTER CENTER, VT05255	BENNINGTON	EQUINOX 101 REALTY
COLDWATER CREEK U.S. INC	WATERFORD COMMONS 915 HARTFORD TURNPIKE, #G-7 WATERFORD, CT06385	NEW LONDON	ERT AUSTRALIAN MANAGEMENT, L.P. CBL
COLDWATER CREEK U.S. INC	THE SHOPS AT EVERGREEN WALK 200 EVERGREEN WY., #240 SOUTH WINDSOR, CT06074	HARTFORD	EVERGREEN WALK LIFESTYLE CENTER, LLC POAG & MCEWEN
COLDWATER CREEK U.S. INC	WESTFIELD NORTH COUNTY 200 VIA RANCHO PKWY, #125 ESCONDIDO, CA 92025	SAN DIEGO	EWH ESCONDIDO ASSOCIATES, L.P. WESTFIELD
COLDWATER CREEK U.S. INC	GILROY PREMIUM OUTLETS 8555 SAN YSIDRO AVE., D-020	SANTA CLARA	F/C GILROY DEVELOPMENT

14

Lessee	Address of Real Property	County	Lessor
GILROY, CA 95020
COLDWATER CREEK U.S. INC	LIGHTHOUSE PLACE PREMIUM OUTLETS 413 LIGHTHOUSE PL. MICHIGAN CITY, IN46360	LA PORTE	F/C MICHIGAN CITY DEVELOPMENT LLC
COLDWATER CREEK U.S. INC	WATERLOO PREMIUM OUTLETS 655 RT. 318, #83 WATERLOO, NY 13165	SENECA	F/C WATERLOO DEVELOPMENT LLC
COLDWATER CREEK U.S. INC	FAIR OAKS 11820L FAIR OAKS MALL FAIRFAX, VA22033	FAIRFAX	FAIRFAX COMPANY OF VIRGINIA, LLC TAUBMAN
COLDWATER CREEK U.S. INC	FIRST & MAIN BLACKSBURG 1460 SOUTH MAIN ST., #114 BLACKSBURG, VA24060	MONTGOMERY	FAIRMOUNT NB BLACKSBURG LLC
COLDWATER CREEK U.S. INC	GATEWAY STATION I 1501 UNIVERSITY DRIVE EAST, SPACE 03 COLLEGE STATION, TX 77840	BRAZOS	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
COLDWATER CREEK U.S. INC	THE PROMENADE BOLINGBROOK 641 E. BOUGHTON RD., #140 BOLINGBROOK, IL 60440	WILL	FC JANES PARK, LLC FOREST CITY
COLDWATER CREEK U.S. INC	FIRST COLONY MALL 16535 SOUTHWEST FWY., #1015 SUGAR LAND, TX 77479	FORT BEND	FIRST COLONY MALL
COLDWATER CREEK U.S. INC	VILLAGE SQUARE AT DANA PARK 1822 S. VAL VISTA DR., #106 MESA, AZ 85204	MARICOPA	VILLAGE SQUARE DANA PARK LLC TRIPLE 5
COLDWATER CREEK U.S. INC	FLATIRON CROSSING #1 W. FLATIRON CIR., #2156 BROOMFIELD, CO80021	BROOMFIELD	FLATIRON HOLDING, LLC MACERICH
COLDWATER CREEK U.S. INC	THE FORUM ON PEACHTREE PARKWAY 5151 PEACHTREE PKWY., #705 NORCROSS, GA 30092	GWINNETT	FOURTH QUARTER PROPERTIES XIX FORUM DEV
COLDWATER CREEK U.S. INC	THE FORUM AT CARLSBAD 1925 CALLE BARCELONA, #164 CARLSBAD, CA 92009	SAN DIEGO	FOURTH QUARTER PROPERTIES XIX, LLC FORUM DEVELOPMENT
COLDWATER CREEK U.S. INC	FOX RIVER MALL 4301 W. WISCONSIN AVE., #154 APPLETON, WI54913	OUTAGAMIE	FOX RIVER SHOPPING CENTER LLP GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	FREEHOLD RACEWAY MALL 3710 RTE. 9, #2810 FREEHOLD, NJ 07728	MONMOUTH	FREEMALL ASSOCIATES, LLC
COLDWATER CREEK U.S. INC	SAN FRANCISCO ST. (SANTA FE) 123 W. SAN FRANCISCO ST. SANTA FE, NM87501	SANTA FE	G.E. PARIS BUILDING, LLC GREER ENTERPRISES
COLDWATER CREEK U.S. INC	GALLATIN CENTER 1975 CATTAIL DR., #A BOZEMAN, MT59718	GALLATIN	GALLATIN TR, L.P.
COLDWATER CREEK U.S. INC	UPTOWN GIG HARBOR 4621 POINT FOSDICK DR., NW #100	PIERCE	GATEWAY CAPITAL, LLC

15

Lessee	Address of Real Property	County	Lessor
GIG HARBOR, WA98335
COLDWATER CREEK U.S. INC	THE VILLAGE AT GARDEN CITY CENTER 35 HILLSIDE RD. CRANSTON, RI02920	PROVIDENCE	GATEWAY WOODSIDE PROPERTIES, INC. GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	QUAIL CREEK CROSSING 3131 LAWRENCE ROAD WICHITA FALLS, TX 76308-1617	WICHITA	GGP LIMITED PARTNERSHIP GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	PARK PLACE 5870 E. BROADWAY BLVD. #152 TUCSON, AZ 85711	PIMA	GGPLP LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE WOODLANDS MALL 1201 LAKE WOODLANDS DR., #1056 THE WOODLANDS, TX 77380	MONTGOMERY	GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	GENESEE VALLEY CENTER 4362 MILLER RD., #E-2 FLINT, MI48507	GENESEE	GENESEE VALLEY PARTNERS, LP TURNBERRY
COLDWATER CREEK U.S. INC	GENEVA COMMONS 310 COMMONS DR., #2090 GENEVA, IL 60134	KANE	GENEVA RETAIL COMPANY, LLC JEFFERY R. ANDERSON
COLDWATER CREEK U.S. INC	COLUMBIANA CENTRE 100 COLUMBIANA CR., #1048 COLUMBIA, SC29212	LEXINGTON	GGP-COLUMBIANA TRUST
COLDWATER CREEK U.S. INC	THE MAINE MALL 364 MAINE MALL RD. #W137 SOUTH PORTLAND, ME04106	CUMBERLAND	GGP-MAINE MALL L.L.C.
COLDWATER CREEK U.S. INC	STEEPLEGATE 270 LOUDON RD., #1161 CONCORD, NH03301	MERRIMACK	GGP-STEEPLEGATE, INC.
COLDWATER CREEK U.S. INC	COEUR D ALENE OFFICE 751 WEST HANLEY AVENUE COEUR D ALENE, ID83815	KOOTENAI	FOOTHILL SHADOWS LLC
COLDWATER CREEK U.S. INC	THE SHOPS AT SOMERSET SQUARE 140 GLASTONBURY BLVD., #10 GLASTONBURY, CT06033	HARTFORD	GLASTONBURY SOMERSET, LLC
COLDWATER CREEK U.S. INC	KINGSGATE CENTER 8201 QUAKER AVE., #118 LUBBOCK, TX 79424	LUBBOCK	GPF LUBBOCK ASSOCIATES LIMITED PARTNERSHIP GRACO REAL ESTATE
COLDWATER CREEK U.S. INC	THE SOUTHLANDS 6240 S. MAIN ST. #101 AURORA, CO80016	ARAPAHOE	GRANITE SOUTHLANDS TOWN CENTER LLC ALBETA DEVELOPMENT
COLDWATER CREEK U.S. INC	LAKESIDE SHOPPING CENTER 3301 VETERANS BLVD., #39 METAIRIE, LA70002	JEFFERSON	GREATER LAKESIDE CAUSEWAY CORP

16

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	GREEN OAK VILLAGE PLACE 9700 VILLAGE PLACE BLVD. BRIGHTON, MI48116	LIVINGSTON	GREEN OAK VILLAGE PLACE, LLC LORMAX
COLDWATER CREEK U.S. INC	THE GREENE 68 PLUM ST. BEAVERCREEK, OH45440	MONTGOMERY	GREEN TOWN CENTER LLC
COLDWATER CREEK U.S. INC	GREENWAY STATION 1620 DEMING WY., #102 MIDDLETON, WI53562	DANE	GREENWAY STATION SPE, LLC
COLDWATER CREEK U.S. INC	KERCHEVAL PLACE 17010 KERCHEVAL AVE. GROSSE POINTE, MI48230	WAYNE	GROSSE POINT ST. CLAIR ASSOCIATES, LLC
COLDWATER CREEK U.S. INC	PRIME OUTLETS AT GROVE CITY 1911 LEESBURG GROVE CITY RD., #1265 GROVE CITY, PA16127	MERCER	GROVE CITY FACTORY SHOPS LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	HERITAGE SQUARE 7135 HERITAGE SQUARE DR., #330 MISHAWAKA, IN46530	ST. JOSEPH	GUMWOOD HP SHOPPING PARTNERS, L.P.
COLDWATER CREEK U.S. INC	HAMILTON TOWN CENTER 13976 TOWN CENTER BLVD., #100 NOBLESVILLE, IN46060	HAMILTON	HAMILTON TOWN CENTER, LLC HAMILTON TOWN CENTER, LLC SIMON
COLDWATER CREEK U.S. INC	BRANSON LANDING 1005 BRANSON LANDING BLVD. BRANSON, MO65616	TANEY	HCW PRIVATE DEVELOPMENT, LLC
COLDWATER CREEK U.S. INC	HIGHLAND VILLAGE SHOPPING CENTER 4050 WESTHEIMER RD. HOUSTON, TX 77027	HARRIS	HIGHLAND VILLAGE, LP
COLDWATER CREEK U.S. INC	THE SHOPS AT HIGHLAND VILLAGE 4041 WALLER CREEK, #180 HIGHLAND VILLAGE, TX 75077	DENTON	HIGHLAND VILLAGE, LP REGENCY CENTERS
COLDWATER CREEK U.S. INC	HILL COUNTRY GALLERIA 12912 HILL COUNTRY BLVD., #G120 BEE CAVE, TX 78738	TRAVIS	HILL COUNTRY GALLERIA, L.P.
COLDWATER CREEK U.S. INC	WESTVIEW PROMENADE 5265 BUCKEYSTOWN PIKE FREDERICK, MD21703	FREDERICK	HILL MANAGEMENT SERVICE WESTVIEW PROMENADE PROPERTIES, LLC
COLDWATER CREEK U.S. INC	BILTMORE VILLAGE 10 BROOK ST., #130 ASHEVILLE, NC 28803	BUNCOMBE	HISTORIC BILTMORE VILLAGE, LLC
COLDWATER CREEK U.S. INC	OXMOOR CENTER 7900 SHELBYVILLE RD., #B-3 LOUISVILLE, KY40222	JEFFERSON	HOCKER OXMOOR LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	ALAMO QUARRY MARKET 255 E. BASSE, #1014 SAN ANTONIO, TX 78209	BEXAR	HOLDINGS, LLC REATA
COLDWATER CREEK U.S. INC	HOLYOKE MALL AT INGLESIDE 50 HOLYOKE ST., #358 HOLYOKE, MA01040	HAMPDEN	HOLYOKE MALL COMPANY LP PYRAMID

17

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	FIRST & MAIN (HUDSON) 112 FIRST ST. HUDSON, OH44236	SUMMIT	HUDSON VILLAGE DEVELOPMENT COMPANY, LTD
COLDWATER CREEK U.S. INC	ABQ UPTOWN 2240 Q ST.NE, #A ALBUQUERQUE, NM87110	BERNALILLO	HUNT UPTOWN, LLC
COLDWATER CREEK U.S. INC	HUNT VALLEY TOWNE CENTER 118 SHAWAN RD. #F HUNT VALLEY, MD21030	BALTIMORE	HUNT VALLEYTOWNE CENTRE, LLC IRWIN L GREENBURG
COLDWATER CREEK U.S. INC	BRIDGE STREET TOWN CENTRE 340 THE BRIDGE STREET, #148 HUNTSVILLE, AL 35806	MADISON	HUNTSVILLE SHORES, LLC O&S HOLDINGS
COLDWATER CREEK U.S. INC	THE SHOPPES AT GRAND PRAIRIE 5201 W. WAR MEMORIAL DR., #260 PEORIA, IL 61615	PEORIA	IMI GRAND PRAIRIE, LLC
COLDWATER CREEK U.S. INC	JEFFERSON POINTE 4130 W. JEFFERSON BLVD., #I-4 FT. WAYNE, IN46804	ALLEN	IMI JEFFERSON POINTE, LLC MADISON-MARQUET
COLDWATER CREEK U.S. INC	MOUNT PLEASANT TOWN CENTER 1242 BELK DR. MOUNT PLEASANT, SC29464	CHARLESTON	IMI MOUNT PLEASANT LLC BAYER PROPERTIES
COLDWATER CREEK U.S. INC	THE STREETS OF INDIAN LAKE 300 INDIAN LAKE BLVD., BLDG. C #100 HENDERSONVILLE, TN37075	SUMNER	INDIAN LAKE SPECIALTY CENTER, LLC
COLDWATER CREEK U.S. INC	THE STREETS OF CRANBERRY 20430 RTE. 19, #110 CRANBERRY TOWNSHIP, PA16066	BUTLER	INLAND AMERICAN CRANBERRY SPECIALTY, LP CONTINENTAL
COLDWATER CREEK U.S. INC	THE GATEWAY 30 S. RIO GRANDE ST. SALT LAKE CITY, UT84101	SALT LAKE	THE BOYER CO
COLDWATER CREEK U.S. INC	EASTWOOD TOWNE CENTER 3030 TOWNE CENTRE BLVD. LANSING, MI48912	EATON	INLAND WESTERN LANSING EASTWOOD, LLC JEFFREY R. ANDERSON
COLDWATER CREEK U.S. INC	CENTRAL TEXAS MARKETPLACE 2428 WEST LOOP 340, #5 WACO, TX 76711	MCLENNAN	INLAND WESTERN WACO CENTRAL LP AIG BAKER
COLDWATER CREEK U.S. INC	THE TRAILS SHOPPING CENTER 340 N. NOVA RD. ORMOND BEACH, FL 32174	VOLUSIA	J-6 LAND PARTNERS, LTD.
COLDWATER CREEK U.S. INC	CHAMPIONS FOREST PLAZA 5444 F.M. 1960 W. HOUSTON, TX 77069	HARRIS	JIM R. SMITH
COLDWATER CREEK U.S. INC	JORDAN CREEK TOWN CENTER 101 JORDAN CREEK PKWY., #11130 WEST DES MOINES, IA50266	POLK	JORDAN CREEK TOWN CENTER
COLDWATER CREEK U.S. INC	THE ORCHARD 8619 CLINTON ST. NEW HARTFORD, NY 13413	ONEIDA	JUDD DEVELOPMENT GROUP, LLC

18

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	THE CROSSROADS 6650 S. WESTNEDGE, #127 PORTAGE, MI49024	KALAMAZOO	KALAMAZOO MALL L.L.C. GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	KENT STATION 438 RAMSAY WAY, #101 KENT, WA98032	KING	KENT STATION, L.L.C.
COLDWATER CREEK U.S. INC	THE FASHION DISTRICT AT EASTON 4015 THE STRAND WEST COLUMBUS, OH 43219	FRANKLIN	EASTON TOWN CENTER II, LLC
COLDWATER CREEK U.S. INC	LACENTERRA AT CINCO RANCH 23501 CINCO RANCH BLVD., #B-130 KATY, TX 77494	FORT BEND	LACENTERRA AT CINCO RANCH, L.P.
COLDWATER CREEK U.S. INC	THE SHOPS ON LANE AVENUE 1659 W. LANE AVE. UPPER ARLINGTON, OH43221	FRANKLIN	LANE AVENUE 450 LLC UAP COLUMBUS
COLDWATER CREEK U.S. INC	LAUREL PARK PLACE 37580 W. SIX MILE RD. LIVONIA, MI48152	WAYNE	LAUREL PARK RETAIL PROPERTIES LLC
COLDWATER CREEK U.S. INC	LAUREL PARK PLACE — STORAGE 37580 W. SIX MILE RD. LIVONIA, MI48152	WAYNE	LAUREL PARK RETAIL PROPERTIES LLC
COLDWATER CREEK U.S. INC	HAMILTON CORNER 2115 GUN BARREL RD., #9 CHATTANOOGA, TN37421	HAMILTON	LEBCON ASSOCIATES CBL
COLDWATER CREEK U.S. INC	LEGACY VILLAGE 25313 CEDAR RD. LYNDHURST, OH44124	CUYAHOGA	LEGACY VILLAGE INVESTORS, LLC
COLDWATER CREEK U.S. INC	LEHIGH VALLEY MALL 905 LEHIGH LIFESTYLE CENTER, STE. 1306 WHITEHALL, PA18052	LEHIGH	LEHIGH VALLEY ASSOCIATES C/O KRAVCO SIMON COMPANY
COLDWATER CREEK U.S. INC	THE TOWN CENTER AT LEVIS COMMONS 3110 LEVIS COMMONS BLVD. PERRYSBURG, OH43551	WOOD	LEVIS COMMONS, LLC
COLDWATER CREEK U.S. INC	FAYETTE MALL 3401 NICHOLASVILLE RD., #C-328 LEXINGTON, KY40503	FAYETTE	LEXINGTON JOINT VENTURE
COLDWATER CREEK U.S. INC	PROMENADE AT CHENAL 17809 CHENAL PKWY #G-111 LITTLE ROCK, AR72223	PULASKI	LITTLE ROCK DEVELOPMENT COMPANY
COLDWATER CREEK U.S. INC	THE MARKET COMMONS, MYRTLE BEACH 3081 HOWARD AVE MYRTLE BEACH, SC29577	HORRY	LUK-MB1, LLC
COLDWATER CREEK U.S. INC	PRIME OUTLETS ST. AUGUSTINE 500 PRIME OUTLETS BLVD., #1000 ST. AUGUSTINE, FL 32084	SAINT JOHNS	LVP ST. AUGUSTINE OUTLETS LLC
COLDWATER CREEK U.S. INC	LEGACY VILLAGE AT SPRING HILL 9 DU RHU DR., #390 MOBILE, AL 36608	MOBILE	THE MITCHELL COMPANY
COLDWATER CREEK U.S. INC	MACARTHUR CENTER 300 MONTICELLO AVE., #284 NORFOLK, VA23510	NORFOLK CITY	MACARTHUR SHOPPING CENTER LLC TAUBMAN

19

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	BROADWAY PLAZA 1280 BROADWAY PLAZA, #A75 WALNUT CREEK, CA 94596	CONTRA COSTA	MACERICH NORTHWESTERN ASSOCIATES
COLDWATER CREEK U.S. INC	THE OAKS 512 W. HILLCREST DR. THOUSAND OAKS, CA 91360	VENTURA	MACERICH OAKS LLC
COLDWATER CREEK U.S. INC	RIMROCK MALL 316 24TH ST. WEST BILLINGS, MT59102	YELLOWSTONE	MACERICH RIMROCK LP
COLDWATER CREEK U.S. INC	TWENTY NINTH STREET 1810 29TH ST., #1028 BOULDER, CO80301	BOULDER	MACERICH TWENTY NINTH STREET LLC
COLDWATER CREEK U.S. INC	THE VILLAGE AT VINTAGE FAIRE 3401 DALE RD. #W5 MODESTO, CA 95356	STANISLAUS	MACERICH VINTAGE FAIRE LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	WESTFIELD MAIN PLACE 2800 N. MAIN ST., #280 SANTA ANA, CA 92705	ORANGE	MAINPLACE SHOPPINGTOWN LLC WESTFIELD
COLDWATER CREEK U.S. INC	WESTFIELD MAIN PLACE — STORAGE 2800 N. MAIN ST., SANTA ANA, CA 92705	ORANGE	MAINPLACE SHOPPINGTOWN LLC WESTFIELD
COLDWATER CREEK U.S. INC	SOLOMON POND MALL 601 DONALD LYNCH BLVD., #S114A MARLBOROUGH, MA01752	MIDDLESEX	MALL AT SOLOMON POND, LLC SIMON
COLDWATER CREEK U.S. INC	THE MALL AT TURTLE CREEK 3000 E. HIGHLAND DR., #503 JONESBORO, AR72401	CRAIGHEAD	MALL AT TURTLE CREEK LLC
COLDWATER CREEK U.S. INC	MALL OF GEORGIA 3333 BUFORD DRIVE, #VB01A BUFORD, GA 30519	GWINNETT	MALL OF GEORGIA, LLC
COLDWATER CREEK U.S. INC	VILLAGE MALL 1627-30 OPELIKA RD. AUBURN, AL36830	LEE	MARELDA UNIVERSITY VILLAGE MALL LLC JONES LANG LASALLE
COLDWATER CREEK U.S. INC	THE COURTYARD AT MARKET PLACE 2000 N. NEIL ST., #104 CHAMPAIGN, IL 61820	CHAMPAIGN	MARKET PLACE SHOPPING CENTER 11 GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	MASHPEE COMMONS 5 NORTH ST. MASHPEE, MA02649	BARNSTABLE	MASHPEE COMMONS LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	MAYFAIR MALL 2500 N. MAYFAIR RD. WAUWATOSA, WI53226	MILWAUKEE	MAYFAIR MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	MAYFAIRE TOWN CENTER 6849 MAIN ST. WILMINGTON, NC 28405	NEW HANOVER	MAYFAIRE RETAIL, LLC
COLDWATER CREEK U.S. INC	LAKEPORT COMMONS 5001 SERGEANT RD., #220 SIOUX CITY, IA51106	WOODBURY	MB SIOUX CITY LAKEPORT, LLC CORMAC

20

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	OAKWAY CENTER 3 OAKWAY CENTER EUGENE, OR97401	LANE	MCKAY INVESTMENT COMPANY, LLC OPUS
COLDWATER CREEK U.S. INC	THE VILLAGE OF ROCHESTER HILLS 364 N. ADAMS RD. ROCHESTER HILLS, MI48309	OAKLAND	MEADOWBROOK ASSOCIATES, LLC ROBERT B. AIKEN
COLDWATER CREEK U.S. INC	METROPOLIS 2539 FUTURA PARK WY., #J100 PLAINFIELD, IN46168	HENDRICKS	METROPOLIS, LLC
COLDWATER CREEK U.S. INC	KIRKWOOD MALL 815 KIRKWOOD MALL BISMARK, ND58504	BURLEIGH	METROPOLITAN LIFE INSURANCE COMPANY
COLDWATER CREEK U.S. INC	PARK WEST CENTRE 201 S. MT. AUBURN CAPE GIRARDEAU, MO63703	CAPE GIRARDEAU	MIDAMERICA HOTELS CORPORATION
COLDWATER CREEK U.S. INC	THE SHOPS AT MISSION VIEJO 482 THE SHOPS AT MISSION VIEJO MISSION VIEJO, CA 92691	ORANGE	MISSION VIEJO ASSOCIATES, L.P.
COLDWATER CREEK U.S. INC	MALL OF NEW HAMPSHIRE 1500 S. WILLOW ST., #S161A MANCHESTER, NH03103	HILLSBOROUGH	MNH MALL, L.L.C. SIMON
COLDWATER CREEK U.S. INC	MALL OF AMERICA 166 SOUTH AVENUE BLOOMINGTON, MN55425	HENNEPIN	MOAC MALL HOLDINGS LLC
COLDWATER CREEK THE SPA INC.	MONTGOMERY VILLAGE 728 FARMERS LN. SANTA ROSA, CA 95405	SONOMA	MONTGOMERY VILLAGE LIMITED PARTNERSHIP CODDING INVESTMENTS
COLDWATER CREEK U.S. INC	MONTGOMERY VILLAGE 720 FARMERS LN. SANTA ROSA, CA 95405	SONOMA	MONTGOMERY VILLAGE LIMITED PARTNERSHIP CODDING INVESTMENTS
COLDWATER CREEK U.S. INC	ARROWHEAD TOWNE CENTER 7700 W. ARROWHEAD TOWNE CENTER, #1097 GLENDALE, AZ 85308	MARICOPA	NEW RIVER ASSOCIATES MACERICH
COLDWATER CREEK U.S. INC	NORTHPARK CENTER 8687 NORTH CENTRAL EXPWY., #1206 DALLAS, TX 75225	DALLAS	NORTHPARK PARTNERS, LP
COLDWATER CREEK U.S. INC	NORTHPARK CENTER — STORAGE 8687 NORTH CENTRAL EXPWY. DALLAS, TX 75225	DALLAS	NORTHPARK PARTNERS, LP
COLDWATER CREEK U.S. INC	THE SHOPPES AT EASTCHASE 7260 EASTCHASE PKWY. MONTGOMERY, AL 36117	MONTGOMERY	NP/I&G EASTCHASE PROPERTY OWNER, LLC BAYER PROPERTIES
COLDWATER CREEK U.S. INC	THE SHOPPES AT EASTCHASE — STORAGE 7260 EASTCHASE PKWY. MONTGOMERY, AL36117	MONTGOMERY	NP/I&G EASTCHASE PROPERTY OWNER, LLC JIM WILSON & ASSOC.
COLDWATER CREEK U.S. INC	OAKBROOK CENTER 460 OAKBROOK CENTER OAK BROOK, IL 60521	DU PAGE	OAKBROOK SHOPPING CENTER, LLC GENERAL GROWTH

21

Lessee	Address of Real Property	County	Lessor
PROPERTIES
COLDWATER CREEK U.S. INC	OAKBROOK CENTER — STORAGE 460 OAKBROOK CENTER OAK BROOK, IL 60521	DU PAGE	OAKBROOK SHOPPING CENTER, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE OAKS MALL 6399 NEWBERRY RD. #A18 GAINESVILLE, FL 32605	ALACHUA	OAKS MALL, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	PRIME OUTLETS AT JEFFERSONVILLE I 8000 FACTORY SHOPS BLVD., # 8160 JEFFERSONVILLE, OH43128	FAYETTE	OHIO FACTORY SHOPS PARTNERSHIP
COLDWATER CREEK U.S. INC	CITY CENTER AT OYSTER POINT 705 MARINERS ROW NEWPORT NEWS, VA23606	NEWPORT NEWS	ONE CITY CENTER, LLC MASTIN KUFKA
COLDWATER CREEK U.S. INC	BURR RIDGE VILLAGE CENTER 705 VILLAGE CENTER DR. BURR RIDGE, IL 60527	DUPAGE	OPUS REAL ESTATE IL VII BURR RIDGE, L.L.C.
COLDWATER CREEK U.S. INC	CLEARANCE CENTER AT OUTLET MARKETPLACE 5209 INTERNATIONAL DR. ORLANDO, FL 32819	ORANGE	ORLANDO DESIGN CENTER LLC
COLDWATER CREEK U.S. INC	TOWN CENTER AT OTAY RANCH 2015 BIRCH RD., #1501 CHULA VISTA, CA 91915	SAN DIEGO	OTAY RANCH TOWN CENTER
COLDWATER CREEK THE SPA INC.	OTAY RANCH TOWN CENTER 2015 BIRCH RD., #1505 CHULA VISTA, CA 91915	SAN DIEGO	OTAY RANCH TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	COLONIAL PROMENADE BEECHWOOD 196 ALPS RD., #47 ATHENS, GA 30606	CLARKE	OZ-CLP RETAIL LLC
COLDWATER CREEK U.S. INC	PARK CITY CENTER 451 PARK CITY CENTER LANCASTER, PA17601	LANCASTER	PARK CITY CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE VISTAS AT PARK MEADOWS 8433 PARK MEADOWS CENTER DR. #145 LONE TREE, CO80124	DOUGLAS	PARK MEADOWS GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE MALL AT PARTRIDGE CREEK 17360 HALL RD., #184 CLINTON TOWNSHIP, MI48038	MACOMB	PARTRIDGE CREEK FASHION PARK, LLC TAUBMAN
COLDWATER CREEK U.S. INC	ROSS PARK MALL 1000 ROSS PARK MALL DR., #L-13 PITTSBURGH, PA15237	ALLEGHENY	PENN ROSS JOINT VENTURE
COLDWATER CREEK U.S. INC	PENN SQUARE MALL 1901 NORTHWEST EXPWY., #1043A OKLAHOMA CITY, OK73118	OKLAHOMA	PENN SQUARE MALL LP
COLDWATER CREEK U.S. INC	POLARIS FASHION PLACE 1500 POLARIS PKWY., #1186	DELAWARE	PFP COLUMBUS, LLC

22

Lessee	Address of Real Property	County	Lessor
	COLUMBUS, OH43240		GLIMCHER PROPERITES LP
COLDWATER CREEK U.S. INC	PINNACLE HILLS PROMENADE 2203 S. PROMENADE BLVD., #8195 ROGERS, AR72758	BENTON	PINNACLE HILLS PROMENADE GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE VILLAGE AT COLONY PLACE 140 COLONY PLACE PLYMOUTH, MA02360	PLYMOUTH	PLYMOUTH GATEWAY, LLC SAXON REAL ESTATE
COLDWATER CREEK U.S. INC	ROSEDALE CENTER 1595 W. HIGHWAY 36, #1004 ROSEVILLE, MN55113	RAMSEY	PPF FTL ROSEDALE SHOPPING CENTER, LLC JONES LANG LASALLE
COLDWATER CREEK U.S. INC	PLYMOUTH MEETING MALL 504 GERMANTOWN PIKE, #1560 PLYMOUTH MEETING, PA19462	MONTGOMERY	PR PLYMOUTH MEETING LIMITED PARTNERSHIP C/O PREIT SERVICES, LLC
COLDWATER CREEK U.S. INC	BOISE TOWNE SQUARE 350 N. MILWAUKEE #1143 BOISE, ID83704	ADA	GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	PRIME OUTLETS - PLEASANT PRAIRIE 11601 108TH ST., #550 PLEASANT PRAIRIE, WI53158	KENOSHA	PRIME OUTLETS AT PLEASANT PRAIRIE, LLC CHELSEA PROPERTY
COLDWATER CREEK U.S. INC	THE SHOPPES AT ARBOR LAKES 12289 ELM CREEK BLVD., #B4 MAPLE GROVE, MN55369	HENNEPIN	PRUDENTIAL INSURANCE COMPANY OF AMERICA
COLDWATER CREEK U.S. INC	SOUTHPOINTE PAVILIONS 2900 PINE LAKE RD., #H LINCOLN, NE 68516	LANCASTER	R.E.D. CAPITAL MANAGEMENT, LLC
COLDWATER CREEK U.S. INC	RED CLIFFS MALL 446 N. 1680 EAST, #1325 ST. GEORGE, UT84790	WASHINGTON	RED CLIFFS MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	SUMMIT FAIR 860-U NW BLUE PARKWAY LEE’S SUMMIT, MO64086	JACKSON	RED LEE’S SUMMIT EAST, LLC
COLDWATER CREEK U.S. INC	PRESTON PARK VILLAGE 1900 PRESTON RD., #185 PLANO, TX 75093	COLLIN	REGENCY CENTERS, L.P.
COLDWATER CREEK U.S. INC	THE SUMMIT SIERRA 13945 S. VIRGINIA ST., #602 RENO, NV89511	WASHOE	RENO RETAIL COMPANY, LLC
COLDWATER CREEK U.S. INC	RIDGEDALE CENTER 12401 WAYZATA BLVD., #2278 MINNETONKA, MN55305	HENNEPIN	RIDGEDALE CENTER, LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE SHOPS OLD MILL DISTRICT 655 SW POWERHOUSE DR. BEND, OR97702	DESCHUTES	RIVER BEND LIMITED PARTNERSHIP WILLIAM SMITH
COLDWATER CREEK U.S. INC	RIVER HILLS MALL 1850 ADAMS ST. #516 MANKATO, MN56001	BLUE EARTH	RIVER HILLS MALL GENERAL GROWTH

23

Lessee	Address of Real Property	County	Lessor
PROPERTIES
COLDWATER CREEK U.S. INC	SHOPS AT ROSSMOOR 12191 SEAL BEACH BLVD. SEAL BEACH, CA 90740	ORANGE	ROSSMOOR SHOPS, LLC
COLDWATER CREEK U.S. INC	ROGUE VALLEY MALL 1600 N. RIVERSIDE DR., #3000 MEDFORD, OR97501	JACKSON	ROUGE VALLEY MALL GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	MANSFIELD CROSSING 280 SCHOOL ST., # F-180 MANSFIELD, MA02048	BRISTOL	ROUTE 140 SCHOOL STREET LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT BLACKSTONE VALLEY 70 WORCESTER PROVIDENCE TURNPIKE, # 613 MILLBURY, MA01527	WORCESTER	ROUTE 146 MILLBURY LLC
COLDWATER CREEK U.S. INC	SADLER CROSSING 1416 SADLER RD. FERNANDINA BEACH, FL 32034	NASSAU	SADLER EQUITIES, LLC SLEIMAN DEVELOPMENT
COLDWATER CREEK U.S. INC	THE PROMENADE AT SAGEMORE 500 ROUTE 73 S., #A8 MARLTON, NJ 08053	BURLINGTON	SAGEMORE MANAGEMENT COMPANY, LLC SIMON
COLDWATER CREEK U.S. INC	WESTFIELD SANTA ANITA 400 S. BALDWIN AVE., #2225 ARCADIA, CA 91007	LOS ANGELES	SANTA ANITA SHOPPINGTOWN LP WESTFIELD
COLDWATER CREEK U.S. INC	THE PROMENADE SHOPS AT SAUCON VALLEY 2845 CENTER VALLEY PKWY. #613 CENTER VALLEY, PA18034	LEHIGH	SAUCON VALLEY LIFESTYLE CENTER, L.P.
COLDWATER CREEK U.S. INC	THRUWAY SHOPPING CENTER 406 SOUTH STRATFORD RD. WINSTON-SALEM, NC 27103	FORSYTH	SAUL SUBSIDIARY I LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	SPRING CREEK PLAZA 1462 S. BRYANT AVE. EDMOND, OK73034	OKLAHOMA	SC PLAZA, LLC PLAZA DEVELOPERS LLC
COLDWATER CREEK U.S. INC	THE FASHION MALL AT KEYSTONE 8702 KEYSTONE CROSSING BLVD., #111A INDIANAPOLIS, IN46240	MARION	SDG FASHION MALL LP
COLDWATER CREEK U.S. INC	NORTHPARK MALL 320 W. KIMBERLEY RD., #0091A DAVENPORT, IA52806	SCOTT	SDG MACERICH PROPERTIES, L.P.
COLDWATER CREEK U.S. INC	THE EMPIRE MALL 1260 WEST EMPIRE MALL SIOUX FALLS, SD57106	MINNEHAHA	SDG MACERICH PROPERTIES, LP
COLDWATER CREEK U.S. INC	SEMINOLE TOWN CENTER 136 TOWNE CENTER CIR.. SANFORD, FL 32771	SEMINOLE	SEMINOLE TOWNE CENTER LIMITED PARTNERSHIP SIMON
COLDWATER CREEK U.S. INC	SHADOW LAKE TOWNE CENTER 7902 TOWNE CENTER PKWY., #101 PAPILLION, NE 68046	SARPY	SHADOW LAKE TOWNE CENTER, LLC

24

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	POTOMAC TOWN CENTER UNIT 205 WOODBRIDGE, VA	PRINCE WILLIAM	DIAMOND POTOMAC TOWN CENTER LLC
COLDWATER CREEK U.S. INC	THE SHIPYARD SHOPS 974 JUSTISON ST. WILMINGTON, DE19801	NEW CASTLE	SHIPYARD SHOPS, LLC
COLDWATER CREEK U.S. INC	SHOPPES AT BELLEMEAD 6535 YOUREE DR. #410 SHREVEPORT, LA71105	CADDO	SHOPPES AT BELLEMEAD, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT CHINO HILLS 13850 CITY CENTER DR., #5005 CHINO HILLS, CA 91709	SAN BERNARDINO	SHOPPES AT CHINO HILLS, INC.
COLDWATER CREEK U.S. INC	SHOPPES AT COLLEGE HILLS 303 VETERANS PKWY. #125 NORMAL, IL 61761	MCLEAN	SHOPPES AT COLLEGE HILLS, LLC CULLINAN PROPERTIES
COLDWATER CREEK U.S. INC	THE SHOPPES AT MONTAGE 2331 SHOPPES BLVD. MOOSIC, PA18507	LACKAWANNA	SHOPPES AT MONTAGE, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT RIVER CROSSING 5080 RIVERSIDE DR., #216 MACON, GA 31210	BIBB	SHOPPES AT RIVER CROSSING, LLC JIM WILSON & ASSOC / GENERAL GROWTH
COLDWATER CREEK U.S. INC	SHOPPES AT ST. CLAIR SQUARE 6520 N. ILLINOIS ST., #104 FAIRVIEW HEIGHTS, IL 62208	SAINT CLAIR	SHOPPES AT ST. CLAIR SQUARE, LLC
COLDWATER CREEK THE SPA INC.	THE SHOPS AT HIGHLAND VILLAGE 4041 WALLER CREEK, #170 HIGHLAND VILLAGE, TX 75077	DENTON	SHOPS AT HIGHLAND VILLAGE DEVELOPMENT, LTD. REGENCY CENTERS
COLDWATER CREEK U.S. INC	THE SHOPS OF SADDLE CREEK 7615 W. FARMINGTON BLVD., #30 GERMANTOWN, TN38138	SHELBY	SHOPS AT SADDLE CREEK, INC. PAG & MCEWEN
COLDWATER CREEK U.S. INC	SHORT PUMP TOWN CENTER 11800 W. BROAD ST., #2120 RICHMOND, VA23233	HENRICO	SHORT PUMP TOWN CENTER, LLC FOREST CITY
COLDWATER CREEK THE SPA INC.	SIMI VALLEY TOWN CENTER 1555 SIMI TOWN CENTER WAY #440 SIMI VALLEY, CA 93065	VENTURA	SIMI VALLEY MALL, LLC FOREST CITY
COLDWATER CREEK U.S. INC	SIMI VALLEY TOWN CENTER 1555 SIMI TOWN CENTER WY., #440 SIMI VALLEY, CA 93065	VENTURA	SIMI VALLEY MALL, LLC
COLDWATER CREEK U.S. INC	SUMMIT MALL 3265 W. MARKET, #710 AKRON, OH44333	SUMMIT	SIMON CAPITAL GP
COLDWATER CREEK U.S. INC	BAY PARK SQUARE 1040 BAY PARK SQUARE GREEN BAY, WI54304	BROWN	SIMON CAPITAL LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	BARTON CREEK SQUARE 2901 CAPITAL OF TEXAS HWY., #A-04B AUSTIN, TX 78746	TRAVIS	SIMON PROPERTY GROUP (TEXAS), L.P.

25

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	FIREWHEEL TOWN CENTER 240 CEDAR SAGE DR. GARLAND, TX 75040	DALLAS	SIMON PROPERTY GROUP (TEXAS), L.P.
COLDWATER CREEK U.S. INC	BRIARWOOD MALL 658 BRIARWOOD CR., #D131 ANN ARBOR, MI48108	WASHTENAW	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK U.S. INC	STONERIDGE 2511 STONERIDGE MALL PLEASANTON, CA 94588	ALAMEDA	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK U.S. INC	STONERIDGE — STORAGE 2511 STONERIDGE MALL PLEASANTON, CA 94588	ALAMEDA	SIMON PROPERTY GROUP, INC.
COLDWATER CREEK U.S. INC	GREENWOOD PARK MALL 1251 U.S. 31 NORTH, # P160 GREENWOOD, IN46142	JOHNSON	SIMON PROPERTY GROUP, L.P.
COLDWATER CREEK U.S. INC	INDEPENDENCE CENTER 2142 INDEPENDENCE CENTER DR. INDEPENDENCE, MO64057	JACKSON	SIMON PROPERTY GROUP, L.P.
COLDWATER CREEK U.S. INC	MILLER HILL MALL 1600 MILLER TRUNK HWY, #F03A DULUTH, MN55811	SAINT LOUIS	SIMON PROPERTY GROUP, L.P.
COLDWATER CREEK U.S. INC	PIER PARK 15601 STARFISH ST., #115 PANAMA CITY BEACH, FL 32413	BAY	SIMON PROPERTY GROUP, L.P>
COLDWATER CREEK U.S. INC	CORDOVA MALL 5100 N. NINTH AVE., #E501A PENSACOLA, FL 32504	ESCAMBIA	SIMON PROPERTY GROUP, LP
COLDWATER CREEK U.S. INC	SOUTHLAKE TOWN SQUARE 279 GRAND AVE. SOUTHLAKE, TX 76092	TARRANT	SLTS GRAND AVENUE II, L.P. SOUTLAKE CENTRAL V
COLDWATER CREEK THE SPA INC	SOUTHLAKE TOWN SQUARE 422 GRAND AVE W. SOUTHLAKE, TX 76092	TARRANT	SLTS GRAND AVENUE II, L.P. SOUTLAKE CENTRAL V
COLDWATER CREEK U.S. INC	EASTLAND MALL 800 N. GREEN RIVER RD., #0410A EVANSVILLE, IN47715	VANDERBURGH	SM EASTLAND MALL LLC MACERICH
COLDWATER CREEK U.S. INC	SMITH HAVEN MALL 640 SMITH HAVEN MALL LAKE GROVE, NY 11755	SUFFOLK	SMITH HAVEN CENTER ASSOCIATES LLC SIMON
COLDWATER CREEK U.S. INC	SOUTH COAST PLAZA 3333 BEAR ST., #213 COSTA MESA, CA 92626	ORANGE	SOUTH COAST PLAZA MANAGEMENT OFFICES SEGERSTROM
COLDWATER CREEK U.S. INC	SOUTH COAST PLAZA — STORAGE 3333 BEAR ST. COSTA MESA, CA 92626	ORANGE	SOUTH COAST PLAZA MANAGEMENT OFFICES SEGERSTROM
COLDWATER CREEK U.S. INC	SOUTHGATE MALL 2901 BROOKS ST., #A-6 MISSOULA, MT59801	MISSOULA	SOUTHGATE MALL ASSOCIATES, LLP
COLDWATER CREEK U.S. INC	STREETS AT SOUTHPOINT 6910 FAYETTEVILLE RD., #152	DURHAM	SOUTHPOINT MALL, LLC

26

Lessee	Address of Real Property	County	Lessor
DURHAM, NC 27713
COLDWATER CREEK U.S. INC	THE ARBORETUM AT GREAT HILLS 10000 RESEARCH BLVD., #115 AUSTIN, TX 78759	TRAVIS	SPG ARB ASSOCIATES, L.P. SIMON
COLDWATER CREEK U.S. INC	STANFORD SHOPPING CENTER 850 STANFORD SHOPPING CENTER PALO ALTO, CA 94304	SANTA CLARA	SPG CENTER LLC
COLDWATER CREEK U.S. INC	HAYWOOD MALL 700 HAYWOOD RD., #1027A GREENVILLE, SC29607	GREENVILLE	SPG LP AS AGENTS FOR HAYWOOD MALL
COLDWATER CREEK U.S. INC	SPOTSYLVANIA TOWN CENTER SHOPS TOWN CENTER BLVD., #1900 FREDERICKSBURG, VA22407	SPOTSYLVANIA	SPOTSYLVANIA MALL COMPANY CAFARO
COLDWATER CREEK U.S. INC	ST. JOHNS TOWN CENTER 4751 RIVER CITY DR., #125 JACKSONVILLE, FL 32246	DUVAL	ST. JOHNS TOWN CENTER, LLC
COLDWATER CREEK U.S. INC	SAINT LOUIS GALLERIA 1464 SAINT LOUIS GALLERIA ST. LOUIS, MO63117	SAINT LOUIS	ST. LOUIS GALLERIA LLC GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE SHOPPES AT CROSS KEYS 611 CROSS KEYS RD., #C329 GLOUCESTER TWP SICKLERVILLE, NJ 08081	CAMDEN	STANBERY CROSS KEYS, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT ENGLISH VILLAGE 1460 BETHLEHEM PIKE, #250 N. WALES, PA19454	MONTGOMERY	STANBERY ENGLISH VILLAGE, LP
COLDWATER CREEK U.S. INC	SHOPPES FLEMINGTON 100 REAVILLE AVE. #219 FLEMINGTON, NJ 08822	HUNTERDON	STANBERY FLEMINGTON, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT HAMILTON 549 ROUTE 130, #436 HAMILTON, NJ 08691	MERCER	STANBERY HAMILTON, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT SUSQUEHANNA MARKETPLACE 2567 BRINDLE DR. HARRISBURG, PA17110	DAUPHIN	STANBERY HARRISBURG, L.P.
COLDWATER CREEK U.S. INC	THE SHOPPES AT NORTH BRUNSWICK 774 SHOPPES BLVD. NORTH BRUNSWICK, NJ 08902	MIDDLESEX	STANBERY NORTH BRUNSWICK, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT OLD BRIDGE 3833 U.S. HWY. 9 OLD BRIDGE, NJ 08857	MIDDLESEX	STANBERY OLD BRIDGE, LLC
COLDWATER CREEK U.S. INC	THE SHOPPES AT WYOMISSING 732 WOODLAND RD. WYOMISSING, PA19610	BERKS	STANBERY WYOMISSING, L.P.
COLDWATER CREEK U.S. INC	STONECREEK VILLAGE 5759 PACIFIC AVE., #145 STOCKTON, CA 95207	SAN JOAQUIN	STONE BROS. & ASSOCIATES
COLDWATER CREEK U.S. INC	STONEBRIAR CENTRE 2601 PRESTON RD. #1058 FRISCO, TX 75034	COLLIN	GGP

27

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	PROMENADE ON THE PENINSULA 550 DEEP VALLEY DRIVE, #118 ROLLING HILLS ESTATES, CA 90274	LOS ANGELES	STOPEN LLC
COLDWATER CREEK U.S. INC	STUYVESANT PLAZA 1475 WESTERN AVE. ALBANY, NY 12203	ALBANY	STUYVESANT PLAZA, INC.
COLDWATER CREEK U.S. INC	TACOMA MALL 4502 S. STEELE ST., #1310 TACOMA, WA98409	PIERCE	TACOMA MALL PARTNERSHIP SIMON
COLDWATER CREEK U.S. INC	INTERNATIONAL PLAZA 2223 N. WEST SHORE BLVD., #224 TAMPA, FL 33607	HILLSBOROUGH	TAMPA WESTSHORE ASSOCIATES LP TAUBMAN
COLDWATER CREEK U.S. INC	TANGER FACTORY OUTLET - SANIBEL 20350 SUMMERLIN RD., #6110 FORT MYERS, FL 33908	LEE	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - RIVERHEAD 600 TANGER MALL DRIVE RIVERHEAD, NY 11901	SUFFOLK	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - WILLIAMSBURG 234 TANGER DRIVE WILLIAMSBURG, IA52361	IOWA	TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - KITTERY RTE. 1, WILSON RD., #102 KITTERY, ME03904	YORK	TANGER PROPERTIES LP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER - SAN MARCOS 4015 I-35 SOUTH, #211 SAN MARCOS, TX 78666	HAYS	TANGER PROPERTIES LP
COLDWATER CREEK U.S. INC	TANGER OUTLET CENTER AT FIVE OAKS 1645 PARKWAY, #1300 SEVIERVILLE, TN37862	SEVIER	TANGER PROPERTIES LP
COLDWATER CREEK U.S. INC	PROMENADE IN TEMECULA 40756 WINCHESTER RD., #250 TEMECULA, CA 92591	RIVERSIDE	TEMECULA TOWNE CENTER ASSOCIATES L.P. FOREST CITY
COLDWATER CREEK U.S. INC	SHOPS AT WIREGRASS 28330 PASEO DR. #105 WESLEY CHAPEL, FL 33543	PASCO	TERMINAL TOWER FOREST CITY
COLDWATER CREEK U.S. INC	TEXARKANA PAVILION 4256 ST. MICHAELS DR. TEXARKANA, TX 75503	BOWIE	TEXARKANA RANCHO, LLC MERCHANTS HOLDINGS
COLDWATER CREEK U.S. INC	S. BROADWAY AVE. (TYLER) 4243 S. BROADWAY AVE. TYLER, TX 75701	SMITH	TEXAS EAST FIRST, LLC
COLDWATER CREEK U.S. INC	ULSTER CROSSING 1157 ULSTER AVE. KINGSTON, NY 12401	ULSTER	THE BENDERSON 85-1 TRUST
COLDWATER CREEK U.S. INC	THE DISTRICT AT GREEN VALLEY RANCH 2255 VILLAGE WALK DR., #127 HENDERSON, NV89052	CLARK	THE DISTRICT AT GVR. LLC

28

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	COOLSPRINGS GALLERIA 1800 GALLERIA BLVD., #1252 FRANKLIN, TN37067	WILLIAMSON	THE GALLERIA ASSOCIATES, LP
COLDWATER CREEK U.S. INC	CHESTERFIELD TOWNE CENTER 11500 MIDLOTHIAN TURNPIKE, #116 RICHMOND, VA23235	CHESTERFIELD	THE MACERICH PARTNERSHIP, L.P.
COLDWATER CREEK U.S. INC	EASTWOOD MALL 5555 YOUNGSTOWN-WARREN RD. NILES, OH44446	SCIOTO	THE MARION PLAZA, INC. CAFARO
COLDWATER CREEK U.S. INC	THE MERCATO 9100 STRADA PLACE #2125 NAPLES, FL 34108	COLLIER	THE MERCATO, LLP THE LUTGERT CO.
COLDWATER CREEK U.S. INC	THE FOUNTAINS 1013 GALLERIA BLVD., #140 ROSEVILLE, CA 95678	PLACER	THE ROSEVILLE FOUNTAINS, LP BOLLINGER
COLDWATER CREEK U.S. INC	THE SHOPPES AT RIVER RIDGE 4395 W. DUBLIN GRANVILLE RD. DUBLIN, OH43017	FRANKLIN	THE SHOPPES AT RIVER RIDGE, LLC K2 GROUP
COLDWATER CREEK U.S. INC	THE SHOPS AT LA CANTERA 15900 LA CENTERA PKWY. #26150 SAN ANTONIO, TX 78256	BEXAR	THE SHOPS AT LA CANTERS PHASE II GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE TERRACE AT TOWN CENTER 6000 GLADES RD., #C1350 BOCA RATON, FL 33431	PALM BEACH	THE TOWN CENTER AT BOCA RATON TRUST SIMON
COLDWATER CREEK U.S. INC	LAKE SUMTER LANDING MARKET SQUARE 1030 OLD MILL RUN THE VILLAGES, FL 32162	SUMPTER	THE VILLAGES OPERATING COMPANY
COLDWATER CREEK U.S. INC	THE MALL AT WELLINGTON GREEN 10300 W. FOREST HILL BLVD., #227 WELLINGTON GREEN, FL 33414	PALM BEACH	TJ PALM BEACH ASSOCIATES LIMITED PARTNERSHIP TAUBMAN
COLDWATER CREEK U.S. INC	SHOPS AT WEST RIDGE MALL 1717 SW WANAMAKER TOPEKA, KS66604	SHAWNEE	TOPEKA MALL ASSOCIATES, L.P. SIMON
COLDWATER CREEK U.S. INC	TOWSON TOWN CENTER 825 DULANEY VALLEY RD., #4105 TOWSON, MD21204	BALTIMORE	TOWSON TOWN CENTER GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	NORTHLAKE MALL 6801 NORTHLAKE MALL DR., #231 CHARLOTTE, NC 28216	MECKLENBURG	TRG CHARLOTTE LLC TAUBMAN
COLDWATER CREEK U.S. INC	THE MALL AT BARNES CROSSING 1001 BARNES CROSSING RD. #118 TUPELO, MS38804	LEE	TUP 130, LLC
COLDWATER CREEK U.S. INC	CHANDLER FASHION CENTER 3111 W. CHANDLER BLVD., #1206 CHANDLER, AZ 85226	MARICOPA	FREEHOLD CHANDLER TRUST LLC MACERICH

29

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	PRESCOTT GATEWAY 3250 GATEWAY BLVD., #428 PRESCOTT, AZ 86303	YAVAPAI	THE WESTCOR COMPANY II LP MACERICH
COLDWATER CREEK U.S. INC	LA ENCANTADA 2905 E. SKYLINE DR., #147 TUCSON, AZ 85718	PIMA	THE WESTCOR COMPANY LIMITED PARTNERSHIP MACERICH
COLDWATER CREEK U.S. INC	TWELVE OAKS 27970 NOVI RD. NOVI, MI48377	OAKLAND	TWELVE OAKS MALL, LLC TAUBMAN
COLDWATER CREEK U.S. INC	TANGER FACTORY OUTLETS AT MYRTLE BEACH 10827 KINGS RD., #855 MYRTLE BEACH, SC29572	HORRY	TANGER PROPERTIES LP
COLDWATER CREEK U.S. INC	TYSONS CORNER CENTER 7984 TYSONS CORNER CENTER MCLEAN, VA22102	FAIRFAX	TYSONS CORNER HOLDINGS LLC MACERICH
COLDWATER CREEK U.S. INC	TYSONS CORNER CENTER — STORAGE 7984 TYSONS CORNER CENTER MCLEAN, VA22102	FAIRFAX	TYSONS CORNER HOLDINGS LLC MACERICH
COLDWATER CREEK U.S. INC	UPTOWN VILLAGE AT CEDAR HILL 305 WEST FM 1382, #210 CEDAR HILL, TX 75104	DALLAS	UPTOWN VILLAGE AT CEDAR HILL LP THE MCHERRING GROUP
COLDWATER CREEK U.S. INC	UNIVERSITY PARK VILLAGE 1604 S. UNIVERSITY DR., #D-506 FT. WORTH, TX 76107	TARRANT	UPV CORPORATION MADISON-MARQUETTE
COLDWATER CREEK U.S. INC	VILLAGE AT SANDHILL 630-17 PROMENADE PL. COLUMBIA, SC29229	RICHLAND	VAS TOWN CENTER I, LLC HILL PARTNERS
COLDWATER CREEK U.S. INC	VICTORIA GARDENS 12468 S. MAIN ST. RANCHO CUCAMONGA, CA 91739	SAN BERNARDINO	VICTORIA GARDENS MALL, LLC FOREST CITY
COLDWATER CREEK U.S. INC	THE VILLAGE AT BRIDGEWATER COMMONS 610 COMMONS WAY, #4320 BRIDGEWATER, NJ 08807	SOMERSET	VILLAGE AT BRIDGEWATER COMMONS GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	MERRYMEETING PLAZA 147 BATH RD., #A200 BRUNSWICK, ME04011	CUMBERLAND	W/S BRUNSWICK PROPERTIES II LLC TANGER PROPERTIES LIMITED PARTNERSHIP
COLDWATER CREEK U.S. INC	THE SHOPPES AT FARMINGTON VALLEY 110 ALBANY TURNPIKE, #911 CANTON, CT06019	HARTFORD	W/S PEAK CANTON PROPERTIES LLC
COLDWATER CREEK U.S. INC	DERBY STREET SHOPPES 98 DERBY ST., STE. 411 HINGHAM, MA02043	PLYMOUTH	W/S/M HINGHAM PROPERTIES, LLC
COLDWATER CREEK U.S. INC	WAYSIDE COMMONS 6 WAYSIDE RD. N117, #6G BURLINGTON, MA01803	MIDDLESEX	WAYSIDE COMMONS INVESTORS, LLC

30

Lessee	Address of Real Property	County	Lessor
PATRIOT PARTNERS
COLDWATER CREEK U.S. INC	WESTFIELD SOUTHPARK 500 SOUTHPARK CTR., #GL10 STRONGSVILLE, OH44136	CUYAHOGA	WEA SOUTHPARK LLC WESTFIELD
COLDWATER CREEK U.S. INC	WEST ACRES SHOPPING CENTER 3902 13TH AVE. S.W., #334 FARGO, ND58103	CASS	WEST ACRES DEVELOPMENT, LLP SCHLOSSMAN
COLDWATER CREEK U.S. INC	WEST TOWN MALL 7600 KINGSTON PIKE, #1154 KNOXVILLE, TN37919	KNOX	WEST TOWN MALL JOINT VENTURE
COLDWATER CREEK U.S. INC	KIERLAND COMMONS 15051 N. KIERLAND BLVD. , #140 SCOTTSDALE, AZ 85254	MARICOPA	KIERLAND GREENWAY LLC MACERICH
COLDWATER CREEK U.S. INC	WESTFIELD OLD ORCHARD 4999 OLD ORCHARD CENTER, #C35 SKOKIE, IL 60077	COOK	WESTFIELD CORPORATION
COLDWATER CREEK U.S. INC	WESTFIELD VALLEY FAIR 2855 STEVENS CREEK BLVD., #2421 SANTA CLARA, CA 95050	SANTA CLARA	WESTFIELD CORPORATION
COLDWATER CREEK U.S. INC	WESTFIELD VALLEY FAIR — STORAGE 2855 STEVENS CREEK BLVD., #2421 SANTA CLARA, CA 95050	SANTA CLARA	WESTFIELD CORPORATION
COLDWATER CREEK U.S. INC	WESTFIELD FRANKLIN PARK 5001 MONROE ST., #1726 TOLEDO, OH43623	LUCAS	WESTFIELD FRANKLIN PARK MALL II LLC
COLDWATER CREEK U.S. INC	WHITE FLINT 11301 ROCKVILLE PIKE NORTH BETHESDA, MD20895	MONTGOMERY	WHITE FLINT MALL, LLLP
COLDWATER CREEK U.S. INC	PRIME OUTLETS AT WILLIAMSBURG 5715-81 RICHMOND RD. WILLIAMSBURG, VA23188	JAMES CITY	WILLIAMSBURG OUTLETS, LLC
COLDWATER CREEK U.S. INC	WINTER PARK VILLAGE 460 N. ORLANDO AVE., #100 WINTER PARK, FL 32789	ORANGE	WINTER PARK TOWN CENTER, LTD.
COLDWATER CREEK U.S. INC	WOLFCHASE GALLERIA 2760 N. GERMANTOWN PKWY., #1250A MEMPHIS, TN38133	SHELBY	WOLFCHASE GALLERIA LP
COLDWATER CREEK U.S. INC	EMPLOYEE STORE 100 COLDWATER CREEK DRIVE MINERAL WELLS, WV26120	WOOD	WOOD COUNTY DEVELOPMENT AUTHORITY
COLDWATER CREEK U.S. INC	WOODBURY LAKES 9120 HUDSON RD., #301 WOODBURY, MN55125	WASHINGTON	WOODBURY LAKES, LLC OPUS
COLDWATER CREEK U.S. INC	WOODFIELD MALL E-314 WOODFIELD SHOPPING CENTER SCHAUMBURG, IL 60173	COOK	WOODFIELD MALL, LLC TAUBMAN
COLDWATER CREEK U.S. INC	WOODLAND 3161 28TH ST. S.E., #K-107 GRAND RAPIDS, MI49512	KENT	WOODLAND PREIT
COLDWATER CREEK U.S. INC	WOODLAND HILLS MALL 7021 S. MEMORIAL DR., #0123A TULSA, OK74133	TULSA	WOODLAND HILLS MALL, LLC

31

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	ZONA ROSA 8750 NW PRAIRIE VIEW RD. KANSAS CITY, MO64153	PLATTE	ZONA ROSA DEVELOPMENT, LLC
COLDWATER CREEK U.S. INC	THE MALL IN COLUMBIA 10300 LITTLE PATUXENT PKWY., #1860 COLUMBIA, MD 21044	HOWARD	GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	FASHION PLACE 6227 SOUTH STATE ST., #4 MURRAY, UT 84107	SALT LAKE	GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	THE VILLAGE AT FAIRVIEW 146 TOWN PL. FAIRVIEW, TX 75069	COLLIN	VILLAGE AT FAIRVIEW LP - MG HERRING GROUP
COLDWATER CREEK U.S. INC	PEERLESS CENTRE 2513 N. ROAN ST. JOHNSON CITY, TN 37601	WASHINGTON	KALOGEROS FAMILY, LLC
COLDWATER CREEK U.S. INC	SHOPPES AT OAKWOOD 4639 KEYSTONE CROSSING EAU CLAIRE, WI 54701	EAU CLAIRE	OAKWOOD BUSINESS PARK
COLDWATER CREEK U.S. INC	SUNCREST TOWNE CENTRE 1040 SUNCREST TOWN CENTRE DR. MORGANTOWN, WV 26505	MONONGALIA	GATEWAY TOWN CENTRE LLC
COLDWATER CREEK U.S. INC	CHRISTIANA MALL 107 CHRISTIANA MAL NEWARK, DE 19702	NEW CASTLE	GENERAL GROWTH PROPERTIES
COLDWATER CREEK U.S. INC	EASTCHESTER SHOPPING CENTER 703 WHITE PLAINS RD. SCARSDALE, NY 10583	WESTCHESTER	EASTCHESTER SHOPPING CENTER LLP
COLDWATER CREEK U.S. INC	RENAISSANCE AT COLONY PARK 1000 HIGHLAND COLONY PKWY., #3005 RIDGELAND, MS 39157	MADISON	RENAISSANCE AT COLONY PARK
COLDWATER CREEK U.S. INC	TOWN AND COUNTRY VILLAGE 600 W. SAM HOUSTON PKWY N., #500 HOUSTON, TX 77024	HARRIS	MOODY RAMBIN
COLDWATER CREEK U.S. INC	THE MARKETPLACE 9000 MING AVE., #J2 BAKERSFIELD, CA 93311	KERN	DONAHUE SCHRIBER
COLDWATER CREEK U.S. INC	HEINEMANN BUILDING 316 THIRD ST. WAUSAU, WI 54403	MARATHON	COMPASS PROPERTIES
COLDWATER CREEK U.S. INC	SHOPS AT ABILENE 3649 ABILENE, TX 79606	TAYLOR	THE SEITZ GROUP
COLDWATER CREEK U.S. INC	VALLEY MALL 2529 MAIN ST., #D18 UNION GAP, WA 98903	YAKIMA	CENTERCAL PROPERTIES
COLDWATER CREEK U.S. INC	THE GABLES 2941 PLAZA DR. SPRINGFIELD, IL 62704	SANGAMON	THE GABLES III LLC
COLDWATER CREEK U.S. INC	MARKETPLACE AT AUGUSTA 14 STEPHEN KING DR., #1 AUGUSTA, ME 04330	KENNEBEC	CAPITAL AUGUSTA PROPERTIES LLC - WS DEVELOPMENT
COLDWATER CREEK U.S. INC	CREEKSIDE STATION 3103 VALLEY AVE., #118 WINCHESTER, VA 22601	FREDERICK	JOLEEN L.C.

32

Lessee	Address of Real Property	County	Lessor
COLDWATER CREEK U.S. INC	SOUTHBURY GREEN 775 MAIN ST. S SOUTHBURY, CT 06488	NEW HAVEN	SOUTHBURY 84 ASSOCIATES, L.P.
COLDWATER CREEK U.S. INC	LEGACY PLACE 242 LEGACY PLACE DEDHAM, MA 02026	NORFOLK	LEGACY PLACE, LLC — WS DEVELOPMENT
COLDWATER CREEK U.S. INC	OUTLET VILLAGE AT HAGERSTOWN 495 PREMIUM OUTLETS BLVD., #615 HAGERSTOWN, MD 21740	WASHINGTON	OUTLET VILLAGE OF HAGERSTOWN LTD - SIMON
COLDWATER CREEK U.S. INC	OUTLETS AT CASTLE ROCK 5050 FACTORY SHOPS BLVD., #217 CASTLE ROCK, CO 80108	DOUGLAS	CRAIG REALTY
COLDWATER CREEK U.S. INC	TANGER OUTLETS AT MEBANE 4000 ARROWHEAD BLVD., #836 MEBANE, NC 27302	ALAMANCE	TANGER
COLDWATER CREEK U.S. INC	TANGER OUTLETS CENTER II — COMMERCE 800 STEVEN B TANGER BLVD., #500 COMMERCE, GA 30529	JACKSON	TANGER
COLDWATER CREEK U.S. INC	THE SHOPS AT NORTERRA 2460 WEST HAPPY VALLEY RD., #1161 PHOENIX, AZ 85085	MARICOPA	NORTERRA WEST LLC RED DEVELOPMENT
COLDWATER CREEK INC	MCGHEE ROAD PARKING LOT 2 PARCELS OF LAND KOOTENAI, ID83840	BONNER	CLIFF AND RONNI TVEDTEN

33

SCHEDULE 5.09

Environmental Matters

None.

34

SCHEDULE 5.10

Insurance

Insurance Policy Type	Insurance Company	Renewal Date	Period	Coverage

Property and Casualty
Property	The Hartford — Hartford Fire Insurance Co.	7/1/2013	Annual	300,000,000
General Liability	The Hartford — Twin City Fire Insurance Co.	7/1/2013	Annual	1,000,000
Excess Liability Umbrella	Liberty	7/1/2013	Annual	25,000,000
First Layer Excess Liability	Chubb — Federal Insurance Company	7/1/2013	Annual	15,000,000
Automobile	The Hartford — Sentinel Insurance Company Ltd.	7/1/2013	Annual	1,000,000
Foreign Liability	Chartis	7/1/2013	Annual	1,000,000
SPA Liability	The Hartford — Sentinel Insurance Company Ltd.	7/1/2013	Annual	1,000,000
SPA Misconduct	Evanston	7/1/2013	Annual	1,000,000
Workers Compensation	The Hartford — Twin City Fire Insurance Co.	7/1/2013	Annual	Guaranteed Cost
Marine Cargo	Mutual Marine — NY Marine and General Insurance Co.	9/1/2013		2,000,000

Financial and Professional
Primary Directors & Officers	Chartis	4/1/2013	Annual	10,000,000
First Excess Directors & Officers	Continental Insurance Company (CNA)	4/1/2013	Annual	10,000,000

35

Third Excess Directors & Officers	Argonaut Insurance Company	4/1/2013	Annual	10,000,000
Second Excess Directors & Officers	Berkley	4/1/2013	Annual	5,000,000
Fifth Excess Directors & Officers	Old Republic	4/1/2013	Annual	10,000,000
Fourth Excess Directors & Officers	Berkley	4/1/2013	Annual	10,000,000
Sixth Excess Directors & Officers	Liberty Mutual	4/1/2013	Annual	5,000,000
Employment Practices Liability	Chartis	4/1/2013	Annual	10,000,000
Crime	Continental Insurance Company (CNA)	4/1/2013	Annual	10,000,000
Fiduciary Liability	Chartis	4/1/2013	Annual	5,000,000
Fiduciary Liability	Travelers	4/1/2013	Annual	5,000,000
Errors & Omission (Internet & Network Security)	Beazley (Lloyds)	4/1/2013	Annual	10,000,000
Media Liability	MediaPro - Axis	4/1/2013	Annual	5,000,000
Special Coverage - K&R	Chartis (AIG)	4/1/2014	3 years	10,000,000
Employed Lawyers	Zurich	4/1/2013	Annual	2,000,000

Brokerage Services
Marsh	Contact: Meg Lucia Ph: (206) 214-3089
Kibble & Prentice	Contact: Dinny Hansen Ph: (206) 508-6019

36

SCHEDULE 5.13

Subsidiaries; Other Equity Investments; Equity Interests in the Borrower

Part A

Loan Party	Legal Name of Subsidiary	Type of Organization	Jurisdiction of Organization	Authorized Equity Interests	Equity Interests Owned	Percentage Interest
Coldwater Creek U.S. Inc.	Coldwater Creek Merchandising & Logistics Inc.	Corporation	Delaware	100 Common shares	1 Common share	100%

	CWC Rewards Inc.	Corporation	Arizona	100 Common shares	100 Common shares	100%

Coldwater Creek Inc.	Coldwater Creek The Spa Inc.	Corporation	Idaho	1,000 Common shares	1,000 Common shares	100%

	C Squared LLC	Limited Liability Company	Delaware	N/A	All limited liability company interests	100%

	Aspenwood Advertising, Inc.	Corporation	Delaware	1,000 Common shares	1,000 Common shares	100%

	Coldwater Creek Sourcing Inc.	Corporation	Idaho	100 Common shares	100 Common shares	100%

	CWC Sourcing LLC	Limited Liability Company	Idaho	N/A	All limited liability company interests	100%

	CWC Worldwide Services Inc.	Corporation	Idaho	1,000 Common shares	1,000 Common shares	100%

	Coldwater Creek U.S. Inc.	Corporation	Delaware	100 Common shares	100 Common shares	100%

Coldwater Creek Sourcing Inc.	Coldwater Creek HK Limited	Company	Hong Kong	N/A	All company interests	100%

Obligations to repurchase or otherwise acquire or retire any shares of any Loan Party’s Subsidiaries’ Equity Interests or any security convertible into or exchangeable for any such Equity Interests:  none.

37

Part B

None except for those in Part A of this Schedule 5.13.

Part C

Loan Party	Authorized Equity Interests	Issued and Outstanding Equity Interests	Subscriptions, Options, Warrants, Calls, Rights of Conversion or Exchange
Coldwater Creek Inc.	300,000,000 common shares 1,000,000 preferred shares	121,757,524 common shares as of May 29, 2012 No preferred shares	Stock options as disclosed on SEC filings.
Coldwater Creek U.S. Inc.	100 common shares	100 common shares to Coldwater Creek Inc.	None.
Coldwater Creek The Spa Inc.	1,000 common shares	1,000 common shares to Coldwater Creek Inc.	None.
Coldwater Creek Merchandising & Logistics Inc.	100 common shares	100 shares to Coldwater Creek U.S. Inc.	None.
Aspenwood Advertising, Inc.	1,000 common shares	1,000 common shares to Coldwater Creek Inc.	None.
C Squared LLC	N/A	All limited liability company interests are held by Coldwater Creek, Inc.	None.
CWC Worldwide Services Inc.	1,000 common shares	1,000 common shares to Coldwater Creek Inc.	None.
Coldwater Creek Sourcing Inc.	100 common shares	100 common shares to Coldwater Creek Inc.	None.
CWC Sourcing LLC	N/A	All limited liability company interests are held by Coldwater Creek, Inc.	None.
CWC Rewards Inc.	100 common shares	100 common shares	None.

38

to Coldwater Creek Inc.

39

SCHEDULE 5.17

Intellectual Property Matters

A. Patents, Patent Applications and Patent Licenses

Settlement and License Agreement, dated as of October 26, 2006, by and between Charles E. Hill & Associates, Inc., as licensor, and Coldwater Creek Inc., as licensee (“Licensee”), pursuant to which Licensee has a non-exclusive right and paid up license to practice the Hills Patent.

B. Copyrights, Copyright Registrations and Copyright Licenses

Coldwater Creek Inc. has a large volume of sales catalogs, which are regularly registered with the United State Copyright Office.

C. Trademarks and Trademark Licenses held by Coldwater Creek Inc.

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
A DREAM A RACE A CURE & Design	78825698	3193614	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	16 Int.
A DREAM A RACE A CURE & Design	78825722	3193616	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	25 Int.
A DREAM A RACE A CURE & Design	78825729	3193617	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	35 Int.
A DREAM A RACE A CURE & Design	78825746	3193618	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	36 Int.
ASPENWOOD ADVERTISING	76365189	2765319	Registered	30-Jan-2002	16-Sep-2003	16-Sep-2013	USA	27-Aug-2002	35 Int.
COLDWATER CREEK	21824/04	KH20989/05	Registered	13-Dec-2004	21-Jan-2005	13-Dec-2014	Cambodia		25 Int.
COLDWATER CREEK	734295	TMA448547	Registered	05-Aug-1993	06-Oct-1995	06-Oct-2010	Canada	23-Nov-1994	0 Int.

40

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
COLDWATER CREEK	5492829	5492829	Registered	07-21-2006	07- Sept-2009	06-Sept-2019	China	07- Sept.-2009	25 Int.
COLDWATER CREEK	8477626	8477626	Registered	21-July-2006	28-July-2011	27-Jul-2021	China		9 Int.
COLDWATER CREEK	(WIPO) A0020703	(WIPO) 1064079	Registered	30- Jul-2010	30- Jul-2010	30- Jul-2020	WIPO Designating China		03, 04, 14, 16, 18, 20, 21, 24, 26, 29, 44
COLDWATER CREEK	815787	815787	Registered	02-Apr-1998	10-Apr-2002	02-Apr-2018	European Community		14 Int., 16 Int., 21 Int., 24 Int., 4 Int.
COLDWATER CREEK	2378594	2378594	Registered	17-Sep-2001	22-Nov-2002	22-Nov-2012	European Community	29-Apr-2002	29 Int.
COLDWATER CREEK SPIRIT	2640068	2640068	Registered	03-Apr-2002	22-Aug-2003	22-Aug-2013	European Community	07-Apr-2003	14, 25, 35
COLDWATER CREEK	281605	141145	Registered	29-May-2005	15-Mar-2006	14-Mar-2016	Guatemala		25 Int.
COLDWATER CREEK	300336753	300226753	Registered	13-Dec-2004	13-Dec-2004	13-Dec-2014	Hong Kong		25 Int.
COLDWATER CREEK		12299	Registered		04-Apr-1988	04-Apr-2018	Idaho		35 Int.
COLDWATER CREEK	1484183	1484183	Registered	4-Sept-2006	31-Oct-2008	04-Sep-2011	India	01-Jul-2008	25 Int.
COLDWATER CREEK	H09180502	4283173	Registered	28-Nov-1997	11-Jun-1999	11-Jun-2019	Japan		20 Int., 24 Int., 25 Int.
COLDWATER CREEK	18050397	4332739	Registered	28-Nov-1997	05-Nov-1999	05-Nov-2019	Japan		35 Int.
COLDWATER CREEK	810071995	3347507	Registered	04-Aug-1995	19-Sep-1997	19-Sep-2017	Japan		25 Int.
COLDWATER CREEK	8100495	4110594	Registered	04-Aug-1995	06-Feb-1998	06-Feb-2018	Japan		16 Int.
COLDWATER CREEK	810011995	3339541	Registered	04-Aug-1995	15-Aug-1997	15-Aug-2017	Japan		14 Int.
COLDWATER CREEK	2001085180	4556805	Registered	20-Sep-2001	05-Apr-2002	05-Apr-2022	Japan		29 Int.

41

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
COLDWATER CREEK	41200225449	104290	Registered	13-Dec-2002	10-Aug-2004	10-Aug-2014	Korea, Republic of		35 Int.
COLDWATER CREEK	N015639	N015639	Registered	16-Dec-2004	08-Apr-2005	08-Apr-2019	Macao		25 Int.
COLDWATER CREEK	674345	866419	Registered	30-Aug-2004	28-Jan-2005	30-Aug-2014	Mexico		25 Int.
COLDWATER CREEK	5510	5055	Registered	27-Dec-2004	27-Dec-2004	27-Dec-2014	Mongolia		25 Int.
COLDWATER CREEK	2005023692	22665	Registered	13-Jan-2005	16-Mar-2005	16-Mar-2019	Nepal		25 Int.
COLDWATER CREEK	25252	345623	Registered	14-Jul-2008	13-May-2011	13-May-2021	Paraguay		25 Int.
COLDWATER CREEK	575705	KOR220593	Registered	14-Dec-2004	14-Dec-2004	14-Dec-2014	Thailand		25 Int.
COLDWATER CREEK	4200612279	0085943	Registered	01-Aug-2006	13-Aug-2007	01-Aug-2016	Viet Nam		25 Int.
COLDWATER CREEK	73739695	1531418	Registered	14-Jul-1988	21-Mar-1989	21-Mar-2019	USA	27-Dec-1988	42 Int.
COLDWATER CREEK	76227693	2602690	Registered	20-Mar-2001	30-Jul-2002	30-Jul-2012	USA	27-Nov-2001	4 Int.
COLDWATER CREEK	75367982	2217173	Registered	03-Oct-1997	12-Jan-1999	12-Jan-2019	USA	20-Oct-1998	35 Int.
COLDWATER CREEK	76314157	2634836	Registered	17-Sep-2001	15-Oct-2002	15-Oct-2012	USA	23-Jul-2002	30 Int.
COLDWATER CREEK	76227698	2783590	Registered	20-Mar-2001	18-Nov-2003	18-Nov-2013	USA	26-Aug-2003	29 Int.
COLDWATER CREEK	74461454	1861320	Registered	12-Nov-1993	01-Nov-1994	01-Nov-2014	USA	09-Aug-1994	42 Int.
COLDWATER CREEK	74459701	1876534	Registered	18-Nov-1993	31-Jan-1995	31-Jan-2015	USA	08-Nov-1994	14, 16 and 25 Int.
COLDWATER CREEK	76250032	2544861	Registered	02-May-2001	05-Mar-2002	05-Mar-2012	USA	11-Dec-2001	35 Int.

42

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
COLDWATER CREEK	76290949	2714390	Registered	27-Jul-2001	06-May-2003	06-May-2013	USA	19-Mar-2002	3 Int.
COLDWATER CREEK	76250085	2555721	Registered	02-May-2001	02-Apr-2002	02-Apr-2012	USA	8-Jan-2002	25 Int.
COLDWATER CREEK	85093140	3894084	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	14 Int.
COLDWATER CREEK	85029189	3893477	Registered	03-May-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	18 Int.
COLDWATER CREEK	85093329	3976916	Registered	26-Jul-2010	14-Jun-2011	14-Jun-2021	USA	29-Mar-2011	20 Int.
COLDWATER CREEK	85093286	3894086	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	21 Int.
COLDWATER CREEK	85093335	3894088	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	24 Int.
COLDWATER CREEK	85093338	3894089	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	26 Int.
COLDWATER CREEK	85093341	3894090	Registered	26-Jul-2010	21-Dec-2010	21-Dec-2020	USA	05-Oct-2010	44 Int.
COLDWATER CREEK & WAVE DESIGN	78141070	2769235	Registered	03-Jul-2002	30-Sep-2003	30-Sep-2013	USA	08-Jul-2003	35 Int.
COLDWATER CREEK & WAVE DESIGN	78141132	2740447	Registered	03-Jul-2002	22-Jul-2003	22-Jul-2013	USA	29-Apr-2003	25 Int.
COLDWATER CREEK ELEMENTS	1159758	TMA607690	Registered	20-Nov-2002	15-Apr-2004	15-Apr-2019	Canada	01-Oct-2003	0 Nat.
COLDWATER CREEK SPIRIT	1148694	TMA642,366	Registered	01-Aug-2002	17-Jun-2005	17-Jun-2020	Canada	14-May-2003	0 Nat.
COLDWATER CREEK SPIRIT	2002069462	4675684	Registered	15-Aug-2002	23-May-2003	23-May-2013	Japan		35 Int.
COLDWATER CREEK SPIRIT	2002065702	4675658	Registered	02-Aug-2002	23-May-2003	23-May-2013	Japan		25 Int.
COLDWATER CREEK SPIRIT	76365628	2754147	Registered	01-Feb-2002	19-Aug-2003	19-Aug-2013	USA	17-Sep-2002	35 Int.

43

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
COLDWATER CREEK SPORT	78456991	3177920	Registered	26-Jul-2004	28-Nov-2006	28-Nov-2016	USA	21-Jun-2005	35 Int.
COLDWATER CREEK THE SPA (Standard Characters)	77087272	3306042	Registered	20-Jan-2007	09-Oct-2007	09-Oct-2017	USA	24-Jul-2007	35 Int.
ECOSONG	767272	TMA471975	Registered	27-Oct-1994	04-Mar-1997	04-Mar-2012	Canada	29-Oct-1996	42 Nat.
INVISIBLE COMFORT	77410485	3508430	Registered	01-Mar-2008	30-Sep-2008	30-Sep-2018	USA	15-Jul-2008	25 Int.
RIBBON LADY DESIGN	78825847	3193631	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	16 Int.
RIBBON LADY DESIGN	78825827	3193628	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	35 Int.
RIBBON LADY DESIGN	78825758	3193621	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	36 Int.
RIBBON LADY DESIGN	78825773	3193625	Registered	28-Feb-2006	02-Jan-2007	02-Jan-2017	USA	17-Oct-2006	25 Int.
SPIRIT OF THE WEST	861014	TMA544680	Registered	07-Nov-1997	08-May-2001	08-May-2016	Canada	20-Sep-2000	0 Nat. (35)
SPIRIT OF THE WEST	810031995	3339543	Registered	04-Aug-1995	15-Aug-1997	15-Aug-2017	Japan		14 Int.
SPIRIT OF THE WEST	810091995	4090863	Registered	04-Aug-1995	12-Dec-1997	12-Dec-2017	Japan		25 Int.
SPIRIT OF THE WEST	810061995	4110595	Registered	04-Aug-1995	06-Feb-1998	06-Feb-2018	Japan		16 Int.
SPIRIT OF THE WEST	74461427	1860160	Registered	12-Nov-1993	25-Oct-1994	25-Oct-2014	USA	02-Aug-1994	42 Int.
THE NATURAL WAY TO SHOP	822467	TMA487586	Registered	05-Sep-1996	02-Jan-1998	02-Jan-2013	Canada	23-Jul-1997	0 Nat. (42)
UNIQUE BY NATURE	78456949	3378479	Registered	26-Jul-2004	05-Feb-2008	05-Feb-2018	USA	20-Nov-2007	35 Int.
YOUR KIND OF CLOTHES ONLINE ALL THE TIME	1048652	TMA576681	Registered	29-Feb-2000	27-Feb-2003	27-Feb-2018	Canada	08-Aug-2001	0 Nat. (42)

44

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
COLDWATER CREEK	74459701	1876534	Registered	18-Nov-1993	31-Jan-1995	31-Jan-2015	USA	08-Nov-1994	14 Int., 16 Int., 25 Int.
COLDWATER CREEK THE SPA	78764018	3266290	Registered	30-Nov-2005	17-Jul-2007	17-Jul-2017	USA	02-May-2006	44 Int.
INVISIBLE COMFORT	78843932	3433086	Registered	23-Mar-2006	20-May-2008	20-May-2018	USA	5-Dec-2006	25 Int.
INVISIBLE COMFORT	78843931	3628892	Registered	23-Mar-2006	26-May-2009	26-May-2019	USA	14-Nov-2006	35 Int.
RIBBON LADY DESIGN	78825762	3720169	Registered	28-Feb-2006	01-Dec-2009	01-Dec-2019	USA	17-Oct-2006	14 Int.
COLDWATER CREEK OUTLET	77665567	3672504	Registered	06-Feb-2009	25-Aug-2009	25-Aug-2019	USA	09-Jun-2009	35 Int.
ONE CREEK	77207791	3680357	Registered	15-Jun-2007	08-Sep-2009	08-Sep-2019	USA	29-Apr-2008	35 Int.
ONE CREEK	77207782	3702061	Registered	15-Jun-2007	27-Oct-2009	27-Oct-2019	USA	29-Apr-2008	25 Int.
SHAPEME	77183068	3803552	Registered	16-May-2007	15-Jun-2010	15-Jun-2020	USA	06-May-2008	35 Int.
SHAPE ME	77183040	3803551	Registered	16-May-2007	15-Jun-2010	15-Jun-2020	USA	06-May-2008	25 Int.
LUXELLE	77127888	3554720	Registered	11-Mar-2007	30-Dec-2008	30-Dec-2018	USA	24-Jul-2007	24 Int.
MILEPOST FOUR	0806782	TMA491354	Registered	12-Mar-1996	13-Mar-1998	13-Mar-2013	Canada		42 Int.
TRAVALLURE	77127886	3554719	Registered	11-Mar-2007	30-Dec-2008	30-Dec-2018	USA	24-Jul-2007	24 Int.
SPIRIT BY COLDWATER CREEK	77069008	3731760	Registered	21-Dec-2006	29-Dec-2009	29-Dec-2019	USA	24-Jul-2007	35 Int.
CWC (Stylized)	77069007	3547356	Registered	21-Dec-2006	16-Dec-2008	16-Dec-2018	USA	24-Jul-2007	25 Int.
GUARANTEED ALWAYS. COLDWATER CREEK	85222705	4057615	Registered	20-Jan-2011	15-Nov-2011	15-Nov-2021	United States of America	05-Jul-2011	35 Int.

45

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Renewal Date	Country	Pub. Date	Class
ONECREEK ELITE	85109912	4053888	Registered	18-Aug-2010	08-Nov-2011	08-Nov-2021	United States of America	11-Jan-2011	35 Int.

D. Trademark Applications

Pending Trademark Name	App Number	Reg Number	Trademark Status	File Date	Reg Date	Next Renewal Date	Country Name	Pub Date	Class
COLDWATER CREEK	8477627		Pending	14-July-2010			China		25 Int
COLDWATER CREEK ELEMENTS	85238420		Allowed (ITU)	9-Feb-2011			United States of America	7-Jun-2011	25 Int.
COTTONLUXE	85555639		Pending (ITU)	28-Feb-2012			United States of America		25 Int.
DESTINATIONS BY COLDWATER CREEK	85568725		Approved for Pub (ITU)	13-Mar-2012			United States of America		25 Int.
EVERYWEAR	85555640		Pending (ITU)	28-Feb-2012			United States of America		25 Int.
SIMPLY BY COLDWATER CREEK	85568720		Approved for Pub (ITU)	13-Mar-2012			United States of America		25 Int.
RIBBON YARN	85555643		Pending (ITU)	28-Feb 2012			United States of America		24 Int.
THE PERFECT NO-IRON SHIRT	85568638		Pending (ITU)	13-Mar-2012			United States of America		25 Int.
THE PERFECT SHIRT	85555628		Pending (ITU)	28-Feb-2012			United States of America		25 Int.
WATERSTONE JERSEY	85057716		Allowed (ITU)	08-Jun-2010			United States of America	29-Mar-2011	24 Int.
THE ASPENWOOD COLLECTION BY COLDWATER CREEK	85095240		Allowed (ITU)	28-Jul-2010			United States of America	11-Jan-2011	35 Int.
ASPENWOOD BY COLDWATER CREEK	85095230		Allowed (ITU)	28-Jul-2010			United States of America	11-Jan-2011	35 Int.

46

Pending Trademark Name	App Number	Reg Number	Trademark Status	File Date	Reg Date	Next Renewal Date	Country Name	Pub Date	Class
THE ASPENWOOD COLLECTION BY COLDWATER CREEK	85095190		Allowed (ITU)	28-Jul-2010			United States of America	11-Jan-2011	25 Int.
ASPENWOOD BY COLDWATER CREEK	85095178		Allowed (ITU)	28-Jul-2010			United States of America	11-Jan-2011	25 Int.
THE CREEK	85362577		Allowed (ITU)	04-Jul-2011			United States of America	29-Nov-2011	35 Int
WEEKEND BY COLDWATER CREEK	85568726		Approved for Pub. (ITU)	13-Mar-2012			United States of America	07-24-2012	25 Int.
OUTLET@THECREEK	77695113		Allowed (ITU)	19-Mar-2009			United States of America	09-Jun-2009	35 Int.

47

SCHEDULE 5.18

Labor Matters

•                  Coldwater Creek Inc. Profit Sharing Plan — 401(K)

•                  Amended and Restated Form of Indemnity Agreement between Coldwater Creek, Inc. and each of its Directors

•                  Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Stock Option Agreement under Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Incentive Stock Option Agreement under Amended and Restated Stock Option/Stock Issuance Plan

•                  2006 Incentive Award Program for Executives

•                  2007 Incentive Award Program for Executives

•                  2008 Incentive Award Program for Executives

•                  2009 Incentive Award Program for Executives

•                  2010 Incentive Award Program for Executives

•                  2011 Incentive Award Program for Executives

•                  Employee retention agreements for 45 employees for $1,734,100

•                  Retention based tuition reimbursement for 3 employees for $27,750

•                  Form of Stock Unit Agreement under the Amended and Restated Stock Option/Stock Issuance Plan

•                  Form of Non-Management Director Restricted Stock Unit Agreement

•                  Supplemental Executive Retirement Plan

•                  Group Life, Short Term and Long Term Disability Insurance Policies with Standard Insurance Company

•                  Amendment No. 1 to Supplemental Executive Retirement Plan

•                  Amendment No. 2 to Supplemental Executive Retirement Plan

•                  Amendment No. 3 to Supplemental Executive Retirement Plan

•                  The Company has adopted an Employee Stock Purchase Plan pursuant to which eligible employees are entitled to purchase shares of the Company’s common stock at a discount

•                  Employee Agreement between Company and Jeffrey Parisian dated June 28, 2008

•                  Employment Agreement between the Company and Dan Moen dated as of May 29, 2007 (as amended as of December 23, 2008)

•                  Employment Agreement between the Company and Gerard El Chaar dated as of May 29, 2007,  (as amended as of December 23, 2008)

48

•                  Employment Agreement between the Company and John E. Hayes III dated February 23, 2009

•                  Employment Agreement between the Company and Jerome M. Jessup dated August 3, 2009

•                  Employee Agreement between Company and Claudia Runkel dated August 19, 2011

•                  Severance and Change of Control Agreement between the Company and John E. Hayes III dated January 30, 2012

•                  Severance and Change of Control Agreement between the Company and Jerome M. Jessup dated January 30, 2012

•                  Severance and Change of Control Agreement between the Company and Jeffrey Parisian dated February 2, 2012

•                  Severance and Change of Control Agreement between the Company and Kim Sorensen dated February 24, 2012

•                  Severance and Change of Control Agreement between the Company and Jill Brown Dean dated January 19, 2011

•                  Severance and Change of Control Agreement between the Company and James Anthony Bell dated June 15, 2011

•                  Change of Control Agreement between the Company and Nancy Binger dated November 28, 2011

•                  Change of Control Agreement between the Company and Anne Bruce dated February 28, 2012

•                  Change of Control Agreement between the Company and Vincent Toenjes dated February 28, 2012

•                  Retention Compensation Agreement between the Company and Anne Bruce dated February 28, 2012

•                  The Company enters standard form confidentiality, invention assignment agreements with its employees

•                  The Company subsidizes standard health care plans for employees

49

SCHEDULE 5.21(a)

DDAs

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Coldwater Creek U.S. Inc.
1st American Bank	4611 Golf Road	Skokie	IL	60076	Roxann Sadus	630-547-9010	***	Retail Store Depository
1st National Bank of SD	2505 W 41st St	Sioux Falls	SD	57105	Mark Peterson	605-782-5901	***	Retail Store Depository
1st Tennessee Bank	7082 Bakers Bridge Rd.	Franklin	TN	37068	Cathy Claxton	615-790-5130	***	Retail Store Depository
Bank Champaign	5 Convenience Center Rd	Champaign	IL	61820	Amy Orris	217-351-2876	***	Retail Store Depository
Bank of America	800 5th Ave - WA1-501-08-23	Seattle	WA	98104	Birgit Goodwin	800-426-1411 ext. 70558	***	Retail Store Depository
Berkshire Bank	3450 Richville Rd	Manchester	VT	05255	Beth Ann Watson	802-362-4960	***	Retail Store Depository
Canandaigua National Bank	338 Eastview Mall	Victor	NY	14564	Amy Flaitz	585-742-4950 ext 40220	***	Retail Store Depository
Capital One Bank	313 Carondelet Street	New Orleans	LA	70130	Kristie Vead	504-533-5264	***	Retail Store Depository
Chase Bank IL	310 N. Randall Road	Lake in The Hills	IL	60156	Paul Sotos	847-854-3213	***	Retail Store Depository
Citizens and Farmers Bank	698 Town Center Drive	Newport News	VA	23606	Trittie Mountcastle	757-596-4775	***	Retail Store Depository
Citizens Bank	160 N Gulph Rd	King of Prussia	PA	19406	Melissa Dupre	610-337-5962	***	Retail Store Depository
Citizen’s National Bank	130 W. Bruce St.	Sevierville	TN	37862	Kitty Foster	865-429-2297	***	Retail Store Depository
Comerica Bank	500 Woodward	Detroit	MI	48226	Michelle Owens	313-222-5820	***	Retail Store Depository

50

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Compass Bank	1433 Opelika Rd	Auburn	AL	36830	Arthur Antoniak	334-887-1216	***	Retail Store Depository
Fifth Third Bank	1 Fayette Center	Washington Courthouse	OH	43160	Pam McCune	740-335-7641	***	Retail Store Depository
Five Star Bank	2 Seneca St	Geneva	NY	14456	Emily Quill	315-539-1000	***	Retail Store Depository
Highland Bank	5985 Large Ave Ne	Albertville	MN	55301	Jami Knisley	952-858-4586	***	Retail Store Depository
Huntington Bank	2055 Polaris Parkway	Columbus	OH	43240	Lurenna Hutchings	614-899-8239	***	Retail Store Depository
Johnson Bank	7500 Green Bay Road	Kenosha	WI	53142	Neil Buchanan	262-697-7258	***	Retail Store Depository
M & I Bank	31 Meadowview Drive	Lake Delton	WI	53940	Sarah Hegg	608-253-8425	***	Retail Store Depository
Panhandle State Bank	300 Kootenai Cut-Off Road	Ponderay	ID	83852	Connie Rosco	208-263-2348	***	Retail Store Depository
People’s United Bank	2 Burlington Square.	Burlington	VT	05401	Jennifer L. Gould	802-660-1486	***	Retail Store Depository
PNC Bank	8000 Shelbyville Road	Louisville	KY	40222	Robyn Parrino	502-212-6325	***	Retail Store Depository
SunTrust Bank FL	2116 S. Babcock St	Melbourne	FL	32901	Regina Margnelli	321-984-2540	***	Retail Store Depository
SunTrust Bank GA	103 City Circle	Peachtree City	GA	30269	Kristie Gable	770-486-5220	***	Retail Store Depository
Tuscola National Bank	900 S. Progress Blvd.	Tuscola	IL	61953	Kim Martin	217-253-4711	***	Retail Store Depository
United Bank	514 Market Street	Parkersburg	WV	26101	Carole Allen	304-424-8800	***	Retail Store Depository
United Community Bank	6372 Highway 53 East	Dawsonville	GA	30503	Marissa Allen	706-265-3232 ext 1104	***	Retail Store Depository
US Bank	6376 Government Way	Coeur D’ Alene	ID	83815	Marian Pelsma	208-762-0247	***	Retail Store Depository

51

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Coldwater Creek Merchandising & Logistics Inc.
United	514 Market Street	Parkersburg	WV	26101	Carole Allen	304-424-8800	***	Retail Store Depository
Coldwater Creek The Spa Inc.
Bank of America	800 5th Ave - WA1-501-08-23	Seattle	WA	98104	Birgit Goodwin	800-426-1411 ext. 70558	***	Retail Store Depository (SPA)
Capital One Bank	313 Carondelet Street	New Orleans	LA	70130	Kristie Vead	504-533-5264	***	Retail Store Depository (SPA)
US Bank SPA	6376 Government Way	Coeur D’ Alene	ID	83815	Marian Pelsma	208-762-0247	***	Retail Store Depository
Coldwater Creek Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Master Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc AP Checking
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Payroll Account
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Customer Refunds

52

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	Corporate Operating Account Coldwater Creek Inc
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Inc Master Depository
Coldwater Creek U.S. Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Retail Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Visa/MC Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US AmEx Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Discover Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US AP Checking
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Payroll Account
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Customer Refund Direct
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC US Customer Refund Retail

53

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Coldwater Creek The Spa Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Corporate Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Corporate Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Retail Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Visa/MC Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc American Express Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Discover Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc AP Checking
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Spa Inc Payroll
Coldwater Creek Merchandising & Logistics Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L Disbursements
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L Misc Deposits

54

Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L AP Checking
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC M&L Payroll
Aspenwood Advertising, Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood AP Checking
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Aspenwood Payroll
CWC Worldwide Services Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC WWS Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC WWS Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC WWS Misc Deposits

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Corporate Bank Name	Corporate Bank Address	City	State	Zip	Corporate Contact Name	Corporate Bank Phone #	Master Account Number	Account Description
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC WWS AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC WWS Payroll
CWC Rewards Inc.
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards Depository
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards Disbursement
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards AP ACH Debit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards AP ACH Credit
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards Misc Deposits
Wells Fargo Bank NA	877 West Main St - 3rd Floor	Boise	ID	83702	Mary Monroe	208-393-2106	***	CWC Rewards AP Checking

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SCHEDULE 5.21(b)

Credit Card Arrangements

1.               Credit Card Processing Service Agreement, dated as of March 17, 1989, by and between Coldwater Creek Inc. and Direct Marketing Guaranty Trust Corp., as amended March 7, 2000, April 17, 2003, May 21, 2003, August 26, 2003 and February 10, 2006.

2.               Merchant Services Agreement, dated as of July 22, 1992, by and between Coldwater Creek Inc. and Discover Card Services, Inc.

3.            Bankcard Joint Marketing Agreement, dated as of November 9. 2004, as amended June 1, 2007, by and between Coldwater Creek Inc. and Chase Manhattan Bank USA, National Association.

4.               Additional Company Addendum, Credit Card Processing Services Agreement, dated as of July 26, 2007, by and between, Coldwater Creek Inc., Coldwater Creek U.S. Inc., and Paymentech, LLC for itself and on behalf of JP Morgan Chase Bank, N.A.

5.               Merchant Services Agreement, effective as of October 1, 2006, by and between Coldwater Creek Inc. and Discover Financial Services, LLC.

6.               Buyer Initiated Payments Implementation Project Charter, dated December 10, 2010, and among Coldwater Creek Inc. and American Express Travel Related Services Company, Inc.

7.               Corporate Services Commercial Account Agreement, dated December 10, 2010, as amended March 3, 2011, by and among Coldwater Creek Inc. and American Express Travel Related Services Company, Inc.

SCHEDULE 5.24

Material Contracts

1.               Amended and Restated Lease Agreement, dated as of January 10, 2006, between Wood County Development Authority (“Lessor”) and Coldwater Creek Inc. (“Lessee”), as amended by that certain First Amendment to Amended and Restated Lease Agreement, dated as of October 25, 2006, by and between Lessor and Lessee.

2.               Amended and Restated Lease Agreement, dated as of July 19, 2007, as amended by that certain Amendment to Amended and Restated Lease Agreement, dated as of April 22, 2009, between Foothill Shadows, LLC, as lessor, and Coldwater Creek Inc., as lessee.

3.               ABL Loan Documents.

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SCHEDULE 6.23

Post-Closing Obligations

1.               Within thirty (30) days after the Closing Date (unless such period is extended by the Collateral Agent in its reasonable discretion), the Loan Parties shall deliver to the Collateral Agent insurance endorsements naming the Collateral Agent as additional insured and lender’s loss payee and otherwise meeting the requirements set forth in Section 6.07 of the Term Loan Agreement to which this Schedule 6.23 is attached (the “Agreement”), in each case, in form and substance reasonably satisfactory to the Collateral Agent.

2.               Within sixty (60) days after the Closing Date (unless such period is extended by the Administrative Agent in its reasonable discretion), the Loan Parties shall deliver to the Collateral Agent (i) the Blocked Account Agreements required pursuant to Section 6.13 of the Agreement, each in form and substance reasonably satisfactory to the Collateral Agent, (ii) control agreements with respect to the Loan Parties’ securities and investment accounts, each in form and substance reasonably satisfactory to the Collateral Agent, (iii) a favorable opinion of counsel to the Loan Parties, addressed to the Agents and each Lender, as to such matters concerning the Loan Parties and the documents in clauses (i) and (ii), in form and substance reasonably satisfactory to the Administrative Agent, and (iv) evidence of the establishment of the Term Loan Priority Account that is satisfactory to the Administrative Agent (it being agreed and understood that the depositary institution where such Term Loan Priority Account shall be maintained will be determined by the Administrative Agent with the consent of the Lead Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), and the determination of the depositary institution and the satisfaction of this obligation shall be subject to the Administrative Agent providing notice of the same to the Lead Borrower).

3.               Within ten (10) Business Days after the Closing Date (unless such period is extended by the Administrative Agent in its reasonable discretion), the Loan Parties shall deliver original, re-executed certificates representing the Equity Interests of the corporations pledged under the Security Documents in form and substance reasonably satisfactory to the Administrative Agent.

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SCHEDULE 7.01

Existing Liens

1.               Equipment lien on certain equipment in favor of IOS Capital against Coldwater Creek Inc., as represented on financing statement #B 2007-1028851-0, filed with the Idaho Secretary of State on June 28, 2007.

2.               Equipment lien on certain equipment in favor of AEL Financial, LLC against Coldwater Creek Inc., as represented on financing statement #B 2007-1032497-7, filed with the Idaho Secretary of State on August 28, 2007.

3.               Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated December 3, 2007 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc., as lessor, as represented on financing statement #20074785001, filed with the Delaware Secretary of State on December 18, 2007.

4.               Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated June 26, 2008 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc. as lessor, in favor of AEL Financial, LLC and Pure Health Solutions, Inc. against Coldwater Creek Inc., as represented on financing statement #B 2008-1050832-2, originally filed with the Idaho Secretary of State on July 17, 2008, assigned to Wells Fargo Equipment Finance on July 23, 2008.

5.               Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated December 11, 2008 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc. as lessor, in favor of AEL Financial, LLC and Pure Health Solutions, Inc. against Coldwater Creek Inc., as represented on financing statement #B 2009-1059038-6, filed with the Idaho Secretary of State on January 15, 2009.

6.               Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated February 18, 2010 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc. as lessor, in favor of Bank of the West, Trinity Division and Pure Health Solutions, Inc. against Coldwater Creek Inc., as represented on financing statement #B 2010-1076154-8, filed with the Idaho Secretary of State on March 17, 2010.

7.               Equipment lien on certain leased equipment in favor of OCE Financial Services, Inc. against Coldwater Creek Inc., as represented on financing statement # 20101090988, filed with the Delaware Secretary of State on March 30, 2010.

8.               Equipment lien on certain equipment and related software in favor of IBM Credit LLC against Coldwater Creek Inc., as represented on financing statement #20102864712, filed with the Delaware Secretary of State on August 16, 2010.

9.               Equipment lien on certain equipment leased pursuant to that certain Rental Agreement, dated September 20, 2010 between Coldwater Creek Inc., as lessee, and Pure Health Solutions, Inc. as lessor, in favor of Bank of the West, Trinity Division and Pure Health Solutions, Inc. against Coldwater Creek Inc., as represented on financing statement #B 2010-1084287-9, filed with the

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Idaho Secretary of State on September 29, 2010.

10.         Equipment lien on certain telecommunications and data equipment in favor of AT&T Capital Services, Inc. against Coldwater Creek Inc., as represented on financing statement #20103793654, filed with the Delaware Secretary of State on October 29, 2010.

11.         Equipment lien on certain equipment in favor of Hitachi Data Systems Credit Corp. against Coldwater Creek Inc., as represented on financing statement #20110585375, filed with the Delaware Secretary of State on February 16, 2011.

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SCHEDULE 7.02

Existing Investments

1.               Loan to Senior Vice President of Coldwater Creek Inc. in the amount of $39,375.

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SCHEDULE 7.03

Existing Indebtedness

Debt	Original Balance	Balance 5/26/2012	Interest Rate	Term	Frequency	Payment
Capital Leases
CL - CDA Bldg	10,500,272	10,197,655	7.65%	8/07 - 7/28	Monthly	Current $76,629
CL - SPT Store	1,000,000	1,113,542	10.50%	7/6 - 12/36	Monthly	Current $8,964
CL - IBM	316,069	178,473	7.50%	8/10 - 6/14	Monthly	Current $7,733
CL - AT&T	989,350	755,074	7.00%	7/11 - 6/14	Monthly	Current $27,737

1.               In connection with the mechanic’s lien at 1770 East Red Cliff Drive, St. George, Utah 84790, surety bond issued by the Fidelity and Deposit Company of Maryland in the amount of $42,192.61, on behalf of Coldwater Creek Inc.

2.               That certain Amended and Restated Demand Note, dated as of July 9, 2012, by Parent in favor of CWC Rewards Inc.

3.               That certain Amended and Restated Intercompany Note, dated as of July 9, 2012, by the Loan Parties in favor of the Loan Parties.

4.               In connection with future goods and services to be provided, a surety bond issued by the Fidelity and Deposit Company of Maryland in the amount of $58,320, on behalf of Coldwater Creek Inc., to Southern California Edison Company, effective July 5, 2012.

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SCHEDULE 10.02

Administrative Agent’s Office; Certain Addresses for Notices

1.                                       Administrative Agent’s Office:

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attn: Josh Olshansky

2.                                       Certain Addresses for Notices:

a.                                       If to the Lead Borrower and any other Loan Party:

Coldwater Creek U.S. Inc.

One Coldwater Creek Drive

Sandpoint, ID 83864

Attention:  Chief Financial Officer

Telephone:  208-265-3450

Facsimile:  208-265-7108

E-mail: jim.bell@thecreek.com

With a copy to:

Hogan Lovells US LLP

Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004

Attention:  Gordon C. Wilson, Esq.

Telephone:  202-637-5711

Facsimile:  202-637-5910

E-mail:  gordon.wilson@hoganlovells.com

b.                                      If to the Administrative Agent or the Collateral Agent:

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:  Josh Olshansky

Re:  Coldwater Creek

Telephone:  415-983-2700

Facsimile:  415-983-2828

E-mail:  jolshansky@goldengatecap.com

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With a copy to:

CC Holdings Agency Corp.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:  Josh Cohen

Re:  Coldwater Creek

Telephone:  415-983-2784

Facsimile:  415-983-2884

E-mail:  jcohen@goldengatecap.com

With a copy to:

Kirkland & Ellis LLP

333 South Hope Street, 29th Floor

Los Angeles, CA 90071

Attention:  David Nemecek, Esq.

Re:  Coldwater Creek

Telephone:  213-680-8111

Facsimile:  213-808-8107

E-mail:  david.nemecek@kirkland.com

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THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE TERM LOAN AGREEMENT) TO THE EXTENT PROVIDED IN SECTION 8.21 OF THIS AGREEMENT.

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of July 9, 2012, by and among (a) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Borrower” and, collectively, the “Borrowers”), (b) each of the Persons listed on Schedule II hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”), (c) such other Persons who become party hereto from time to time as a “Grantor” pursuant to Section 4.14 (the Persons referred to in clauses (a), (b) and (c) above are hereinafter referred to, individually, as a “Grantor” and, collectively with any other Person now or hereafter party hereto, as the “Grantors”), and (d) CC Holdings Agency Corp., a Delaware corporation (“CC Holdings”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) the Grantors from time to time party thereto, (ii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iii) CC Holdings, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement;

WHEREAS, reference is also made to that certain Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Credit Parties, pursuant to which each Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf

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of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01                                            Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 (unless expressly stated otherwise); provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest (as defined below) in any Collateral (as defined below) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02                                            Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.01(c) of this Agreement.

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, including, without limitation, all: (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims (including, but not limited to, those Commercial Tort Claims listed on Schedule 3.07 hereto), (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letters of Credit and Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, cash equivalents, or other property or assets (including, but not limited to, property and assets of such Grantor that now or hereafter come

2

into the possession, custody or control of Agent), (q) all books, records, and information relating to any of the foregoing ((a) through (p)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all Liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing, whether now owned or now due, in which any Grantor has an interest, or hereafter acquired, arising, or to become due, in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include, and the Security Interest shall not attach to, any Excluded Assets.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.08(a).

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Commodity Intermediary” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Copyright” has the meaning specified in the Intellectual Property Security Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

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“Excluded Assets” shall mean (a) rights or interest acquired under a lease, contract, property rights agreement or license, the grant of a security interest in which shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity), in each case, to the extent such prohibition or restriction has not been waived or the consent of the other party to such lease, contract, property rights agreement or license has not been obtained, provided that (A) the Proceeds from any such lease, contract, property rights agreement or license shall not constitute “Excluded Assets” to the extent that the assignment of such Proceeds is not prohibited and (B) monies due or to become due under or in connection with any described lease, contract, property rights agreement or license shall not constitute “Excluded Assets”, (b) any insurance or condemnation proceeds covering any Real Estate leased by any Grantor, or any fixtures attached or appurtenant thereto, to the extent that the same are required by the terms of the applicable lease to be maintained for the benefit of, and paid over to, the landlord of such Real Estate, (c) any Excluded Equity Interests, (d) Equipment or other property of a Grantor that is subject to a purchase money lien or capital lease that is permitted under the Loan Agreement, provided that the agreement pursuant to which such Lien or capital lease is created requires the consent of any Person other than a Grantor as a condition to the creation of any other Lien on such Equipment or property, to the extent that, and solely during the period in which, such consent has not been obtained, and (e) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

“Excluded Equity Interests” means (a) any voting Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations sections 1.956-2(c)(2), solely to the extent that pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such CFC would result in adverse tax consequences to the Grantors or the costs to the Grantors of providing such pledge are unreasonably excessive in relation to the benefits to the Collateral Agent and the other Credit Parties of the security afforded thereby and (b) any Equity Interest issued by a Subsidiary of a CFC.

“Financial Asset” shall have the meaning given that term in the UCC.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

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“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; tapes, disks, semi-conductors chips and printouts; IP Collateral (as defined in the Intellectual Property Security Agreement); proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in Section 8.06(b) of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) any license agreements entered into by any Grantor pursuant to which (1) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor

5

to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (2) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group’s rights under the Loan Documents.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.

“Letters of Credit” shall have the meaning given that term in the UCC.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Material Copyright” shall have the meaning specified therefor in Section 4.16(e).

“Patent” has the meaning specified in the Intellectual Property Security Agreement.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Pledged Note” has the meaning set forth in Section 3.14.

“Proceeds” shall have the meaning given that term in the UCC.

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“Promissory Notes” shall have the meaning given that term in the UCC.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Loan Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 6.01(c) of this Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security” shall have the meaning given that term in the UCC.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademark” has the meaning specified in the Intellectual Property Security Agreement.

SECTION 1.03                                            Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

SECTION 2.01                                            Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby unconditionally grants, assigns (or, with respect to the Intellectual Property, collaterally assigns) and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a continuing security interest in all of such Grantor’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired or arising and wherever located (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral

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Agent’s option, to file or transmit one or more Financing Statements, amendments, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party.  Any such financing statement or amendment may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect or may describe the Collateral as being of equal or lesser scope or with greater detail, regardless, in each case, of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or may contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements, amendments or continuation statements previously filed by Agent in any jurisdiction.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any Financing Statement filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

SECTION 2.02                                            No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

Each Grantor represents and warrants to the Collateral Agent and the other Credit Parties that:

SECTION 3.01                                            Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

SECTION 3.02                                            Filings.  Upon the filing of UCC Financing Statements or other appropriate filings, recordings or registrations naming each Grantor as “debtor” and the Collateral Agent as “secured party” and containing a description of the Collateral in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United

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States (or any political subdivision thereof) and its territories and possessions, the Security Interest granted to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) hereunder shall constitute a legal, valid and perfected security interest in the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or analogous filings or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC or other applicable recording or registration system, filings, registrations or recordings previously made have become misleading or ineffective in whole or in part.

SECTION 3.03                                            Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the making of the filings described in Section 3.02 above, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control); provided, that the foregoing representation shall not apply to commercial tort claims to the extent not required to be reported under any Loan Document.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to Permitted Encumbrances.

SECTION 3.04                                            Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Encumbrances or (ii) Liens for which termination statements or releases (or payoff letters providing for the delivery or filing of termination statements or releases) have been delivered to the Collateral Agent on or before the Closing Date.  Except, in each case, for Permitted Encumbrances or Permitted Dispositions, no Grantor has (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or any similar state or foreign governmental or other office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement, pledge agreement or similar instrument or agreement covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement, document or instrument in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement, pledge agreement or similar instrument or agreement is still in effect.

SECTION 3.05                                            Bailees, Warehousemen, Etc.  Except as set forth on Schedule 3.05 hereto, as of the Closing Date, no Inventory of any Grantor is in the care or custody of any third party or Person or stored or entrusted with a bailee or other third party or Person, except for Inventory (i) in transit, (ii) in the possession of service providers that clean, refurbish, inspect,

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package and/or re-ticket the Inventory, (iii) with respect to catalogs, marketing material and other paper products, in the possession of paper vendors, and/or (iv) fabric being held by vendors, in each case in the ordinary course of business. No Inventory of any Grantor shall hereafter be placed under the care or custody of any third party or Person or stored or entrusted with a bailee or other third party or Person unless the requirements of Section 6.17 of the Loan Agreement, if any, are satisfied.

SECTION 3.06                                            Consignments.  As of the Closing Date, except as set forth on Schedule 3.06 hereto, no Grantor has possession of any property on consignment.  After the Closing Date, no Grantor shall have possession of any property on consignment without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld, but which shall be subject to such conditions as the Collateral Agent may reasonably require).

SECTION 3.07                                            Commercial Tort Claims.  As of the date hereof, none of the Collateral consists of a Commercial Tort Claim involving reasonably expected recoveries by a Grantor, individually or in the aggregate, in excess of $250,000, except as set forth on Schedule 3.07 hereto.

SECTION 3.08                                            Instruments and Chattel Paper.  As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Chattel Paper involving amounts, individually or in the aggregate, in excess of $250,000, other than such Instruments and Chattel Paper listed in Schedule 3.08 hereto.  Each Instrument and each item of Chattel Paper listed in Schedule 3.08 hereto has been properly endorsed, assigned and delivered to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the ABL Agent), accompanied by instruments of transfer or assignment duly executed in blank.

SECTION 3.09                                            Securities Accounts and Commodity Accounts.  As of the date hereof, no Grantor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 3.09 hereto.

SECTION 3.10                                            Electronic Chattel Paper and Transferable Records.  As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) involving amounts, individually or in the aggregate, in excess of $250,000, other than such Electronic Chattel Paper and transferable records listed in Schedule 3.10 hereto.

SECTION 3.11                                            Intellectual Property.

(a)                                  This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, perfected Liens in favor of the Collateral Agent on each Grantor’s Patents, Trademarks

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(other than Excluded Assets) and Copyrights, including, but not limited to, those specified in Exhibits A, B and C of the Intellectual Property Security Agreement, as applicable (as such Exhibits may be amended from time to time in accordance with the Loan Agreement), and such perfected Liens are enforceable as such as against any and all creditors of, and purchasers from, any Grantor.  Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and the filing of appropriate Financing Statements, all action necessary or desirable to protect and perfect the Collateral Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights, including, but not limited to, those specified in Exhibits A, B and C of the Intellectual Property Security Agreement, as applicable (as such Exhibits may be amended from time to time in accordance with the Loan Agreement), shall have been duly taken.

(b)                                 to each Grantor’s knowledge, (i) each Grantor owns exclusively or holds Intellectual Property Licenses in all Intellectual Property that is necessary to the conduct of its business, and (ii) all contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality, in the case of clause (ii), except to the extent a Material Adverse Effect could not reasonably be expected to result from the absence of such signed agreements;

(c)                                  (i) to each Grantor’s knowledge, (A) such Grantor has never infringed, misappropriated or otherwise violated and is not currently infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person, and (B) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person, in each case, except where such infringement, misappropriation or other violation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (ii) there are no pending, or to any Grantor’s knowledge, threatened infringement, misappropriation or other violation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement, misappropriation or other violation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(d)                                 to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

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(e)                                  each Grantor has taken steps it deems reasonable in good faith to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor.

SECTION 3.12                                            Grantor Names.  The exact legal name of each Grantor is set forth on the signature pages of this Agreement or a written notice provided to the Administrative Agent pursuant to Section 6.14 of the Loan Agreement and Section 4.01 of this Agreement.

SECTION 3.13                                            Consents, Approvals, Authorizations, Orders and Actions.  No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the remedies in respect of the Collateral pursuant to this Agreement, except for (x) consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force, (y) in connection with the perfection or maintenance of the Liens created hereby (including the first priority nature thereof), or as otherwise expressly contemplated hereby in respect of the protection and enforcement of such Liens, or (z) only in connection with the execution of this Agreement, filings with the SEC in connection with the entry into a material agreement.  No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

SECTION 3.14                                            [Intentionally Omitted].

SECTION 3.15                                            Representations with respect to Foreign Laws. Notwithstanding anything to the contrary in this Article 3, in the case of any Grantor that is not organized in a jurisdiction of the United States, no representation is made in this Article 3 concerning any security interest creation or perfection matters that may be required under the laws of jurisdictions outside of the United States.

ARTICLE 4

Covenants

SECTION 4.01                                            Change of Name; Location of Collateral; Records; Place of Business.

(a)                                  Each Grantor will furnish to the Collateral Agent the notices that are required to be delivered to the Administrative Agent pursuant to Section 6.14 of the Loan Agreement.  Each Grantor agrees not to effect or permit any change referred to in Section 6.14 of the Loan Agreement unless all filings have been made under the UCC or other applicable Law (other than laws of jurisdictions outside the United States) that are

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required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in the Collateral (subject only to Permitted Encumbrances) for its own benefit and the benefit of the other Credit Parties.

(b)                                 Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent in all material respects with, or better than, its current practices, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02                                            Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Encumbrances).

SECTION 4.03                                            Further Assurances.  Subject to the limitations set forth in Sections 6.13 and 6.17 of the Loan Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, promptly deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith.  Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to perfect the Collateral Agent’s Security Interest in the Collateral, and the Proceeds therefrom (including causing the Collateral Agent to have Control of any such Collateral to the extent required under the Loan Documents and to the extent perfection in such Collateral can be accomplished by Control).  The obligations under this Section 4.03 shall not apply to actions associated with requirements of the laws of jurisdictions outside of the United States.

SECTION 4.04                                            Inspection and Verification.  Each Grantor shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Collateral Agent to visit its properties and inspect the Collateral and all records related thereto (and to make extracts and copies from such records), to discuss its affairs, finances and accounts with its

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directors, officers and Registered Public Accounting Firm, and to conduct appraisals, commercial finance examinations and other evaluations, all in accordance with, and subject to the terms and conditions of, Section 6.10 of the Loan Agreement.  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, subject to the limitations set forth in Sections 6.10 and 6.15 of the Loan Agreement, to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors (exclusive of landlords and vendors) or the third Person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right, subject to the confidentiality provisions of Section 10.07 of the Loan Agreement, to share any information it gains from such inspection or verification with any Credit Party.  The Grantors shall pay the fees and expenses of the Collateral Agent or such other Persons with respect to such inspections and verifications to the extent required by the terms of Section 6.10 of the Loan Agreement.

SECTION 4.05                                            Taxes; Encumbrances.  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Loan Agreement or this Agreement (including, but not limited to, preserving the Collateral Agent’s Lien priority position on the Collateral (other than Permitted Encumbrances)), and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where a court of competent jurisdiction determines by final and nonappealable judgment that the Collateral Agent’s actions constitute gross negligence or willful misconduct; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, priority of Liens, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06                                            Assignment of Security Interest.  If at any time any Grantor shall take a security interest or Lien in any property of an Account Debtor or any other Person to secure payment and performance of an Account (other than the security interest existing as of the Closing Date taken by one of the Grantors in the stock of its employees), such Grantor shall promptly take such actions as the Collateral Agent may request in order to assign such security interest or Lien to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected and priority status of the security interest or Lien

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against creditors of, and transferees from, the Account Debtor or other Person granting the security interest or Lien.

SECTION 4.07                                            Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Credit Parties from and against any and all liability for such performance.

SECTION 4.08                                            Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made a collateral assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant Control of any Collateral to any Person, in each case except for Permitted Encumbrances.  Except for Permitted Dispositions, none of the Grantors shall make or permit to be made any sale, disposition or other transfer of the Collateral.  Each Grantor shall remain at all times in possession of the Collateral owned by it, except with respect to the following: (a) Inventory placed under the care, custody, storage or entrustment of a bailee or other third party, provided that, to the extent required by the Loan Documents, such bailee or other third party shall have delivered to the Collateral Agent a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent; (b) Permitted Dispositions; and (c) movement of Inventory from one location of such Grantor to another location of such Grantor.

SECTION 4.09                                            Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, except, in each case, for extensions, releases, credits, discounts, compromises or settlements granted or made (i) in the ordinary course of business or consistent with its current practices, or (ii) in the case of Accounts not included in the Borrowing Base, as such Grantor may determine appropriate in the exercise of its commercially reasonable judgment.

SECTION 4.10                                            Insurance.

(a)                                  Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Loan Agreement; (ii) maintain such other insurance as may be required by applicable Law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

(b)                                 Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of

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making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance as required by Section 6.07 of the Loan Agreement, and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11                                            Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim involving reasonably expected recoveries by a Grantor in excess of $250,000 (individually or in the aggregate), such Grantor shall, not later than the next date on which the financial statements referred to in Sections 6.01(a) and (b) of the Loan Agreement are required to be delivered, notify the Collateral Agent in writing of the details thereof, and such Grantor shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Credit Parties, a perfected security interest therein and in the Proceeds thereof.

SECTION 4.12                                            Legend.  Upon the occurrence and during the continuance of an Event of Default, and at the request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, and that the Collateral Agent has a security interest therein.

SECTION 4.13                                            Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest in the Collateral, each Grantor covenants and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)                                  If any amount then payable under or in connection with any of the Collateral shall become evidenced by any Instrument or Chattel Paper with a face value individually or in the aggregate in excess of $250,000, other than such Instruments and Chattel Paper listed in Schedule 3.08 hereto, the Grantor acquiring such Instrument or Chattel Paper shall promptly (but, in any event, within five (5) Business Days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent,

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accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)                                 No Grantor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (i) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent, and (ii) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a control agreement with respect to such Securities Account or Commodity Account, as the case may be.  Except as otherwise permitted in Section 6.13 of the Loan Agreement and subject to Section 8.21, each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any and all cash and Investment Property (other than any Investment Property which consists of any Equity Interests pledged, and delivered, to the Collateral Agent pursuant to the Pledge Agreement), received by it into a Deposit Account or Securities Account subject to the Collateral Agent’s Control.  The provisions of this Section 4.13(b) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent and, solely with respect to Securities Accounts of the Grantors covered by a Blocked Account Agreement in favor of the ABL Agent, the ABL Agent.

(c)                                  As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities (as defined in the Pledge Agreement), and the risk of loss of, damage to, or the destruction of, the Investment Property and Pledged Securities (except where a court of competent jurisdiction determines by final and nonappealable judgment that such loss, damage or destruction has resulted from the gross negligence or willful misconduct of the Collateral Agent), whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person.

(d)                                 If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any transferable record in an amount, individually or in the aggregate, in excess of $250,000, other than such Electronic Chattel Paper and transferable records listed in Schedule 3.10 hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent Control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.

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(e)                                  If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued with a face value in excess of $250,000, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent (and subject to Section 8.21), pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit and to cause the proceeds of any drawing under such Letter of Credit to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Cash Dominion Event, or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Cash Dominion Event and applied as provided in the Loan Agreement.

SECTION 4.14                                            Joinder of Additional Grantors.  Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Grantor, then such Grantor shall, at such Grantor’s expense, promptly (and in any event within (y) fifteen (15) days for any Subsidiary other than an Immaterial Subsidiary and (z) with respect to any Immaterial Subsidiary, not later than the next date on which the financial statements referred to in Sections 6.01(a) and 6.01(b) of the Loan Agreement are required to be delivered) cause such Subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit A hereto and to comply with the requirements of Section 6.12 of the Loan Agreement, within the time periods specified therein, and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 4.15                                            Government Contracts.  Other than Accounts and Chattel Paper the aggregate value (for all such Accounts and Chattel Paper) of which does not at any one time exceed $500,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event not later than concurrently with the delivery of the Compliance Certificate and the financial statements referred to in Section 6.01(c) of the Loan Agreement) notify the Collateral Agent thereof and, promptly (and in any event within ten (10) days) after request by the Collateral Agent, execute any instruments or take any steps reasonably required by the Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of itself and the other Credit Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

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SECTION 4.16                                            Intellectual Property.

(a)                                  Upon the reasonable request of the Collateral Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent one or more Intellectual Property Security Agreements to further evidence the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights.

(b)                                 Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Grantor’s business, to take commercially reasonable steps to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property.

(c)                                  Grantors acknowledge and agree that the Credit Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor.  Without limiting the generality of this Section 4.16(c), Grantors acknowledge and agree that no Credit Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Collateral Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrowers and may be chargeable to the Loan Account.

(d)                                 Each Grantor shall provide the Collateral Agent with a written report of all new Patents, Trademarks or Material Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business at the times set forth in Section 6.02(b)(i)(D) of the Loan Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by the Collateral Agent), in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications.  In the case of such registrations or applications therefor (except for Copyrights, only Material Copyrights), which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property.  In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Material Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and material Intellectual Property Licenses as being subject to the security interests created thereunder.

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(e)                                  Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any material Copyright (with such materiality being reasonably determined by such Grantor in good faith, each a “Material Copyright”) with the United States Copyright Office or any similar office or agency in another country without giving the Collateral Agent written notice thereof before or at the time of such filing and complying with Section 4.16(a). Upon receipt from the United States Copyright Office of notice of registration of any Material Copyright, each Grantor shall promptly (but in no event later than three (3) Business Days following such receipt) notify (but without duplication of any notice required by Section 6.14(d)) the Collateral Agent of such registration by delivering, or causing to be delivered, to the Collateral Agent, documentation reasonably requested by the Collateral Agent sufficient for the Collateral Agent to perfect the Collateral Agent’s Liens on such Material Copyright.  If any Grantor acquires from any Person any Material Copyright registered with the United States Copyright Office or an application to register any Material Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition) notify the Collateral Agent of such acquisition and deliver, or cause to be delivered, to the Collateral Agent, documentation reasonably requested by the Collateral Agent sufficient for the Collateral Agent to perfect the Collateral Agent’s Liens on such Material Copyright.  In the case of such Material Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Material Copyrights.

(f)                                    [Intentionally omitted].

(g)                                 No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person that is necessary in the conduct such Grantor’s business unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the (and any transferees) of the Collateral Agent.

ARTICLE 5

Collections; Power of Attorney

SECTION 5.01                                            Collections.

(a)                                  Each Grantor shall at all times comply with the cash management provisions of Section 6.13 of the Loan Agreement.

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(b)                                 Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications or the Blocked Account Agreements.  So long as no Event of Default has occurred and is continuing, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts; provided, however, that such authorization may, at the direction of the Collateral Agent, be terminated upon the occurrence and during the continuance of any Event of Default.

SECTION 5.02                                            Power of Attorney.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Loan Agreement, (i) to take actions required to be taken by the Grantors under Section 5.01(a) of this Agreement; and (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Loan Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under applicable Law and by contract; (xii) to cause all

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Documents (including, without limitation, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title) to name the Collateral Agent as consignee and to obtain control over the Documents; (xiii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; (xiv) to use any Intellectual Property of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, or Intellectual Property Licenses of such Grantor (to the extent permitted by such Intellectual Property Licenses) in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts, Letters of Credit, Letter-of-Credit Rights, Instruments, Chattel Paper or Documents, of such Grantor; and (xv) to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses of such Grantor (to the extent permitted by such Intellectual Property Licenses) and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Credit Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable.  To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

SECTION 5.03                                            No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act, except where a court of competent jurisdiction determines by final and nonappealable judgment that the subject act or omission to act has resulted from the gross negligence or willful misconduct of the Collateral Agent.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by applicable Law or otherwise.

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ARTICLE 6

Remedies

SECTION 6.01                                            Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)                                  With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letters of Credit, Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, Investment Property and any other Collateral, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)                                 With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 5.02 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c)                                  With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.03 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as

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Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.

(d)                                 With respect to any Collateral, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory or other Collateral with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory or other Collateral (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e)                                  With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral

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Agent’s Rights and Remedies (as defined herein) hereunder, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)                                    The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at such Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(g)                                 The Collateral Agent may require any Grantor to name the Collateral Agent as consignee on any Documents and to furnish the Collateral Agent with control over any such Documents.

(h)                                 Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i)                                     Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such advance notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to such Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.  Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

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(j)                                     Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.  In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of Section 6.02 of this Agreement.

(k)                                  At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 6.01, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l)                                     For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations indefeasibly paid in full.

(m)                               As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)                                 To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(o)                                 The Collateral Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor

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itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses (to the extent permitted by such Intellectual Property Licenses) in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

(p)                                 Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

SECTION 6.02                                            Application of Proceeds.  After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Collateral Documents, in accordance with Section 8.03 of the Loan Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or by the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7

Perfection of Security Interest

SECTION 7.01                                            Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 2.01 and Section 5.02, to file one or more Financing Statements or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.

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SECTION 7.02                                            Other Perfection, Etc.  Each Grantor shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain Control of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing Control to be in form and substance reasonably satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein (including, but not limited to, the execution on behalf of the Grantors (including supplementing or changing the schedules thereof) and filing of Intellectual Property Security Agreements (and amendments thereto) with the United States Patent and Trademark Office and the United States Copyright Office).

SECTION 7.03                                            Savings Clause.  Nothing contained in this Article 7 or elsewhere in this Agreement shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 8

Miscellaneous

SECTION 8.01                                            Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement.

SECTION 8.02                                            Grant of Non-Exclusive License.  Without limiting the provisions of Section 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral (as defined in the Intellectual Property Security Agreement), each Grantor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license or other right to use each Grantor’s Intellectual Property (including, but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License (to the extent permitted by such Intellectual Property License))) and to use, apply, and affix any such Intellectual Property, trademark, trade name, logo, label or the like in which any Grantor now or hereafter has rights, such license to be effective upon the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or other Collateral or any sale or other disposition of Inventory or other Collateral, and each Grantor’s rights under all license and all franchise agreements shall inure to the benefit of the Collateral Agent.  The license granted in

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this Section 8.02 shall remain in full force and effect throughout the term of this Agreement, notwithstanding the release of any Grantor hereunder.

SECTION 8.03                                            Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.04                                            Survival of Agreement.  All covenants, agreements, representations and warranties made by each Grantor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans or other extensions of credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 8.14  hereof.

SECTION 8.05                                            Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Loan Agreement and any such prohibited assignment or transfer by a Grantor shall be absolutely void ab initio.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with

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respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.  This Agreement is a Loan Document.

SECTION 8.06                                            Collateral Agent’s Fees and Expenses; Indemnification.

(a)                                  Without limiting or duplicating any of their obligations under the Loan Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred by the Collateral Agent.

(b)                                 Without limiting or duplicating any of their indemnification obligations under the Loan Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Collateral Agent (or any sub-agent thereof), each other Credit Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement payments, costs and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement, the Loan Agreement, the Guaranty, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the Loan Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, or any of the Grantors’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel.

(c)                                  To the fullest extent permitted by applicable Law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any

30

information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)                                 Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.06 shall be payable not later than ten (10) Business Days after demand therefor.

(e)                                  The agreements in this Section 8.06 shall survive the resignation of the Collateral Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

SECTION 8.07                                            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 8.08                                            Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Default or Event of Default or of any default under any other agreement shall operate as a waiver of any other Default or Event of Default or of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such

31

waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

SECTION 8.09                                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10                                            Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.11                                            Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12                                            Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 8.13                                            Jurisdiction; Waiver of Venue; Consent to Service of Process.

(a)                                  EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ANY LENDER OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE GRANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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SECTION 8.14                                            Termination; Release of Collateral.

(a)                                  Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Loan Agreement.  Upon at least two (2) Business Days prior written request by the Grantors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this Section 8.14; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)                                         Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC-3 termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Loan Agreement, this Agreement, the other Loan Documents and the Security Interest granted herein shall be immediately and automatically reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Grantor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 8.15                                            Conflict.

(a)                                  The provisions of the Pledge Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Pledge Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder.  In the event of a conflict between this Agreement and the Pledge Agreements, the terms of the Pledge Agreements shall control with respect to the Pledged Collateral (as defined in the applicable Pledge Agreement) and the terms of this Agreement shall control with respect to all other Collateral.

(b)                                 The provisions of the Intellectual Property Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the

34

Intellectual Property Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder.  In the event of a conflict between this Agreement and the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall control with respect to the IP Collateral (as defined in the Intellectual Property Security Agreement) and the terms of this Agreement shall control with respect to all other Collateral.

SECTION 8.16                                            Marshaling.  The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement, the other Loan Documents or under any other instrument or agreement creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.17                                            Collateral Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and each other Credit Party.

SECTION 8.18                                            Merger; Integration.  THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

SECTION 8.19                                            Construction.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Credit Party or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

SECTION 8.20                                            Incorporation by Reference.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

SECTION 8.21                                            Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent, for the benefit of the Credit Parties, herein and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of

35

the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding the foregoing, each Grantor expressly acknowledges and agrees that, notwithstanding the fact that the exercise of certain of the Collateral Agent’s and the other Credit Parties’ rights under this Agreement and the other Loan Documents may be subject to the Intercreditor Agreement, no action taken or not taken by the Collateral Agent or any other Credit Party in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Collateral Agent or any other Credit Party of any rights such Person has with respect to any Grantor under any Loan Document and except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the other Grantors, the Collateral Agent and the other Credit Parties, shall remain in full force and effect.  If and to the extent the ABL Agent is in possession or control of any ABL Priority Collateral, the ABL Agent shall be deemed for all purposes to be holding such ABL Priority Collateral as the representative of and for the benefit of the Collateral Agent, on behalf of the Credit Parties.  So long as the ABL Agent is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms hereof, any obligation of any Grantor in this Agreement that requires endorsement or delivery of any ABL Priority Collateral to, or the possession or control of any ABL Priority Collateral by, the Collateral Agent shall be deemed to be complied with and satisfied if such endorsement or delivery of such ABL Priority Collateral is made to, or such possession or control of such ABL Priority Collateral is by, the ABL Agent.

[SIGNATURE PAGES FOLLOW]

36

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

Guarantors:

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Security Agreement

C SQUARED, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

CWC SOURCING LLC,
an Idaho limited liability company

By:
Name:
Title:

Signature Page to Security Agreement

CWC REWARDS INC.,
an Arizona corporation

By:
Name:
Title:

Signature Page to Security Agreement

COLLATERAL AGENT:	CC HOLDINGS AGENCY CORP.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE I

Borrowers

1.             Coldwater Creek U.S. Inc., a Delaware corporation

2.             Coldwater Creek The Spa Inc., an Idaho corporation

3.             Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

Schedule I to Security Agreement

SCHEDULE II

Guarantors

1.             Coldwater Creek Inc., a Delaware corporation

2.             C Squared, LLC, a Delaware limited liability company

3.             Aspenwood Advertising, Inc., a Delaware corporation

4.             CWC Worldwide Services Inc., an Idaho corporation

5.             Coldwater Creek Sourcing Inc., an Idaho corporation

6.             CWC Sourcing LLC, an Idaho limited liability company

7.             CWC Rewards Inc., an Arizona corporation

Schedule II to Security Agreement

EXHIBIT A

Form of Joinder Agreement

[Name of New Grantor]

[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to the Security Agreement, dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among (a) each of the Persons listed on Schedule I to the Security Agreement (each such Person, individually, a “Borrower” and, collectively, the “Borrowers”), (b) each of the Persons listed on Schedule II to the Security Agreement (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”), (c) such other Persons that become party from time to time to the Security Agreement as a “Grantor” pursuant to Section 4.14 of the Security Agreement (the Persons set forth in clauses (a), (b) and (c) above are hereinafter referred to, individually, as a “Grantor” and, collectively with any other Borrower or Guarantor now or hereafter party hereto, as the “Grantors”), and (d) CC Holdings Agency Corp., a Delaware corporation, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used but not defined herein shall have the meanings set forth in the Security Agreement, or if not defined therein, in the Loan Agreement (as defined in the Security Agreement).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned (the “New Grantor”), pursuant to Section 4.14 of the Security Agreement.  The New Grantor hereby agrees to be bound as a [Borrower/Guarantor] and as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement.  Without limiting the generality of the foregoing, the New Grantor hereby unconditionally grants, assigns (or, with respect to the Intellectual Property, collaterally assigns) and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a continuing Lien on and security interest in, all of its right, title and interest in, to and under the Collateral, whether now owned or

Exhibit A to Security Agreement

1

hereafter acquired or arising and wherever located, and expressly assumes all obligations and liabilities of a [Borrower/Guarantor] and Grantor under the Security Agreement.  The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Grantor.  Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

This Joinder Agreement is a Loan Document.  The Security Agreement, as supplemented hereby, shall remain in full force and effect.

The New Grantor represents and warrants to the Collateral Agent and the other Credit Parties that this Joinder Agreement has been duly executed and delivered by the New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganizational, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE SECURITY AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE SECURITY AGREEMENT.

[remainder of page intentionally left blank]

Exhibit A to Security Agreement

2

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

CC HOLDINGS AGENCY CORP.,
a Delaware corporation, as Collateral Agent

By:
Name:
Title:

Exhibit A to Security Agreement

3

SCHEDULE 3.05

Bailees; Warehousemen

Schedules to Security Agreement

SCHEDULE 3.06

Consignments

Schedules to Security Agreement

SCHEDULE 3.07

Commercial Tort Claims

Schedules to Security Agreement

SCHEDULE 3.08

Instruments and Chattel Paper

Schedules to Security Agreement

SCHEDULE 3.09

Securities Accounts and Commodity Accounts

Schedules to Security Agreement

SCHEDULE 3.10

Electronic Chattel Paper and Transferable Records

Schedules to Security Agreement

SCHEDULE I

Borrowers

1.             Coldwater Creek U.S. Inc., a Delaware corporation

2.             Coldwater Creek The Spa Inc., an Idaho corporation

3.             Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

Schedules to Security Agreement

1

SCHEDULE II

Guarantors

1.             Coldwater Creek Inc., a Delaware corporation

2.             C Squared LLC, a Delaware limited liability company

3.             Aspenwood Advertising, Inc., a Delaware corporation

4.             CWC Worldwide Services Inc., an Idaho corporation

5.             Coldwater Creek Sourcing Inc., an Idaho corporation

6.             CWC Sourcing LLC, an Idaho limited liability company

7.             CWC Rewards Inc., an Arizona corporation

Schedules to Security Agreement

2

SCHEDULE 3.05

Bailees; Warehousemen

To the extent that Inventory that is located at premises leased by a Loan Party is considered Inventory in the custody or care of a third party, then such Inventory is maintained at each of the locations listed on schedule 5.08(b)(2) of the Credit Agreement.

Schedules to Security Agreement

3

SCHEDULE 3.06

Consignments

None.

Schedules to Security Agreement

4

SCHEDULE 3.07

Commercial Tort Claims

None.

Schedules to Security Agreement

5

SCHEDULE 3.08

Instruments and Chattel Paper

To the extent constituting an Instrument, that certain Amended and Restated Intercompany Note, dated July 9, 2012, by the Loan Parties in favor of the Loan Parties.

To the extent constituting an Instrument, that certain Amended and Restated Demand Note, dated July 9, 2012, with Coldwater Creek Inc. as maker and CWC Rewards Inc. as holder.

The Loan Parties have an outstanding loan to the SVP of Product Development, in the amount of $39,375, and the loan is secured by a security interest in the employee’s stock.

Schedules to Security Agreement

6

SCHEDULE 3.09

Securities Accounts and Commodity Accounts

Securities Account #*** in the name of Coldwater Creek Inc. (“Customer”) maintained with Wells Fargo Brokerage Services, LLC (“Intermediary”), which will become subject to a Securities Account Control Agreement, by and among Customer, Intermediary and Collateral Agent, as a post-closing requirement under the Credit Agreement.

Schedules to Security Agreement

7

SCHEDULE 3.10

Electronic Chattel Paper and Transferable Records

None.

Schedules to Security Agreement

8

THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE TERM LOAN AGREEMENT) TO THE EXTENT PROVIDED IN SECTION 29 OF THIS AGREEMENT.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of July 9, 2012, by and among (a) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Borrower” and, collectively, the “Borrowers”), (b) each of the Persons listed on Schedule II hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrowers and the Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively with any other Person now or hereafter party hereto, as the “Grantors”), and (c) CC Holdings Agency Corp., a Delaware corporation (“CC Holdings”), as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) the Grantors from time to time party thereto, (ii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iii) CC Holdings, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement; and

WHEREAS, reference is also made to that certain Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Credit Parties, pursuant to which each Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make Loans is conditioned upon, among other things, the execution and delivery by the Grantors of (i) that certain Security Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Grantors and the Collateral Agent, pursuant to which each Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined herein), and (ii) this Agreement, pursuant to which each Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the IP Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby

1

acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.           Definitions.

1.1           Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 (unless expressly stated otherwise); provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any IP Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2           Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement, or if not defined therein, in the Security Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof of any Grantor, whether registered or unregistered and whether published or unpublished, including, without limitation, the United States copyright registrations and copyright applications listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

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“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” shall have the meaning assigned to such term in Section 3 of this Agreement.

“IP Collateral” shall have the meaning assigned to such term in Section 2 of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to any Grantor of any right under any Intellectual Property.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Patents” shall mean all patents and applications for patents of any Grantor, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the United States patent registrations and patent applications listed on EXHIBIT B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Loan Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

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“Trademarks” shall mean all trademarks, trade names, corporate names, company names, domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of any Grantor, whether registered or unregistered, including, without limitation, the United States trademark registrations and trademark applications listed on EXHIBIT C annexed hereto and made a part hereof, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.

1.3           Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Agreement.

SECTION 2.           Grant of Security Interest.  In furtherance and as confirmation of the Security Interest (as defined in the Security Agreement) granted by each of the Grantors to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, each of the Grantors hereby ratifies such Security Interest and unconditionally grants, collaterally assigns and pledges to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a continuing security interest, with a power of sale (which power of sale shall be exercisable only following the occurrence and during the continuance of an Event of Default), in all of the present and future right, title and interest of such Grantor in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”; provided, however, that the term “IP Collateral” shall not include, and the security interest granted hereby shall not attached to, any Excluded Assets):

(a)           All Copyrights and Copyright Licenses;

(b)           All Patents and Patent Licenses;

(c)           All Trademarks and Trademark Licenses;

(d)           All other Licenses;

(e)           All renewals of any of the foregoing;

(f)            All trade secrets, know-how and other proprietary information; works of authorship and other copyright works (including copyrights for computer programs), and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code,

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data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and any Licenses in any of the foregoing, and all other Intellectual Property and proprietary rights;

(g)           All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of each Grantor and its business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof);

(h)           All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(i)            The right to sue for past, present and future infringements, misappropriations, and dilutions of any of the foregoing; and

(j)            All of the Grantors’ rights corresponding to any of the foregoing throughout the world.

SECTION 3.           Protection of Intellectual Property By Grantors.  Except as set forth below in this Section 3, each of the Grantors shall undertake the following with respect to each of the items respectively described in Sections 2(a), (b), (c), (d), (e), (f) and (g) (collectively, the “Intellectual Property”; provided, however, that the term “Intellectual Property” shall not include any Excluded Assets):

(a)           Pay all renewal fees and other fees and costs associated with maintaining the Intellectual Property and with the processing and prosecution of the Intellectual Property and take all other steps reasonably necessary to maintain each registration of the Intellectual Property, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           Take all actions reasonably necessary to prevent any of the Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)           At the Grantors’ sole cost, expense, and risk, pursue the processing and prosecution of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)           At the Grantors’ sole cost, expense, and risk, take any and all action which the Grantors reasonably deem necessary or desirable under the circumstances to protect

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the Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.           Grantors’ Representations and Warranties.  In addition to any representations and warranties contained in any of the other Loan Documents, each Grantor represents and warrants that:

(a)           EXHIBIT A is a true, correct and complete list of Copyrights owned by such Grantor (which list includes all material Copyrights), applications of such Grantor for registered Copyrights (which list includes all applications for material Copyrights) and all material Copyright Licenses to which such Grantor is a party as of the date hereof.

(b)           EXHIBIT B is a true, correct and complete list of all Patents owned by such Grantor, applications of such Grantor for registered Patents and all material Patent Licenses to which such Grantor is a party as of the date hereof.

(c)           EXHIBIT C is a true, correct and complete list of all Trademarks owned by such Grantor, applications of such Grantor for registered Trademarks and all material Trademark Licenses to which such Grantor is a party as of the date hereof.

(d)           Except as set forth in EXHIBITS A, B and C, none of the Intellectual Property owned by such Grantor is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor as of the date hereof.

(e)           All IP Collateral owned by such Grantor is, and shall remain, free and clear of all Liens, encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances and non-exclusive licenses of Intellectual Property granted in the ordinary course of business.

(f)            Such Grantor owns, or is licensed to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted.  No claim has been asserted and is pending by any Person challenging or questioning the use by such Grantor of any of its Intellectual Property, or the validity or effectiveness of any of its Intellectual Property, that could reasonably be expected to have a Material Adverse Effect.  The use by such Grantor of the Intellectual Property does not infringe the rights of any Person in any material respect.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(g)           Such Grantor shall give the Collateral Agent, concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c)(ii) of the

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Loan Agreement, written notice, with reasonable detail, following the occurrence of such Grantor’s knowing, or having reason to know, (A) that any application or registration relating to any Intellectual Property may, become forfeited, abandoned or dedicated to the public, or (B) of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding such Grantor’s ownership of, or the validity or enforceability of, any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except, in each case, where such forfeiture, abandonment, dedication, determination, development, or proceeding could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.           Agreement Applies to Future Intellectual Property.

(a)           The provisions of this Agreement shall automatically apply to any such additional property or rights described in Section 4(g) or in Section 4.16 of the Security Agreement, above, all of which shall be deemed to be and treated as “Intellectual Property” within the meaning of this Agreement. Following the acquisition by any Grantor of any additional Intellectual Property required to be reported (or notice given to) the Collateral Agent pursuant to the Security Agreement, such Grantor shall deliver to the Collateral Agent, concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c)(ii) of the Loan Agreement, an updated EXHIBIT A, B, and/or C (as applicable) to this Agreement and hereby authorizes the Collateral Agent to file, at such Grantor’s expense, such updated Exhibit as set forth in Section 5(b).

(b)           Each of the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in any Intellectual Property (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and each of the Grantors hereby constitutes the Collateral Agent as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, that the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

SECTION 6.           Grantors’ Rights To Enforce Intellectual Property.  Prior to the occurrence of an Event of Default, so long as such Grantors are acting in accordance with Section 4.16(b) of the Security Agreement with respect to such infringement actions, the Grantors shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property, including the right to seek injunctions and/or money damages in an effort by the Grantors to protect the Intellectual Property against encroachment by third parties, provided, however, that:

(a)           The Grantors provide the Collateral Agent with written notice of the Grantors’ institution of any legal proceedings for enforcement of any Intellectual

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Property, the infringement of which could reasonably be expected to have a Material Adverse Effect.

(b)           Any money damages awarded or received by the Grantors on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(c)           Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent, by notice to the Grantors, may terminate or limit the Grantor’s rights under this Section 6.

SECTION 7.           Collateral Agent’s Actions To Protect Intellectual Property.  In the event of:

(a)           any Grantor’s failure to perform or observe any of such Grantor’s covenants, agreements or other obligations hereunder; and/or

(b)           the occurrence and continuance of any other Event of Default,

the Collateral Agent, acting in its own name or in that of any Grantor, may (but shall not be required to) act in any Grantor’s place and stead and/or in the Collateral Agent’s own right in connection therewith.

SECTION 8.           Rights Upon Default.  Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies under this Agreement and the other Loan Documents, the Collateral Agent may exercise all rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York or under other applicable Law, with respect to the Intellectual Property, in addition to which the Collateral Agent may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property, subject to those restrictions to which such Grantor is subject under applicable Law and by contract.  Any Person may conclusively rely upon an affidavit of an officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies; provided, however, such an affidavit is not required to exercise any such rights and remedies or for any such Person to rely on the Collateral Agent or any officer, agent or representative thereof.  Upon the occurrence and during the continuance of an Event of Default, the use by the Collateral Agent of all Patents, Trademarks, Copyrights, Licenses and other Intellectual Property shall be worldwide and without any liability for royalties or other related charges from the Collateral Agent to the Grantors.

SECTION 9.           Collateral Agent As Attorney-In-Fact.

(a)           Each of the Grantors hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as and for such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each

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Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Credit Parties:

(i)            To supplement and amend from time to time EXHIBITS A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired Intellectual Property of such Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO;

(ii)           To exercise any of the rights and powers referenced herein; and

(iii)          Upon the occurrence and during the continuance of an Event of Default, to execute all such instruments, documents, and papers as the Collateral Agent reasonably determines to be necessary or desirable in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the Intellectual Property, subject to those restrictions to which such Grantor is subject under applicable Law and by contract.

(b)           The power of attorney granted herein, being coupled with an interest, shall be irrevocable until this Agreement is terminated in accordance with Section 13.

(c)           The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9(a), but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act, except where a court of competent jurisdiction determines by final and nonappealable judgment that the subject act or omission to act has resulted from the gross negligence or willful misconduct of the Collateral Agent.

SECTION 10.         Collateral Agent’s Rights.  Any use by the Collateral Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of the Collateral Agent’s rights and remedies under this Agreement, the Loan Agreement and the Security Agreement, shall be coextensive with the Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges.

SECTION 11.         Intent.  This Agreement is being executed and delivered by the Grantors for the purpose of registering and confirming the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO and the Copyright Office.  It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest (as defined in the Security Agreement) granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to this

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Agreement and the IP Collateral, as applicable.  The provisions of this Agreement are supplemental to the provisions of the Security Agreement, and nothing contained in this Agreement shall limit any of the rights or remedies of the Collateral Agent under the Security Agreement or limit any of the representations, warranties or covenants of the Grantors under the Security Agreement.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

SECTION 12.         Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest or Lien in the IP Collateral granted pursuant to this Agreement and the rights and remedies created hereby or the validity or priority of such security interest or Lien, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest or Lien and the filing of any financing statements or other documents in connection herewith or therewith.  The obligations under this Section 12 shall not apply to actions associated with requirements of the laws of jurisdictions outside the United States.

SECTION 13.         Termination; Release of IP Collateral.  Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest or Lien granted herein shall terminate when all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Loan Agreement, this Agreement, and the security interest or Lien granted herein shall be immediately and automatically reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Grantor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 13 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 14.         GOVERNING LAW.  IT IS INTENDED THAT ALL RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 15.         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed

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counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 16.         Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 17.         Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement.

SECTION 18.         Survival of Agreement.  All covenants, agreements, representations and warranties made by each Grantor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans or other extensions of credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 13  hereof.

SECTION 19.         Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Loan Agreement and any such prohibited assignment or transfer by a Grantor shall be absolutely void ab initio.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.  This Agreement is a Loan Document.

SECTION 20.         Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be

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cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Default or Event of Default or of any default under any other agreement shall operate as a waiver of any other Default or Event of Default or of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

SECTION 21.         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 22.         Marshaling.  The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the IP Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement, the other Loan Documents or

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under any other instrument or agreement creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 23.         Collateral Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and each other Credit Party.

SECTION 24.         Merger; Integration.  THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

SECTION 25.         Construction.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Credit Party or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

SECTION 26.         Incorporation by Reference.  All of the exhibits attached to this Agreement shall be deemed incorporated herein by reference.

SECTION 27.         Jurisdiction; Venue; Service of Process; Jury Trial Waiver.  AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE SECURITY AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE SECURITY AGREEMENT.

SECTION 28.         Security Interest Absolute.  All rights of the Collateral Agent hereunder, the security interests and Liens granted hereby and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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SECTION 29.         Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent, for the benefit of the Credit Parties, herein and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding the foregoing, each Grantor expressly acknowledges that notwithstanding the fact that the exercise of certain of the Collateral Agent’s and the other Credit Parties’ rights under this Agreement and the other Loan Documents may be subject to the Intercreditor Agreement, no action taken or not taken by the Collateral Agent or any other Credit Party in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Collateral Agent or any other Credit Party of any rights such Person has with respect to any Grantor under any Loan Document and except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the other Grantors, the Collateral Agent and the other Credit Parties, shall remain in full force and effect.  If and to the extent the ABL Agent is in possession or control of any ABL Priority Collateral, the ABL Agent shall be deemed for all purposes to be holding such ABL Priority Collateral as the representative of and for the benefit of the Collateral Agent, on behalf of the Credit Parties.  So long as the ABL Agent is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms hereof, any obligation of any Grantor in this Agreement that requires endorsement or delivery of any ABL Priority Collateral to, or the possession or control of any ABL Priority Collateral by, the Collateral Agent shall be deemed to be complied with and satisfied if such endorsement or delivery of such ABL Priority Collateral is made to, or such possession or control of such ABL Priority Collateral is by, the ABL Agent.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GRANTORS:	Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

Guarantors:

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Intellectual Property Security Agreement

C SQUARED, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

CWC SOURCING LLC,
an Idaho limited liability company

By:
Name:
Title:

Signature Page to Intellectual Property Security Agreement

CWC REWARDS INC.,
an Arizona corporation

By:
Name:
Title:

Signature Page to Intellectual Property Security Agreement

COLLATERAL
AGENT:	CC HOLDINGS AGENCY CORP.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Intellectual Property Security Agreement

SCHEDULE I

Borrowers

1.             Coldwater Creek U.S. Inc., a Delaware corporation

2.             Coldwater Creek The Spa Inc., an Idaho corporation

3.             Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

SCHEDULE II

Guarantors

1.             Coldwater Creek Inc., a Delaware corporation

2.             C Squared, LLC, a Delaware limited liability company

3.             Aspenwood Advertising, Inc., a Delaware corporation

4.             CWC Worldwide Services Inc., an Idaho corporation

5.             Coldwater Creek Sourcing Inc., an Idaho corporation

6.             CWC Sourcing LLC, an Idaho limited liability company

7.             CWC Rewards Inc., an Arizona corporation

EXHIBIT A

List of Copyrights, Copyright Applications and Copyright Licenses

Copyright Registrations

Title	Serial No.	Registration No.	Registration Date

Copyright Applications

Copyright Licenses

Exhibits to Intellectual Property Security Agreement

EXHIBIT B

List of Patents, Patent Applications and Patent Licenses

Patent Registrations

Applicant	Title	Serial No.	Patent No.	Date of Filing

Patent Applications

Patent Licenses

Exhibits to Intellectual Property Security Agreement

EXHIBIT C

List of Trademarks, Trademark Applications and Trademark Licenses

Trademarks

Trademark Applications

Trademark Licenses

Exhibits to Intellectual Property Security Agreement

SCHEDULE I

Borrowers

1.               Coldwater Creek U.S. Inc., a Delaware corporation

2.               Coldwater Creek The Spa Inc., an Idaho corporation

3.               Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation

Exhibits to Intellectual Property Security Agreement

SCHEDULE II

Guarantors

1.               Coldwater Creek Inc., a Delaware corporation

2.               C Squared LLC, a Delaware limited liability company

3.               Aspenwood Advertising, Inc., a Delaware corporation

4.               Coldwater Creek Sourcing Inc., an Idaho corporation

5.               CWC Sourcing LLC, an Idaho limited liability company

6.               CWC Worldwide Services Inc., an Idaho corporation

7.               CWC Rewards Inc., an Arizona corporation

Exhibits to Intellectual Property Security Agreement

EXHIBIT A

List of Copyrights, Copyright Applications and Copyright Licenses

1.              Copyright Registrations

See Exhibit A.1, attached hereto.

2.              Copyright Applications

None.

3.              Copyright Licenses

None.

Exhibits to Intellectual Property Security Agreement

EXHIBIT B

List of Patents, Patent Applications and Patent Licenses

1.              Patents

None.

2.              Patent Applications

None.

3.              Patent Licenses

Settlement and License Agreement, dated as of October 26, 2006, by and between Charles E. Hill & Associates, Inc., as licensor, and Coldwater Creek Inc., as licensee (“Licensee”), pursuant to which Licensee has a non-exclusive right and paid up license to practice the Hills Patent (as defined therein).

Exhibits to Intellectual Property Security Agreement

EXHIBIT C

List of Trademarks, Trademark Applications and Trademark Licenses

1.              Trademarks

Trademarks held by Coldwater Creek Inc.:

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
A DREAM A RACE A CURE & Design	78825698	3193614	Registered	28-Feb-2006	02-Jan-2007	USA
A DREAM A RACE A CURE & Design	78825722	3193616	Registered	28-Feb-2006	02-Jan-2007	USA
A DREAM A RACE A CURE & Design	78825729	3193617	Registered	28-Feb-2006	02-Jan-2007	USA
A DREAM A RACE A CURE & Design	78825746	3193618	Registered	28-Feb-2006	02-Jan-2007	USA
ASPENWOOD ADVERTISING	76365189	2765319	Registered	30-Jan-2002	16-Sep-2003	USA
COLDWATER CREEK	21824/04	KH20989/05	Registered	13-Dec-2004	21-Jan-2005	Cambodia
COLDWATER CREEK	734295	TMA448547	Registered	05-Aug-1993	06-Oct-1995	Canada
COLDWATER CREEK	5492829	5492829	Registered	07-21-2006	07- Sept-2009	China
COLDWATER CREEK	8477626	8477626	Registered	21-July-2006	28-July-2011	China
COLDWATER CREEK	(WIPO) A0020703	(WIPO) 1064079	Registered	30- Jul-2010	30- Jul-2010	WIPO Designating China
COLDWATER CREEK	815787	815787	Registered	02-Apr-1998	10-Apr-2002	European Community
COLDWATER CREEK	2378594	2378594	Registered	17-Sep-2001	22-Nov-2002	European Community

Exhibits to Intellectual Property Security Agreement

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
COLDWATER CREEK SPIRIT	2640068	2640068	Registered	03-Apr-2002	22-Aug-2003	European Community
COLDWATER CREEK	281605	141145	Registered	29-May-2005	15-Mar-2006	Guatemala
COLDWATER CREEK	300336753	300226753	Registered	13-Dec-2004	13-Dec-2004	Hong Kong
COLDWATER CREEK		12299	Registered		04-Apr-1988	Idaho
COLDWATER CREEK	1484183	1484183	Registered	4-Sept-2006	31-Oct-2008	India
COLDWATER CREEK	H09180502	4283173	Registered	28-Nov-1997	11-Jun-1999	Japan
COLDWATER CREEK	18050397	4332739	Registered	28-Nov-1997	05-Nov-1999	Japan
COLDWATER CREEK	810071995	3347507	Registered	04-Aug-1995	19-Sep-1997	Japan
COLDWATER CREEK	8100495	4110594	Registered	04-Aug-1995	06-Feb-1998	Japan
COLDWATER CREEK	810011995	3339541	Registered	04-Aug-1995	15-Aug-1997	Japan
COLDWATER CREEK	2001085180	4556805	Registered	20-Sep-2001	05-Apr-2002	Japan
COLDWATER CREEK	41200225449	104290	Registered	13-Dec-2002	10-Aug-2004	Korea, Republic of
COLDWATER CREEK	N015639	N015639	Registered	16-Dec-2004	08-Apr-2005	Macao
COLDWATER CREEK	674345	866419	Registered	30-Aug-2004	28-Jan-2005	Mexico
COLDWATER CREEK	5510	5055	Registered	27-Dec-2004	27-Dec-2004	Mongolia
COLDWATER CREEK	2005023692	22665	Registered	13-Jan-2005	16-Mar-2005	Nepal

Exhibits to Intellectual Property Security Agreement

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
COLDWATER CREEK	25252	345623	Registered	14-Jul-2008	13-May-2011	Paraguay
COLDWATER CREEK	575705	KOR220593	Registered	14-Dec-2004	14-Dec-2004	Thailand
COLDWATER CREEK	4200612279	0085943	Registered	01-Aug-2006	13-Aug-2007	Viet Nam
COLDWATER CREEK	73739695	1531418	Registered	14-Jul-1988	21-Mar-1989	USA
COLDWATER CREEK	76227693	2602690	Registered	20-Mar-2001	30-Jul-2002	USA
COLDWATER CREEK	75367982	2217173	Registered	03-Oct-1997	12-Jan-1999	USA
COLDWATER CREEK	76314157	2634836	Registered	17-Sep-2001	15-Oct-2002	USA
COLDWATER CREEK	76227698	2783590	Registered	20-Mar-2001	18-Nov-2003	USA
COLDWATER CREEK	74461454	1861320	Registered	12-Nov-1993	01-Nov-1994	USA
COLDWATER CREEK	74459701	1876534	Registered	18-Nov-1993	31-Jan-1995	USA
COLDWATER CREEK	76250032	2544861	Registered	02-May-2001	05-Mar-2002	USA
COLDWATER CREEK	76290949	2714390	Registered	27-Jul-2001	06-May-2003	USA
COLDWATER CREEK	76250085	2555721	Registered	02-May-2001	02-Apr-2002	USA
COLDWATER CREEK	85093140	3894084	Registered	26-Jul-2010	21-Dec-2010	USA
COLDWATER CREEK	85029189	3893477	Registered	03-May-2010	21-Dec-2010	USA
COLDWATER CREEK	85093329	3976916	Registered	26-Jul-2010	14-Jun-2011	USA

Exhibits to Intellectual Property Security Agreement

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
COLDWATER CREEK	85093286	3894086	Registered	26-Jul-2010	21-Dec-2010	USA
COLDWATER CREEK	85093335	3894088	Registered	26-Jul-2010	21-Dec-2010	USA
COLDWATER CREEK	85093338	3894089	Registered	26-Jul-2010	21-Dec-2010	USA
COLDWATER CREEK	85093341	3894090	Registered	26-Jul-2010	21-Dec-2010	USA
COLDWATER CREEK & WAVE DESIGN	78141070	2769235	Registered	03-Jul-2002	30-Sep-2003	USA
COLDWATER CREEK & WAVE DESIGN	78141132	2740447	Registered	03-Jul-2002	22-Jul-2003	USA
COLDWATER CREEK ELEMENTS	1159758	TMA607690	Registered	20-Nov-2002	15-Apr-2004	Canada
COLDWATER CREEK SPIRIT	1148694	TMA642,366	Registered	01-Aug-2002	17-Jun-2005	Canada
COLDWATER CREEK SPIRIT	2002069462	4675684	Registered	15-Aug-2002	23-May-2003	Japan
COLDWATER CREEK SPIRIT	2002065702	4675658	Registered	02-Aug-2002	23-May-2003	Japan
COLDWATER CREEK SPIRIT	76365628	2754147	Registered	01-Feb-2002	19-Aug-2003	USA
COLDWATER CREEK SPORT	78456991	3177920	Registered	26-Jul-2004	28-Nov-2006	USA
COLDWATER CREEK THE SPA (Standard Characters)	77087272	3306042	Registered	20-Jan-2007	09-Oct-2007	USA
ECOSONG	767272	TMA471975	Registered	27-Oct-1994	04-Mar-1997	Canada
INVISIBLE COMFORT	77410485	3508430	Registered	01-Mar-2008	30-Sep-2008	USA
RIBBON LADY DESIGN	78825847	3193631	Registered	28-Feb-2006	02-Jan-2007	USA

Exhibits to Intellectual Property Security Agreement

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
RIBBON LADY DESIGN	78825827	3193628	Registered	28-Feb-2006	02-Jan-2007	USA
RIBBON LADY DESIGN	78825758	3193621	Registered	28-Feb-2006	02-Jan-2007	USA
RIBBON LADY DESIGN	78825773	3193625	Registered	28-Feb-2006	02-Jan-2007	USA
SPIRIT OF THE WEST	861014	TMA544680	Registered	07-Nov-1997	08-May-2001	Canada
SPIRIT OF THE WEST	810031995	3339543	Registered	04-Aug-1995	15-Aug-1997	Japan
SPIRIT OF THE WEST	810091995	4090863	Registered	04-Aug-1995	12-Dec-1997	Japan
SPIRIT OF THE WEST	810061995	4110595	Registered	04-Aug-1995	06-Feb-1998	Japan
SPIRIT OF THE WEST	74461427	1860160	Registered	12-Nov-1993	25-Oct-1994	USA
THE NATURAL WAY TO SHOP	822467	TMA487586	Registered	05-Sep-1996	02-Jan-1998	Canada
UNIQUE BY NATURE	78456949	3378479	Registered	26-Jul-2004	05-Feb-2008	USA
YOUR KIND OF CLOTHES ONLINE ALL THE TIME	1048652	TMA576681	Registered	29-Feb-2000	27-Feb-2003	Canada
COLDWATER CREEK THE SPA	78764018	3266290	Registered	30-Nov-2005	17-Jul-2007	USA
INVISIBLE COMFORT	78843932	3433086	Registered	23-Mar-2006	20-May-2008	USA
INVISIBLE COMFORT	78843931	3628892	Registered	23-Mar-2006	26-May-2009	USA
RIBBON LADY DESIGN	78825762	3720169	Registered	28-Feb-2006	01-Dec-2009	USA
COLDWATER CREEK OUTLET	77665567	3672504	Registered	06-Feb-2009	25-Aug-2009	USA

Exhibits to Intellectual Property Security Agreement

Registered Trademark	App No.	Reg. No.	Status	File Date	Reg. Date	Country
ONE CREEK	77207791	3680357	Registered	15-Jun-2007	08-Sep-2009	USA
ONE CREEK	77207782	3702061	Registered	15-Jun-2007	27-Oct-2009	USA
SHAPEME	77183068	3803552	Registered	16-May-2007	15-Jun-2010	USA
SHAPE ME	77183040	3803551	Registered	16-May-2007	15-Jun-2010	USA
LUXELLE	77127888	3554720	Registered	11-Mar-2007	30-Dec-2008	USA
MILEPOST FOUR	0806782	TMA491354	Registered	12-Mar-1996	13-Mar-1998	Canada
TRAVALLURE	77127886	3554719	Registered	11-Mar-2007	30-Dec-2008	USA
SPIRIT BY COLDWATER CREEK	77069008	3731760	Registered	21-Dec-2006	29-Dec-2009	USA
CWC (Stylized)	77069007	3547356	Registered	21-Dec-2006	16-Dec-2008	USA
GUARANTEED ALWAYS. COLDWATER CREEK	85222705	4057615	Registered	20-Jan-2011	15-Nov-2011	United States of America
ONECREEK ELITE	85109912	4053888	Registered	18-Aug-2010	08-Nov-2011	United States of America

Exhibits to Intellectual Property Security Agreement

2.              Trademark Applications

Trademark Applications by Coldwater Creek Inc.:

Pending Trademark Name	App Number	Reg Number	Trademark Status	File Date	Reg Date	Country Name
COLDWATER CREEK	8477627		Pending	14-July-2010		China

3.              Trademark Licenses

None.

Exhibits to Intellectual Property Security Agreement

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) dated as of July 9, 2012, by and among the Revolving Agent and the Term Loan Agent (each as defined below), and acknowledged, and consented to, by Coldwater Creek U.S. Inc. (“Coldwater Creek”) and each of the parties listed on the Acknowledgement to Intercreditor agreement attached hereto (collectively the “Company” or “Borrower”).

RECITALS:

WHEREAS, the Term Loan Agent is collateral agent for lenders from time to time (the “Term Lenders”) party to a Credit Agreement, dated as of July 9, 2012 (as amended, modified, supplemented or restated from time to time in accordance with its terms and the terms hereof, the “Initial Term Loan Credit Agreement”) by and among the Term Loan Agent, the Term Lenders, Coldwater Creek as “Borrower” thereunder and the other Obligors from time to time party thereto, and pursuant to which the Term Lenders have advanced loans and may make other financial accommodations from time to time to the Borrower.

WHEREAS, the Revolving Agent is administrative agent for the lenders from time to time (the “Revolving Lenders”) party to an Amended and Restated Credit Agreement, dated as of May 16, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 9, 2012 (as further amended, modified, supplemented or restated from time to time in accordance with its terms and the terms hereof, the “Initial Revolving Credit Agreement”) by and among the Revolving Agent, the Revolving Lenders, Coldwater Creek and the other Obligors from time to time party thereto, and pursuant to which the Revolving Lenders (or their Affiliates) may advance loans and make other financial accommodations from time to time to the Borrower and the Revolving Lenders and their Affiliates may provide cash management services, bank products or swap agreements.

WHEREAS, the Company and the other Obligors have granted to the Term Loan Agent, for the benefit of the Term Loan Creditors (as defined below), a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the Term Credit Documents (as defined below);

WHEREAS, the Company and the other Obligors have granted to the Revolving Agent, for the benefit of the Revolving Creditors (as defined below), a Lien on substantially all of their assets and properties, all as more particularly described in the Revolving Credit Documents (as defined below); and

WHEREAS, the Term Loan Agent, on behalf of itself and the Term Loan Creditors, and the Revolving Agent, on behalf of itself and the Revolving Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of Coldwater Creek and the other Obligors and their understanding relative to their respective positions in certain assets and properties of Coldwater Creek and the other Obligors.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Term Loan Agent, on behalf of itself and the Term Loan Creditors, and the Revolving Agent, on behalf of itself and the Revolving Creditors, hereby agree as follows:

Section 1.                    Definitions.

1.1                                 General Terms.  As used in this Agreement, the following terms (including those in the preamble and recitals hereto) shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, that begins on the fifth Business Day after which both of the following have occurred: (a) the Revolving Agent has commenced an Enforcement Action as defined in clause (a) (b) or (c) in the definition thereof, and (b) the Revolving Agent or any other Revolving Creditor initially has actual access, whether or not utilized, to such parcel or item of Term Loan Priority Collateral for the purpose of taking physical possession of, removing or otherwise controlling, or using in any manner, Revolving Credit Priority Collateral located at such parcel or item of Term Loan Priority Collateral (the “Initial Access Date”), and ends on the earliest of (i) the day that is 150 days after the Initial Access Date plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the associated Revolving Credit Priority Collateral, (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral associated with such parcel or item of Term Loan Priority Collateral is sold, removed, collected or liquidated, (iii) the Revolving Credit Termination Date and (iv) the date on which the Event of Default which resulted in commencement of the applicable Enforcement Action against such Revolving Credit Priority Collateral has been waived in writing.

“Account” shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of New York from time to time, including all rights to payment for goods sold or leased, or for services rendered.

“Affiliate” means with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.  For the avoidance of doubt, Golden Gate Capital and its affiliates shall not be deemed to be “Affiliates” for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble hereof.

“Ancillary Cap” means the aggregate of any amounts due or to become due with respect to Bank Products, not to exceed (a) the sum of $2,000,000, plus (b) the amount of any Reserves (as defined in the Initial Revolving Credit Agreement), if any, established and maintained by the Revolving Agent with respect to Bank Products.

“Asserted Known Indemnification Claim” means, with respect to any Secured Creditor, any matters or circumstances for which notice of demand has been made, asserted or threatened against such Secured Creditor, whether in writing or orally that at the time of determination could reasonably be expected to result in direct or actual damages and expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements but excluding special, indirect, consequential or punitive damages to such Secured Creditor) to the Secured Creditor pursuant to the terms of the applicable Revolving Credit Documents or Term Credit Documents and which are subject to indemnification by the Obligors pursuant to the terms of the applicable Obligation Documents.

2

“Bank Products Obligations” means, with respect to any Obligor, any obligations of such Obligor owed to any Revolving Creditor (or any of its Affiliates) in respect of any Bank Products.

“Bank Products” shall have the meaning provided in the Initial Revolving Credit Agreement without giving effect to any amendment or modification thereto unless consented to by the Term Loan Agent.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” has the meaning set forth in the preamble hereto.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in Boston, New York City or Los Angeles.

“Cash Management Services” shall have the meaning provided in the Initial Revolving Credit Agreement without giving effect to any amendment or modification thereto unless consented to by the Term Loan Agent.

“Cash Management Obligations” means, with respect to any Obligor, any obligations of such Obligor owed to any Revolving Creditor (or any of its Affiliates) in respect of any Cash Management Services.

“Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time.

“Closing Date” means July 9, 2012.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Company” has the meaning set forth in the preamble hereto.

“Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise secured creditor remedies in respect of the Collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor in a manner not prohibited by, and not inconsistent with, the terms of Section 6, (d) the filing of any motion in any Insolvency Proceeding

3

permitted by, and not inconsistent with, the terms of Section 6 or (e) the filing of any defensive pleading in any Insolvency Proceeding not inconsistent with the terms of this Agreement.

“DIP Financing” has the meaning set forth in Section 6.1.

“Disposition” means any sale, lease, license, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation of a Person, (a) any payment or distribution by or on behalf of such Person (or any guarantor or surety thereon) of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by such Person (or any guarantor or surety thereon).

“Enforcement Action” means (a) the exercise of any enforcement remedies under any Obligation Document, the UCC or other applicable law in respect of the Collateral by the applicable Secured Creditor, (b) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (c) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other enforcement rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, including, without limitation, by notification of account debtors, (d) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral and/or (e) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b), (c), and (d) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action; provided, further, that this definition shall not apply to the collection and application of any monies on deposit in any deposit account or securities account in connection with cash management, including upon the occurrence of a cash dominion event, or delivery of activation notices to any depository bank unless such collection and application of monies occurs at any time after any Secured Creditor has taken any Debt Action or other Enforcement Action; provided, further, that the reduction in advance rates, change in eligibility criteria or imposition of reserves by any Secured Creditor or the cessation of making loans or advances to any Obligor shall not by itself constitute an Enforcement Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any Term Credit Document or any Revolving Credit Document.

“Excess Bank Products Obligations” means Bank Products Obligations in excess of the Ancillary Cap.

“Excess Revolving Obligations” means, as of any date of determination, the sum of (a) the portion of the principal amount of the loans outstanding under the Revolving Credit Documents (including any Revolving Creditor DIP Financing) and the undrawn amount of all outstanding Letters of Credit (disregarding for purposes of this calculation Letters of Credit to the extent cash collateralized in accordance with the Revolving Credit Agreement) and, without duplication of reimbursement obligations having been refinanced with proceeds of loans, the unreimbursed amount of all Letters of Credit as of such date that is in excess of the Maximum Revolving Credit Principal Amount as of such date, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans and Letters of Credit described in clause (a) of this definition, plus (c) Excess Bank Products

4

Obligations; provided, however, that any interest accruing on, or fees or reimbursement obligations in respect of, out of pocket fees (including legal fees and disbursements) or other expenses of the Revolving Agent or other Revolving Creditors that are reimbursable by the Obligors under the terms of the Revolving Credit Documents and that accrue, or are incurred, after the occurrence of an Event of Default under a Revolving Credit Document shall not constitute Excess Revolving Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Revolving Credit Documents.  Any DIP Financing by the Revolving Creditors within the limits of Section 6.1(a)(ii)(A) shall not constitute Excess Revolving Obligations.

“Excess Term Obligations” means, as of any date of determination, the sum of (a) the portion of the principal amount of the loans outstanding under the Term Credit Documents (including any Term Creditor DIP Financing) that is in excess of the Maximum Term Loan Principal Amount as such date plus (b) without duplication, the portion of accrued and unpaid interest on account of such portion of the loans described in clause (a) of this definition; provided, however, that any interest paid in kind (including PIK Interest) and any interest accruing on, or fees or reimbursement obligations in respect of, out of pocket fees (including legal fees and disbursements) or other expenses of the Term Loan Agent or other Term Loan Creditors that are reimbursable by the Obligors under the terms of the Term Credit Documents and that accrue, or are incurred, after the occurrence an Event of Default under a Term Credit Document to any of the Collateral shall not constitute Excess Term Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Term Credit Documents. Any DIP Financing by the Term Loan Creditors within the limits of Section 6.1(b)(iii)(A) shall not constitute Excess Term Obligations.

“Exigent Circumstances” means (a) a good faith belief that a fraud has been committed by any Obligor in connection with the Revolving Credit Obligations or Term Loan Obligations, as applicable, (b) any withholding of collections of Accounts or other Proceeds or any other property in violation of the terms of the Revolving Credit Documents or Term Credit Documents, as applicable, or (c) an event or circumstance that in the reasonable judgment of the Revolving Agent materially and imminently threatens the value of, or ability of the Revolving Agent to realize upon, a material portion its Priority Collateral, or, in the reasonable judgment of the Term Loan Agent materially and imminently threatens the value of, or ability to realize upon, a material portion of its Priority Collateral.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the Uniform Commercial Code as in effect in the State of New York from time to time).

“Inadvertent Overadvances” shall mean the funding of any loan or advance under the Revolving Credit Agreement or the issuance, renewal or amendment of a Letter of Credit by an issuing bank which did not result in an Overadvance (as defined in the Revolving Credit Agreement)  when made based upon the most recent Borrowing Base Certificate (as defined in the Revolving Credit Agreement)  received by the Revolving Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of (i) a decline in the value of the Borrowing Base (as defined in the Revolving Credit Agreement) or the Collateral, (ii) errors or fraud on a Borrowing Base Certificate, (iii) components of the Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans (as defined in the Revolving Credit Agreement) or other similar involuntary or unintentional actions, (v) the imposition of any reserve or a reduction in advance rates after the funding of any loan or advance or the issuance, renewal or amendment of a Letter of Credit

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by an issuing bank, or (vi) any other circumstance beyond the reasonable control of the Revolving Agent that results in the reduction of the Borrowing Base.

“Initial Revolving Credit Agreement” has the meaning set forth in the recitals hereto.

“Initial Term Loan Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any of the following: (a) any case or proceeding with respect to any Obligor under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, in each case, whether or not voluntary, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Obligor or any of its assets in each case, whether or not voluntary, (c) any proceeding for liquidation, dissolution or other winding up of the business of the Company or any other Obligor whether or not voluntary and whether or not involving bankruptcy or insolvency, that, in the case of an Obligor other than the Company, is not permitted under the Revolving Credit Documents and the Term Loan Credit Documents or (d) any assignment for the benefit of creditors or any marshalling of assets of any Obligor.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Inventory” shall mean: (i) all “inventory” as defined in the Uniform Commercial Code as in effect in the State of New York from time to time and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Obligor’s business; all goods in which any Obligor has an interest in mass or a joint or other interest or right of any kind; and all such goods that are returned to or repossessed by any Obligor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the Uniform Commercial Code as in effect in the State of New York from time to time).  Inventory shall include each item of property that at any time is or at any time was part of the rental fleet, whether classified as “inventory,” “rental equipment” or “fixed asset” on the financial statements of the Company.

“Junior Adequate Protection Liens” has the meaning set forth in Section 6.2.

“Junior Lien Default Notice” means a notice by the Term Loan Agent to the Revolving Agent or by the Revolving Agent to the Term Loan Agent, indicating that an Event of Default under the Term Credit Documents or Revolving Credit Documents, respectively, has occurred and that the Term Loan Agent or Revolving Agent, as the case may be, intends to take Enforcement Action against Collateral (other than Collateral that as to such Secured Creditor, is Priority Collateral).

“Junior Documents” means, as to the Revolving Credit Priority Collateral, the Term Credit Documents and as to the Term Loan Priority Collateral, the Revolving Credit Documents.

“Junior Obligations” means, as to the Term Loan Priority Collateral, the Revolving Credit Obligations, and as to the Revolving Credit Priority Collateral, the Term Loan Obligations. Junior Obligations also means as to Term Loan Priority Collateral, any Excess Term Obligations and as to any Revolving Credit Priority Collateral, any Excess Revolving Obligations.

“Junior Secured Creditor” means, as to the Term Loan Priority Collateral, the Revolving Agent acting on behalf of itself and the Revolving Creditors, and as to the Revolving Credit Priority Collateral,

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the Term Loan Agent acting on behalf of itself and the Term Loan Creditors.  Junior Secured Creditor also means the Revolving Agent acting on behalf of itself and the Revolving Creditors as to its Lien on Revolving Credit Priority Collateral to the extent securing Excess Revolving Obligations and the Term Loan Agent acting on behalf of itself and the Term Loan Creditors as to its Lien on Term Loan Priority Collateral to the extent securing Excess Term Obligations.

“L/C Issuer” means any bank or financial institution that issues, arranges or provides credit support for a Letter of Credit issued or deemed issued pursuant to the Revolving Credit Agreement.

“Letters of Credit” means any standby or documentary letter of credit issued or arranged by L/C Issuer for the account of an Obligor, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued or arranged by Revolving Agent or L/C Issuer for the benefit of an Obligor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Maximum Revolving Credit Principal Amount” means, as of any date of determination, (a) $70,000,000, minus (b) permanent reductions of revolving loan commitments under the Revolving Credit Documents after the date hereof; provided that such commitment reductions are accompanied by principal payments to the extent such principal payments are required pursuant to the Initial Revolving Credit Agreement as in effect as of the date hereof (but excluding any permanent reductions made in connection with a Refinancing permitted under Section 4.2) plus (c) interest, fees, costs, expenses, indemnities, and such other similar amounts payable pursuant to the terms of the Revolving Credit Documents as in effect as of the date hereof (or as amended in accordance with Section 4.2 of this Agreement), whether or not the same are added to the principal amount of the Revolving Credit Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding.

“Maximum Term Loan Principal Amount” means, as of any date of determination, (a) $65,000,000 plus without duplication of the amounts set forth in clause (c) hereof any additional principal amounts added to the principal amount of the Term Loans as a result of any interest paid in kind (including any PIK Interest) in accordance with the terms of the Term Loan Credit Agreement as in effect as of the date hereof (or as amended in accordance with Section 4.1 of this Agreement), minus (b) the sum of all principal payments of the Term Loans (including voluntary and mandatory prepayments) after the date hereof, but excluding prepayments resulting from any Refinancing permitted under Section 4.1, plus (c) interest, fees (including any prepayment fees (including the Prepayment Premium (as defined in the Term Loan Credit Agreement))), costs, expenses, indemnities, and such other similar amounts payable pursuant to the terms of the Term Credit Documents as in effect as of the date hereof (or as amended in accordance with Section 4.2 of this Agreement), whether or not the same are added to the principal amount of the Term Loan Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding.

“Non-Priority Collateral” means, as to the Term Loan Creditors, the Revolving Credit Priority Collateral, and, as to the Revolving Creditors, the Term Loan Priority Collateral. Non-Priority Collateral shall also mean, as to the Term Loan Creditors, the Term Loan Priority Collateral to the extent securing

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Excess Term Obligations, and as to the Revolving Creditors, the Revolving Credit Priority Collateral to the extent securing the Excess Revolving Obligations.

“Obligation Documents” means the Revolving Credit Documents and the Term Credit Documents, or any of them.

“Obligations” means the Term Loan Obligations and the Revolving Credit Obligations, or any of them.

“Obligor” means Coldwater Creek and each other Person liable on or in respect of any Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Overadvance” shall have the meaning provided in the Initial Revolving Credit Agreement without giving effect to any amendment or modification thereto (including to any defined term included therein) unless consented to by the Term Loan Agent.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the Revolving Credit Agreement or the other Revolving Credit Documents in the case of Revolving Credit Obligations or the Term Loan Credit Agreement or the other Term Loan Credit Documents in the case of the Term Loan Obligations and all commitments to extend credit under such applicable agreements shall have terminated, (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or letters of credit in form and substance reasonably acceptable to (and from financial institutions satisfactory to) Revolving Agent or Term Loan Agent, as applicable, or cash collateralized at the amounts required to obtain a release of liens under the terms of the applicable Revolving Credit Documents) in accordance with the terms of such documents, (d) any costs, expenses and indemnification obligations not yet due and payable which are an Asserted Known Indemnification Claim, are backed by a letter of credit or cash collateral in an amount and on terms reasonably satisfactory to the Term Loan Agent or Revolving Agent, as applicable, (e) all Bank Products and Cash Management Services shall have been terminated and all Bank Products Obligations and Cash Management Obligations shall have been paid or cash collateralized in an amount and on terms reasonably satisfactory to the Term Loan Agent or Revolving Agent, as applicable, (f) provision by the Obligors to Revolving Creditors of such indemnities as the Revolving Agent shall reasonably deem necessary or appropriate to protect the Revolving Creditors against loss on account of credits previously applied to the Revolving Credit Obligations that may subsequently be reversed or revoked, and (g) in the case of an Insolvency Proceeding an indemnity reserve in an amount and on terms reasonably satisfactory to the Term Loan Agent or Revolving Agent.

“Payment Rights” means any right of any Obligor to the payment of money arising from the Disposition of any Inventory or rendition of services, whether such right to payment constitutes an Account or Payment Intangible or is evidenced by or consists of a Document, Instrument, Chattel Paper, Letter-of-Credit Right or Supporting Obligation.

“Permitted Collateral Sale” means (i) any Disposition of Priority Collateral (other than after the occurrence and during the continuance of an Insolvency Proceeding by or against the relevant Obligor and other than in connection with an Enforcement Action or a Disposition described in clause (iii) below) so long as such Disposition is permitted under the Priority Documents as in effect on the date hereof and

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by the Junior Documents as in effect on the date hereof; (ii) any Disposition of Priority Collateral (other than after the occurrence and during the continuance of an Insolvency Proceeding by or against the relevant Obligor and other than in connection with an Enforcement Action or a Disposition described in clause (iii) below) which is not permitted under the Priority Documents as in effect on the date hereof by the relevant Obligor during the continuance of an Event of Default under the related Priority Documents, but which is consented to by the Priority Secured Creditors required for such Disposition under the Priority Documents so long as (x) such Disposition is in good faith and conducted in a commercially reasonable manner, and (y) if such Disposition is of all or substantially all of the Priority Collateral such Disposition shall be conducted with the assistance of nationally recognized liquidators, and (z) the Priority Secured Party has provided the Junior Secured Creditor at least seven (7) days prior notice of the terms and conditions of such Disposition unless such Disposition is to be conducted by a nationally recognized liquidator after an auction or bidding process, then Junior Secured Creditor shall have received at least seven (7) days prior notice of such auction or bidding process; and (iii) any Disposition of Priority Collateral (other than in an Insolvency Proceeding by or against the relevant Obligor) not permitted under the applicable Junior Document, in connection with an Enforcement Action against such Priority Collateral by the relevant Priority Secured Creditor or a Disposition by the relevant Obligor during the continuation of an Event of Default under the Priority Documents with the written permission of the Priority Secured Creditor so long as (x) such Disposition is in good faith and conducted in a commercially reasonable manner, (y) the Priority Secured Party has provided the Junior Secured Creditor at least seven (7) days prior notice of the terms and conditions of such Disposition unless such Disposition is to be conducted by a nationally recognized liquidator after an auction or bidding process, then Junior Secured Creditor shall have received at least seven (7) days prior notice of such auction or bidding process; provided, that, in each case, the Liens of the Junior Secured Creditors in the Priority Collateral shall continue as to the Proceeds thereof until application in accordance with Section 2.11.

“Permitted Insolvency Increase Amount” shall mean, at any time any Obligor is the subject of an Insolvency Proceeding, an amount equal to five (5%) percent of the Borrowing Base at such time.

“Permitted Overadvance” shall have the meaning provided in the Initial Revolving Credit Agreement without giving effect to any amendment or modification thereto unless consented to by the Term Loan Agent.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“PIK Interest” has the meaning assigned to such term in the Term Loan Credit Agreement.

“Primary Junior Secured Creditor” means a Junior Secured Creditor of the type described in the first sentence of the definition of “Junior Secured Creditor”.

“Primary Priority Secured Creditor” means a Priority Secured Creditor of the type described in the first sentence of the definition of “Priority Secured Creditor”.

“Priority Claim Avoidance” has the meaning set forth in Section 6.4.

“Priority Collateral” means, as to the Term Loan Creditors, the Term Loan Priority Collateral, and as to the Revolving Creditors, the Revolving Credit Priority Collateral. Priority Collateral also means, as to any Revolving Creditors, the Term Loan Priority Collateral to the extent securing Excess Term Obligations and as to any Term Loan Creditors, the Revolving Credit Priority Collateral to the extent

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securing Excess Revolving Obligations; provided that the right of the Term Loan Creditors to take any Enforcement Action with respect to their Non-Priority Collateral, and the right of the Revolving Creditors to take any Enforcement Action with respect to their Non-Priority Collateral, shall in each case be subject to the provisions of Section 3.

“Priority Documents” means, as to the Revolving Credit Priority Collateral, the Revolving Credit Documents and as to the Term Loan Priority Collateral, the Term Credit Documents.

“Priority Obligations” means, as to the Term Loan Priority Collateral, the Term Loan Obligations and as to the Revolving Credit Priority Collateral, the Revolving Credit Obligations.

“Priority Secured Creditor” means, as to the Term Loan Priority Collateral, the Term Loan Agent, and as to the Revolving Credit Priority Collateral, the Revolving Agent.  Priority Secured Creditor also means, as to Term Loan Priority Collateral, to the extent securing Excess Term Obligations, the Revolving Agent, and as to Revolving Credit Priority Collateral, to the extent securing Excess Revolving Obligations, the Term Loan Agent.  A Person’s rights as a Priority Secured Creditor described in the second sentence of this definition shall be limited as set forth in the definition of Secondary Priority Secured Creditor and the other applicable provisions hereof.

“Proceeds” of Collateral shall mean: (i) all “proceeds”, as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time, (ii) payments or distributions made with respect to such Collateral and (iii) whatever is receivable or received when such Collateral or proceeds thereof is sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations (including any unfunded loan commitments), to issue other indebtedness in exchange or replacement for or the proceeds of which are used to repay such Obligations (or replace such unfunded loan commitments), in whole or in part.

“Release Documents” has the meaning set forth in Section 2.6.

“Release Event” means the taking of any Enforcement Action by a Secured Creditor against all or any portion of Collateral that is Priority Collateral as to such Secured Creditor (excluding a Disposition conducted by any Obligor with the express written consent of such Secured Creditor during the continuance of an Event of Default under the relevant Priority Documents because such a Disposition is governed by the defined term “Permitted Collateral Sale”) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 or 1129 of the Bankruptcy Code (or similar Bankruptcy Law) authorizing the sale of all or any portion of such Collateral with the support of such Secured Creditor; provided, that, upon any such sale, the Liens of the Junior Secured Creditors in the Collateral shall continue as to the Proceeds thereof until application in accordance with Section 2.11.

“Revolver Cash Collateral” has the meaning set forth in Section 6.1.

“Revolver Purchase Option Closing Date” has the meaning set forth in Section 5.1.

“Revolving Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the Initial Revolving Credit Agreement, and its successors and assigns in such capacity and, from and after the execution of a Revolving Credit Substitute Facility, one or more other agents, collateral agents, trustees or similar contractual representatives for one or more

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holders of indebtedness or other Obligations evidenced thereunder or governed thereby and its successors and assigns in such capacity.

“Revolving Credit Agreement” means (a) the Initial Revolving Credit Agreement and (b) each Revolving Credit Substitute Facility, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.

“Revolving Credit Documents” means the Revolving Credit Agreement, all other Loan Documents (as such term is defined in the Revolving Credit Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by the Company or any other Person with, to or in favor of the Revolving Agent or any Revolving Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Revolving Credit Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Revolving Credit Obligations” means all “Obligations” as defined in the Revolving Credit Agreement, including without limitation all Banking Product Obligations and Cash Management Obligations, all obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Company and each other Obligor to the Revolving Agent and the other Revolving Creditors evidenced by or arising under one or more of the Revolving Credit Documents (including the Revolving Loans and letter of credit obligations), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to the Company or any other Obligor (and including the payment of interest, fees, costs and other charges (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such amounts are allowed in any such Insolvency Proceeding), exclusive of the Excess Revolving Obligations, which Excess Revolving Obligations shall be excluded from (and shall not constitute) Revolving Credit Obligations solely for purposes of this Agreement.

“Revolving Credit Priority Collateral” means, all present and future right, title and interest of the Company and each other Obligor in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a)                                  all Accounts and Payment Rights (and all Instruments, Chattel Paper, Letter-of-Credit Rights, Supporting Obligations, and Documents evidencing the obligation of any account debtor to pay any obligation that constitutes an Account or Payment Right);

(b)                                 all Inventory (including, without limitation, Inventory rented or leased or held for rental or lease and returned items of Inventory in connection with any sale thereof, whether or not such items are being held for sale) and all Documents relating thereto;

(c)                                  to the extent not otherwise included above, all Payment Intangibles, Instruments, Chattel Paper, Investment Property and Documents, in each case in this clause (c) evidencing, derived from, constituting or relating to the property described in clause (a) or (b) above or Proceeds or products thereof;

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(d)                                 all Supporting Obligations, letters of credit, Letter-of-Credit Rights, and General Intangibles (other than intellectual property (which intellectual property shall include,  for the avoidance of doubt, customer lists)), in each case, to the extent evidencing, securing, providing credit support for or otherwise relating to any of the other items of property included as Revolving Credit Priority Collateral within clause (a), (b) or (c) above;

(e)                                  to the extent not otherwise included above, all rights, remedies, security and liens, in, to and in respect of the types of property referred to in clause (a), (b), (c) and (d) above, deposits or other security for the obligation of any account debtor obligated on or in connection with any Account or Payment Right, and credit and other insurance relating to the foregoing (but excluding any identifiable Proceeds of Term Loan Priority Collateral);

(f)                                    Money (other than identifiable Proceeds of Term Loan Priority Collateral), Deposit Accounts (except for identifiable Proceeds of Term Loan Priority Collateral contained therein, and other than the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein)), Commodity Accounts (except for identifiable Proceeds of Term Loan Priority Collateral contained therein), Securities Accounts (except for identifiable Proceeds of Term Loan Priority Collateral contained therein) and all lock-boxes at any bank (except for identifiable Proceeds of Term Loan Priority Collateral contained therein, and other than the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein)), including, except as otherwise provided herein, all Money and Certificated Securities, Uncertificated Securities, Securities Entitlements and Investment Property or other assets credited to or deposited in any such Deposit Account, Commodity Account or Securities Account (including all cash, cash equivalents, marketable securities and other funds held in or on deposit in any such Deposit Account, Commodity Account or Securities Account), but excluding in each case above the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein) and identifiable Proceeds of Term Loan Priority Collateral, it being understood that, (i) subject to Section 2.5, once any amounts are paid or otherwise transferred to a Revolving Creditor, such amounts shall no longer constitute identifiable Proceeds of Term Loan Priority Collateral for purposes of this Agreement; provided, that, to the extent that identifiable Proceeds of Term Loan Priority Collateral have been deposited in a Deposit Account, Commodity Account or Securities Account (including all cash, cash equivalents, marketable securities and other funds held in or on deposit in any such Deposit Account, Commodity Account or Securities Account constituting identifiable Proceeds of Term Loan Priority Collateral), but not paid or otherwise transferred to a Revolving Creditor, such identifiable Proceeds shall constitute Term Loan Priority Collateral; and (ii) subject to Section 2.5, once any amounts are paid or otherwise transferred to a Term Loan Creditor, such amounts shall no longer constitute identifiable Proceeds of Revolving Credit Priority Collateral for purposes of this Agreement; provided, that, to the extent that identifiable Proceeds of Revolving Credit Priority Collateral have been deposited in the Term Loan Priority Collateral Account (including all cash, cash equivalents, marketable securities and other funds held in or on deposit in the Term Loan Priority Collateral Account constituting identifiable Proceeds of Revolving Credit Priority Collateral), but not paid or otherwise transferred to a Term Loan Creditor, such identifiable Proceeds shall constitute Revolving Credit Priority Collateral;

(g)                                 books, Records, documents, ledger cards, computer programs, software and other property, in each case, to the extent related to any of the foregoing; and

(h)                                 all Proceeds and products of any of the Revolving Credit Priority Collateral described in clauses (a) through (g) above, in any form (including any insurance proceeds or claims by the Company against third parties, for loss or damage to or destruction of any or all of the foregoing).

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Without limitation of the foregoing, property of a type described in any one or more of the foregoing clauses (a) through (h) and acquired by an Obligor, or created, after the commencement of an Insolvency Proceeding with respect to such Obligor, and which, but for the application of Section 552 of the Bankruptcy Code, would constitute Collateral, shall, for the purposes of this Agreement, nonetheless constitute “Revolving Credit Priority Collateral”.  Notwithstanding the foregoing, subject to Section 2.5, in no event shall property that is otherwise Revolving Credit Priority Collateral constitute Term Loan Priority Collateral due to the fact that it was acquired by the Company or any other Obligor with the Proceeds of Term Loan Priority Collateral.

“Revolving Credit Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the Revolving Credit Documents: (i) it has a final maturity no sooner than (unless such final maturity is the same or later than the final maturity of the Term Loan Obligations) and a weighted average life (measured as of the date of such amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement) no less than that applicable to the Revolving Credit Obligations on the date hereof; (ii) the applicable margin (it being understood that “applicable margin” shall (A) include any applicable rate floor, closing fees, up-front fees and/or original issue discount (with closing fees, up-front fees and original issue discount being equated to interest margins based on an assumed four-year average life to maturity) and (B) exclude (i) any Default Rate (as defined in the Initial Revolving Credit Agreement in effect as of the date hereof) and (ii) any one-time amendment fees that are not associated with an extension of the maturity of the Revolving Credit Obligations or any replacement thereof) is not greater than an absolute value increase of 2.0% over the applicable margin in effect as of the Closing Date and no Obligor or any Affiliate thereof shall become a Revolving Lender or participant or be granted any voting rights, under any Revolving Credit Document; (iii) the principal Indebtedness (or commitments) thereunder does not exceed the Maximum Revolving Credit Principal Amount (including as a result of any exercise of an incremental or accordion facility (including via a Commitment Increase (as defined in the Initial Revolving Credit Agreement in effect as of the date hereof))); (iv) in the case of any secured Refinancing, substantially concurrently with the entry into definitive documentation evidencing such indebtedness, the lenders thereunder shall enter into an intercreditor agreement on terms no less favorable to the Term Loan Creditors than this Agreement or execute an Intercreditor Agreement Joinder; (v) no additional categories of Liens are granted to secure it unless such categories of Liens also secure the Term Loan Obligations; (vi) no additional Person is obligated on such indebtedness unless such additional Person also is or becomes an obligor on the Term Loan Obligations; and (vii) it does not include any limitations on the ability of the Company to make payments under the Term Loan Credit Agreement other than those contained in the Initial Revolving Credit Agreement in effect on the date hereof.

“Revolving Credit Secured Claim” means any portion of the Revolving Credit Obligations.

“Revolving Credit Substitute Facility” means any facility that Refinances the Revolving Credit Agreement then in existence pursuant to Section 4.2; provided that any such Revolving Credit Substitute Facility shall be subject to the terms of this Agreement for all purposes set forth herein (including the Lien priorities as set forth herein as of the date hereof).

“Revolving Credit Termination Date” means the date on which all Revolving Credit Obligations have been Paid in Full.

“Revolving Creditors” means, at any time, the Revolving Agent, the Revolving Lenders, the administrative agent under the Revolving Credit Agreement, the collateral Agent under the Revolving Credit Agreement, each lender, issuing bank and swingline lender under the Revolving Credit Agreement, each holder of any Banking Product Obligations or Cash Management Obligations that at the time of the

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incurrence of such Banking Product Obligations or Cash Management Obligations is a lender under the Revolving Credit Agreement or an Affiliate thereof and is a secured party under any Revolving Credit Document, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Revolving Credit Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Revolving Credit Document and each other holder of, or obligee in respect of, any Revolving Credit Obligations (including pursuant to an Revolving Credit Substitute Facility), in each case to the extent designated as a secured party under any Revolving Credit Document outstanding at such time.

“Revolving Lenders” has the meaning set forth in the recitals hereto.

“Revolving Loans” means the loans outstanding under the Revolving Credit Documents.

“Revolving Obligations Purchaser” has the meaning set forth in Section 5.1.

“Secondary Junior Secured Creditor” means a Junior Secured Creditor of the type described in the second sentence of the definition of “Junior Secured Creditor.”

“Secondary Priority Secured Creditor” means a Priority Secured Creditor of the type described in the second sentence of the definition of “Priority Secured Creditor”.  As more fully set forth in Section 2.1, (i) the Term Loan Agent in its capacity as Secondary Priority Secured Creditor shall not take any Enforcement Action or actions hereunder with respect to the Revolving Credit Priority Collateral prior to the Revolving Credit Termination Date; and (ii) the Revolving Agent in its capacity as Secondary Priority Secured Creditor shall not take any Enforcement Action or other action hereunder with respect to the Term Loan Priority Collateral prior to the Term Loan Termination Date.

“Secured Claim” means a Term Loan Secured Claim or a Revolving Credit Secured Claim.

“Secured Creditors” means the Term Loan Creditors and the Revolving Creditors, or any of them.

“Senior Adequate Protection Liens” has the meaning set forth in Section 6.2.

“Senior Lien Default Notice” means a notice by the Term Loan Agent to the Revolving Agent or by the Revolving Agent to the Term Loan Agent, indicating that an Event of Default under the Term Credit Documents or Revolving Credit Documents, respectively, has occurred and that the Term Loan Agent or Revolving Agent, as the case may be, intends to take Enforcement Action against Priority Collateral.

“Specified Event of Default” means an Event of Default arising under (i) Section 8.01(a) (but excluding a payment default resulting from acceleration of the Term Loan Obligations due to an Event of Default under the Term Loan Credit Agreement other than pursuant to Section 8.01(b) of the Term Loan Credit Agreement resulting from a breach of Article VII of the Term Loan Credit Agreement, but in any event, including any subsequent payment defaults following acceleration), (ii) Section 8.01(f) or 8.01(g) of the Term Loan Credit Agreement (as in effect as of the date hereof) or (iii) Section 8.01(b) of the Term Loan Credit Agreement as a result of the Borrower’s failure to comply with Sections 6.13, 7.06 or 7.16, 7.17. 7.18 or 7.19 of the Term Loan Credit Agreement, in each case with respect to clauses (i), (ii) or (iii), which Event of Default has not been cured or waived with five (5) Business Days of its occurrence.

“Standstill Period” means the period commencing on the earlier of the date on which the Priority Secured Creditor has given a Senior Lien Default Notice or a Junior Secured Creditor has given a

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Junior Lien Default Notice and ending upon the date which is the earlier of (a) 120 days thereafter and (b) the date on which the Priority Obligations of such Priority Secured Creditor have been Paid in Full.

“Term Credit Documents” means the Term Loan Credit Agreement, all other Loan Documents (as such term is defined in the Term Loan Credit Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Term Loan Agent or any other Term Loan Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Term Loan Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Term Lenders” has the meaning set forth in the recitals hereto.

“Term Loan” means the term loan made or outstanding under the Term Credit Documents.

“Term Loan Agent” means CC Holdings Agency Corp., a Delaware corporation, in its capacity as administrative agent and collateral agent for the Term Loan Creditors under the Term Credit Documents, and its successors and assigns in such capacity and, from and after the execution of a Term Loan Credit Substitute Facility, one or more other agents, collateral agents, trustees or similar contractual representatives for one or more holders of indebtedness or other Obligations evidenced thereunder or governed thereby and its successors and assigns in such capacity.

“Term Loan Agent’s Purchase Notice” has the meaning set forth in Section 5.1.

“Term Loan Credit Agreement” means (a) the Initial Term Loan Credit Agreement and (b) each Term Loan Credit Substitute Facility, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.

“Term Loan Credit Substitute Facility” means any facility that Refinances the Term Loan Credit Agreement then in existence pursuant to Section 4.1.  For the avoidance of doubt, the Term Loan Credit Substitute Facility may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Term Loan Substitute Facility shall be subject to the terms of this Agreement for all purposes set forth herein (including the Lien priorities as set forth herein as of the date hereof).

“Term Loan Creditors” means, at any time, the Term Loan Agent, the Term Lenders, the administrative agent under the Term Loan Credit Agreement and any other Term Loan Documents, the collateral agent under the Term Loan Credit Agreement and any other Term Loan Documents, each lender under the Term Loan Credit Agreement, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Term Loan Credit Document, and each other holder of, or obligee in respect of, any Term Loan Obligations (including pursuant to a Term Loan Credit Substitute Facility), in each case to the extent designated as a secured party under any Term Loan Credit Document outstanding at such time.

“Term Loan Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company and each other Obligor under the Term Credit Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of

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the Term Loan Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to the Company or any other Obligor (as such term is defined in the Term Loan Credit Agreement) (and including the payment of any interest, fees, costs and other charges (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed in any such Insolvency Proceeding), exclusive of the Excess Term Obligations, which Excess Term Obligations shall be excluded from (and shall not constitute) Term Loan Obligations solely for purposes of this Agreement.

“Term Loan Priority Collateral” means, all Collateral other than Revolving Credit Priority Collateral.  Without limitation of the foregoing, property not of a type described in the definition of “Revolving Credit Priority Collateral,” and acquired by an Obligor, or created, after the commencement of an Insolvency Proceeding with respect to such Obligor, and which, but for the application of Section 552 of the Bankruptcy Code, would constitute Collateral, shall, for the purposes of this Agreement, nonetheless constitute “Term Loan Priority Collateral.” Notwithstanding the foregoing, subject to Section 2.5, in no event shall property that is otherwise Term Loan Priority Collateral constitute Revolving Credit Priority Collateral due to the fact that it was acquired by the Company or any other Obligor with the Proceeds of Revolving Credit Priority Collateral.

“Term Loan Priority Collateral Account” means any deposit account established or maintained by an Obligor or the Term Loan Agent or any representative of either of the foregoing for the sole purpose of holding the identifiable Proceeds of any Disposition of Term Loan Priority Collateral that are required to be held in such account or accounts pursuant to the terms of any Term Loan Credit Document as in effect on the date hereof (or any comparable provision of any successor Term Loan Credit Document).

“Term Loan Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the Term Loan Documents: (i) it has a final maturity no sooner than (unless such final maturity is more than six months after the stated final maturity of the Revolving Credit Obligations as in effect on the date hereof) and a weighted average life (measured as of the date of such amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement) no less than that applicable to the Term Loan Obligations on the date hereof; (ii) the principal Indebtedness thereunder does not exceed the Maximum Term Loan Principal Amount; (iii) the applicable margin (it being understood that “applicable margin” shall (A) include any applicable rate floor, closing fees, up-front fees and/or original issue discount (with closing fees, up-front fees and original issue discount being equated to interest margins based on an assumed four-year average life to maturity) and (B) exclude (i) any Default Rate (as defined in the Initial Term Loan Credit Agreement in effect as of the date hereof) and (ii) any one-time amendment fees that are not associated with an extension of the maturity of the Term Loan Obligations or any replacement thereof) is not greater than an absolute value increase of 2.0% over the applicable margin in effect as of the Closing Date; (iv) the dates for payments of principal and interest are not accelerated (provided, any payments necessary to prevent such Indebtedness from being classified as “applicable high yield discount obligations” shall be permitted), any mandatory prepayment or scheduled repayments are not modified in a manner to require additional or greater payments, (provided, any payments necessary to prevent such Indebtedness from being classified as “applicable high yield discount obligations” shall be permitted) and no Obligor or any Affiliate thereof shall become a Term Lender or participant or be granted any voting rights, under any Term Loan Document; (v) in the case of any secured Refinancing, substantially concurrently with the entry into definitive documentation evidencing such indebtedness, the lenders thereunder shall enter into an intercreditor agreement on terms no less favorable to the Revolving Creditors than this Agreement or execute an Intercreditor Agreement Joinder; (vi) no additional categories of Liens are granted to secure it unless such categories of Liens also secure the Revolving Credit Obligations; (vii) no additional Person is obligated on such indebtedness

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unless such additional Person also is or becomes an obligor on the Revolving Credit Obligations; and (viii) it does not include any limitations on the ability of the Company to make payments under the Revolving Credit Agreement other than those contained in the Initial Term Loan Credit Agreement as in effect on the date hereof.

“Term Loan Secured Claim” means any portion of the Term Loan Obligations.

“Term Loan Termination Date” means the date on which all Term Loan Obligations have been Paid in Full.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” has the meaning set forth in Section 3.2.

The terms “Certificated Security,” “Commodity Account,” “Deposit Account,” “Document,” “Equipment,” “Fixtures”, “Goods,” “Healthcare Insurance Receivable,”  “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Money,” “Payment Intangible,” “Records,” “Securities Account,” “Securities Entitlements,” “Supporting Obligations” and “Uncertificated Securities” have the meanings ascribed to them in the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2                                 Certain Matters of Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.  For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, (d) unless otherwise specified (including in the definition of any documents, instruments or agreements contained in this Agreement), all references to any documents, instruments or agreements, including references to any of this Agreement and the Obligation Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof, and (e) the terms “property” and “asset” or “properties” and “assets” shall have the same meaning.

Section 2.                    Security Interests; Priorities.

2.1                                 Priorities.

(a)                                  Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations and hereby consent to such grant.

(b)                                 The Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors on the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations are and shall be senior in right, priority, operation and effect to the Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving

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Agent or Revolving Creditors on the Term Loan Priority Collateral, and such Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral are and shall be junior and subordinate in right, priority, operation and effect to the Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors in the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations.  The Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors on the Term Loan Priority Collateral, to the extent securing (or purporting to secure) Excess Term Obligations, shall be junior and subordinate to the Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral, to the extent securing Revolving Credit Obligations. The Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) the Term Loan Obligations, shall be senior to the Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors in the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) Excess Revolving Obligations.

(c)                                  The Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Revolving Credit Priority Collateral to the extent securing Revolving Credit Obligations shall be senior in right, priority, operation and effect to the Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral, and such Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral are and shall be junior and subordinate in right, priority, operation and effect to the Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors in the Revolving Credit Priority Collateral to the extent securing (or purporting to secure) Revolving Credit Obligations.  The Liens of the Revolving Agent, the Revolving Creditors and any Agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) Excess Revolving Obligations, shall be junior and subordinate to the Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) Term Loan Obligations. The Liens of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral, to the extent securing (or purporting to secure) the Revolving Credit Obligations, shall be senior to the Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors in the Term Loan Priority Collateral, to the extent securing (or purporting to secure) Excess Term Obligations.

(d)                                 The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, by any action or inaction which any of the Secured Creditors may take or fail to take in respect of any Collateral or, except as expressly contemplated hereby, by the release of any Collateral or the release of any of the guarantees of any of the Obligations.

(e)                                  All rights, powers and priorities of the Term Loan Agent as a Primary Priority Secured Creditor are senior and superior to the rights, powers and priorities of the Revolving Agent as a

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Secondary Priority Secured Creditor.  The Revolving Agent as a Secondary Priority Secured Creditor shall exercise no rights, powers or remedies as a Priority Secured Creditor so long as the Term Loan Obligations have not been Paid in Full (without prejudice to its rights as a Junior Secured Creditor under Section 3).

(f)                                    All rights, powers and priorities of the Revolving Agent as a Primary Priority Secured Creditor are senior and superior to the rights, powers and priorities of the Term Loan Agent as a Secondary Priority Secured Creditor. The Term Loan Agent as a Secondary Priority Secured Creditor shall exercise no rights, powers or remedies as a Priority Secured Creditor so long as the Revolving Credit Obligations have not been Paid in Full (without prejudice to its rights as a Junior Secured Creditor under Section 3).

(g)                                 All rights, powers and priorities of the Term Loan Agent as a Primary Junior Secured Creditor are senior and superior to the rights, powers and priorities of the Revolving Agent as a Secondary Junior Secured Creditor.  The Revolving Agent as a Secondary Junior Secured Creditor shall exercise no rights, powers or remedies as a Junior Secured Creditor so long as the Term Loan Obligations have not been Paid in Full, but at all times the Revolving Agent as a Secondary Junior Secured Creditor shall have the obligations and responsibilities of a Junior Secured Creditor.

(h)                                 All rights, powers and priorities of the Revolving Agent as a Primary Junior Secured Creditor are senior and superior to the rights, powers and priorities of the Term Loan Agent as a Secondary Junior Secured Creditor.  The Term Loan Agent as a Secondary Junior Secured Creditor shall exercise no rights, powers or remedies as a Junior Secured Creditor so long as the Revolving Credit Obligations have not been Paid in Full, but at all times the Term Loan Agent as a Secondary Junior Secured Creditor shall have the obligations and responsibilities of a Junior Secured Creditor.

2.2                                 No Alteration of Priority.  The priorities set forth in this Agreement in respect of Collateral are applicable irrespective of the order, time, method or manner of the creation, attachment, or perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Obligation Documents, any provision of any agreement, document, instrument or applicable law and notwithstanding any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.  The parties hereto acknowledge and agree that it is their intention that the Collateral securing the Revolving Credit Obligations and the Collateral securing the Term Loan Obligations as of the date hereof be identical in all material respects (except with respect to priorities as set forth in Section 2.1 hereof) and, in furtherance of such intent, the parties hereto agree:  (a) to cooperate in good faith in order to determine, upon any request by the Revolving Agent or the Term Loan Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Obligation Document, and (b) any Lien obtained by any Lender in respect of any judgment obtained in respect of any obligations shall be subject in all respects to the terms of this Agreement.

2.3                                 Perfection; Contesting Liens.  Each Secured Creditor shall be solely responsible for creating, perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been or is intended to be granted a Lien.  The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors in respect of Collateral and shall not impose on any Secured Creditor any obligations in respect of the Disposition of Proceeds or any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  Each Secured Creditor agrees that it will not institute, join in or support any contest of the validity, perfection, priority or enforceability of the Liens of any other Secured Creditor in the Collateral or the enforceability

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of the Term Loan Obligations or the Revolving Credit Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Term Loan Agent or the Revolving Agent to enforce this Agreement.

2.4                                 Limitation on New Liens.

(a)                                  The parties hereto acknowledge that, as of the date hereof, (i) the Liens of the Term Loan Agent under the Term Credit Documents do not encumber any assets of any Obligor which assets are not subject to a Lien of the Revolving Agent under the Revolving Credit Documents and (b) the Liens of the Revolving Agent under the Revolving Credit Documents do not encumber any assets of any Obligor which assets are not subject to a Lien of the Term Loan Agent under the Term Credit Documents.

(b)                                 Until the Revolving Credit Obligations have been Paid in Full, no Term Loan Creditor shall acquire after the initial closing date under the Term Loan Credit Agreement any Lien on any assets of any Obligor securing any Term Loan Obligation which assets are not also subject to the Lien of the Revolving Agent under the Revolving Credit Documents, unless the Revolving Agent shall be notified thereof and shall have had an opportunity to create a Lien thereon comparable to the Lien thereon in favor of the Term Loan Creditors, provided that, notwithstanding the foregoing, if the Revolving Agent shall have had an opportunity to create such a comparable Lien and shall have failed to do so beyond 30 days after the later of (x) the date it receives notice thereof and (y) the date it has the opportunity to create such comparable Lien, the Term Loan Creditors shall nevertheless be entitled to create and maintain such Lien on such assets though they are not also subject to the Lien of the Revolving Agent under the Revolving Credit Documents.  Such Liens, if created in favor of the Term Loan Agent or Term Loan Secured Parties and the Revolving Agent or Revolving Secured Parties shall be subject to the Lien priorities set forth herein.  If any Term Loan Creditor shall acquire or hold any Lien on any assets of any Obligor securing any Term Loan Obligation which assets are not also subject to the Lien of the Revolving Agent under the Revolving Credit Documents (other than by reason of the failure of the Revolving Agent or the other Revolving Creditors to obtain such a Lien as contemplated by the first sentence hereof), subject to the Lien priorities set forth herein, then the Term Loan Agent (or the relevant Term Loan Creditor) shall, without the need for any further consent of any other Term Loan Creditor and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held, and the applicable Obligors hereby grant in favor of the Revolving Agent for the benefit of the Revolving Creditors as security for the Revolving Credit Obligations, such a comparable Lien for the benefit of the Revolving Agent as security for the Revolving Credit Obligations (subject to the Lien priorities set forth herein and other terms hereof) and the Company shall promptly notify the Revolving Agent in writing of the existence of such Lien.

(c)                                  Until the Term Loan Obligations have been Paid in Full, no Revolving Creditor shall acquire after the initial closing date under the Revolving Credit Agreement any Lien on any assets of any Obligor securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan Agent under the Term Credit Documents, unless the Term Loan Agent shall be notified thereof and shall have had an opportunity to create a Lien thereon comparable to the Lien thereon in favor of the Revolving Loan Creditors, provided that, notwithstanding the foregoing, if the Term Loan Agent shall have had an opportunity to create such a comparable Lien and shall have failed to do so beyond 30 days after the later of (x) the date it receives notice thereof and (y) the date it has the opportunity to create such comparable Lien, the Revolving Loan Creditors shall nevertheless be entitled to create and maintain such Lien on such assets though they are not also subject to the Lien of the Term Loan Agent under the Term Credit Documents.  Such Liens, if created in favor of the Term Loan Agent or Term Loan Secured Parties and the Revolving Agent or Revolving Secured Parties shall be subject to the Lien priorities set forth herein.  If any Revolving Creditor shall acquire or hold any Lien on any assets of any Obligor securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan

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Agent under the Term Credit Documents (other than by reason of the failure of the Term Loan Agent or the other Term Loan Creditors to obtain such a Lien as contemplated by the first sentence hereof), subject to the Lien priorities set forth herein, then the Revolving Agent (or the relevant Revolving Creditor) shall, without the need for any further consent of any other Revolving Creditor and notwithstanding anything to the contrary in any other Revolving Credit Document be deemed to also hold and have held, and the applicable Obligors hereby grant in favor of the Term Loan Agent for the benefit of the Term Loan Creditors as security for the Term Loan Obligations, such a comparable Lien for the benefit of the Term Loan Agent as security for the Term Loan Obligations (subject to the Lien priorities set forth herein and other terms hereof) and the Company shall promptly notify the Term Loan Agent in writing of the existence of such Lien.

2.5                                 Proceeds of Collateral.  Subject to the proviso to the first sentence of Section 6.5, any Non-Priority Collateral or Proceeds thereof received by any Secured Creditor including, without limitation, any such Non-Priority Collateral constituting Proceeds, or any payment or Distribution, that may be received by any Secured Creditor (a) in connection with the exercise of any Enforcement Action, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) as to Non-Priority Collateral, (c) from the collection or other Disposition of, or realization on, Non-Priority Collateral, whether or not pursuant to an Insolvency Proceeding (but excluding any collection and application from a deposit account or securities account which does not constitute an Enforcement Action), or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Priority Secured Creditor, in the same form as received, with any necessary endorsements, and each Junior Secured Creditor hereby authorizes the Priority Secured Creditor to make any such endorsements as agent for such Junior Secured Creditor (which authorization, being coupled with an interest, is irrevocable).  The Term Loan Agent, on behalf of itself and the Term Loan Creditors, acknowledges and agrees that the Revolving Credit Agreement includes a revolving commitment and that in the ordinary course of business Revolving Agent will apply Proceeds of Revolving Credit Priority Collateral in accordance with the terms thereof (which may not permanently reduce such revolving commitment) and may make advances thereunder from time to time, and may apply Proceeds of Term Loan Priority Collateral not required pursuant to the provisions of the Term Credit Documents as in effect on the date hereof or this Agreement to be paid over to the Term Loan Agent or Term Loan Creditors to repay Revolving Credit Obligations in the ordinary course, and the Term Loan Agent further agrees that if Revolving Agent takes any Enforcement Action constituting setoff against a deposit account or securities account or the application of any amounts on deposit therein in either case which results in the receipt of identifiable Cash Proceeds of Term Loan Priority Collateral by the Revolving Agent, that Revolving Agent shall have no obligation to turnover such amounts (and such amounts shall be deemed Revolving Loan Priority Collateral) to the extent (x) Revolving Agent makes further advances following such Enforcement Action or application of funds provided that at the time of making such advances Revolving Agent had no knowledge that any amounts so taken constituted identifiable Cash Proceeds of Term Loan Priority Collateral or (y) Term Loan Agent fails to notify in writing Revolving Agent within 90 days of such Enforcement Action or application that Revolving Agent has received identifiable Cash Proceeds of Term Loan Priority Collateral, which notification shall specifically set forth the amount of such Cash Proceeds and the source of same.  The Revolving Agent, on behalf of itself and the Revolving Creditors, acknowledges and agrees that the Term Loan Credit Agreement contains provisions requiring prepayment of the Term Loan Obligations in a manner permitted by the Revolving Credit Agreement as in effect on the date hereof and that the Obligors may continue to make such prepayments of Term Loan Obligations (other than during an Insolvency Proceeding, in which case Revolving Agent shall be permitted to contest such payments) subject to and in accordance with the provisions of the Revolving Credit Agreement as in effect on the date hereof, and the Revolving Agent further agrees that if Term Loan Agent takes any Enforcement Action constituting setoff against a deposit account or securities account or the application of any amounts on deposit therein in either case which results in the receipt of identifiable Cash Proceeds of Revolving Loan Priority Collateral by the Term Loan Agent, that Term Loan Agent shall have no

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obligation to turnover such amounts (and such amounts shall be deemed Term Loan Priority Collateral) to the extent (x) Term Loan Agent makes further advances following such Enforcement Action provided that at the time of making such advances Term Loan Agent had no knowledge that any amounts so taken constituted identifiable Cash Proceeds of Revolving Loan Priority Collateral or (y) Revolving Agent fails to notify in writing Term Loan Agent within 90 days of such Enforcement Action that Term Loan Agent has received identifiable Cash Proceeds of Revolving Loan Priority Collateral and Term Loan Agent had no knowledge that any amounts so taken constituted identifiable Cash Proceeds of Revolving Loan Priority Collateral, which notification shall specifically set forth the amount of such Cash Proceeds and the source of same.

2.6                                 Release of Collateral Upon Permitted Collateral Sale.  Each Junior Secured Creditor shall at any time in connection with any Permitted Collateral Sale of Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral and that is made free and clear of the Liens of the Priority Secured Creditors (such Lien continuing as to Proceeds until application in accordance with Section 2.11):  (a) upon the request of the Priority Secured Creditor as to such Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (provided that such Lien shall continue as to Proceeds thereof until application in accordance with Section 2.11), (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Priority Secured Creditor shall reasonably require in order to release and/or terminate such Junior Secured Creditor’s Liens on such Collateral subject to such Permitted Collateral Sale (but not the Proceeds of such Collateral), and (c) be deemed to have consented under the applicable Obligation Documents to such Permitted Collateral Sale free and clear of the Junior Secured Creditor’s security interest (it being understood that the Junior Secured Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral until application in accordance with Section 2.11) and to have waived the provisions of the applicable Obligation Documents to the extent necessary to permit such transaction.

2.7                                 Release of Collateral Upon Release Event.  The Junior Secured Creditor shall, at any time in connection with a Release Event with respect to any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral:  (a) upon the request of the Priority Secured Creditor with respect to such Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (provided that such Lien shall continue as to Proceeds thereof until application in accordance with Section 2.11), to the extent the Disposition of such Collateral is either by (i) the Priority Secured Creditor or its agents or representatives or (ii) any Obligor with the consent of the Priority Secured Creditor, (b) be deemed to have consented under the applicable Obligation Documents to such Disposition free and clear of the Junior Secured Creditor’s Liens (it being understood that the Junior Secured Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral until application in accordance with Section 2.11) and to have waived the provisions of the applicable Obligation Documents to the extent necessary to permit such transaction and (c) deliver such Release Documents and take such further actions as Priority Secured Creditor may reasonably require in connection therewith; provided that such release by the Junior Secured Creditor shall not extend to, or otherwise affect any of the rights of the Junior Secured Creditor to, the Proceeds from any such Disposition of such Collateral subject to the provisions hereof.  Each Priority Secured Creditor agrees to give each Junior Secured Creditor at least seven (7) days prior written notice of any Release Event (other than in connection with an Insolvency Proceeding) with respect to Collateral.

2.8                                 Power of Attorney.  As to any Collateral that, as to any Junior Secured Creditor, is Non-Priority Collateral, such Junior Secured Creditor hereby irrevocably constitutes and appoints the Priority Secured Creditor as to such Collateral and any officer of such Priority Secured Creditor, with full power

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of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Secured Creditor and in the name of the Junior Secured Creditor or in such Priority Secured Creditor own name, from time to time in such Priority Secured Creditor discretion, for the purpose of carrying out the terms of Sections 2.6 and 2.7 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, all subject to the limitations set forth therein, such power of attorney being coupled with an interest and irrevocable until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Agent, or the Revolving Credit Termination Date, if the Junior Secured Creditor is the Term Loan Agent.  The foregoing power of attorney shall only be exercised by the Priority Secured Creditor if the Junior Secured Creditor does not take such action within five (5) Business Days after receipt by the Junior Secured Creditor of written notice from the Priority Secured Creditor requesting Junior Secured Creditor take such action.  The Junior Secured Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.8 if done in accordance with the provisions hereof.  No Person to whom this power of attorney is presented, as authority for the Priority Secured Creditor to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Junior Secured Creditor as to the authority of the Priority Secured Creditor to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Priority Secured Creditor the authority to take and perform the actions contemplated herein.  The Junior Secured Creditor irrevocably waives any right to commence any suit or action, in law or equity, against any Person that acts in reliance upon or acknowledges the authority granted under this power of attorney.

2.9                                 Waiver.  Each Secured Creditor (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Obligation Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Obligation Documents and in making funds available to the Company, subject to the provisions hereof.

2.10                           Notice of Interest In Collateral.  This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

2.11                           Waterfall.

(a)                                  Application of Revolving Credit Priority Collateral.  The Revolving Agent and the Term Loan Agent hereby agree that all Revolving Credit Priority Collateral and Proceeds thereof received by either of them in connection with any Enforcement Action or after any Enforcement Action has commenced shall be applied,

First, to the payment of the Revolving Credit Obligations other than the Excess Revolving Obligations in accordance with the Revolving Credit Documents,

Second, to the payment of the Term Loan Obligations other than the Excess Term Obligations in accordance with the Term Credit Documents,

Third, to the Excess Revolving Obligations in accordance with the Revolving Credit Documents, until Paid in Full;

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Fourth, to the Excess Term Obligations in accordance with the Term Credit Documents, until Paid in Full; and

Fifth, the balance, if any, to the Obligors or as a court of competent jurisdiction may direct.

(b)                                 Application of Term Loan Priority Collateral. The Revolving Agent and the Term Loan Agent hereby agree that all Term Loan Priority Collateral and Proceeds thereof received by either of them in connection with any Enforcement Action or after any Enforcement Action has commenced shall be applied,

First, to the payment of the Term Loan Obligations other than the Excess Term Obligations in accordance with the Term Credit Documents,

Second, to the payment of the Revolving Credit Obligations other than the Excess Revolving Obligations in accordance with the Revolving Credit Documents,

Third, to the Excess Term Obligations in accordance with the Term Credit Documents, until Paid in Full;

Fourth, to the Excess Revolving Obligations in accordance with the Revolving Credit Documents, until Paid in Full; and

Fifth, the balance, if any, to the Obligors or as a court of competent jurisdiction may direct.

(c)                                  Ascribing Value to Dispositions of Term Loan Priority Collateral and Revolving Loan Priority Collateral.  In the event that Proceeds of Collateral are received in connection with Disposition of Collateral that directly or indirectly involves a combination of Revolving Loan Priority Collateral and Term Loan Priority Collateral, the Revolving Agent and Term Loan Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such Disposition of such Collateral to the Revolving Loan Priority Collateral and Term Loan Priority Collateral. If the Revolving Agent and Term Loan Agent are unable to agree on such allocation within ten (10) days (or such other period of time to which Revolving Agent and Term Loan Agent, mutually agree) of the consummation of such Disposition, the portion of such Proceeds that shall be allocated as Proceeds of Revolving Loan Priority Collateral for purposes of this Agreement shall be an amount equal to the sum of (i) the net book value of the Accounts included in the Collateral so disposed of (determined at the time of such Disposition) and (ii) the net orderly liquidation value of the Inventory included in the Collateral so Disposed of determined based upon the appraised value ascribed thereto in the calculation of the “Borrowing Base” under and as defined in the Revolving Credit Agreement, before giving effect to any reserves or similar charges against such Inventory, with the balance of the Proceeds to be allocated to the Term Loan Priority Collateral.

2.12                           Notice of Termination of DDA Notifications and Credit Card Notifications.  To the extent the Term Loan Termination Date has not occurred, Revolving Agent agrees to provide Term Loan Agent ten (10) Business Days’ written notice prior to terminating any DDA Notifications or Credit Card Notifications that are effective or in force at any time.

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Section 3.                    Enforcement of Security.

3.1                                 No Duties of Priority Secured Creditor.  Each Junior Secured Creditor acknowledges and agrees that the Priority Secured Creditor shall not have any duties or other obligations to such Junior Secured Creditor with respect to any Priority Collateral, other than to transfer to such Junior Secured Creditor any remaining Collateral that constitutes Non-Priority Collateral and any Proceeds of the sale or other disposition of any such Collateral that constitutes Non-Priority Collateral remaining in its possession following the Payment in Full of the associated Priority Obligations, in each case without representation or warranty on the part of the Priority Secured Creditor.  In furtherance of the foregoing, each Junior Secured Creditor acknowledges and agrees that until the Payment in Full of the associated Priority Obligations secured by any Collateral on which such Junior Secured Creditor holds a Lien, the Priority Secured Creditor shall be entitled, for the benefit of the holders of such Priority Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided in the Priority Documents but in no event inconsistent with the provisions of this Agreement, without regard to any junior Lien or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Lien, except as otherwise provided herein.  Without limiting the foregoing, each Junior Secured Creditor agrees that the Priority Secured Creditor shall not have any duty or obligation first to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Priority Obligations), in any manner that would maximize the return to such Junior Secured Creditor, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Junior Secured Creditor from such realization, sale, disposition or liquidation.  Following the Payment in Full of the associated Priority Obligations, the Junior Secured Creditor may, subject to any other agreements binding on such Junior Secured Creditor, assert their rights under the New York UCC or otherwise to any Proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the Priority Secured Creditor or the Junior Secured Creditor.  Each Junior Secured Creditor waives any claim such Junior Secured Creditor may now or hereafter have against the Priority Secured Creditor arising out of any actions which the Priority Secured Creditor takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Documents, or arising out of the collection of the Priority Obligations or the valuation, use, protection or release of any security for the Priority Obligations if effected in accordance with this Agreement and the Priority Documents.

3.2                                 Management of Collateral.  Subject to the other terms and conditions of this Agreement, each Priority Secured Creditor shall have the exclusive right to manage, perform and enforce the terms of the applicable Obligation Documents with respect to its Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of such Priority Collateral and to hold, prepare for sale, process, Dispose of, or liquidate such Priority Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC of its Priority Collateral, the Priority Secured Creditor shall give the Junior Secured Creditor such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Except as specifically provided in this Section 3.2 or Section 3.4 below, notwithstanding any rights or remedies available to a Junior Secured Creditor under any of the applicable Obligation Documents, applicable law or otherwise, no Junior Secured Creditor shall, directly or indirectly, take any Enforcement Action with respect to Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, a Junior

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Secured Creditor may take any Enforcement Action as to such Collateral (provided that it gives the Priority Secured Creditor at least 10 Business Days written notice prior to taking such Enforcement Action, which notice may be given during the pendency of any Standstill Period); provided, further, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall any Junior Secured Creditor take any Enforcement Action or exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) as to its Non-Priority Collateral if either (i) an Insolvency Proceeding occurs and is continuing or (ii) the Priority Secured Creditor shall have commenced the enforcement or exercise of any rights or remedies with respect to more than a de minimis portion of such Non-Priority Collateral, or with respect to any of such Non-Priority Collateral as to which the Junior Secured Creditor has commenced an Enforcement Action, as applicable, or commenced any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of such Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of such Collateral, the notification of account debtors to make payments to the Priority Secured Creditor or its agents, the initiation of any action to take possession of all or any material portion of such Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of such Collateral), or the diligent attempt in good faith to vacate any stay prohibiting an Enforcement Action.

3.3                                 Notices of Default.  Each Secured Creditor shall give to the other Secured Creditor concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Obligation Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of its Priority Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Secured Creditor to give such required notice shall not result in any liability to such Secured Creditor or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against the Company or any other Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Secured Creditor to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure), provided, further, that such notice shall not constitute a Senior Lien Notice unless expressly so identified therein.

3.4                                 Permitted Actions; Restricted Prepayments.  Section 3.2 shall not be construed to limit or impair in any way the right of:  (i) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (ii) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Obligation Documents and under applicable law and (iii) the Junior Secured Creditor to exercise any rights expressly granted to them under this Agreement, subject to the provisions, hereof, and to receive any remaining proceeds of Collateral that as to such Junior Secured Creditor is Non-Priority Collateral after the Priority Obligations have been Paid in Full.

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3.5                                 Collateral In Possession.

(a)                                  Each of the Revolving Agent and the Term Loan Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or has “control” (as defined in the UCC) over Collateral for purposes of perfecting its Lien therein, such possession or control is also for the benefit of, and the Revolving Agent and the Term Loan Agent, or such third party on its behalf, as applicable, will be deemed to be holding such Collateral as agent for, the Term Loan Agent and the other Term Loan Creditors or the Revolving Agent and the other Revolving Creditors, as applicable, as agent and bailee for perfection, solely to the extent required to perfect their security interest in such Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the Revolving Agent or the Term Loan Agent (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Agent, any other Term Loan Creditor, the Revolving Agent or any other Revolving Creditor, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the Revolving Credit Documents and the Term Credit Documents, as applicable.  Promptly following the Term Loan Termination Date or Revolving Credit Termination Date, as the case may be, the Term Loan Agent or the Revolving Agent, as the case may be, shall, upon the request of the Revolving Agent or the Term Loan Agent, as the case may be, deliver, or cause any third party holding such Collateral on its behalf to deliver, the remainder of the Collateral, if any, in its possession to the designee of the requesting Secured Creditor (except as may otherwise be required by applicable law or court order).

(b)                                 It is understood and agreed that this Section 3.5 is intended solely to assure continuous perfection of the Liens granted under the applicable Obligation Documents, and nothing in this Section 3.5 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.  The duties of each party under this Section 3.5 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

3.6                                 Waiver of Marshalling and Similar Rights.  Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.7                                 Insurance and Condemnation Awards.  So long as the Term Loan Termination Date has not occurred, the Term Loan Agent, and so long as the Revolving Credit Termination Date has not occurred, the Revolving Agent, shall have the exclusive right, subject to the rights of the Company under the applicable Obligation Documents, to settle and adjust claims in respect of its Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of its Priority Collateral.  After the occurrence of the Term Loan Termination Date, the Revolving Agent, and after the occurrence of the Revolving Credit Termination Date, the Term Loan Agent, shall have the exclusive right, subject to the rights of the Company under the applicable Obligation Documents, to settle and adjust claims in respect of its Non-Priority Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of its Non-Priority Collateral.

3.8                                 Use of Term Loan Priority Collateral.

(a)                                  Entry Upon Premises by the Revolving Agent.  (i) Notwithstanding anything to the contrary in this Agreement, if the Revolving Agent takes any Enforcement Action with respect to the Revolving Credit Priority Collateral, the Term Loan Agent (x) shall cooperate with the Revolving Agent in Revolving Agent’s efforts to enforce its security interest in the Revolving Credit Priority Collateral and

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assemble the Revolving Credit Priority Collateral, and (y) shall not hinder or restrict in any respect and, to the extent the Term Loan Agent has the legal right to grant access, shall permit, the Revolving Agent, its employees, agents, advisers and representatives or any other Person, including an Obligor, with the consent of the Revolving Agent, at the sole cost and expense of the Revolving Creditors, to enter upon and use any parcel or item of Term Loan Priority Collateral (including Equipment, Fixtures, intellectual property or real property), during the Access Period for such parcel or item of Term Priority Collateral for purposes of (A) assembling and storing the Revolving Credit Priority Collateral, (B) selling any or all of the Revolving Credit Priority Collateral located on premises constituting Term Loan Priority Collateral, whether in bulk, in lots, to customers in the ordinary course of business, in connection with “store closing” or “going out of business” sales or otherwise, (C) removing any or all of the Revolving Credit Priority Collateral located on premises constituting Term Loan Priority Collateral, and/or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Revolving Agent in and to the Revolving Credit Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agent from selling, assigning or otherwise transferring (or causing to be sold, assigned or otherwise transferred) any Term Loan Priority Collateral prior to the expiration of the Access Period if, to the extent applicable with respect to the Term Loan Priority Collateral being sold, assigned or transferred, the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.8(a).  Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items.  During any pertinent Access Period, to the extent that the Term Loan Agent has foreclosed and is in control of any Term Loan Priority Collateral, the Revolving Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, such Term Loan Priority Collateral for the purposes described above; provided, that the Revolving Creditors shall be liable for any damage to such Term Loan Priority Collateral caused by the Revolving Agent, its agents, representatives or designees pursuant to clause (ii) below, provided, further, that the Revolving Creditors shall not be liable for any ordinary wear and tear or any normal depreciation in value of such Term Loan Priority Collateral during the Access Period.

(ii)                                  During the period of actual occupation, use and/or control by the Revolving Agent, or its agents or representatives of any Term Loan Priority Collateral, the Revolving Creditors shall be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the Revolving Agent or any other Revolving Creditor have any liability to the Term Loan Agent or any other Term Loan Creditor pursuant to this Section 3.8(a) as a result of any condition (including any environmental condition, claim, or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by the Revolving Agent of its rights under this Section 3.8(a) and the Revolving Agent shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Agent, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear or tear resulting from the use of the Term Loan Priority Collateral by the Revolving Agent in the manner and for the time periods specified under this Section 3.8(a).  Without limiting the rights granted in this paragraph, the Revolving Agent shall cooperate with the Term Loan Agent in connection with any efforts made by the Term Loan Agent to sell the Term Loan Priority Collateral.

(b)                                 Revolving Agent and the Term Loan Agent are as of the date hereof and in the future may become parties to agreements with landlords that (i) provide access to the real property leased to Borrower by such landlord and (ii) obligate Revolving Agent and the Term Loan Agent, jointly and

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severally, to pay rent and other amounts in exchange for access to such real property (“Designated Landlord Agreements”).  Neither Revolving Agent nor the Term Loan Agent shall exercise any rights under a Landlord Agreement to obtain access to any such real property unless (i) Priority Collateral of Revolving Agent or the Term Loan Agent, as applicable, is located on such property, or the Revolving Agent or the Term Loan Agent, as applicable, is entitled to take Enforcement Action as to Non-Priority Collateral located on such property under Section 3.2, and (ii) Revolving Agent or the Term Loan Agent, as applicable, shall have provided (absent Exigent Circumstances) at least two (2) Business Days prior written notice to the other (or, in the case of Exigent Circumstances, with such notice as can be provided under the circumstances).  Upon receipt of any such notice, Revolving Agent or the Term Loan Agent, as applicable, shall respond by written notice delivered within five (5) days as to whether the responder wishes to participate in the exercise of such rights, provided, that the party first exercising such rights shall not be required to postpone accessing the real property pending a response.  The failure to respond shall be deemed to indicate an election not to participate in such exercise. In the event that the responder indicates that it wishes to participate, the responder shall be entitled to equal access with the exercising party to the applicable real property and all amounts payable by Revolving Agent and the Term Loan Agent under the applicable Designated Landlord Agreement in respect of such exercise of rights shall be shared equally (other than any amounts in respect of damages to the real property to the extent caused by Revolving Agent or the Term Loan Agent or their agents or designated representatives, which amounts shall be payable by the party causing such damage). In the event that Revolving Agent or the Term Loan Agent indicates that it does not wish to participate or fails to respond the non-participating or non-responding party shall not be entitled to access while such other party has access unless such non-participating or non-responding party thereafter elects to participate in the exercise of rights as aforesaid, pays one-half of all amounts theretofore paid the by exercising party in respect of such exercise and agrees to be bound by the preceding provisions of this Section 3.8(b).  Revolving Agent or the Term Loan Agent, as applicable, having exercised such rights, shall indemnify and hold harmless the non-exercising party from and against any amounts payable under the Designated Landlord Agreement by the non-exercising party as a result of such exercise. In the event that the Term Loan Obligations or Revolving Credit Obligations are Paid in Full, and thereafter the Revolving Agent or the Term Loan Agent exercises rights under a Landlord Agreement, the Revolving Agent or the Term Loan Agent, as applicable, shall indemnify and hold harmless the other in respect of any amounts payable by the non-exercising party under the Designated Landlord Agreement as a result of such exercise, and as to this paragraph (b), this Agreement shall not terminate until both the Term Loan Obligations and Revolving Credit Obligations are Paid in Full.

(c)                                  The Term Loan Agent hereby agrees not to interfere with the right of the Revolving Agent under the Revolving Credit Agreement to visit and inspect the properties of the Company or any of the Obligors and to conduct examinations, appraisals and verifications of the Collateral.

(d)                                 The Revolving Agent hereby agrees not to interfere with the right of the Term Loan Agent under the Term Loan Credit Agreement to visit and inspect the properties of the Company or any of the Obligors and to conduct examinations and verifications of the Collateral.

3.9                                 License for Term Loan Priority Collateral.  The Term Loan Agent, for itself and each of the Term Loan Creditors, to the extent it may acquire an ownership interest therein, hereby grants in favor of Revolving Agent, a nonexclusive right to use, license and/or sublicense any now existing or hereafter acquired Term Loan Priority Collateral consisting of intellectual property, including trademarks and trade names, for the purpose of enabling Revolving Agent its employees, agents, advisors, and representatives and any other Person, including Obligor, with the consent of the Revolving Agent to assemble, prepare for sale, advertise, market and dispose of any and all Revolving Loan Priority Collateral, wherever such Revolving Loan Priority Collateral may be located, including all such license and right access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs

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used for the compilation or printout thereof. The license and right herein shall continue in full force and effect as a burden on the Term Loan Priority Collateral until the earlier of (x) the Revolving Credit Termination Date, (y) the Disposition of all Revolving Credit Priority Collateral and (z) all Revolving Credit Priority Collateral has been sold, transferred or otherwise disposed of notwithstanding (i) any exercise of remedies by the Term Loan Agent or any Term Loan Creditors with respect to any Term Loan Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Term Loan Priority Collateral consisting of intellectual property or any rights therein (whether by any Obligor, by any Term Loan Creditor or otherwise). This license right shall inure to the benefit of the Revolving Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license right is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the Term Loan Agent or any other Term Loan Creditor or any other Person by Revolving Agent or any other Person.  Term Loan Agent, for itself and each of the Term Loan Creditors, agrees not to interfere, hinder, restrict or delay the exercise by Revolving Agent of any such license and right granted herein and agrees to execute such documentation and complete such other acts as may be required by Revolving Agent in connection with the exercise of such license and right, including preservation of such license and right against any Person (including any voluntary or involuntary transferee of such Term Loan Priority Collateral consisting of intellectual property). The rights and remedies of Revolving Agent in this Section 3.9 are in addition to and not in limitation of the rights and remedies under the Revolving Credit Documents or applicable law. The provisions of this Section 3.9 are agreed to solely as among the Secured Creditors and shall not be deemed to expand or otherwise modify any rights granted by any Obligor to the Secured Creditors under any of the Obligation Documents.  The Term Loan Agent makes no representation or warranty to the Revolving Agent or Revolving Agent’s successors and assigns, as to the effectiveness or value of any right to use, license or sublicense granted in this Section 3.9 and has performed no diligence as to whether it is entitled to provide any such right to use, license or sublicense, and shall have no liability to the Revolving Agent for Term Loan Agent’s failure to have any such right or the failure of any such license to be valid or effective for any purpose whatsoever. Revolving Agent acknowledges that the Term Loan Agent, as of the date hereof, has no title to any Term Loan Priority Collateral and that its interest in the Term Loan Priority Collateral as of the date hereof is a security interest.

Section 4.                    Covenants

4.1                                 Amendment of Term Credit Documents.  The Term Loan Creditors may at any time and from time to time and without consent of or notice to the Revolving Agent or any other Revolving Creditor, without incurring any liability to the Revolving Agent or any other Revolving Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Term Credit Documents; provided, however, that Term Loan Creditors shall not amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Term Credit Documents in any manner that would violate the Term Loan Refinancing Conditions.

4.2                                 Amendments to Revolving Credit Documents.  The Revolving Creditors may at any time and from time to time and without consent of or notice to any to the Term Loan Agent or any other Term Loan Creditor, without incurring any liability to the Term Loan Agent or any other Term Loan Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents; provided, however, that Revolving Creditors shall not amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents in any manner that would violate the Revolving Credit Refinancing Conditions.  Notwithstanding anything to the contrary set forth herein, the Revolving Agent and the Revolving Creditors shall not, without the consent of the Term

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Loan Agent and each other Term Loan Creditor amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents if the effect thereof is to (1) except as a result of the Permitted Insolvency Increase Amount, change the definition of “Availability”, “Excess Availability”, “Borrowing Base”, “Cost”, “Credit Card Advance Rate”, “Eligible Credit Card Receivables”, “Eligible Inventory”, “Eligible In-Transit Inventory”, “Eligible Trade Receivables”, “Trade Receivables Advance Rate”, “Appraisal Percentage”, “Appraised Value”, “Inventory Advance Rate”, “Availability Reserves”,  “Overadvance” or “Permitted Overadvance” contained in the Revolving Credit Agreement or any component definition thereof, in each case, if such change would result in an increase of the amounts available to be borrowed under the Revolving Credit Agreement, or (2) reduce the minimum amount of Excess Availability (as defined in the Revolving Credit Agreement as in effect on the date hereof) that is required to be maintained in Section 7.17 of the Revolving Credit Agreement as in effect on the date hereof.

4.3                                 Reserves.  Notwithstanding anything to the contrary set forth herein, the Revolving Agent and the Revolving Creditors shall not eliminate any Reserves (in each case, as defined in the Revolving Credit Agreement as in effect as of the date hereof) existing as of the date hereof or change the methodology for the calculation of such Reserves without the consent of the Term Loan Agent, except for any Reserves imposed as a result of a condition or circumstance (including, without limitation, rent reserves) where the applicable condition or circumstance ceases to exist; provided, for the avoidance of doubt, nothing herein shall limit the Revolving Agent’s discretion to (x) impose or establish additional Reserves after the date hereof, (y) increase Reserves established as of the date hereof and (z) reduce, eliminate or modify Reserves imposed or established after the date hereof.

4.4                                 Enforcement Actions by Junior Secured Creditors.                     Each Junior Secured Creditor shall give the Priority Secured Creditor at least 10 Business Days’ written notice prior to taking any Enforcement Action as to any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral, which notice may be given during the pendency of any Standstill Period.

4.5                                 Legend.  Term Loan Agent and Revolving Agent agree to cause each mortgage and each security document to contain the following legend:

THIS [AGREEMENT] IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THIS AGREEMENT) TO THE EXTENT PROVIDED IN SECTION [      ] OF THIS [AGREEMENT].

4.6                                 Overadvances.  Revolving Agent agrees with the Term Loan Agent that Revolving Lenders shall not, at any time, make any Overadvances except for Permitted Overadvances and Inadvertent Overadvances.

Section 5.                                            Purchase Options

5.1                                 Term Loan Agent Purchase Option.

(a)                                  Purchase Notice.  The Term Loan Creditors, acting through the Term Loan Agent as a single group, shall have the option to purchase from the Revolving Agent all but not less than all of the Revolving Credit Obligations at any time following any of the following: (i) the acceleration of the Revolving Credit Obligations or termination of the commitments under the Revolving Credit Agreement, (ii) the first commencement of an Enforcement Action by Revolving Agent with respect to a material portion of the Revolving Credit Priority Collateral (or the delivery of any notice (or the requirement to so deliver any such notice) to Term Loan Agent or an Obligor in respect of the same), (iii) the occurrence and continuance of an “Event of Default” under (and as defined in) the Revolving Credit Agreement that

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remains unwaived for a period of at least sixty (60) days after the expiration of any applicable cure period, (iv) the commencement of any Insolvency Proceeding, (v) the intentional cessation, termination or suspension by Revolving Agent or all Revolver Lenders in their commitment to provide revolving loans to the Borrower for a period of five (5) consecutive Business Days, (vi) the Term Loan Obligations under any Term Loan Credit Agreement shall have been accelerated and a Specified Event of Default exists, (vii) the Term Loan Obligations shall remain unpaid following the “Maturity Date” (as defined in the Term Loan Credit Agreement as in effect on the date hereof), and (viii) the Obligors shall sell, transfer or otherwise dispose of (or the Revolving Agent or the Revolving Lenders shall consent to the same) all or any material portion of the Revolving Credit Priority Collateral with the consent of the Revolving Agent or the Revolving Lenders (other than a sale, transfer or other disposition permitted under the terms of the Revolving Credit Documents and the Term Credit Documents or a private or public sale in connection with any Enforcement Action) including in connection with a Permitted Collateral Sale described in clause (ii) or (iii) of the definition thereof or a Release Event (other than a Release Event in connection with an Insolvency Proceeding).  The Term Loan Agent (on behalf of the exercising Term Loan Creditors (the “Revolving Obligations Purchaser”)) shall exercise this option by giving written notice (the “Term Loan Agent’s Purchase Notice”) of its election to the Revolving Agent. The Term Loan Agent’s Purchase Notice, once delivered, shall be irrevocable and shall not be subject to withdrawal or rescission (except to the extent the Term Loan Agent asserts within three (3) business days of receipt from the Revolving Agent of a calculation of the Purchase Price that it has a good faith dispute regarding the amount of the purchase price described below in Section 5.1(c)(iii) or (iv), in which case the Purchase Notice shall be deemed withdrawn and rescinded).

(b)                                 Purchase Option Closing.  On the date specified by Term Loan Agent in the Term Loan Agent’s Purchase Notice (which shall not be less than three (3) Business Days nor more than ten (10) Business Days after delivery to the Revolving Agent of the Term Loan Agent’s Purchase Notice) (the “Revolver Purchase Option Closing Date”), Revolving Creditors shall sell to Revolving Obligations Purchaser and the Revolving Obligations Purchaser shall purchase from the Revolving Creditors the Revolving Credit Obligations, without recourse, representation or warranty (except as set forth in Section 5.1(e) below).

(c)                                  Purchase Price.  Such purchase and sale shall be made by execution and delivery by the applicable parties of an assignment agreement in form and substance reasonably satisfactory to all such parties.  On the Revolving Purchase Option Closing Date, the Revolving Obligations Purchaser shall (i) pay to the Revolving Agent as the purchase price an amount equal to 100% of the Revolving Credit Obligations outstanding on (and with respect to interest accrued through) the date of payment to Revolving Agent (including, without limitation, all unpaid interest, fees and any other charges accruing after the commencement of a bankruptcy, insolvency or liquidation proceeding) other than Revolving Credit Obligations cash collateralized in accordance with clause (ii) below, then outstanding and unpaid, (ii) furnish cash collateral to Revolving Agent in such amounts as Revolving Agent determines is reasonably necessary to secure Revolving Agent and any L/C Issuer in connection with any issued and outstanding Letters of Credit constituting Revolving Credit Obligations (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and any costs, expenses and indemnification obligations not yet due and payable but with respect to which there is an Asserted Known Indemnification Claim, (iii) agree to reimburse Revolving Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit and any checks or other payments provisionally credited to the Revolving Credit Obligations, and/or as to which Revolving Creditors have not yet received final payment, (iv) furnish cash collateral to Revolving Agent in such amounts as Revolving Agent determines is reasonably necessary to secure Revolving Agent, any Revolving Creditor or any of their Affiliates in connection with Bank Products Obligations or Cash Management Obligations and (v) assume any then existing loan commitment thereunder. The purchase

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price shall be remitted by wire transfer of immediately available funds to such bank account of the Revolving Agent as the Revolving Agent may designate in writing to Term Loan Agent for such purpose.  Interest shall be calculated to and including the Business Day on which such purchase and sale shall occur if the amounts so paid by the Revolving Obligations Purchaser to the bank account designated by the Revolving Agent are received in such bank account prior to 2:00 p.m. New York time.  Subject to the provisions of Section 5.1(d), following the consummation of such purchase, the Revolving Obligations Purchaser shall be entitled to all rights and benefits under the Revolving Credit Documents to which the Revolving Creditors were entitled immediately prior to consummation of such purchase, including the right to receive fee income, expense reimbursement and indemnification.  All cash collateral and other amounts delivered or paid pursuant to clause (ii) of the preceding sentence in excess of amounts finally determined to be necessary to satisfy all reimbursements, costs, expenses and indemnification obligations owing in respect of items referred to in such clause (ii) shall be repaid to the Revolving Obligations Purchaser for distribution pro rata to the Persons who paid such amounts to the Revolving Agent pursuant to such clause (ii).

(d)                                 Survival of Indemnification Rights; Excess Revolving Obligations.  Notwithstanding the foregoing provisions of this Section 5.1: (i) no sale of the Revolving Credit Obligations shall terminate or impair any Obligor’s obligations to indemnify the Revolving Creditors pursuant to the Revolving Credit Documents, all of which indemnity obligations shall survive any such sale or assignment as an unsecured obligation of such Obligor; (ii) as between any Obligor and the Revolving Creditors, no such indemnification obligations shall be amended or modified without the Revolving Agent’s prior written consent; and (iii) Revolving Creditors shall retain all rights under the Revolving Credit Documents with respect to Excess Revolving Obligations, but shall have no right to exercise any such rights until all Revolving Credit Obligations and Term Loan Obligations have been Paid in Full, unless the Term Loan Agent shall otherwise agree and any such exercise must otherwise comply with the terms of this Agreement.

(e)                                  Representations and Warranties.  Such purchase and sale shall be expressly made solely with the following representations and warranties by the Revolving Creditors:  (i)  the amount of the Revolving Credit Obligations being purchased (including the principal of and accrued and unpaid interest on and fees, including breakage fees and other charges in connection with, such Revolving Credit Obligations), and the extent of any existing loan commitment thereunder; (ii) that the Revolving Creditors own the Revolving Credit Obligations being purchased free and clear of any liens granted by the Revolving Creditors or Revolving Agent; and (iii) the Revolving Creditors have the full right and power to assign the Revolving Credit Obligations being purchased and such assignment has been duly authorized by all necessary action by Revolving Agent.

(f)                                    Early Termination Fee.  If any early termination fee, prepayment premium, yield maintenance or similar fee is provided for under the Revolving Credit Documents at the time of the purchase and sale under this Section 5.1 but is not yet due and payable under the Revolving Credit Documents and otherwise due as part of the purchase price under Section 5.1(c), Term Loan Creditors agree not to modify or reduce such fee and, if such fee becomes due and payable within 180 days after such purchase and sale, Term Loan Creditors shall remit such fee to Revolving Agent as and when such fee is paid by Company or such other Obligors.

Section 6.                    Bankruptcy Matters.

6.1                                 Post Petition Financing; Cash Collateral.  (a) If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for approval of financing (“DIP Financing”) to be provided by one or more of the Revolving Creditors (or to be provided by another

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person or group with the consent of the Revolving Agent) under the Bankruptcy Code (“Revolving Creditor DIP Financing”) or the use of cash collateral that is Revolving Credit Priority Collateral (“Revolver Cash Collateral”) with the consent (or non-objection) of the Revolving Creditors under the Bankruptcy Code, and the Revolving Agent on behalf of the Revolving Creditors consents (or does not object) to such use of Revolver Cash Collateral or Revolving Creditor DIP Financing, then subject to Section 6.2, the Term Loan Creditors agree as follows:

(i)            Subject to the satisfaction of the conditions in clause (ii)(A), (B), (C), (D) and (E) below, such Revolving Creditor DIP Financing (and any Revolving Credit Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the Revolving Credit Priority Collateral which shall be superior in priority to the Liens on the Revolving Credit Priority Collateral held by any other Person (or pari passu in priority with the Liens of the Revolving Creditors in the Revolving Credit Priority Collateral securing the Revolving Credit Obligations and senior to the Liens on the Revolving Credit Priority Collateral of any other Person), and

(ii)           so long as (A) the aggregate principal amount of loans and letter of credit obligations outstanding under any such Revolving Creditor DIP Financing, together with the outstanding principal amount of the pre-petition Revolving Credit Obligations, does not exceed the Maximum Revolving Credit Principal Amount plus $5,000,000, (B) the Term Loan Creditors retain a Lien on the Revolving Credit Priority Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority as to Revolving Credit Priority Collateral securing such Revolving Creditor DIP Financing and junior in priority as to Revolving Credit Priority Collateral securing the Revolving Credit Obligations, including Senior Adequate Protection Liens and junior to any “carve-out” agreed to by the Revolving Agent or other Revolving Creditors), (C) the Term Loan Creditors receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority to the Liens securing such Revolving Creditor DIP Financing, to any such “carve-out” and to the existing Liens in favor of the Revolving Agent on the Revolving Credit Priority Collateral), (D) the Revolving Creditor DIP Financing is structured with a borrowing base and not as a cash flow facility (provided nothing herein shall prohibit the Revolving Creditors from authorizing or consenting to Revolver Cash Collateral which is not subject to a borrowing base), and (E) the Revolving Creditor DIP Financing, including the borrowing base (and the components thereof), shall be on terms which would not result in a violation of the provisions of Section 4.2 hereof:

(1)                                  the Term Loan Creditors will not request or accept adequate protection or any other relief in connection with the use of such Revolver Cash Collateral or the Liens on Revolving Credit Priority Collateral securing such Revolving Creditor DIP Financing except as set forth in Section 6.2 below,

(2)                                  the Term Loan Creditors will subordinate (and will be deemed hereunder to have subordinated) their Liens in their Non-Priority Collateral (X) to the Liens securing such Revolving Creditor DIP Financing on the same terms (but on a basis junior to the Liens in Priority Collateral of the Revolving Creditors) as the Liens of the Revolving Creditors in their Priority Collateral are subordinated thereto (except that if the Liens securing such

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Revolving Creditor DIP Financing are to be pari passu in priority with the Liens of the Revolving Creditors in the Revolving Credit Priority Collateral securing the Revolving Credit Obligations or the Revolving Credit Obligations to be paid in connection with such Revolving Credit DIP Financing, the Term Loan Creditors shall nonetheless subordinate their Non-Priority Collateral to such Liens and such subordination will not alter in any manner the terms of this Agreement), (Y) to any Senior Adequate Protection Liens or “replacement Liens” granted to the Revolving Creditors as adequate protection of their interests in their Priority Collateral, and (Z) to any “carve-out” in an aggregate amount agreed to by the Revolving Agent or the other Revolving Creditors, provided that such “carve-out” shall be applied to the Revolving Credit Priority Collateral, whether such Collateral existed before or after the petition date, and

(3)                                  the Term Loan Creditors (X) shall not contest or oppose in any manner, any Revolving Creditor DIP Financing, or any Revolver Cash Collateral use or any adequate protection provided to the Revolving Creditors as adequate protection of their interests in their Priority Collateral, (Y) shall be deemed to have waived any objections to such adequate protection, Revolving Creditor DIP Financing or Revolver Cash Collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Term Loan Creditors and (Z) shall be deemed to have consented to the carve-out and to the subordination of the Liens of the Term Loan Agent in the Revolving Credit Priority Collateral that secures the Revolving Credit DIP Financing, in each case pursuant to clause (2) above.

(b)           If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for approval of DIP Financing to be provided by one or more of the Term Loan Creditors or by a third party under the Bankruptcy Code (“Term Loan Creditor DIP Financing”) or the use of cash collateral that is Term Loan Priority Collateral (“Term Loan Cash Collateral”) with the consent (or non-objection) of the Term Loan Creditors under the Bankruptcy Code, and the Term Loan Agent on behalf of the Term Loan Creditors consents (or does not object) to such use of the Term Loan Cash Collateral or Term Loan Creditor DIP Financing, then subject to Section 6.2, the Revolving Creditors agree as follows:

(i)            subject to subsection (c) below and to the satisfaction of the conditions in clause (ii)(A), (B) and (C) below, such Term Loan Creditor DIP Financing (and any Term Loan Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the Term Loan Priority Collateral which shall be superior in priority to the Liens on the Term Loan Priority Collateral held by any other Person (or pari passu in priority with the Liens of the Term Loan Priority Collateral securing the Term Loan Liens and senior to the Liens of any other Person), and

(ii)           so long as (A) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such Term Loan Creditor DIP Financing, together with

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the outstanding principal amount of the pre-petition Term Loan Obligations, does not exceed the Maximum Term Loan Principal Amount plus $5,000,000, (B) the Revolving Creditors retain a Lien on the Term Loan Priority Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority as to Term Loan Priority Collateral securing such Term Loan Creditor DIP Financing or Term Loan Obligations, including Senior Adequate Protection Liens and junior to any “carve-out” agreed to by the Term Loan Agent or other Term Loan Creditors) and (C) the Revolving Creditors receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority to the Liens securing such Term Loan Creditor DIP Financing, to any such “carve-out” and to the existing Liens in favor of the Term Loan Agent on the Term Loan Priority Collateral),

(1)                                  the Revolving Creditors will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or the Liens on Term Loan Priority Collateral securing such Term Loan Creditor DIP Financing except as set forth in Section 6.2 below,

(2)                                  the Revolving Creditors will subordinate (and will be deemed hereunder to have subordinated) their Liens in their Non-Priority Collateral (X) to the Liens securing such Term Loan Creditor DIP Financing on the same terms (but on a basis junior to the Liens in Priority Collateral of the Term Loan Creditors) as the Liens of the Term Loan Creditors in their Priority Collateral are subordinated thereto (except that if the Liens securing such Term Loan Creditor DIP Financing are to be pari passu in priority with the Liens of the Term Loan Creditors in the Term Loan Priority Collateral securing the Term Loan Obligations, the Revolving Creditors shall nonetheless subordinate their Non-Priority Collateral to such Liens and such subordination will not alter in any manner the terms of this Agreement), (Y) to any Senior Adequate Protection Liens or “replacement Liens” granted to the Term Loan Creditors as adequate protection of their interests in their Priority Collateral, and (Z) to any “carve-out” agreed to by the Term Loan Agent or the other Term Loan Creditors, provided that such “carve-out” shall be applied to the Term Loan Priority Collateral, and

(3)                                  the Revolving Creditors (X) shall not contest or oppose in any manner any Term Loan Creditor DIP Financing, or any Term Loan Cash Collateral use or any adequate protection provided to the Term Loan Creditors as adequate protection of their interests in their Priority Collateral, (Y) shall be deemed to have waived any objections to such adequate protection, Term Loan Creditor DIP Financing or Term Loan Cash Collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Revolving Creditors and (Z) shall be deemed to have consented to the carve-out and to the subordination of the Liens of the Revolving Agent in the Term Loan Priority Collateral that secures the Term

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Loan Creditor DIP Financing, in each case pursuant to clause (2) above.

(c)           The Term Loan Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing unless Revolving Creditors have not offered a DIP Financing that is in conformity with the terms of this Agreement (including, without limitation, Sections 4.2 and 6.1(a)), within 5 Business Days of the commencement of an Insolvency Proceeding.  The Term Loan Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Revolving Credit Priority Collateral, without the prior written consent of the Revolving Agent.  In no event will any of the Term Loan Creditors seek to obtain a priming Lien on any of the Revolving Credit Priority Collateral and nothing contained herein shall be deemed to be a consent by Revolving Creditors to any adequate protection payments using Revolving Credit Priority Collateral. The Revolving Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal to or senior to the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, without the written consent of the Term Loan Agent.  In no event will any of the Revolving Creditors seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Creditors to any adequate protection payments using Term Loan Priority Collateral.

6.2           Adequate Protection.  Notwithstanding the foregoing provisions in this Section 6, in any Insolvency Proceeding, if any Priority Secured Creditor (or any subset thereof) is granted adequate protection in respect of its interests in its Priority Collateral (a “Senior Adequate Protection Lien”) in the form of a replacement Lien, the Junior Secured Creditors may seek (and the Priority Secured Creditors may not oppose) adequate protection of the interests of the Junior Secured Creditors in such Priority Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens (other than Liens (including Senior Adequate Protection Liens) on Collateral that, as to such Junior Secured Creditor, is its Priority Collateral, in which the Liens of the Junior Secured Creditor shall remain senior) securing the Priority Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the Priority Secured Creditors and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens of the Junior Secured Creditor on the Priority Secured Creditor’s Priority Collateral securing the Junior Obligations are so subordinated under this Agreement (provided that any failure of the Term Loan Creditors or Revolving Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Term Loan Creditors or Revolving Creditors pursuant to Section 6.1) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the Priority Secured Creditors on account of any of the Priority Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of its cash collateral (e.g. Revolver Cash Collateral or Term Loan Cash Collateral, as applicable); provided that the inability of the Junior Secured Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 6.2. Each Secured Creditor agrees that it shall not seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Collateral which do not constitute its Priority Collateral (except as may be consented to in writing by the applicable Priority Secured Creditor in its sole and absolute discretion).

6.3           Sale of Collateral; Waivers.  (a) In any Insolvency Proceeding, the Junior Secured Creditors agree that they will not object to or oppose and will be deemed to have consented to a

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Disposition of any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral, free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Priority Secured Creditors with respect to such Collateral have consented to such Disposition.  No Junior Secured Creditor shall initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever including, without limitation, (i) challenging the enforceability, validity, priority (on terms inconsistent with this Agreement) or perfected status of any Liens on any Collateral securing the Priority Obligations of the Priority Secured Creditors under the applicable Obligation Documents, (ii) asserting any claims which the Company or any other Obligor may hold with respect to the Priority Secured Creditors, or (iii) determination of any other Secured Creditor in respect of any Priority Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise.  No Secured Creditor will assert a claim that challenges the perfection or validity of a Lien or Obligations of another Secured Creditor that is based on allegations (x) of fraudulent conveyance, unlawful payment of distributions to equity holders or other like allegations, or (y) that could be asserted with comparable merit against Liens, interests or rights of the Person asserting the claim.

(b)           Notwithstanding any other provision in this Agreement, any Secured Creditor may credit bid for any assets that are subject to any Disposition in any Insolvency Proceeding in accordance with Section 363(k) of the Bankruptcy Code; provided, that (i) unless, prior to or in connection with a successful credit bid, the Revolving Credit Obligations are Paid In Full, no Term Loan Creditor may credit bid on any Revolving Credit Priority Collateral and (ii) unless, prior to or in connection with a successful credit bid, the Term Loan Obligations are Paid In Full, no Revolving Creditor may credit bid on any Term Loan Priority Collateral.

6.4           Invalidated Payments.  To the extent that any Secured Creditor receives payments on its Priority Obligations or Proceeds of Priority Collateral for application to its Priority Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Priority Claim Avoidance”), then to the extent of such payment or Proceeds received, such Priority Obligations, or part thereof, intended to be satisfied by such payment or Proceeds shall be revived and continue in full force and effect as if such payments or Proceeds had not been received by such Priority Secured Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such Priority Claim Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Priority Secured Creditors and the Junior Secured Creditors provided for herein with respect to any event occurring on or after the date of such Priority Claim Avoidance.  The Junior Secured Creditors further agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with Section 2.11.

6.5           Payments.  Nothing in this Agreement prohibits or limits the right of a Junior Secured Creditor to receive and retain any debt or equity securities that are issued by a reorganized debtor in respect of its Lien in its Non-Priority Collateral pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that any debt securities received by a Junior Secured Creditor to the extent on account of its Junior Obligations in respect of its Non-Priority Collateral that constitutes a “secured claim” within the meaning of Section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to the Priority Secured Creditor for application in accordance with Section 2.5, unless such distribution is (x) made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of Priority Secured

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Creditors or (y) is of debt securities that (A) are secured by a Lien on assets of the reorganized debtor which assets are, as to such Junior Secured Creditor in its capacity as Priority Secured Creditor hereunder, of the same character as its Priority Collateral hereunder, and (B) if secured by assets that are of the same character as its Non-Priority Collateral hereunder, such assets referred to in this clause (B) also secure debt securities distributed to the Priority Secured Creditor in respect of its Lien on such Collateral that is its Priority Collateral, and such Lien of the Junior Secured Creditor referred to in this clause (B) is junior in priority to the Lien of the Priority Secured Creditor in such assets to the same extent as the Lien on its Non-Priority Collateral is junior to the Lien thereon of the Priority Secured Creditor as provided herein, and in such case the provisions of the next sentence shall govern.  If, in an Insolvency Proceeding, debt securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Priority Secured Creditors’ Liens in their Priority Collateral and on account of Junior Secured Creditors’ Liens in such Collateral, then, to the extent the debt securities distributed on account of the Priority Secured Creditors’ Liens in their Priority Collateral and on account of the Junior Secured Creditors’ Liens in such Collateral are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt securities pursuant to such plan and will apply with like effect to the Liens securing such debt securities.

In the event of any Insolvency Proceeding, except as otherwise provided above, all Proceeds of Priority Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Obligations as to such Priority Collateral) shall be paid or delivered directly to Priority Secured Creditor (to be held and/or applied by the Priority Secured Creditor in accordance with the terms of the applicable Obligation Documents) until all Priority Obligations are Paid In Full before any of the same shall be made to one or more of the Junior Secured Creditors on account of any Junior Obligations, and each Junior Secured Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of its Junior Obligations to the Priority Secured Creditor.  Each Junior Secured Creditor also irrevocably authorizes and empowers the Priority Secured Creditors, in the name of each Junior Secured Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Junior Obligations to which the Priority Secured Creditors are entitled hereunder.

6.6           Separate Grants of Security and Separate Classification.  Each Secured Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Term Credit Documents and the Revolving Credit Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Revolving Credit Secured Claims are fundamentally different from the Term Loan Secured Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  No Term Loan Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Revolving Creditors or shall oppose any pleading or motion for the Revolving Creditors and the Term Loan Creditors to be treated as separate classes of creditors.  No Revolving Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Term Loan Creditors or shall oppose any pleading or motion for the Revolving Creditors and the Term Loan Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the Revolving Credit Secured Claims and the Term Loan Secured Claims in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims), then the Secured Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of secured claims against the Company and the other Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Priority Collateral exceeds the amount of the Priority Obligations, the Priority Secured Creditors as to such Priority Collateral shall be entitled to receive to the extent of such excess, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in

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respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution from such Priority Collateral is made in respect of any of the claims held by the Junior Secured Creditors as to such Collateral.

6.7           Rights as Unsecured Lenders.  In any Insolvency Proceeding, to the extent not prohibited by this Agreement, each Secured Creditor may take any action, file any pleading, appear in any proceeding and exercise rights and remedies that could be taken by any unsecured creditor, in its capacity as such.

6.8           Relief From the Automatic Stay.  Until the Priority Obligations have been Paid in Full, the Junior Secured Creditor agrees that it shall not, without the prior written consent of the Priority Secured Creditor, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Priority Collateral or any Proceeds thereof; provided, that, in the event the Priority Secured Creditor seeks or requests relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of its Priority Collateral, the Priority Secured Creditor agrees (x) to provide at least 5 days prior written notice to the Junior Secured Creditor of such request and (y) that the Junior Secured Creditor may seek or request similar relief to that sought by the Priority Secured Creditor, so that the Junior Secured Creditor may seek to exercise its rights and remedies under the Junior Documents and against such Collateral and Proceeds thereof subject to the provisions of this Agreement.

6.9           Effect of Agreement in Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to any trustee for such Obligor and such Obligor as a debtor-in-possession.  The relative rights of the Term Loan Creditors and the Revolving Creditors in respect of any Collateral or Proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing.  This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 7.       Representations and Warranties.

The Revolving Credit Agent and the Term Loan Agent each represent and warrant to the other parties hereto that it is authorized under the Revolving Credit Agreement and the Term Loan Credit Agreement, as the case may be, to enter into this Agreement.

Section 8.       Miscellaneous.

8.1           Termination.  Subject to Section 6.4 and subject to Section 3.8(b), this Agreement shall terminate and be of no further force and effect upon the first to occur of the Payment in Full of (a) the Term Loan Obligations or (b) the Revolving Credit Obligations.

8.2           Successors and Assigns; No Third Party Beneficiaries.

(a)           This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns.  No other Person shall have or be entitled to assert rights or benefits hereunder.

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(b)           Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c)           In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Obligation Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

8.3           Notices.  All notices and other communications provided for hereunder shall be in writing and shall be sent by registered mail, return receipt requested, sent by overnight courier, telecopied or sent by PDF or other readable electronic means, delivered, as follows:

(a)           if to the Term Loan Agent, to it at the following address:

CC Holdings Agency Corp.

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Attn: Josh Olshanksy

Re:  Coldwater Creek

Fax: 415-983-2828

Email: jolshansky@goldengatecap.com

With a copy to:

CC Holdings Agency Corp.One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Attn: Josh Cohen

Re:  Coldwater Creek

Fax: 415-983-2884

Email: jcohen@goldengatecap.com

with a copy to:

Kirkland & Ellis LLP

333 S. Hope St.

Los Angeles, CA 90071

Attn:  David Nemecek

Re:  Coldwater Creek

Fax:  213-808-8107

Email: david.nemecek@kirkland.com

(b)           if to the Revolving Agent, to it at the following address:

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Wells Fargo Bank, National Association

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention:  Michele L. Ayou

Re: Coldwater Creek

Fax: 617-523-4029

E-mail:  michele.l.ayou@wellsfargo.com

with a copy to:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attention: Jason S. DelMonico

Re: Coldwater Creek

Fax: 617-880-3456

E-mail: jdelmonico@riemerlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 8.3.  All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied or sent by other electronic means, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

8.4           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A signed counterpart (or signature page) of this Agreement delivered by facsimile, PDF or other electronic means shall be effective for all purposes as a manually signed original thereof whether or not an original executed counterpart thereof is delivered, and each party hereto shall promptly on request by any other party hereto deliver a manually signed original executed counterpart to each such requesting party.

8.5           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

8.6           MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE

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ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

8.7           Amendments.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by the Term Loan Agent and Revolving Agent.  In no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement, unless such amendment or modification (i) adds or increases any obligation of an Obligor (which, for the avoidance of doubt, includes any amendments to the definition of “Revolving Credit Priority Collateral” or “Term Loan Priority Collateral” that would increase the amount of any mandatory prepayment of Revolving Credit Obligations required under the Revolving Credit Documents or Term Loan Obligations under the Term Loan Documents, as applicable), (ii) amends or modifies Section 4.1 or the definition of “Revolving Credit Refinancing Conditions”, (iii) amends or modifies the first sentence of Section 4.2 or the definition of “Term Loan Refinancing Conditions” (it being understood, however, that the limitations set forth in clauses (i), (ii) and (iii) shall not limit the rights of the Revolving Agent and the Term Loan Agent to agree to any amendments or modifications of such provisions that are effective solely as between themselves so long as in the case of clauses (ii) and (iii), such amendments or modifications do not apply to any future Revolving Agent or Term Loan Agent that, in connection with a Refinancing in full of the Revolving Credit Obligations or Term Loan Obligations, as applicable, executes an Intercreditor Agreement Joinder or otherwise executes an intercreditor agreement in each case, in accordance with the provisions of clause (iv) of the definition of “Revolving Credit Refinancing Conditions” or clause (v) of the definition of “Term Loan Refinancing Conditions”) or (iv) amends or modifies Section 8.20 of this Agreement.

8.8           No Waiver.  No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

8.9           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

8.10         Further Assurances.  Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

8.11         Headings.  The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

8.12         Credit Analysis.  The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations.  No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances.  No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to:  (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the

43

Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

8.13         Waiver of Claims.  To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Obligation Documents or any transaction relating to the Collateral in accordance with this Agreement.  None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to any Collateral or any part thereof.

8.14         Conflicts.  Subject to Section 8.7, in the event of any conflict between the provisions of this Agreement and the provisions of the Obligation Documents, the provisions of this Agreement shall govern.

8.15         Specific Performance.  Each of the Term Loan Agent and the Revolving Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

8.16         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors.  None of the Obligors or any other creditor thereof shall have any rights hereunder (except to the extent set forth in Section 8.7), and none of the Obligors may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Obligors under the Obligations Documents.

8.17         Lien Priority Provisions; Subrogation.  This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the Term Loan Agent, the Term Loan Creditors and the Revolving Agent and the Revolving Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder.  Each Junior Secured Creditor hereby agrees that until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Agent, or the Revolving Credit Termination Date, if the Junior Secured Creditor is the Term Loan Agent, it will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder.  Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms.

8.18         Entire Agreement.  This Agreement and the Obligation Documents embody the entire agreement of the Obligors, the Term Loan Agent, the Term Loan Creditors, the Revolving Agent and the Revolving Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the Term Loan Agent, the Term Loan Creditors, the Revolving Agent and the Revolving Creditors relating to the subject matter hereof.

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8.19         Obligations Unconditional.  All rights, interests, agreements and obligations hereunder of the Priority Secured Parties in respect of any Collateral and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)           any lack of validity or enforceability of any Priority Document or any Junior Document and regardless of whether the Liens of the Priority Secured Creditor are not perfected or are voidable for any reason;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification (including any increase in the amount thereof), whether by course or conduct or otherwise, of the terms of any Priority Document or any Junior Document to the extent not inconsistent with the provisions hereof;

(c)           any lack of perfection of any Lien on any Collateral or except as expressly provided herein, any exchange or release of Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senor Obligations or Junior Obligations or any guarantee thereof; or

(d)           the commencement of any Insolvency Proceeding in respect of any Obligor.

8.20         Reports.  By signing this Agreement, the Term Loan Agent is deemed to have requested that the Administrative Agent furnish the Term Loan Agent, promptly after they become available, copies of all commercial finance examinations and appraisals of the Collateral, in each case, conducted or received by the Revolving Agent (collectively, the “Reports”), and the Revolving Agent agrees to do so, in each case subject to and in reliance upon, the following:

(a)           the Term Loan Agent hereby expressly agrees and acknowledges (i) that the Revolving Agent’s provision of the Reports to the Term Loan Agent does not constitute an agreement by the Revolving Agent that the Term Loan Agent is entitled to rely upon the Reports, (ii) that the Revolving Agent makes no representation or warranty as to the accuracy of the Reports, and (iii) that the Revolving Agent shall not be liable for any information contained in any Report;

(b)           the Term Loan Agent hereby expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Revolving Agent or any other party performing any audit or examination will inspect only specific information regarding any of the Obligors and that the Revolving Agent will rely significantly upon the Obligors’ books and records, as well as on representations of the Obligors’ personnel;

(c)           the Term Loan Agent hereby expressly agrees to keep all Reports confidential and not disclose the Reports or any of the information contained therein to any other Person without the prior written consent of the Revolving Agent, except that Reports may be disclosed (i) to its Affiliates, the other Credit Parties, and to its, its Affiliates’ and the other Credit Parties’respective partners, directors, officers, employees, agents, funding sources, accountants, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Reports and instructed to keep such Rports confidential on the same terms as provided herein), (ii) as may be required by regulatory authorities or by any governmental authority pursuant to any subpoena or other legal process, in each case, so long as such authorities are informed of the confidential nature of such information, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by the Revolving Agent, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Term Loan Agent or any person to whom such information was provided by the Term

45

Loan Agent pursuant to this clause (c)), (vi) in connection with any proposed assignment or participation of the Term Loan Agent’s or any other Credit Party’s interest in the Term Loan Obligations, provided that any such proposed assignee or participant shall have agreed to receive such information subject to the terms of this clause (c), (vii) in connection with any dispute directly related to the existence of an “Event of Default” under the Term Credit Documents, which “Event of Default” is disputed by the Obligors and which “Event of Default” is evidenced by any such Reports (it being understood that Term Loan Agent may only share the portion of any such Report which evidences the disputed “Event of Default”) and (viii) in connection with any litigation or other adverse proceeding involving parties to the Term Credit Documents;

(d)          without modifying any other indemnification provision contained in this Agreement, the Term Loan Agent hereby agrees: (i) to hold the Revolving Agent harmless from any action the Term Loan Agent may take or conclusion the Term Loan Agent may reach or draw from any Report in connection with any extension of credit that the Term Loan Agent has made or may make to any of the Obligors; and (ii) to pay and protect, and indemnify, defend, and hold the Revolving Agent harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney costs) incurred by the Revolving Agent as the result of any third parties who might obtain all or part of any Report from the Term Loan Agent; and

(e)           the Obligors shall be express third party beneficiaries of the Revolving Agent’s agreement to provide the Reports to the Term Loan Agent pursuant to (and subject to the limitations set forth in) this Section 8.20.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CC HOLDINGS AGENCY CORP., as Term Loan Agent

By:
Name:
Title:

WELLS FARGO BANK NATIONAL ASSOCIATION, as Revolving Agent

By:
Name:
Title:

47

Acknowledgment to Intercreditor Agreement

Each of the undersigned hereby acknowledge and consent to the foregoing terms and provisions.

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

Acknowledgment to Intercreditor Agreement

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

C SQUARED LLC,
a Delaware limited liability company

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation,

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation

By:
Name:
Title:

INTERCREDITOR AGREEMENT

COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

CWC SOURCING LLC,
an Idaho limited liability company

By:
Name:
Title:

CWC REWARDS INC.,
an Arizona corporation

By:
Name:
Title:

INTERCREDITOR AGREEMENT

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER

Reference is made to Intercreditor Agreement (the “Intercreditor Agreement”) dated as of July 9, 2012 (the “Closing Date”) between Revolving Agent and the Term Loan Agent (each as defined therein), and acknowledged, and consented to, by Coldwater Creek U.S. Inc. and each of the parties listed on the Acknowledgement to Intercreditor Agreement attached thereto.

In connection with the Refinancing of the [Revolving Credit Obligations][Term Loan Obligations] on [   ], 20[  ], the undersigned,                                           , a                                             , hereby agrees to become a party to the Intercreditor Agreement as the new [Revolving Agent] [Term Loan Agent], for all purposes thereof and on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement on the Closing Date.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Intercreditor Agreement.

The undersigned, on behalf of itself and the holders it acts as an agent for, agrees to be bound by the terms of the Intercreditor Agreement applicable to them.

The undersigned represents and warrants to [      ](1) (the “Continuing Agent”) that it is authorized under the new [Revolving Credit Documents] [Term Credit Documents] to enter into this Intercreditor Joinder Agreement.

The provisions of Section 8 of the Intercreditor Agreement shall apply with like effect to this Intercreditor Agreement Joinder.

The effectiveness of this Intercreditor Agreement Joinder is conditioned upon the delivery of a New Debt Notice to the Continuing Agent in the form attached hereto as Exhibit 1.

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be executed by its respective officer or representative as of                     , 20    .

[ ]

By:
Name:
Title:

(1)  Insert agent’s name that was not subject to the Refinancing

INTERCREDITOR AGREEMENT

Exhibit 1 to Intercreditor Agreement Joinder

New Debt Notice

In connection with the delivery of the Intercreditor Agreement Joinder to the Intercreditor Agreement dated as of July 9, 2012 (the “Intercreditor Agreement”) among Revolving Agent and the Term Loan Agent (each as defined therein), and acknowledged, and consented to, by Coldwater Creek U.S. Inc. and each of the parties listed on the Acknowledgement to Intercreditor Agreement attached thereto, the Obligors have entered into new [Revolving Credit Documents] [Term Credit Documents].

Enclosed is a complete copy of the relevant new [Revolving Credit Documents] [Term Credit Documents].  The New Agent is                     , a                 .

Date:

COLDWATER CREEK U.S. INC.

By:
Name:
Title:

INTERCREDITOR AGREEMENT

GUARANTY

GUARANTY (this “Guaranty”), dated as of July 9, 2012, by each of the Persons listed on Schedule I hereto and those additional Persons that hereafter become parties hereto by executing the Form of Joinder attached hereto as Annex 1 (each such Person, individually, a “Guarantor” and, collectively, jointly and severally, the “Guarantors”) in favor of (a) CC HOLDINGS AGENCY CORP., a Delaware corporation, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with the Administrative Agent, collectively, the “Agents”), for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below) and (b) the other Credit Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) Coldwater Creek U.S. Inc., a Delaware corporation (the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) the Administrative Agent and the Collateral Agent, pursuant to which the Lenders have agreed to make the Loan on the Closing Date to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Loan Agreement and from the making of the Loan on the Closing Date by the Lenders.

WHEREAS, the obligations of the Lenders to make the Loan on the Closing Date is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty.  As consideration therefor, and in order to induce the Lenders to make the Loan on the Closing Date, the Guarantors are willing to execute this Guaranty.

Accordingly, the parties hereto agree as follows:

SECTION 1.                                Guaranty.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by each of the Loan Parties of all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which shall become due but for the operation of the Debtor Relief Laws.  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.  If any or all of the Obligations becomes due

1

and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to the Administrative Agent, for the benefit of the Credit Parties, together with any and all expenses that may be incurred by the Administrative Agent or any other Credit Party in demanding, enforcing, or collecting any of the Guaranteed Obligations (including the enforcement of any collateral for such Obligations or any collateral for the obligations of the Guarantors under this Guaranty).  If claim is ever made upon any Agent or any other Credit Party for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Obligations and any Agent or any other Credit Party repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Loan Party, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

SECTION 2.                                Guaranteed Obligations Not Affected.  To the fullest extent permitted by applicable Law, each Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind.  The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Obligations, whether executed by any other Guarantor or by any other Person.  To the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be affected by or impaired by (a) the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Loan Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty, or of any other Loan Document or any other agreement, with respect to any Loan Party or with respect to the Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Credit Party, (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party or any proceeding under any Debtor Relief Law by or against any Loan Party, (e) any direction as to application of payment by any Loan Party or by any other Person, (f) any payment on, or in reduction of, any such other guaranty or undertaking, (g) any dissolution, termination, or increase, decrease, or change in personnel by any Loan Party, (h) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor or (i) any payment made to the Administrative Agent or any other Credit party on account of the Obligations which the Administrative Agent or such other Credit Party repays to any Loan Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other proceeding under any Debtor Relief Law (or any settlement or compromise

2

of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

SECTION 3.                                Security.  Each Guarantor hereby acknowledges and agrees that the Collateral Agent and each of the other Credit Parties may (a) take and hold security for the payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine, and (c) release or substitute any one or more endorsees, Borrowers, other Loan Parties or other obligors, in each case without affecting or impairing in any way the liability of any Guarantor hereunder.

SECTION 4.                                Guaranty of Payment.  Each Guarantor further agrees that this Guaranty constitutes a guarantee of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Collateral Agent or any other Credit Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other Guarantor of all or part of the Guaranteed Obligations.  Any payment required to be made by any Guarantor hereunder may be required by any Agent or any other Credit Party on any number of occasions and shall be payable to the Administrative Agent, for the benefit of the Agents and the other Credit Parties, in the manner provided in the Loan Agreement.  The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or any other Loan party or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Loan Party or any other Person and whether or not any other Guarantor or Loan Party or any other Person be joined in any such action or actions.  Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.  Any payment by any Loan Party or other circumstance which operates to toll any statute of limitations as to any Loan Party shall operate to toll the statute of limitations as to each of the Guarantors.

SECTION 5.                                Indemnification.

(a)                                  Without limiting or duplicating any of their indemnification obligations under the Loan Agreement or the other Loan Documents, each of the Guarantors shall jointly and severally indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement payments, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred, suffered, sustained or required to be paid by any Indemnitee or asserted against any Indemnitee by any third party or by any Guarantor arising out of, in connection with, or as a result of, (i) the execution or delivery of this Guaranty, the Loan Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or

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thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their Related Parties only, the administration of this Guaranty, the Loan Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor, or any of the Guarantors’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly and actually from the gross negligence or willful misconduct of such Indemnitee.  In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel.

(b)                                 To the fullest extent permitted by applicable Law, the Guarantors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, the Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby.  No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Guaranty, the Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c)                                  The agreements in this Section 5 shall survive the resignation of any Agent and the repayment, satisfaction or discharge of all the other Guaranteed Obligations.

SECTION 6.                                No Discharge or Diminishment of Guaranty.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than upon the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted)), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Loan Agreement, any other Loan

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Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 7.                                Defenses of Loan Parties Waived.  To the fullest extent permitted by applicable Law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  Each Guarantor hereby acknowledges that the Agents and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of each such Guarantor hereunder except to the extent that the Guaranteed Obligations have been indefeasibly paid in full in cash.  Pursuant to, and to the extent permitted by, applicable Law, each Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement, indemnity, contribution or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security.  Each Guarantor agrees that it shall not assert any claim in competition with any Agent or any other Credit Party in respect of any payment made hereunder in connection with any proceedings under any Debtor Relief Laws.

SECTION 8.                                Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Credit Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Guarantor of any sums to any Agent or any other Credit Party as provided above, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations.  In addition, any indebtedness of any Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full of all of the Guaranteed Obligations.  Notwithstanding the foregoing, prior to the occurrence of an Event of Default, any Borrower or any other Loan Party may make payments to any Guarantor on account of any such indebtedness.  After the occurrence and during the continuance of an Event of Default, none of the Guarantors will demand, sue for, or otherwise attempt to collect any such indebtedness until all of the

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Guaranteed Obligations have been indefeasibly paid in full in cash.  If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

SECTION 9.                                Limitation on Guaranty of Guaranteed Obligations.  In any action or proceeding with respect to any Guarantor involving any state corporate law, the Debtor Relief Laws or any other state or federal bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally, if the obligations of such Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party, any Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.                          Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Credit Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.  The Guarantors have reviewed and approved copies of the Loan Documents and are fully informed of the remedies the Collateral Agent may pursue, with or without notice to the Guarantors.

SECTION 11.                          Termination.  This Guaranty (a) shall terminate when all of the Guaranteed Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted) and (b) shall continue to be effective or be immediately and automatically reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Credit Party or any Guarantor in connection with Debtor Relief Laws or otherwise.

SECTION 12.                          Costs of Enforcement.  Without limiting or duplicating any of their obligations under the Loan Agreement or the other Loan Documents, the Guarantors, jointly and severally, agree to pay on demand all Credit Party Expenses in connection with (i) the administration, negotiation, documentation or amendment of this Guaranty, and (ii) any Agent’s or any other Credit Party’s efforts to collect and/or to enforce any of the Guaranteed Obligations of any Guarantor hereunder and/or to enforce any of the rights, remedies, or powers of any Agent or any other Credit Party against or in respect of any Guarantor (whether or not suit is instituted by or against any Agent or any other Credit Party).

SECTION 13.                          Binding Effect; Assignments.  Whenever in this Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party,

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and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Guaranty shall bind and inure to the benefit of each of the Guarantors and its respective successors and assigns.  This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Agent and the other Credit Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be absolutely void ab initio), except as expressly permitted by this Guaranty or the Loan Agreement.  This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 14.                          Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Agents hereunder and under applicable Law (herein, the “Agents’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have.  No delay or omission by the Agents in exercising or enforcing any of the Agents’ Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Agents of any Event of Default or default under any other agreement shall operate as a waiver of any other Event of Default or default hereunder or under any other agreement.  No single or partial exercise of any of the Agents’ Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agents and any Person, at any time, shall preclude the other or further exercise of the Agents’ Rights and Remedies.  No waiver by the Agents of any of the Agents’ Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Agents’ Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents’ Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations.  No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b)                                 Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

SECTION 15.                          Copies and Facsimiles.  This instrument and all documents which have been or may be hereinafter furnished by any Guarantor to any of the Agents may be reproduced by such Agent by any photographic, microfilm, xerographic, digital imaging, or other process.

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Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile or other electronic method of transmission which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile or such other electronic method of transmission had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16.                          Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 17.                          Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement, provided that communications and notices to the Guarantors may be delivered to the Lead Borrower on behalf of the Guarantors.

SECTION 18.                          Survival of Agreement; Severability.

(a)                                  All covenants, agreements, indemnities, representations and warranties made by the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty, the Loan Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the other Credit Parties and shall survive the execution and delivery of this Guaranty, the Loan Agreement and the other Loan Documents and the making of any Loans by the Lenders, regardless of any investigation made by any Agent or any other Credit Party or on their behalf and notwithstanding that any Agent or other Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until all of the Guaranteed Obligations have been indefeasibly paid in full in cash.  The provisions of Section 5 and Section 11 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations or the termination of this Guaranty or any provision hereof.

(b)                                 Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19.                          Counterparts.  This Guaranty may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile

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transmission or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 20.                          Rules of Interpretation.  The rules of interpretation specified in Section 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Guaranty.

SECTION 21.                          Jurisdiction; Waiver of Venue; Consent to Service of Process.

(a)                                  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C)                                EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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SECTION 22.         Waiver of Jury Trial.  EACH GUARANTOR, EACH AGENT, AND EACH CREDIT PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GUARANTOR, EACH AGENT, AND EACH CREDIT PARTY (BY ITS ACCEPTANCE HEREOF) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO (OR ACCEPT) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

SECTION 23.         Right of Setoff.  If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Credit Party and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Credit Party or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be unmatured or are owed to a branch or office of such Credit Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Credit Party and its respective Affiliates under this Section 23 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party or its respective Affiliates may have.  Each Credit Party agrees to notify the Guarantors and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 24.         New Subsidiaries.  Pursuant to Section 6.12 of the Loan Agreement, certain Subsidiaries (whether by acquisition or creation) of any Loan Party are required to enter into this Guaranty by executing and delivering in favor of the Agents a joinder to this Guaranty in substantially the form of Annex 1.  Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any agreement or instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect, and shall be joint and several with each other Guarantor

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hereunder, notwithstanding the addition of any new Guarantor hereunder, as though such new Guarantor had originally been named a Guarantor hereunder on the date of this Guaranty.

SECTION 25.         No Third Party Beneficiary.  This Guaranty is solely for the benefit of each Credit Party, and each of their successors and assigns and may not be relied on by any other Person.

SECTION 26.         Cumulative Remedies.  No remedy under this Guaranty, under the Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by Law.

SECTION 27.         Payments; Application.  All payments to be made hereunder by any Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

SECTION 28.         Collateral Agent, Administrative Agent or Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent”, “Administrative Agent” or “Agents” shall be a reference to the Collateral Agent, Administrative Agent or Agents, respectively, in each case, for the benefit of itself and each other Credit Party.

SECTION 29.         Merger; Integration.  THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

SECTION 30.         Headings.  Section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

SECTION 31.         Construction.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed against any Credit Party or any Guarantor, whether under any rule of construction or otherwise.  This Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

SECTION 32.         Incorporation by Reference.  All of the annexes attached to this Guaranty shall be deemed incorporated herein by reference.

SECTION 33.         Waivers.

(a)           Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require any Agent or any other Credit Party to (i) proceed against any other Loan Party or any other Person, (ii) proceed against or exhaust any

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security held from any other Loan Party or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Loan Party, any other Person, or any collateral, or (iv) pursue any other remedy in any Credit Party’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of any Guarantor or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Loan Party or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party other than payment of the Obligations to the extent of such payment.  The Agents may, at their election or at the election of the Required Lenders, foreclose upon any Collateral held by the Agents in accordance with the terms of the Loan Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement and/or the other Loan Documents or may exercise any other right or remedy any Agent or any other Credit Party may have against any Loan Party or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

(b)           Each of the Guarantors hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Estate located in California, Idaho or any other “one-action” rule jurisdiction, Guarantors shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Estate by trustee sale or any other reason impairing such Guarantor’s right to proceed against any Loan Party.  In accordance with Section 2856 of the California Code of Civil Procedure or any similar Laws of any other applicable jurisdiction, each of the Guarantors hereby waives until such time as the Guaranteed Obligations have been indefeasibly paid in full in cash:

(i)            all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantors by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Code of Civil Procedure or any similar Laws of any other applicable jurisdiction;

(ii)           all rights and defenses that the Guarantors may have because the Guaranteed Obligations are secured by Real Estate located in California, Idaho or any other “one-action” rule jurisdiction, meaning, among other things, that:  (A) the Agents and the other Credit Parties may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by any Borrower or any other Loan Party, and (B) if any Agent, on behalf of the Credit Parties, forecloses on any Real Estate collateral pledged by any Borrower or any other Guarantor, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Credit Parties may collect from the Guarantors even if, by foreclosing on the Real Estate collateral, the Agents or the other Credit Parties have destroyed or impaired any right the Guarantors may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Guaranteed Obligations are secured by Real Estate (including, without limitation, any rights or defenses based upon Sections 580a, 580d, or 726 of the

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California Code of Civil Procedure, Sections 6-101, 6-108, 45-1503, 45-1505(4) or 45-1512 of the Idaho Code or any similar Laws of any other applicable jurisdiction); and

(iii)          all rights and defenses arising out of an election of remedies by the Agents and the other Credit Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantors’ rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar Laws of any other applicable jurisdiction or otherwise.

(c)           Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

[signature pages follow]

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IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty as of the day and year first above written.

Guarantors:

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

C SQUARED LLC,
a Delaware limited liability company

By:
Name:
Title:

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation

By:
Name:
Title:

CWC WORLDWIDE SERVICES INC.,
an Idaho corporation

By:
Name:
Title:

Signature Page to Guaranty

COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

CWC SOURCING LLC,
an Idaho limited liability company

By:
Name:
Title:

CWC REWARDS INC.,
an Arizona corporation

By:
Name:
Title:

Signature Page to Guaranty

SCHEDULE I

Guarantors

1.             Coldwater Creek Inc., a Delaware corporation

2.             C Squared LLC, a Delaware limited liability company

3.             Aspenwood Advertising, Inc., a Delaware corporation

4.             CWC Worldwide Services Inc., an Idaho corporation

5.             Coldwater Creek Sourcing Inc., an Idaho corporation

6.             CWC Sourcing LLC, an Idaho limited liability company

7.             CWC Rewards Inc., an Arizona corporation

ANNEX 1 TO GUARANTY
FORM OF JOINDER

Joinder No.       (this “Joinder”), dated as of                       , to the Guaranty, dated as of July 9, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Guarantors” and each, individually, a “Guarantor”) in favor of (a) CC Holdings Agency Corp., a Delaware corporation, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below) and (b) the other Credit Parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) Coldwater Creek U.S. Inc., a Delaware corporation (the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) the Administrative Agent and the Collateral Agent, the Lenders have agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof.

WHEREAS, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Guaranty, or if not defined therein, in the Loan Agreement.

WHEREAS, Guarantors have entered into the Guaranty in order to induce the Lender Group to make certain financial accommodations to Borrower.

WHEREAS, pursuant to Section 6.12 of the Loan Agreement and Section 24 of the Guaranty, certain Subsidiaries of the Loan Parties, must execute and deliver certain Loan Documents, including the Guaranty, and the joinder to the Guaranty by the undersigned new Guarantor or Guarantors (collectively, the “New Guarantors”) may be accomplished by the execution of this Joinder in favor of the Agents, for the benefit of the Credit Parties; and

WHEREAS, each New Guarantor (a) is [an Affiliate] [a Subsidiary] of one or more of the Borrowers and, as such, will benefit by virtue of the financial accommodations extended to such Borrowers by the Lenders and (b) by becoming a Loan Party will benefit from certain rights granted to the Loan Parties pursuant to the terms of the Loan Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Guarantor hereby agrees as follows:

2.             In accordance with Section 24 of the Guaranty, each New Guarantor, by its signature below, becomes a “Guarantor” under the Guaranty with the same force and effect

1

as if originally named therein as a “Guarantor” and each New Guarantor hereby (a) agrees to all of the terms and provisions of the Guaranty applicable to it as a “Guarantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Guarantor” thereunder are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof).  In furtherance of the foregoing, each New Guarantor, jointly and severally with each other Guarantor, hereby irrevocably and unconditionally guaranties to the Agents, for the benefit of the Credit Parties, as and for its own debt, until the final payment in full thereof, in cash, has been made, (a) the due and punctual payment of the Guaranteed Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each New Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrowers of all of the agreements, conditions, covenants, and obligations of the Borrowers contained in the Loan Agreement and each of the other Loan Documents.

3.             Each New Guarantor represents and warrants to the Agents and the other Credit Parties that this Joinder has been duly executed and delivered by such New Guarantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.             This Joinder is a Loan Document.  This Joinder may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Joinder by facsimile transmission or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

5.             The Guaranty, as supplemented hereby, shall remain in full force and effect.

6.             AGREEMENTS WITH RESPECT TO GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE GUARANTY AND SHALL BE GOVERNED BY THE PROVISIONS IN THE GUARANTY.

[signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Guaranty to be executed and delivered as of the day and year first above written.

NEW GUARANTORS:	[NAME OF NEW GUARANTOR]

By:
Name:
Title:

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Signature Page to Joinder to Guaranty

HAZARDOUS MATERIALS

INDEMNIFICATION AGREEMENT

This HAZARDOUS MATERIALS INDEMNIFICATION AGREEMENT (the “Indemnity”) is made as of July 9, 2012 by COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation (“Borrower” or “Indemnitor”), for the benefit of CC HOLDINGS AGENCY CORP., a Delaware corporation (“CC Holdings”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for its own benefit and the benefit of the other Credit Parties (as such term is defined in the Loan Agreement referred to below).

All capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such terms in the Loan Agreement described below.

WITNESSETH:

WHEREAS, Borrower is the owner of certain real property and the buildings and improvements thereon, together with related rights as further described herein; and

WHEREAS, Borrower has entered into or are about to enter into financing arrangements pursuant to which the Lenders may make loans and advances and provide other financial accommodations to Borrower and certain other borrowers as set forth in the Term Loan Agreement, dated of even date herewith, by and among Borrower, the other borrowers identified therein, the guarantors identified therein, the Agent, CC Holdings, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and the lenders from time to time party thereto (“Lenders”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Loan Documents (as that term is defined in the Loan Agreement, “Loan Documents”); and

WHEREAS, Borrower intends to secure all of its existing and future indebtedness and other obligations pursuant to the Loan Agreement, including, without limitation, all Obligations (as that term is defined in the Loan Agreement, “Obligations”) of the Loan Parties under the Loan Documents, by delivering to Agent a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (“Deed of Trust”), of even date herewith, which Deed of Trust will be filed in the real estate records of the County of Bonner, Idaho, with respect to real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, the execution of this Indemnity is a condition of Lenders’ willingness to make any Loan to Indemnitor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             The preambles hereto are incorporated herein by this reference thereto.

2.             Indemnitor hereby agrees, unconditionally, absolutely and irrevocably, to indemnify, defend (with counsel acceptable to Agent and at Indemnitor’s sole cost and expense) and hold harmless Agent, Administrative Agent, the Lenders, and their successors and assigns, and their respective officers, directors, employees, shareholders, agents and affiliates (collectively, the “Lender Indemnified Parties” and individually each a “Lender Indemnified Party”), against and in respect of:

(a)           any loss, liability, cost, injury, expense or damage of any and every kind whatsoever (including, without limitation, court costs and reasonable attorneys’ fees and expenses) which at any time or from time to time may be suffered or incurred by Agent, Administrative Agent, any Lender, or any other Lender Indemnified Party in connection with (x) the breach of any representation and warranties in any Deed of Trust and/or any other Loan Document pertaining to any “Hazardous Materials” (as that term is defined below) and other environmental matters or (y) in connection with any inquiry, charge, claim, cause of action, demand or lien made or arising in connection with, with respect to, or as a result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission of, or release from, the Property into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the “Environmental Law” (as hereinafter defined), whether now known or unknown, including without limitation:

(i) any costs, fees or expenses incurred in connection with the removal, encapsulation or other treatment of Hazardous Material from or on the Property to the extent required by Environmental Laws;

(ii) any loss or damage resulting from a loss of priority of the Deed of Trust due to the imposition of a lien against the Property pursuant to the Environmental Laws;

(iii) any reasonable and documented out-of-pocket attorneys’ fees and expenses, engineers’ fees, and/or charges of any contractor or expert retained or consulted in connection with any inquiry, claim or demand pursuant to the Environmental Laws, including without limitation any costs incurred in connection with compliance with such inquiry, claim or demand;

(b)           any loss, liability, cost, expense or damage (including, without limitation, reasonable attorneys’ fees and expenses) suffered or incurred by Agent or any other Lender Indemnified Party as a result of, arising out of or in connection with any failure of the Property to comply with all applicable Environmental Laws, and any litigation, proceeding or governmental investigation relating to such noncompliance or alleged noncompliance;

(c)           any loss, liability, cost, damage or expense suffered or incurred by Agent or any other Lender Indemnified Party arising from any claim, action, demand, cause of action or damage relating to or in connection with any personal injury or property damage concerning or relating to the presence of any Hazardous Material on the Property.

As used herein, “Hazardous Materials” means all toxic, reactive, hazardous, explosive, or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychiorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature listed, controlled or regulated pursuant to any Environmental Law.

As used herein, “Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, without limitation, those related to Hazardous Materials, air emissions or discharges to waste or public sewer systems.

3.             The provisions of and undertakings and indemnification set out in this Indemnity shall continue indefinitely in full force and effect and shall survive the satisfaction, termination, suspension or cancellation of all Obligations, the termination of the Loan Agreement and the other Loan Documents, the release of any Deed of Trust, the acceptance by Agent or any other Lender Indemnified Party of a deed in lieu of foreclosure with respect to all or any portion of the Property, a foreclosure of all or any portion of the Property and/or the exercise by Agent or any other Lender Indemnified Party of any of its rights under any document securing the Obligations (including, without limitation, any Loan Documents), and shall continue to be the personal liability, obligation and indemnification of the Indemnitor, binding upon the Indemnitor, jointly and severally, forever; provided, however, that if Agent, Administrative Agent or any Lender acquires possession of any Property or fee simple title to any Property by means of a conveyance (whether or not in lieu of foreclosure) made by Indemnitor, its successors and/or assigns, that such indemnity shall not apply with respect to events or omissions occurring after the date on which Agent, Administrative Agent or any Lender acquires such fee simple interest, and provided further that such indemnity shall not, as to a Lender Indemnified Party, be available to the extent such losses, damages, liabilities, costs or claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by the gross negligence or willful misconduct of such Lender Indemnified Party (or any Related Party).

4.             The provisions of this Indemnity shall govern and control over any inconsistent provision of the Loan Agreement, the Deed of Trust, any other Loan Document and any other agreement, instrument, or document evidencing or securing the Obligations, including, without limitation, any exculpatory or nonrecourse provisions, if any, contained in any of the foregoing agreements.

5.             If at any time or times hereafter Agent or any other Lender Indemnified Party determines that it is necessary to employ counsel for advice or other representation (i) except as otherwise expressly provided herein, to represent Agent, Administrative Agent, any Lender or any other Lender Indemnified Party in any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, Administrative Agent, any Lender, any other Lender Indemnified Party, Indemnitor, or any other party) in any way or respect relating to this Indemnity or (ii) to enforce Indemnitor’s obligations hereunder, then, in any of the foregoing events, all of the reasonable and documented out-of-pocket attorneys’ fees and expenses arising from such services and all expenses, costs and charges arising in connection therewith or relating thereto shall be paid by Indemnitor to Agent or such other Lender Indemnified Party, on demand.

6.             Indemnitor hereby acknowledges that the following events or occurrences shall not in any way alter or diminish the force and effect of this Agreement: (a) Agent’s or any other Lender Indemnified Party’s acceptance of this Indemnity; (b) Indemnitor’s heretofore, now or at any time or times hereafter granting to Agent or any other Lender Indemnified Party of security interests, liens or encumbrances in any of Indemnitor’s assets or Agent or any other Lender Indemnified Party heretofore, now or from time to time hereafter obtaining, amending, substituting for, releasing, waiving or modifying any such security interests, liens or encumbrances; (c) Agent, Administrative Agent, Lenders or any other Lender Indemnified Party heretofore, now or at any time or times hereafter, obtaining, releasing, waiving or modifying the Loan Agreement, any Collateral (as defined in the Loan Agreement, “Collateral”), the other Loan Documents, the Deed of Trust or any other lien or encumbrance in any other party’s assets given to Lender to secure the Obligations, including this Indemnity; (d) Agent, Administrative Agent, any Lender or any other Lender Indemnified Party heretofore, now or at any time or times hereafter amending, restating, supplementing or modifying any Loan Document or any other agreement, instrument or document, in any way, manner or respect, related thereto, referred to therein or contemplated thereby; (e) presentment, demand, notices of default, nonpayment, partial payment and protest, and all other notices or formalities to which Indemnitor may be entitled except as otherwise provided herein; (f) Agent, Administrative Agent, any Lender or any other Lender Indemnified Party heretofore, now or at any time or times hereafter granting to Indemnitor (or any other party liable to any Lender Indemnified Party on account of the Obligations) of any indulgences or extensions of time of payment of the Obligations; and (g) Agent, Administrative Agent, any Lender or any other Lender Indemnified Party heretofore, now or at any time or times hereafter accepting from Indemnitor (or any other party) any partial payment or payments on account of the Obligations or any collateral securing the payment thereof or Agent, Administrative Agent, any Lender or any Lender Indemnified Party settling, subordinating, compromising, discharging or releasing the same. Subject to the terms and conditions set forth in the Loan Agreement and other Loan Documents, Indemnitor agrees that Agent, Administrative Agent, each Lender or each other Lender Indemnified Party heretofore, now or at any time or times hereafter may do any or all of the foregoing in such manner, upon such terms and at such times as Agent, Administrative Agent, such Lender or such other Lender Indemnified Party deems advisable, without in any way, manner or respect impairing, affecting, reducing or releasing Indemnitor from its obligations hereunder.

7.             (a)           Indemnitor shall notify Agent promptly upon receipt of any material written inquiry, notice, claim, charge, cause of action or demand from any third party pertaining to the matters indemnified hereunder, including without limitation any notice of inspection for cause, abatement or noncompliance, stating the nature and basis of such inquiry or notification. Indemnitor shall promptly deliver to Agent any and all documentation or records as Agent may reasonably request in connection with such notice or inquiry, and shall keep Agent reasonably appraised of any material subsequent developments.

(b)           Agent shall give prompt written notice to the Indemnitor of any claim against Agent, Administrative Agent or any Lender which might give rise to a claim by Agent, Administrative Agent or any Lender indemnified hereunder against the Indemnitor under this Indemnity, which notice shall state nature and basis of the claim, the amount thereof and reasonable best estimate of the amount of the Indemnitor’s liability to Agent, Administrative Agent or any Lender in connection therewith.

(c)           If any action shall be brought against Agent, Administrative Agent, any Lender or any other Lender Indemnified Party, then after Agent notifies the Indemnitor thereof as provided in paragraph 7(b), Indemnitor shall be entitled to participate therein, and to assume the defense thereof at the expense of Indemnitor with counsel reasonably satisfactory to Agent, Administrative Agent and the other Lender Indemnified Parties, in their reasonable discretion, and to settle and compromise any such claim or action; provided, however, that Agent, Administrative Agent or any Lender Indemnified Party may elect to be represented by separate counsel at Agent, Administrative Agent or such other Lender Indemnified Party’s expense, as applicable, and if Agent, Administrative Agent or a Lender Indemnified Party so elects, such settlement or compromise shall be effected only with the consent of Indemnitor, which consent shall not be conditioned, withheld or delayed if the settlement or compromise does not impose any liability on Indemnitor or any other party indemnified hereunder and shall not otherwise be unreasonably conditioned, withheld or delayed.

(d)           Indemnitor shall make any payment required to be made under this Indemnity promptly after receipt of demand therefor by Agent, Administrative Agent or any other Lender Indemnified Party, and shall make such payment in cash in the amount thereof. In the event that such payment is not made forthwith, Agent, Administrative Agent or such other Lender Indemnified Party, at its sole election and in its sole discretion, may proceed to suit against Indemnitor.

8.             Except in the event any failure, delay, act or omission is the actual and direct result of Agent’s, Administrative Agent’s or a Lender’s willful misconduct or gross negligence, as determined by a court of competent jurisdiction by final and nonappealable judgment, and then only to the extent a court of competent jurisdiction determines by final and nonappealable judgment that Indemnitor is prejudiced thereby, Indemnitor’s obligations hereunder shall in no way, manner or respect be impaired, affected, reduced or released by reason of (a) Agent’s, Administrative Agent’s or any Lender Indemnified Party’s failure or delay to do or take any of the acts, actions or things described herein; or (b) any act or omission of the Agent, Administrative Agent or any Lender Indemnified Party in connection with any notice, demand, warning or claim regarding Hazardous Materials on the Property.

9.             This Indemnity shall be continuing, irrevocable and binding on the Indemnitor and its successors and assigns and shall inure to the benefit of Agent’s, Administrative Agent’s and each Lender Indemnified Party’s successors and permitted assigns. Indemnitor’s obligations hereunder shall not be assigned and any such attempted or prohibited assignment shall be absolutely void ab initio. The dissolution of the Indemnitor shall not affect this Indemnity or any of Indemnitor’s obligations hereunder.

10.           All notices and other communications provided for hereunder shall be in writing and provided in accordance with the terms of the Loan Agreement.

11.           THIS INDEMNITY IS SUBMITTED TO AGENT IN NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE THEREAT. THIS INDEMNITY SHALL BE GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, INDEMNITOR, IN ORDER TO INDUCE AGENT TO ACCEPT THIS INDEMNITY AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH HEREBY IS ACKNOWLEDGED, AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS INDEMNITY SHALL BE LITIGATED, AT AGENT’S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE STATE OF NEW YORK EACH INDEMNITOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID STATE. INDEMNITOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY AGENT ON THIS INDEMNITY IN ACCORDANCE WITH THIS PARAGRAPH. INDEMNITOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDEMNITY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS TO MAKE ANY ADVANCE.

12.           If any provision of this Indemnity or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Indemnity and the application of such provision or provisions to the other parties and circumstances will not be affected thereby, the provisions of this Indemnity being severable in any such instance.

13.           This Indemnity may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indemnity by facsimile transmission or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart of this Indemnity.

14.           This Indemnity is a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Hazardous Materials Indemnification Agreement as of the date first written above.

COLDWATER CREEK MERCHANDISING & LOGISTICS INC.

By:
Name:
Title:

STATE OF IDAHO	)
COUNTY OF BONNER	)

I, the undersigned, a Notary Public of the state and county aforesaid, certify that                                          personally came before me this day and acknowledged that (s)he is                                                              of COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation, and that he in that capacity, being authorized to do so, executed the foregoing on behalf of the corporation.

WITNESS my hand and the Notarial Seal this of          day of                               , 2012.

[NOTARY SEAL]-

Notary Public

My commission expires:

[Signature Page to Hazardous Materials Indemnification Agreement]

CC HOLDINGS AGENCY CORP.,
as Administrative Agent and Collateral Agent

By:
Name:	Joshua Olshansky
Title:	Authorized Signatory

STATE OF	)
COUNTY OF	)

I, the undersigned, a Notary Public of the state and county aforesaid, certify that JOSHUA OLSHANSKY personally came before me this day and acknowledged that he is AUTHORIZED SIGNATORY of CC HOLDINGS AGENCY CORP., a Delaware corporation, and that he in that capacity, being authorized to do so, executed the foregoing on behalf of the corporation.

WITNESS my hand and the Notarial Seal this of          day of                               , 2012.

[NOTARY SEAL]-

Notary Public

My commission expires:

[Signature Page to Hazardous Materials Indemnification Agreement]

Exhibit A

Legal Description of Property

Parcel 1:

A portion of the Southeast Quarter of Section 2, Township 57 North, Range 2 West of the Boise Meridian, Bonner County Idaho, more fully described as follows:

Beginning at the Southeast corner of said Section 2;

Thence South 89° 36’ 52” West, a distance of 25.0 feet to the true point of beginning;

Thence from the true point of beginning, South 89° 36’ 52” West, a distance of 631.87 feet;

Thence North 00 40’ 24” West, a distance of 313.03 feet;

Thence South 89° 36’ 52” West, a distance of 313.03 feet;

Thence North 0° 40’ 24” West, a distance of 268.12 feet;

Thence North 89° 36’ 52” East, a distance of 944.90 feet;

Thence South 0° 40’ 24” East, a distance of 581.15 feet, back to the true point of beginning.

Parcel 2:

A portion of the Southeast Quarter of Section 2, Township 57 North, Range 2 West of the Boise Meridian, Bonner County Idaho, more fully described as follows:

Beginning at the Southeast corner of said Section 2;

Thence North 0° 40’ 24” West, a distance of 581.15 along the section line between Sections 1 and 2;

Thence South 89° 36’ 52” West, a distance of 25.0 feet to the true point of beginning;

Thence from the true point of beginning, South 89° 36’ 52” West, a distance of 944.90 feet;

Thence North 37° 59’ 03” East, a distance of 757.09 feet along the S.I.R.R. right of way;

Thence North 89° 19’ 36” East, a distance of 471.96 feet;

Thence South 0° 40’ 24” East, a distance of 595.96 feet, back to the true point of beginning.

THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE TERM LOAN AGREEMENT) TO THE EXTENT PROVIDED IN SECTION 13.14 OF THIS AGREEMENT.

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of July 9, 2012, by and between COLDWATER CREEK INC., a Delaware corporation (the “Pledgor”), and CC HOLDINGS AGENCY CORP., a Delaware corporation (“CC Holdings”), as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) Coldwater Creek U.S. Inc., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Pledgor and the other Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC Holdings, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement;

WHEREAS, reference is also made to that certain Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Pledgor and the other Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Credit Parties, pursuant to which the Pledgor and each other Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make the Loan on the Closing Date is conditioned upon, among other things, the execution and delivery by the Pledgor of (i) that certain Security Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Pledgor, the other Grantors (as defined therein) party thereto and the Collateral Agent, pursuant to which the Pledgor and each other Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined herein), and (ii) this Agreement, pursuant to which the Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

1

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1

Definitions

1.1           Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 (except as expressly stated otherwise); provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2           Definitions of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement, or if not defined therein, in the Security Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrowers” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Financing Statement” shall have the meaning assigned to such term in the Security Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

2

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“Issuer” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Lead Borrower” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Collateral Addendum” means a Pledged Collateral Addendum substantially in the form of Exhibit A.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Loan Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Voting Equity Interests” shall mean, with respect to any Person, the Equity Interests of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitle holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such contingency.

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1.3           Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby unconditionally grants, assigns and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a continuing security interest in all of the Pledgor’s right, title and interest in, to and under the following, whether now owed or hereafter acquired or arising and wherever located:

2.1           all shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests and other Equity Interests owned by the Pledgor, including in each entity designated as an “Issuer” on Schedule I hereto (each such entity, an “Issuer”), and any shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests or other Equity Interests obtained in the future by the Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests (the “Pledged Securities”); provided that, the Pledged Securities shall not include and the Pledgor shall not be required to pledge (a) any Voting Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations sections 1.956-2(c)(2), solely to the extent that pledging or hypothecating more than 65% of the total outstanding Voting Equity Interests of such CFC would result in adverse tax consequences to the Grantors or the costs to the Grantors of providing such pledge are unreasonably excessive in relation to the benefits to the Collateral Agent and the other Credit Parties of the security afforded thereby and (b) any Equity Interest issued by a Subsidiary of a CFC;

2.2           all other Investment Property that may be delivered to, and held by, the Collateral Agent, pursuant to the terms hereof;

2.3           subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4           subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

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2.5           all proceeds and products of any of the foregoing (the items referred to in clauses 2.1 through 2.4 being collectively referred to as the “Pledged Collateral”; provided, however, that the term “Pledged Collateral” shall not include, and the security interest granted hereby shall not attach to, any Excluded Equity Interest (as defined in the Security Agreement)).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, until all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted); subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent, as applicable, pursuant to Section 3 of this Agreement, all stock certificates or other security certificates now or hereafter included in the Pledged Securities shall be accompanied by stock powers or other Equity Interest powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and all other Investment Property comprising part of the Pledged Collateral shall, if applicable, be accompanied by such proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1           On or before the Closing Date, the Pledgor shall deliver or cause to be delivered to the Collateral Agent any and all original certificates or other instruments or documents representing any Pledged Collateral.

3.2           After the Closing Date, promptly (but in any event not later than (a) fifteen (15) days with respect to Pledged Securities issued by a Subsidiary other than an Immaterial Subsidiary and (b) with respect to any Pledged Securities issued by an Immaterial Subsidiary, not later than the next date on which the financial statements referred to in Sections 6.01(a) and 6.01(b) of the Loan Agreement are required to be delivered) upon the Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, the Pledgor shall deliver or cause to be delivered such Pledged Securities to the Collateral Agent.

3.3           The Pledgor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, to file in any appropriate filing office, wherever located, any Financing

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Statement or amendment thereto describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement or amendment thereto.  The Pledgor also irrevocably authorizes the Collateral Agent to take any and all actions required by any applicable Law to perfect and protect the security interest granted hereunder until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2 hereof.  The Pledgor shall promptly provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

The Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

4.1           the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other Equity Interest of the Issuer with respect thereto as set forth on Schedule I as supplemented or modified by any Pledged Collateral Addendum;

4.2           except for the security interest granted hereunder, and except as otherwise permitted in the Loan Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as supplemented or modified by any Pledged Collateral Addendum, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof and (iv) other than as permitted in Section 6, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3           except in compliance with the Loan Agreement, the Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other Equity Interest of any Issuer of the Pledged Securities, or the issuance of any membership interests or other Equity Interests in any such Person, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, (iii) any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests or (iv) any amendment or other modification or waiver with respect to any Pledged Collateral or Organization Document,

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or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral that would adversely affect the value of such Pledged Collateral or the security interest granted on such Pledged Collateral;

4.4           the Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances specified in clauses (a), (i), (k) and (s) of the definition thereof), however arising, of all Persons whomsoever;

4.5           except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement, the Security Agreement and the other Loan Documents;

4.6           by virtue of (i) the execution and delivery by the Pledgor of this Agreement, (ii) the delivery by the Pledgor to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, and (iii) completion of the appropriate UCC filings, the Collateral Agent will obtain a valid and perfected Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations.

4.7           all of the Pledged Securities set forth on Schedule I have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable;

4.8           none of the Pledged Securities have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

4.9           this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

4.10         as to all limited liability company or partnership interests of any Subsidiary of the Pledgor, issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, the Pledged Collateral issued pursuant to such agreement or document (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by Pledgor in a securities account.  In addition, with respect to any Subsidiary of the Pledgor, no such limited liability

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company agreement, operating agreement, limited partnership agreement, partnership agreement any other Organization Document, or any other agreements governing any Equity Interests of any limited liability company or partnership issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, provide or shall provide that such Pledged Collateral are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, unless, in connection with the acquisition of any Person that is a limited liability company or limited partnership or any limited liability company interests or partnership interests, original certificates or other instruments or documents representing such Pledged Collateral shall have been or will be delivered to the Collateral Agent in accordance with Sections 3.1 and 3.2;

4.11         [intentionally omitted];

4.12         Pledgor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the security interest or Lien granted hereby on the Pledged Collateral or to effect any sale or transfer thereof;

4.13         If Pledgor shall acquire, obtain or receive any Pledged Collateral after the date hereof, it shall promptly (but in no event later than the date original certificates or other instruments or documents representing such Pledged Collateral, if any, would be required to be delivered to the Collateral Agent under Section 3.2 hereof) deliver to the Collateral Agent a duly executed Pledged Collateral Addendum identifying such Pledged Collateral; and

4.14         All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects (except in the case where such information is qualified by materiality, such information shall be true and correct in all respects) as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent, on its own behalf and on behalf of the other Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, and (ii) the Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.

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SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit Parties under this Agreement, the Loan Agreement, any other Loan Document or applicable Law or the ability of the Credit Parties to exercise the same.

6.2           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any and all cash dividends or other cash distributions paid on the Pledged Collateral (provided, however, that, after the occurrence and during the continuance of a Cash Dominion Event, the Pledgor shall cause all such cash dividends or other cash distributions to be deposited into the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement) to the extent, and only to the extent, that such cash dividends or other cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, membership interests or other Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Loan Agreement or the other Loan Documents, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent, in the same form as so received (with any necessary endorsement).

6.3           Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends or other cash distributions that the Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions. All dividends or other cash distributions

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received by the Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to receive the dividends or other cash distributions that it would otherwise be entitled to receive pursuant to the terms of Section 6.2 above.

6.4           Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights); provided that the Collateral Agent shall have the right (but not an obligation) from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights; and (b) if the Collateral Agent duly exercises its right to vote or consensual rights or powers, Pledgor hereby appoints the Collateral Agent, Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Collateral in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2  hereof.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law or under the Loan Documents.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1           The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem

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appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

7.2           The Collateral Agent shall give the Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  The Pledgor agrees that such written notice shall satisfy all requirements for notice to the Pledgor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s rights and remedies upon default and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

7.3           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from the Pledgor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

7.5           For purposes hereof, a written agreement that is entered into on or after the expiration of the period specified in Section 7.2 to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

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7.6           As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7           The Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, the Pledgor shall not be required to register, or cause the registration of, any Pledged Collateral under the Securities Act or any Blue Sky Laws.

7.8           To the extent permitted by applicable Law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Collateral Agent nor any other Credit Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

7.9           Pledgor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the Pledged Collateral, and Pledgor hereby consents to such rights and such appointment and hereby waives any objection Pledgor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or

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sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Section 8.03 of the Loan Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Further Assurances

The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 10

Intent

This Agreement is being executed and delivered by the Pledgor for the purpose of confirming the grant of the security interest or Lien of the Collateral Agent in the Pledged Collateral.  It is intended that the security interest or Lien granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest or Lien granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to this Agreement and the Pledged Collateral, as applicable.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

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SECTION 11

Termination; Release of Pledged Collateral

11.1         Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Loan Agreement.  Upon at least two (2) Business Days’ prior written request by the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 11.1; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

11.2         Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest and Liens granted herein shall terminate when all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), at which time the Collateral Agent shall return all Pledged Collateral to the Pledgor, and execute and deliver to the Pledgor, at the Pledgor’s expense, all UCC termination statements, releases and similar documents that the Pledgor shall reasonably request to evidence such termination; provided, however, that the Loan Agreement, this Agreement, and the security interest granted herein shall be immediately and automatically reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Pledgor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 11.2 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 12

Governing Law; Jurisdiction; Venue; Service of Process; Jury Trial Waiver

AGREEMENTS WITH RESPECT TO GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE LOAN AGREEMENT.

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SECTION 13

Miscellaneous

13.1         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

13.2         Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.3         All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement.

13.4         All rights of the Collateral Agent hereunder, the security interests and Liens granted hereby and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any other Loan Party in respect of the Secured Obligations or this Agreement.

13.5         All covenants, agreements, representations and warranties made by Pledgor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans or other extensions of credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 11  hereof.

13.6         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants,

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promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of Pledgor and its respective successors and assigns.  This Agreement shall be binding upon Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Collateral Agent and the other Credit Parties and their respective successors and assigns, except that Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Loan Agreement and any such prohibited assignment or transfer by Pledgor shall be absolutely void ab initio.  This Agreement is a Loan Document.

13.7         (a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Default or Event of Default or of any default under any other agreement shall operate as a waiver of any other Default or Event of Default or of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Section 13.7(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and Pledgor with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

13.8         Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the

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remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9         The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement, the other Loan Documents or under any other instrument or agreement creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

13.10       Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and each other Credit Party.

13.11       THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

13.12       Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Credit Party or Pledgor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

13.13       All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

13.14       Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent, for the benefit of the Credit Parties, herein and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding the foregoing, Pledgor expressly acknowledges and agrees that, notwithstanding the fact that the exercise of certain of the Collateral Agent’s and the other Credit Parties’ rights under this Agreement and the other Loan Documents may be subject to the

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Intercreditor Agreement, no action taken or not taken by the Collateral Agent or any other Credit Party in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Collateral Agent or any other Credit Party of any rights such Person has with respect to Pledgor under any Loan Document and except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the other Loan Parties, the Collateral Agent and the other Credit Parties, shall remain in full force and effect.  If and to the extent the ABL Agent is in possession or control of any ABL Priority Collateral, the ABL Agent shall be deemed for all purposes to be holding such ABL Priority Collateral as the representative of and for the benefit of the Collateral Agent, on behalf of the Credit Parties.  So long as the ABL Agent is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms hereof, any obligation of Pledgor in this Agreement that requires endorsement or delivery of any ABL Priority Collateral to, or the possession or control of any ABL Priority Collateral by, the Collateral Agent shall be deemed to be complied with and satisfied if such endorsement or delivery of such ABL Priority Collateral is made to, or such possession or control of such ABL Priority Collateral is by, the ABL Agent.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:	COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

COLLATERAL AGENT:	CC HOLDINGS AGENCY CORP.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner

Coldwater Creek U.S. Inc., a Delaware Corporation	Coldwater Creek Inc., a Delaware corporation (“Pledgor”)	Common	100	100	100%

Coldwater Creek The Spa Inc., an Idaho corporation	Pledgor	Common	1,000	1,000	100%

Aspenwood Advertising, Inc., a Delaware corporation	Pledgor	Common	1,000	1,000	100%

C Squared LLC, a Delaware limited liability company	Pledgor	N/A	N/A	N/A	100%

CWC Worldwide Services Inc., an Idaho corporation	Pledgor	Common	1,000	1,000	100%

Coldwater Creek Sourcing Inc., an Idaho corporation	Pledgor	Common	100	100	100%

CWC Sourcing LLC, an Idaho limited liability company	Pledgor	N/A	N/A	N/A	100%

Schedule I to Pledge Agreement

EXHIBIT A

Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                        , 20       (this “Pledged Collateral Addendum”), is delivered pursuant to Section 4.13 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Pledge Agreement, dated as of July 9, 2012, (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), made by the undersigned to CC Holdings Agency Corp., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Pledge Agreement).  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Pledge Agreement or, if not defined therein, in the Loan Agreement (as defined in the Pledge Agreement).  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Collateral Addendum is a Loan Document.  Delivery of an executed counterpart of a signature page of this Pledged Collateral Addendum by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Pledged Collateral Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement of the undersigned are true, correct and complete in all material respects (except in the case of any representation and warranty qualified by materiality, then such representation and warranty shall be true and correct in all respects) as to the Pledged Collateral listed herein.

THIS PLEDGE COLLATERAL ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE SECURITY AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE SECURITY AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Collateral Addendum to be executed and delivered as of the day and year first above written.

COLDWATER CREEK INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit A to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner
Coldwater Creek Inc., a Delaware corporation (“Pledgor”)

Pledgor

Exhibit A to Pledge Agreement

THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE TERM LOAN AGREEMENT) TO THE EXTENT PROVIDED IN SECTION 13.14 OF THIS AGREEMENT.

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of July 9, 2012, by and between COLDWATER CREEK U.S. INC., a Delaware corporation (the “Pledgor”), and CC HOLDINGS AGENCY CORP., a Delaware corporation (“CC Holdings”), as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) Pledgor (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC Holdings, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement;

WHEREAS, the obligations of the Lenders to make the Loan on the Closing Date is conditioned upon, among other things, the execution and delivery by the Pledgor of (i) that certain Security Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Pledgor, the other Grantors (as defined therein) party thereto and the Collateral Agent, pursuant to which the Pledgor and each other Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined herein), and (ii) this Agreement, pursuant to which the Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

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SECTION 1

Definitions

1.1           Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 (except as expressly stated otherwise); provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2           Definitions of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement, or if not defined therein, in the Security Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrowers” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Financing Statement” shall have the meaning assigned to such term in the Security Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the Credit Agreement.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“Issuer” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

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“Lead Borrower” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Collateral Addendum” means a Pledged Collateral Addendum substantially in the form of Exhibit A.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Loan Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Voting Equity Interests” shall mean, with respect to any Person, the Equity Interests of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitle holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such contingency.

1.3           Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby unconditionally grants, assigns and pledges to the Collateral

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Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a continuing security interest in all of the Pledgor’s right, title and interest in, to and under the following, whether now owed or hereafter acquired or arising and wherever located:

2.1           all shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests and other Equity Interests owned by the Pledgor, including in each entity designated as an “Issuer” on Schedule I hereto (each such entity, an “Issuer”), and any shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests or other Equity Interests obtained in the future by the Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests (the “Pledged Securities”); provided that, the Pledged Securities shall not include and the Pledgor shall not be required to pledge (a) any Voting Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations sections 1.956-2(c)(2), solely to the extent that pledging or hypothecating more than 65% of the total outstanding Voting Equity Interests of such CFC would result in adverse tax consequences to the Grantors or the costs to the Grantors of providing such pledge are unreasonably excessive in relation to the benefits to the Collateral Agent and the other Credit Parties of the security afforded thereby and (b) any Equity Interest issued by a Subsidiary of a CFC;

2.2           all other Investment Property that may be delivered to, and held by, the Collateral Agent, pursuant to the terms hereof;

2.3           subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4           subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5           all proceeds and products of any of the foregoing (the items referred to in clauses 2.1 through 2.4 being collectively referred to as the “Pledged Collateral”; provided, however, that the term “Pledged Collateral” shall not include, and the security interest granted hereby shall not attach to, any Excluded Equity Interest (as defined in the Security Agreement)).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, until all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent

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indemnification obligations for which no claim has been asserted); subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent, as applicable, pursuant to Section 3 of this Agreement, all stock certificates or other security certificates now or hereafter included in the Pledged Securities shall be accompanied by stock powers or other Equity Interest powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and all other Investment Property comprising part of the Pledged Collateral shall, if applicable, be accompanied by such proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1           On or before the Closing Date, the Pledgor shall deliver or cause to be delivered to the Collateral Agent any and all original certificates or other instruments or documents representing any Pledged Collateral.

3.2           After the Closing Date, promptly (but in any event not later than (a) fifteen (15) days with respect to Pledged Securities issued by a Subsidiary other than an Immaterial Subsidiary and (b) with respect to any Pledged Securities issued by an Immaterial Subsidiary, not later than the next date on which the financial statements referred to in Sections 6.01(a) and 6.01(b) of the Loan Agreement are required to be delivered) upon the Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, the Pledgor shall deliver or cause to be delivered such Pledged Securities to the Collateral Agent.

3.3           The Pledgor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, to file in any appropriate filing office, wherever located, any Financing Statement or amendment thereto describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement or amendment thereto.  The Pledgor also irrevocably authorizes the Collateral Agent to take any and all actions required by any applicable Law to perfect and protect the security interest granted hereunder until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2  hereof.  The Pledgor shall promptly provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

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SECTION 4

Representations, Warranties and Covenants

The Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

4.1           the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other Equity Interest of the Issuer with respect thereto as set forth on Schedule I as supplemented or modified by any Pledged Collateral Addendum;

4.2           except for the security interest granted hereunder, and except as otherwise permitted in the Loan Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as supplemented or modified by any Pledged Collateral Addendum, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof and (iv) other than as permitted in Section 6, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3           except in compliance with the Loan Agreement, the Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other Equity Interest of any Issuer of the Pledged Securities, or the issuance of any membership interests or other Equity Interests in any such Person, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, (iii) any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests or (iv) any amendment or other modification or waiver with respect to any Pledged Collateral or Organization Document, or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral that would adversely affect the value of such Pledged Collateral or the security interest granted on such Pledged Collateral;

4.4           the Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances specified in clauses (a), (i), (k) and (s) of the definition thereof), however arising, of all Persons whomsoever;

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4.5           except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement, the Security Agreement and the other Loan Documents;

4.6           by virtue of (i) the execution and delivery by the Pledgor of this Agreement, (ii) the delivery by the Pledgor to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, and (iii) completion of the appropriate UCC filings, the Collateral Agent will obtain a valid and perfected Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations.

4.7           all of the Pledged Securities set forth on Schedule I have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable;

4.8           none of the Pledged Securities have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

4.9           this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

4.10         as to all limited liability company or partnership interests of any Subsidiary of the Pledgor, issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, the Pledged Collateral issued pursuant to such agreement or document (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by Pledgor in a securities account.  In addition, with respect to any Subsidiary of the Pledgor, no such limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement any other Organization Document, or any other agreements governing any Equity Interests of any limited liability company or partnership issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, provide or shall provide that such Pledged Collateral are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, unless, in connection with the acquisition of any Person that is a limited liability company or limited partnership or any limited liability company interests or partnership interests,

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original certificates or other instruments or documents representing such Pledged Collateral shall have been or will be delivered to the Collateral Agent in accordance with Sections 3.1 and 3.2;

4.11         [intentionally omitted];

4.12         Pledgor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the security interest or Lien granted hereby on the Pledged Collateral or to effect any sale or transfer thereof;

4.13         If Pledgor shall acquire, obtain or receive any Pledged Collateral after the date hereof, it shall promptly (but in no event later than the date original certificates or other instruments or documents representing such Pledged Collateral, if any, would be required to be delivered to the Collateral Agent under Section 3.2 hereof) deliver to the Collateral Agent a duly executed Pledged Collateral Addendum identifying such Pledged Collateral; and

4.14         All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects (except in the case where such information is qualified by materiality, such information shall be true and correct in all respects) as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent, on its own behalf and on behalf of the other Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, and (ii) the Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit

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Parties under this Agreement, the Loan Agreement, any other Loan Document or applicable Law or the ability of the Credit Parties to exercise the same.

6.2           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any and all cash dividends or other cash distributions paid on the Pledged Collateral (provided, however, that, after the occurrence and during the continuance of a Cash Dominion Event, the Pledgor shall cause all such cash dividends or other cash distributions to be deposited into the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement) to the extent, and only to the extent, that such cash dividends or other cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, membership interests or other Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Loan Agreement or the other Loan Documents, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent, in the same form as so received (with any necessary endorsement).

6.3           Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends or other cash distributions that the Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions. All dividends or other cash distributions received by the Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to receive the dividends or other cash distributions that it would otherwise be entitled to receive pursuant to the terms of Section 6.2 above.

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6.4           Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights); provided that the Collateral Agent shall have the right (but not an obligation) from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights; and (b) if the Collateral Agent duly exercises its right to vote or consensual rights or powers, Pledgor hereby appoints the Collateral Agent, Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Collateral in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2  hereof.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law or under the Loan Documents.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1           The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

7.2           The Collateral Agent shall give the Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  The Pledgor agrees that such written notice shall satisfy all

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requirements for notice to the Pledgor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s rights and remedies upon default and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

7.3           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from the Pledgor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

7.5           For purposes hereof, a written agreement that is entered into on or after the expiration of the period specified in Section 7.2 to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

7.6           As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7           The Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other

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things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, the Pledgor shall not be required to register, or cause the registration of, any Pledged Collateral under the Securities Act or any Blue Sky Laws.

7.8           To the extent permitted by applicable Law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Collateral Agent nor any other Credit Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

7.9           Pledgor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the Pledged Collateral, and Pledgor hereby consents to such rights and such appointment and hereby waives any objection Pledgor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Section 8.03 of the Loan Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of

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the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Further Assurances

The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 10

Intent

This Agreement is being executed and delivered by the Pledgor for the purpose of confirming the grant of the security interest or Lien of the Collateral Agent in the Pledged Collateral.  It is intended that the security interest or Lien granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest or Lien granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to this Agreement and the Pledged Collateral, as applicable.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

SECTION 11

Termination; Release of Pledged Collateral

11.1         Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Loan Agreement.  Upon at least two (2) Business Days’ prior written request by the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 11.1; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any

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Liens (other than those expressly being released) upon (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

11.2         Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest and Liens granted herein shall terminate when all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), at which time the Collateral Agent shall return all Pledged Collateral to the Pledgor, and execute and deliver to the Pledgor, at the Pledgor’s expense, all UCC termination statements, releases and similar documents that the Pledgor shall reasonably request to evidence such termination; provided, however, that the Loan Agreement, this Agreement, and the security interest granted herein shall be immediately and automatically reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Pledgor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 11.2 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 12

Governing Law; Jurisdiction; Venue; Service of Process; Jury Trial Waiver

AGREEMENTS WITH RESPECT TO GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE LOAN AGREEMENT.

SECTION 13

Miscellaneous

13.1         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

13.2         Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.3         All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement.

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13.4         All rights of the Collateral Agent hereunder, the security interests and Liens granted hereby and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any other Loan Party in respect of the Secured Obligations or this Agreement.

13.5         All covenants, agreements, representations and warranties made by Pledgor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans or other extensions of credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 11  hereof.

13.6         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of Pledgor and its respective successors and assigns.  This Agreement shall be binding upon Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Collateral Agent and the other Credit Parties and their respective successors and assigns, except that Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Loan Agreement and any such prohibited assignment or transfer by Pledgor shall be absolutely void ab initio.  This Agreement is a Loan Document.

13.7         (a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Default or Event of Default or of any default

15

under any other agreement shall operate as a waiver of any other Default or Event of Default or of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Section 13.7(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and Pledgor with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

13.8         Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9         The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement, the other Loan Documents or under any other instrument or agreement creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

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13.10       Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and each other Credit Party.

13.11       THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

13.12       Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Credit Party or Pledgor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

13.13       All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

13.14       Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent, for the benefit of the Credit Parties, herein and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding the foregoing, Pledgor expressly acknowledges and agrees that, notwithstanding the fact that the exercise of certain of the Collateral Agent’s and the other Credit Parties’ rights under this Agreement and the other Loan Documents may be subject to the Intercreditor Agreement, no action taken or not taken by the Collateral Agent or any other Credit Party in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Collateral Agent or any other Credit Party of any rights such Person has with respect to Pledgor under any Loan Document and except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the other Loan Parties, the Collateral Agent and the other Credit Parties, shall remain in full force and effect.  If and to the extent the ABL Agent is in possession or control of any ABL Priority Collateral, the ABL Agent shall be deemed for all purposes to be holding such ABL Priority Collateral as the representative of and for the benefit of the Collateral Agent, on behalf of the Credit Parties.  So long as the ABL Agent is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms hereof, any obligation of Pledgor in this Agreement that requires endorsement or delivery of any ABL Priority Collateral to, or the possession or control of any ABL Priority Collateral by, the Collateral Agent shall be deemed to be complied with and satisfied if such endorsement or delivery of such ABL Priority Collateral is made to, or such possession or control of such ABL Priority Collateral is by, the ABL Agent.

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[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:	COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLLATERAL AGENT:	CC HOLDINGS AGENCY CORP.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner

Coldwater Creek Merchandising & Logistics Inc., a Delaware Corporation	Coldwater Creek U.S. Inc., a Delaware corporation (“Pledgor”)	Common	1	1	100%

CWC Rewards Inc., an Arizona corporation	Pledgor	Common	100	100	100%

Schedule I to Pledge Agreement

EXHIBIT A

Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                        , 20       (this “Pledged Collateral Addendum”), is delivered pursuant to Section 4.13 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Pledge Agreement, dated as of July 9, 2012, (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), made by the undersigned to CC Holdings Agency Corp., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Pledge Agreement).  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Pledge Agreement or, if not defined therein, in the Loan Agreement (as defined in the Pledge Agreement).  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Collateral Addendum is a Loan Document.  Delivery of an executed counterpart of a signature page of this Pledged Collateral Addendum by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Pledged Collateral Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement of the undersigned are true, correct and complete in all material respects (except in the case of any representation and warranty qualified by materiality, then such representation and warranty shall be true and correct in all respects) as to the Pledged Collateral listed herein.

THIS PLEDGE COLLATERAL ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE SECURITY AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE SECURITY AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Collateral Addendum to be executed and delivered as of the day and year first above written.

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit A to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner
Coldwater Creek U.S. Inc., a Delaware corporation (“Pledgor”)

Pledgor

Exhibit A to Pledge Agreement

THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE TERM LOAN AGREEMENT) TO THE EXTENT PROVIDED IN SECTION 13.14 OF THIS AGREEMENT.

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of July 9, 2012, by and between COLDWATER CREEK SOURCING INC., an Idaho corporation (the “Pledgor”), and CC HOLDINGS AGENCY CORP., a Delaware corporation (“CC Holdings”), as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) Coldwater Creek U.S. Inc., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Pledgor and the other Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC Holdings, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Loan Agreement;

WHEREAS, reference is also made to that certain Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Pledgor and the other Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Credit Parties, pursuant to which the Pledgor and each other Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make the Loan on the Closing Date is conditioned upon, among other things, the execution and delivery by the Pledgor of (i) that certain Security Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Pledgor, the other Grantors (as defined therein) party thereto and the Collateral Agent, pursuant to which the Pledgor and each other Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined herein), and (ii) this Agreement, pursuant to which the Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

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NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1

Definitions

1.1           Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 (except as expressly stated otherwise); provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2           Definitions of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement, or if not defined therein, in the Security Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrowers” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Financing Statement” shall have the meaning assigned to such term in the Security Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

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“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“Issuer” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Lead Borrower” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Collateral Addendum” means a Pledged Collateral Addendum substantially in the form of Exhibit A.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Loan Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Voting Equity Interests” shall mean, with respect to any Person, the Equity Interests of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitle holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such contingency.

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1.3           Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 and Section 1.07 of the Loan Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby unconditionally grants, assigns and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a continuing security interest in all of the Pledgor’s right, title and interest in, to and under the following, whether now owed or hereafter acquired or arising and wherever located:

2.1           all shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests and other Equity Interests owned by the Pledgor, including in each entity designated as an “Issuer” on Schedule I hereto (each such entity, an “Issuer”), and any shares of capital stock, limited liability company membership interests, limited partnership interests, general partnership interests, other partnership interests or other Equity Interests obtained in the future by the Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests (the “Pledged Securities”); provided that, the Pledged Securities shall not include and the Pledgor shall not be required to pledge (a) any Voting Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations sections 1.956-2(c)(2), solely to the extent that pledging or hypothecating more than 65% of the total outstanding Voting Equity Interests of such CFC would result in adverse tax consequences to the Grantors or the costs to the Grantors of providing such pledge are unreasonably excessive in relation to the benefits to the Collateral Agent and the other Credit Parties of the security afforded thereby and (b) any Equity Interest issued by a Subsidiary of a CFC;

2.2           all other Investment Property that may be delivered to, and held by, the Collateral Agent, pursuant to the terms hereof;

2.3           subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4           subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

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2.5           all proceeds and products of any of the foregoing (the items referred to in clauses 2.1 through 2.4 being collectively referred to as the “Pledged Collateral”; provided, however, that the term “Pledged Collateral” shall not include, and the security interest granted hereby shall not attach to, any Excluded Equity Interest (as defined in the Security Agreement)).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, until all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted); subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent, as applicable, pursuant to Section 3 of this Agreement, all stock certificates or other security certificates now or hereafter included in the Pledged Securities shall be accompanied by stock powers or other Equity Interest powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and all other Investment Property comprising part of the Pledged Collateral shall, if applicable, be accompanied by such proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1           On or before the Closing Date, the Pledgor shall deliver or cause to be delivered to the Collateral Agent any and all original certificates or other instruments or documents representing any Pledged Collateral.

3.2           After the Closing Date, promptly (but in any event not later than (a) fifteen (15) days with respect to Pledged Securities issued by a Subsidiary other than an Immaterial Subsidiary and (b) with respect to any Pledged Securities issued by an Immaterial Subsidiary, not later than the next date on which the financial statements referred to in Sections 6.01(a) and 6.01(b) of the Loan Agreement are required to be delivered) upon the Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, the Pledgor shall deliver or cause to be delivered such Pledged Securities to the Collateral Agent.

3.3           The Pledgor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, to file in any appropriate filing office, wherever located, any Financing

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Statement or amendment thereto describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement or amendment thereto.  The Pledgor also irrevocably authorizes the Collateral Agent to take any and all actions required by any applicable Law to perfect and protect the security interest granted hereunder until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2 hereof.  The Pledgor shall promptly provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

The Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

4.1           the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other Equity Interest of the Issuer with respect thereto as set forth on Schedule I as supplemented or modified by any Pledged Collateral Addendum;

4.2           except for the security interest granted hereunder, and except as otherwise permitted in the Loan Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as supplemented or modified by any Pledged Collateral Addendum, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (s) of the definition thereof and, solely with respect to securities accounts held by the Pledgor, clause (l) of the definition thereof and (iv) other than as permitted in Section 6, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3           except in compliance with the Loan Agreement, the Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other Equity Interest of any Issuer of the Pledged Securities, or the issuance of any membership interests or other Equity Interests in any such Person, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, (iii) any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests or (iv) any amendment or other modification or waiver with respect to any Pledged Collateral or Organization Document,

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or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral that would adversely affect the value of such Pledged Collateral or the security interest granted on such Pledged Collateral;

4.4           the Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances specified in clauses (a), (i), (k) and (s) of the definition thereof), however arising, of all Persons whomsoever;

4.5           except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement, the Security Agreement and the other Loan Documents;

4.6           by virtue of (i) the execution and delivery by the Pledgor of this Agreement, (ii) the delivery by the Pledgor to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, and (iii) completion of the appropriate UCC filings, the Collateral Agent will obtain a valid and perfected Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations.

4.7           all of the Pledged Securities set forth on Schedule I have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable;

4.8           none of the Pledged Securities have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

4.9           this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

4.10         as to all limited liability company or partnership interests of any Subsidiary of the Pledgor, issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, the Pledged Collateral issued pursuant to such agreement or document (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by Pledgor in a securities account.  In addition, with respect to any Subsidiary of the Pledgor, no such limited liability

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company agreement, operating agreement, limited partnership agreement, partnership agreement any other Organization Document, or any other agreements governing any Equity Interests of any limited liability company or partnership issued under any limited liability company agreement, operating agreement, limited partnership agreement, partnership agreement or any other Organization Document, provide or shall provide that such Pledged Collateral are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, unless, in connection with the acquisition of any Person that is a limited liability company or limited partnership or any limited liability company interests or partnership interests, original certificates or other instruments or documents representing such Pledged Collateral shall have been or will be delivered to the Collateral Agent in accordance with Sections 3.1 and 3.2;

4.11         [intentionally omitted];

4.12         Pledgor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the security interest or Lien granted hereby on the Pledged Collateral or to effect any sale or transfer thereof;

4.13         If Pledgor shall acquire, obtain or receive any Pledged Collateral after the date hereof, it shall promptly (but in no event later than the date original certificates or other instruments or documents representing such Pledged Collateral, if any, would be required to be delivered to the Collateral Agent under Section 3.2 hereof) deliver to the Collateral Agent a duly executed Pledged Collateral Addendum identifying such Pledged Collateral; and

4.14         All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects (except in the case where such information is qualified by materiality, such information shall be true and correct in all respects) as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent, on its own behalf and on behalf of the other Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, and (ii) the Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.

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SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit Parties under this Agreement, the Loan Agreement, any other Loan Document or applicable Law or the ability of the Credit Parties to exercise the same.

6.2           Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any and all cash dividends or other cash distributions paid on the Pledged Collateral (provided, however, that, after the occurrence and during the continuance of a Cash Dominion Event, the Pledgor shall cause all such cash dividends or other cash distributions to be deposited into the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement) to the extent, and only to the extent, that such cash dividends or other cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, membership interests or other Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Loan Agreement or the other Loan Documents, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent, in the same form as so received (with any necessary endorsement).

6.3           Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends or other cash distributions that the Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions. All dividends or other cash distributions

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received by the Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Concentration Account in accordance with the provisions of Section 6.13 of the Loan Agreement in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to receive the dividends or other cash distributions that it would otherwise be entitled to receive pursuant to the terms of Section 6.2 above.

6.4           Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights); provided that the Collateral Agent shall have the right (but not an obligation) from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights; and (b) if the Collateral Agent duly exercises its right to vote or consensual rights or powers, Pledgor hereby appoints the Collateral Agent, Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Collateral in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable until all of the Secured Obligations have been indefeasibly paid in full in cash or this Agreement is terminated in accordance with Section 11.2  hereof.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law or under the Loan Documents.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1           The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem

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appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

7.2           The Collateral Agent shall give the Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  The Pledgor agrees that such written notice shall satisfy all requirements for notice to the Pledgor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s rights and remedies upon default and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

7.3           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from the Pledgor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

7.5           For purposes hereof, a written agreement that is entered into on or after the expiration of the period specified in Section 7.2 to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

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7.6           As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7           The Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, the Pledgor shall not be required to register, or cause the registration of, any Pledged Collateral under the Securities Act or any Blue Sky Laws.

7.8           To the extent permitted by applicable Law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Collateral Agent nor any other Credit Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

7.9           Pledgor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the Pledged Collateral, and Pledgor hereby consents to such rights and such appointment and hereby waives any objection Pledgor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or

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sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Section 8.03 of the Loan Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Further Assurances

The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 10

Intent

This Agreement is being executed and delivered by the Pledgor for the purpose of confirming the grant of the security interest or Lien of the Collateral Agent in the Pledged Collateral.  It is intended that the security interest or Lien granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest or Lien granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement.  All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to this Agreement and the Pledged Collateral, as applicable.  In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

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SECTION 11

Termination; Release of Pledged Collateral

11.1         Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Loan Agreement.  Upon at least two (2) Business Days’ prior written request by the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 11.1; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

11.2         Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest and Liens granted herein shall terminate when all of the Secured Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), at which time the Collateral Agent shall return all Pledged Collateral to the Pledgor, and execute and deliver to the Pledgor, at the Pledgor’s expense, all UCC termination statements, releases and similar documents that the Pledgor shall reasonably request to evidence such termination; provided, however, that the Loan Agreement, this Agreement, and the security interest granted herein shall be immediately and automatically reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Pledgor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 11.2 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 12

Governing Law; Jurisdiction; Venue; Service of Process; Jury Trial Waiver

AGREEMENTS WITH RESPECT TO GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE LOAN AGREEMENT.

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SECTION 13

Miscellaneous

13.1         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

13.2         Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.3         All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Loan Agreement.

13.4         All rights of the Collateral Agent hereunder, the security interests and Liens granted hereby and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any other Loan Party in respect of the Secured Obligations or this Agreement.

13.5         All covenants, agreements, representations and warranties made by Pledgor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans or other extensions of credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 11  hereof.

13.6         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants,

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promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of Pledgor and its respective successors and assigns.  This Agreement shall be binding upon Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Collateral Agent and the other Credit Parties and their respective successors and assigns, except that Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Loan Agreement and any such prohibited assignment or transfer by Pledgor shall be absolutely void ab initio.  This Agreement is a Loan Document.

13.7         (a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Default or Event of Default or of any default under any other agreement shall operate as a waiver of any other Default or Event of Default or of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Section 13.7(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and Pledgor with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Loan Agreement.

13.8         Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the

16

remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9         The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement, the other Loan Documents or under any other instrument or agreement creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

13.10       Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and each other Credit Party.

13.11       THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

13.12       Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Credit Party or Pledgor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

13.13       All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

13.14       Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent, for the benefit of the Credit Parties, herein and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding the foregoing, Pledgor expressly acknowledges and agrees that, notwithstanding the fact that the exercise of certain of the Collateral Agent’s and the other Credit Parties’ rights under this Agreement and the other Loan Documents may be subject to the

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Intercreditor Agreement, no action taken or not taken by the Collateral Agent or any other Credit Party in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Collateral Agent or any other Credit Party of any rights such Person has with respect to Pledgor under any Loan Document and except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the other Loan Parties, the Collateral Agent and the other Credit Parties, shall remain in full force and effect.  If and to the extent the ABL Agent is in possession or control of any ABL Priority Collateral, the ABL Agent shall be deemed for all purposes to be holding such ABL Priority Collateral as the representative of and for the benefit of the Collateral Agent, on behalf of the Credit Parties.  So long as the ABL Agent is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms hereof, any obligation of Pledgor in this Agreement that requires endorsement or delivery of any ABL Priority Collateral to, or the possession or control of any ABL Priority Collateral by, the Collateral Agent shall be deemed to be complied with and satisfied if such endorsement or delivery of such ABL Priority Collateral is made to, or such possession or control of such ABL Priority Collateral is by, the ABL Agent.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:	COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

COLLATERAL AGENT:	CC HOLDINGS AGENCY CORP.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner

Coldwater Creek HK Limited, an entity organized in Hong Kong	Coldwater Creek Sourcing Inc., an Idaho corporation	Common	N/A	N/A	100%

Schedule I to Pledge Agreement

EXHIBIT A

Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                        , 20       (this “Pledged Collateral Addendum”), is delivered pursuant to Section 4.13 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Pledge Agreement, dated as of July 9, 2012, (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), made by the undersigned to CC Holdings Agency Corp., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Pledge Agreement).  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Pledge Agreement or, if not defined therein, in the Loan Agreement (as defined in the Pledge Agreement).  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Collateral Addendum is a Loan Document.  Delivery of an executed counterpart of a signature page of this Pledged Collateral Addendum by telecopy, e-mail or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Pledged Collateral Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement of the undersigned are true, correct and complete in all material respects (except in the case of any representation and warranty qualified by materiality, then such representation and warranty shall be true and correct in all respects) as to the Pledged Collateral listed herein.

THIS PLEDGE COLLATERAL ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AGREEMENTS WITH RESPECT TO JURISDICTION, VENUE, SERVICE OF PROCESS AND JURY TRIAL WAIVER SHALL BE THE SAME AS SET FORTH IN THE SECURITY AGREEMENT AND SHALL BE GOVERNED BY THE PROVISIONS IN THE SECURITY AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Collateral Addendum to be executed and delivered as of the day and year first above written.

COLDWATER CREEK SOURCING INC.,
an Idaho corporation

By:
Name:
Title:

Exhibit A to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock or other Equity Interest of any class or any commitments to issue any shares of its capital stock or other Equity Interest of any class or any securities convertible into or exchangeable for any shares of its capital stock or other Equity Interest of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner
Coldwater Creek Sourcing Inc., an Idaho corporation (“Pledgor”)

Pledgor

Exhibit A to Pledge Agreement

CONFIDENTIAL

July 9, 2012

Coldwater Creek U.S. Inc.

Coldwater Creek The Spa Inc.

Coldwater Creek Merchandising & Logistics Inc.

One Coldwater Creek Drive

Sandpoint, Idaho 83864

Attention: Chief Financial Officer

$65 Million Senior Secured Term Loan

Monitoring Agreement Letter

Ladies and Gentlemen:

This letter agreement (this “Monitoring Agreement Letter”) is the Monitoring Agreement Letter referred to in the Term Loan Agreement of even date herewith (together with all exhibits, schedules and other attachments thereto, as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”) by and among Coldwater Creek U.S., Inc., a Delaware corporation (the “Lead Borrower”), Coldwater Creek The Spa Inc., an Idaho corporation (“Coldwater Spa”), Coldwater Creek Merchandising & Logistics Inc., a Delaware corporation (“Coldwater Merchandising”, together with the Lead Borrower and Coldwater Spa, collectively, “you” or the “Borrowers”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders”), and CC Holdings Agency Corp., a Delaware corporation, as administrative agent for itself and the Lenders and as collateral agent for itself and the Lenders.  Capitalized terms used in the text of this Monitoring Agreement Letter without definition have the meanings assigned to such terms in the Loan Agreement.

An annual monitoring fee of $250,000, which fee shall be earned by GGC Administration, L.L.C. (the “GGC Administration”) on the Closing Date and on each anniversary thereof and shall be due and payable by the Borrowers to GGC Administration, in advance, on the Closing Date and on each anniversary of the Closing Date through and including the date on which all of the Obligations are paid in full in accordance with the terms of the Loan Agreement and the Commitments and all other commitments to extend credit are terminated.

You hereby acknowledge and agree that each fee payable hereunder is fully earned and non-refundable on the date such fee is due and payable as provided above and that each such fee constitutes Obligations and is in addition to any other fees payable by the Borrowers under the Loan Agreement or any other Loan Document.

You agree that you will not disclose this Monitoring Agreement Letter or the contents hereof other than as permitted by the Loan Agreement.  This Monitoring Agreement Letter shall survive the expiration or termination of the Loan Agreement, the execution and delivery of the Loan Documents and the closing and/or funding of any or all of the Loans under the Loan Documents.  Notwithstanding anything to the contrary in any Loan Document or otherwise, this Monitoring Agreement Letter shall govern in the event of any inconsistency with the Loan Agreement or the other Loan Documents, as the case may be.

It is understood that this Monitoring Agreement Letter shall not constitute or give rise to any obligation to provide or arrange any financing, and any such obligation will arise only under the Loan Agreement if accepted in accordance with its terms.  This Monitoring Agreement Letter shall not be assignable by you without the prior written consent of GGC Administration (and any purported assignment without such consent shall be null and void).  This Monitoring Agreement Letter may not be amended or waived except by an instrument in writing signed by you and GGC Administration.

This Monitoring Agreement Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document.  Delivery of an executed signature page of this Monitoring Agreement Letter by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

The laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law) shall govern all matters arising out of, in connection with or relating to this Monitoring Agreement Letter, including, without limitation, its validity, interpretation, construction, performance and enforcement and any claims sounding in contract law or tort law arising out of the subject matter hereof.

[signature pages follow]

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Sincerely,

GGC ADMINISTRATION, L.L.C.

By:
Name:	David Dominik
Title:	Managing Member

[Signature Page to Monitoring Agreement Letter]

AGREED AND ACCEPTED:

COLDWATER CREEK U.S. INC.,
a Delaware corporation,
as Lead Borrower and as a Borrower

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation, as a Borrower

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation, as a Borrower

By:
Name:
Title:

[Signature Page to Monitoring Agreement Letter]

NOTE

$32,500,000.00	July 9, 2012

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to CC HOLDINGS OF DELAWARE, LLC - SERIES A, a Delaware limited liability company (hereinafter, with any subsequent holders, the “Lender”), at One Embarcadero Center, Suite 3900, San Francisco, CA 94111, the principal sum of THIRTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($32,500,000.00), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of any Borrower pursuant to the Term Loan Agreement dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Loan Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent, the Lender or any other Credit Party in exercising or enforcing any of such Agent’s, the Lender’s or any other Credit Party’s powers, rights, privileges, remedies, or discretions hereunder or under the other Loan Documents shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default, nor as a continuing waiver of any such Default or Event of Default.  This Note is a Loan Document.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of

Collateral) permitted by any Agent, the Lender and/or any other Credit Party with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower, any other Loan Party or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent, the Lender or any other Credit Party of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been indefeasibly paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE

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OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents, the Lender and each other Credit Party, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE LOAN AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[signature page follows]

3

IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO NOTE]

NOTE

$32,500,000.00	July 9, 2012

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to CC HOLDINGS OF DELAWARE, LLC - SERIES B, a Delaware limited liability company (hereinafter, with any subsequent holders, the “Lender”), at One Embarcadero Center, Suite 3900, San Francisco, CA 94111, the principal sum of THIRTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($32,500,000.00), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of any Borrower pursuant to the Term Loan Agreement dated as of July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among (i) COLDWATER CREEK U.S. INC., a Delaware corporation (in such capacity, the “Lead Borrower”), as agent for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers from time to time party thereto, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) CC HOLDINGS AGENCY CORP., a Delaware corporation, as Administrative Agent and Collateral Agent, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Loan Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent, the Lender or any other Credit Party in exercising or enforcing any of such Agent’s, the Lender’s or any other Credit Party’s powers, rights, privileges, remedies, or discretions hereunder or under the other Loan Documents shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default, nor as a continuing waiver of any such Default or Event of Default.  This Note is a Loan Document.

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent, the Lender and/or any other Credit Party with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower, any other Loan Party or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent, the Lender or any other Credit Party of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been indefeasibly paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

2

OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents, the Lender and each other Credit Party, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.  EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE LOAN AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[signature page follows]

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IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

COLDWATER CREEK U.S. INC.,
a Delaware corporation

By:
Name:
Title:

COLDWATER CREEK THE SPA INC.,
an Idaho corporation

By:
Name:
Title:

COLDWATER CREEK MERCHANDISING & LOGISTICS INC., a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO NOTE]

Coldwater Creek, Inc.	As of Date:
Monthly Borrowing Base Certificate
Consolidated Company	Certificate #	1

Revolver
Credit Card Receivables
Eligible Credit Card Receivables				$—
Credit Card Advance Rate				85.0%
Credit Card Receivables Availability				$—

Total AR Availability				$—

INVENTORY
Beginning Inventory				—
Add: Purchases				—
Transfers				—
Available for Sale				—
Less: Cost of Good Sold				—
Ending Inventory as of				$—
Less Ineligibles:
Shrink		Sales	—	—
Virtual Store Inventory				—
Returns			—	—
RTV				—
Ecometry Assembly				—
RTN Laundry/Mending				—
QC Waiting Response				—
Total Ineligibles				$—

Eligible Inventory				$—

Total Eligible Inventory				$—

Advance Rate (Lesser of 85.0% of NOLV and 75.0% of Cost)

Inventory Availability (Net)				$—

In-Transit Inventory				$—
Less: In-Transit greater than 45 days				—
Less: Inventory not subject to a Freight Forwarder / Carrier Agreement				—
Less: Inventory in which title has not passed to a Loan Party				—
Net Eligible In-Transit Inventory				$—
In-transit Advance Rate (Lesser of 85.0% of NOLV and 75.0% of Cost)				0.0%
In-Transit Inventory Availability (Net) (Capped at $10MM)				$—

Total Inventory Availability (Net)				$—

Gross Borrowing Base Availability				$—

Less: Availability Reserves
Gift Certificates/Cards (50%)	as of:		—	—
Money Due Customers (100%)				—
Returns Reserve			—	—
Landlord Lien (2 months rent PA, VA and WA)				—
Texas Personal Property Tax				—
Landed Cost Reserve (17.6% of eligible in-transit Inventory)				—
In-Transit short shipments (2.5% of eligible in-transit Inventory)				—
Total Availability Reserves				$—

Total Borrowing Base				$—
Total Capped Borrowing Base (Capped at $70,000,000)				$—

AVAILABILITY CALCULATION				$—

Beginning Principal Balance		as of:	1/0/1900	$—
ADD:			Prior days advance	—
ADD:			Fees charged today	—
ADD:			Legal Fees	—
ADD:			Prior day’s requested lending	—
LESS:			Prior day’s paydown	—

Ending principal balance prior to advance request				$—

ADVANCE REQUEST				$—

Ending Principal Balance				$—

ADD:			Standby Letters of Credit	—
ADD:			Commercial Letters of Credit	—

Total exposure				$—

Net Availability After Today’s Request / Paydown				$—

Excess Availability (Net Borrowing Base Less Total Exposure)				$—

Minimum Excess Availability Covenant (15% of Loan Cap)				$—

Cash on Hand				$—

Authorized Signer

Coldwater Creek U.S. Inc. (the “Lead Borrower”) represents and warrants that (a) the collateral complies in all material respects with its representations, warrants, and covenants contained in that certain Term Loan Agreement, dated July 9, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), among the Lead Borrower, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and CC Holdings Agency Corp., as Administrative Agent and Collateral Agent, and; (b) no Event of Default (as defined in the Loan Agreement) is presently in existence.  The Authorized Signer of this certificate hereby certifies that the information provided herein is complete and correct.